As filed with the Securities and Exchange Commission on November 27, 2001

                                                    Registration No. 333-58578,
                        333-58578-01, 333-58578-02, 333-58578-03, 333-58578-04,
                        333-58578-05, 333-58578-06, 333-58578-07, 333-58578-08,
                                       333-58578-09, 333-58578-10, 333-58578-11
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                             AMENDMENT NO. 2

                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          Huntsman International LLC
            (Exact Name of Registrant as Specified in its Charter)

                                ---------------

             Delaware                               2800                            87-0630358
   (State or Other Jurisdiction         (Primary Standard Industrial             (I.R.S. Employer
 of Incorporation or Organization)      Classification Code Number)           Identification Number)

          500 Huntsman Way, Salt Lake City, UT 84108, (801) 584-5700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Co-
                   Registrants' Principal Executive Offices)
                                ---------------
                             Robert B. Lence, Esq.
                                   Secretary
                          Huntsman International LLC
          500 Huntsman Way, Salt Lake City, UT 84108, (801) 584-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                                ---------------
                                   Copy to:
                            Phyllis G. Korff, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
              4 Times Square, New York, NY 10036, (212) 735-3000
                                ---------------

                           Jurisdiction      Primary Standard
Exact Name of Additional        of       Industrial Classification    I.R.S. Employer
      Registrants         Incorporation         Code Number        Identification Number
------------------------  -------------- ------------------------- ---------------------
Eurofuels LLC*..........     Delaware              2800                 91-2064641
Eurostar Industries
 LLC*...................     Delaware              2800                 87-0658223
Huntsman EA Holdings
 LLC*...................     Delaware              2800                 87-0667306
Huntsman Ethyleneamines
 Ltd.*..................      Texas                2800                 87-0668124
Huntsman International
 Financial LLC*.........     Delaware              2800                 87-0632917
Huntsman International
 Fuels, L.P.*...........      Texas                2800                 91-2073796
Huntsman Propylene Oxide
 Holdings LLC*..........     Delaware              2800                 91-2064642
Huntsman Propylene Oxide
 Ltd.*..................      Texas                2800                 91-2073797
Huntsman Texas Holdings
 LLC*...................     Delaware              2800                 87-0658222
Tioxide Americas Inc.*..  Cayman Islands           2800                 98-0015568
Tioxide Group*..........       U.K.                2800                 00-0000000

-------
 * Address and telephone of principal executive offices are the same as those of Huntsman International LLC.
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                                     Proposed Maximum Proposed Maximum    Amount of
        Title of Class of            Amount to be     Offering Price      Aggregate      Registration
   Securities to be Registered        Registered        per Note(1)   Offering Price(1)     Fee(2)
-----------------------------------------------------------------------------------------------------
10 1/8% Senior Subordinated Notes
 due 2009.......................   (Euro)250,000,000       100%       (Euro)250,000,000   $56,462.50
-----------------------------------------------------------------------------------------------------
Guarantees......................          (3)               (3)              (3)             None
-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2) Previously paid.

(3) Pursuant to Rule 457(n) under the Securities Act, no separate consideration is payable with respect to the guarantees of the new notes being registered.
                                ---------------
   The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

 Huntsman International LLC

 Exchange Offer for

 (Euro)250,000,000 10 1/8% Senior Subordinated Notes due 2009 and Consent Solicitation


--------------------------------------------------------------------------------

 This exchange offer and consent solicitation will expire at 5:00 p.m., London Time, on December 28, 2001, unless extended.


                                  -----------

 Terms of the exchange offer:

 . We will exchange all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.
 . You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.
 . The exchange of old notes will not be a taxable exchange for United States federal income tax purposes.
 . The terms of the new notes to be issued are substantially identical to the terms of the old notes, except for transfer restrictions and registration rights relating to the old notes.
 .  We will not receive any proceeds from the exchange offer.
 . There is no existing market for the new notes, and we do not intend to apply for their listing on any securities exchange other than the Luxembourg Stock Exchange.
 . We ask that holders of the old notes consent to amendments to the indenture governing the old notes, as described in this prospectus.

 See the "Description of Notes" section on page 108 for more information about the new notes to be issued in this exchange offer.


 This investment involves risks. See the section entitled "Risk Factors" that begins on page 14 for a discussion of the risks that you should consider prior to tendering your old notes for exchange.


                                  -----------

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                    Prospectus dated November 27, 2001.

                               TABLE OF CONTENTS


MARKET AND INDUSTRY DATA ................................................    i
WHERE YOU CAN FIND MORE INFORMATION......................................    i
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS...................    i
PROSPECTUS SUMMARY.......................................................    1
RISK FACTORS.............................................................   14
THE EXCHANGE OFFER.......................................................   26
THE CONSENT SOLICITATION.................................................   35
THE TRANSACTIONS.........................................................   37
USE OF PROCEEDS..........................................................   43
CAPITALIZATION...........................................................   43
UNAUDITED PRO FORMA FINANCIAL DATA.......................................   44
SELECTED HISTORICAL FINANCIAL DATA.......................................   47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................   49
BUSINESS.................................................................   65
MANAGEMENT...............................................................   92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........   98
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................   99
OTHER INDEBTEDNESS.......................................................  104
DESCRIPTION OF NOTES ....................................................  108
PLAN OF DISTRIBUTION.....................................................  156
CERTAIN U.S. FEDERAL TAX CONSEQUENCES ...................................  157
LEGAL MATTERS............................................................  157
EXPERTS..................................................................  157
GENERAL LISTING INFORMATION .............................................  158
INDEX TO FINANCIAL STATEMENTS............................................  F-1

--------
   Our principal executive offices, and the principal executive offices of the guarantors of the new notes, are located at 500 Huntsman Way, Salt Lake City, Utah 84108, and our telephone number is (801) 584-5700.

                            MARKET AND INDUSTRY DATA

   Market data used throughout this prospectus was obtained from internal company surveys and industry surveys and publications. These industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable. Results of internal company surveys contained in this prospectus, while believed to be reliable, have not been verified by any independent sources. References in this prospectus to our market position and to industry trends are based on information supplied by Chem Systems, an international consulting and research firm, and International Business Management Associates, an industry research and consulting firm. We have not independently verified such market data.

                      WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file periodic reports, registration statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy our reports, registration statements and other information we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. In addition, reports and other filings are available to the public on the SEC's web site at http://www.sec.gov.

   We have filed with the SEC, a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the new notes offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about our company and the new notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.


   If for any reason we are not subject to the reporting requirements of the Exchange Act in the future, we will still be required under the indenture governing the new notes to furnish the holders of the new notes with certain financial and reporting information. See "Description of Notes--Covenants-- Reports" for a description of the information we are required to provide.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements contained in this prospectus are forward-looking in nature. In some cases, you can identify forward-looking statements by terminology such as "believes", "expects", "may", "will", "should", or "anticipates" or the negative of such terms or other comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Some of those risks and uncertainties are discussed below under "Risk Factors". We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                               PROSPECTUS SUMMARY

   The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. This prospectus includes the basic terms of the new notes we are offering, as well as information regarding our business and detailed financial information. You should carefully read this entire document.

                               The Exchange Offer


Securities Offered........
                            (Euro)250,000,000 aggregate principal amount of new 10 1/8% Senior Subordinated Notes due 2009, all of which have been registered under the Securities Act (the "new notes"). The terms of the new notes offered in the exchange offer are substantially identical to those of the old notes, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the old notes do not apply to the new registered notes.

The Exchange Offer........  We are offering to issue registered notes in exchange for a like principal amount and like denomination of our old notes. The term "old notes", as used in this prospectus, includes
                            (Euro)250 million in aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2009, of which, pursuant to two private placements that were exempt from the registration requirements of the Securities Act, (a) (Euro)200 million in aggregate principal amount were issued on March 13, 2001 (the "March 13th Offering") and (b) (Euro)50 million in aggregate principal amount were issued on May 1, 2001 (the "May 1st Offering"). We are offering to issue these registered notes to satisfy our obligations under two separate exchange and registration rights agreements that we entered into with the initial purchasers of the old notes when we sold them in the March 13th Offering and the May 1st Offering, both of which have substantially identical terms (each a "Registration Rights Agreement"). You may tender your old notes for exchange by following the procedures described under the heading "The Exchange Offer".

Tenders; Expiration Date;

 Withdrawal...............
                            The exchange offer will expire at 5:00 p.m., London time, on December 28, 2001, unless we extend it. If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw any notes that you tender for exchange at any time prior to December 28, 2001. If we decide for any reason not to accept any notes you have tendered for exchange, those notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See "The Exchange Offer--Terms of the Exchange Offer" for a more complete description of the tender and withdrawal provisions.

Conditions to the
 Exchange Offer...........  The exchange offer is subject to customary conditions, some of which we may waive.

U.S. Federal Tax
 Consequences.............  Your exchange of old notes for new notes in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes.

Use of Proceeds...........  We will not receive any cash proceeds from the exchange offer.

Exchange Agent............  The Bank of New York

Consequences of Failure
 to Exchange..............  Old notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to register the old notes. If you do not participate in the exchange offer, the liquidity of your notes could be adversely affected.

Consequences of
 Exchanging Your Notes....  Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

                            . acquire the new notes issued in the exchange
                              offer in the ordinary course of your business;

                            . are not participating, do not intend to
                              participate, and have no arrangement or
                              understanding with anyone to participate, in the distribution of the new notes issued to you in the exchange offer; and

                            . are not an "affiliate" of our company as defined
                              in Rule 405 of the Securities Act.

                            If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

                            Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes, which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any new notes. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                            The Consent Solicitation

The Consent
 Solicitation.............  In addition to this exchange offer, we are soliciting consents from the holders of the old notes to amend the indenture relating to the old notes so that any Additional Notes (as defined in such indenture) issued pursuant to such indenture will no longer be required to be issued in minimum aggregate principal amounts of (Euro)50 million (or $50 million, in the case of U.S. dollar denominated notes) per issuance but will be permitted to be issued by our company and be authenticated and delivered in any aggregate principal amount per issuance, not to exceed (Euro)500 million, in the case of Euro denominated notes, or $500 million, without duplication, in the case of U.S. dollar denominated notes, issued under such indenture from time to time. See "The Consent Solicitation".

Consent Procedure.........  We will consider holders of the old notes who properly tender their old notes for exchange to have given consent to the amendments to the indenture described above unless a box on the letter of transmittal is checked "No".

Revocation of Consent.....
                            You may revoke your consent at any time before this exchange offer expires by following the procedures described in this prospectus under the heading "The Consent Solicitation--Revocation of Consent".

                                 The New Notes

   The terms of the new notes and those of the outstanding old notes are identical in all material respects, except:

  (1) the new notes will have been registered under the Securities Act;

  (2) the new notes will not contain transfer restrictions and registration rights that relate to the old notes; and

  (3) the new notes will not contain provisions relating to the payment of liquidated damages to be made to the holders of the old notes under circumstances related to the timing of the exchange offer.

   A brief description of the material terms of the new notes follows:

Issuer....................  Huntsman International LLC.

Notes Offered.............  (Euro)250 million aggregate principal amount of 10
                            1/8% Senior Subordinated Notes due 2009.

Maturity Date.............  July 1, 2009.

Interest Payment Dates....  January 1 and July 1 of each year, commencing July
                            1, 2001.

Guarantors................
                            The new notes will be guaranteed by some of our subsidiaries. If we cannot make payments on the new notes when they are due, then our guarantors are required to make payments on our behalf.

Optional Redemption.......  We may redeem the new notes, in whole or in part, at our option at any time on or after July 1, 2004, at the redemption prices listed in "Description of Notes--Optional Redemption".

                            In addition, on or before July 1, 2002, we may, at our option and subject to certain requirements, use the net proceeds from one or more public equity offerings to redeem up to 35% of the original aggregate principal amount of the new notes at 110.125% of their face amount, plus accrued and unpaid interest. Before July 1, 2004, we may redeem some or all of the new notes at a redemption price equal to 100% of their face amount plus a "make whole" premium. See "Description of Notes--Optional Redemption".

Sinking Fund..............  None.

Ranking of the new notes..  The new notes are general unsecured obligations of our company and our guarantors.

                            The new notes are:

                            . junior in right of payment to all of our existing
                              and future senior indebtedness;

                            . effectively junior in right of payment to all of
                              our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to all of our subsidiaries' liabilities (including payments on our senior secured credit facilities and trade payables);

                            . equal in right of payment to all of our existing
                              and future senior subordinated indebtedness; and

                            . senior in right of payment to any of our future
                              indebtedness that is expressly subordinated to the new notes.

                            As of September 30, 2001, the new notes were subordinated to $1,558 million of indebtedness of our company and our subsidiaries, which indebtedness we borrowed under our senior secured credit facilities. In addition, as of May 1, 2001, the new notes were equal in right of payment with
                            (Euro)450 million of our outstanding senior subordinated notes, which have terms substantially similar to the new notes offered in this exchange offer.


Ranking of the Guarantees.. The guarantees are:

                            . junior in right of payment to all of the existing
                              and future senior indebtedness of our guarantors;

                            . effectively junior in right of payment to all of
                              their existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

                            . equal in right of payment to all of the existing
                              and future senior subordinated indebtedness of our guarantors; and

                            . senior in right of payment to all of their future
                              indebtedness that is expressly subordinated to the guarantees.

Change of Control.........  If we go through a change of control, we must make an offer to repurchase the new notes at 101% of their face amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders upon Change of Control".

Asset Sales...............  We may have to use the net proceeds from asset sales to offer to repurchase the new notes under certain circumstances at their face amount, plus accrued and unpaid interest. See "Description of Notes--Certain Covenants--Limitation on Asset Sales".

Certain Covenants.........  The indenture governing the new notes contains certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

                            . incur more debt;

                            . pay dividends, redeem stock or make other
                              distributions;

                            . issue capital stock;

                            . make certain investments;

                            . create liens;

                            . enter into transactions with affiliates;

                            . enter into sale and leaseback transactions;

                            . merge or consolidate; and

                            . transfer or sell assets.

                            These covenants are subject to a number of important qualifications and limitations. See "Description of Notes--Certain Covenants".

Registration Covenant;
 Exchange Offer...........  We have agreed to consummate the exchange offer within 45 days after the effective date of our registration statement. In addition, we have agreed, in certain circumstances, to file a "shelf registration statement" that would allow some or all of the new notes to be offered to the public.

                            If we fail to fulfill our obligations with respect to registration of the new notes (a "registration default"), the annual interest rates on the affected notes will increase by 0.25% during the first 90-day period during which the registration default continues, and will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum increase of 1.00% over the interest rates that would otherwise apply to the new notes. As soon as we cure a registration default, the accretion rates on the affected notes will revert to their original levels.

                            Upon consummation of the exchange offer, holders of old notes will no longer have any rights under the respective Registration Rights Agreement, except to the extent that we have continuing obligations to file a shelf-registration statement.

                            For additional information concerning the above, see "Description of Notes--Form, Denomination, Book-Entry Procedures and Transfer--Registration Covenant; Exchange Offer".

Further Issuances.........  Under the indenture, we are entitled to issue additional notes (including the notes issued pursuant to the May 1st Offering) in aggregate principal amounts of not less than (Euro)50 million per issuance (or $50 million per issuance) and not to exceed (Euro)500 million in the aggregate (or $500 million in the aggregate) for such additional notes. Any issuance of additional notes will be subject to our compliance with the covenant described below under "Description of Notes-- Certain Covenants--Limitation on Incurrence of Additional Indebtedness". All notes will be substantially identical in all material respects, other than issuance dates, and will constitute the same series of notes, including for purposes of redemption and voting. After the issuance of the additional notes in the May 1st Offering, we are entitled to issue additional notes that do not exceed (Euro)450 million in the aggregate (or $450 million in the aggregate) for such subsequent additional notes.

Use of Proceeds...........
                            We will not receive any proceeds from the exchange offer. We used the net proceeds from the sale of the old notes to fund our acquisition of Albright & Wilson's European surfactants business and to reduce borrowings under the revolving facility of our senior secured credit facilities. See "Use of Proceeds".

                                  The Company

General

   We were formerly named Huntsman ICI Chemicals LLC. We are a global manufacturer and marketer of specialty and commodity chemicals through our three principal businesses: specialty chemicals, petrochemicals, and titanium dioxide. We believe that our company is characterized by low-cost operating capabilities; a high degree of technological expertise; a diversity of products, end markets and geographic regions served; significant product integration; and strong growth prospects.

  . Our global specialty chemicals business produces and markets propylene oxide, which is commonly referred to in the chemicals industry as "PO", and a complete line of polyurethane chemicals, including methylene diphenyl diisocyanate, commonly referred to in the chemicals industry as "MDI"; toluene diisocyanate, commonly referred to in the chemicals industry as "TDI"; polyols; thermoplastic polyurethane, commonly referred to in the chemicals industry as "TPU"; ethyleneamines; polyurethane systems and aniline, with an emphasis on MDI-based products; surfactants and surfactant intermediates. Our business is one of the market leaders in MDI and MDI-based polyurethane systems, TPU and ethyleneamines. Our customers use our polyurethane products in a wide variety of polyurethane applications, including automotive interiors, refrigeration and appliance insulation, construction products, footwear, furniture cushioning and adhesives. Our propylene oxide business is one of three North American producers of PO. PO is used in a variety of applications, the largest of which is the production of polyols sold into the polyurethane chemicals market. Our surfactants and surfactant intermediates are used primarily in consumer detergents, toiletries, baby shampoos and personal care products, as well as in a variety of industrial uses.


  . Our petrochemicals business produces olefins and aromatics at our integrated facilities in northern England. Olefins and aromatics are the key building blocks for the petrochemical industry and are used in plastics, synthetic fibers, packaging materials and a wide variety of other applications.

  . Our titanium dioxide business, which operates under the trade name
    "Tioxide", is one of the market leaders in the production of titanium dioxide. Titanium dioxide, which is referred to in the chemicals industry as "TiO\\2\\", is a white pigment used to impart whiteness, brightness and opacity to products such as paints, plastics, paper, printing inks, synthetic fibers and ceramics.

   Our company, a Delaware limited liability company, was formed in 1999 in connection with a transaction between our parent, Huntsman International Holdings LLC, formerly known as Huntsman ICI Holdings LLC, Huntsman Specialty Chemicals Corporation and Imperial Chemicals Industries plc, which is commonly referred to as ICI. In connection with the transaction, Huntsman International Holdings acquired, on June 30, 1999, ICI's polyurethane chemicals, selected petrochemicals and TiO\\2\\ businesses and Huntsman Specialty's PO business. Huntsman International Holdings also acquired BP Chemicals Limited's, or BP Chemicals, 20% ownership interest in the Wilton olefins facility and certain related assets. Huntsman International Holdings transferred the acquired businesses to us and to our subsidiaries. Huntsman International Holdings owns all of our membership interests. Huntsman International Holdings' membership interests are owned 60% by Huntsman Specialty, 30% by ICI and its affiliates and 10% by institutional investors.

   For the year ended December 31, 2000, we had revenues of $4.5 billion, pro forma EBITDA of $608 million and pro forma adjusted EBITDA of $624 million. For the nine months ended September 30, 2001, we had revenues of $3.6 billion, pro forma EBITDA of $371 million and pro forma adjusted EBIDTA of $378 million. For the year ended December 31, 2000, our specialty chemicals, petrochemicals and TiO\\2\\ businesses represented 47%, 31% and 22%, respectively, of revenues. For the nine months ended September 30, 2001, our specialty chemicals, petrochemicals and TiO\\2\\ businesses represented 54%, 27% and 19%, respectively, of revenues. For the definitions of pro forma EBITDA and pro forma adjusted EBITDA, please see note to our "Summary Historical and Pro Forma Financial Data".

                            Recent Developments


Lowering of Corporate Credit Rating


   On November 21, 2001, the Standard & Poor's Corporation announced that it was lowering our corporate credit rating from BB- to B+.




Inability to Make Restricted Payments


   Because of the restrictions contained in the indentures governing the outstanding high-yield notes of Huntsman International Holdings and our senior subordinated notes, including the new notes, we are presently unable to make any "restricted payments," including (i) any dividends, distributions or other payments to holders of our equity interests or (ii) payments to purchase, redeem or otherwise acquire or retire for value any of our equity interests, subject to certain exceptions contained in such indentures.


Sale of Equity Interests in Our Parent Company


   Pursuant to certain agreements between ICI, Huntsman Specialty, Huntsman International Holdings and our company, on October 30, 2001, ICI exercised its put right requiring Huntsman Specialty or its nominee to purchase ICI's 30% equity stake in Huntsman International Holdings. On November 2, 2001, ICI and Huntsman Specialty agreed to extend the timetable for the completion of ICI's put option arrangements under the agreements to allow time for completion of a new agreement. The negotiations are at an advanced stage and the parties are negotiating the remaining open issues; however, there can be no assurance that the parties will reach an agreement. The proposed new agreement would replace ICI's existing put arrangements and would provide a new arrangement for the acquisition of ICI's equity stake in Huntsman International Holdings.




   Our agreements with ICI also permit ICI to resell, subject to certain conditions, the senior subordinated reset discount notes of Huntsman International Holdings, settle certain outstanding indemnification matters under the contribution agreement and provide for the finalization of certain ancillary agreements contemplated by the contribution agreement. See "Certain Relationships and Related Transactions" and "The Transactions--Transaction Consideration--Sale of Equity Interests in Our Parent Company".


Non-Compliance with Senior Secured Credit Facilities


   As of September 30, 2001, we were not in compliance with one of the financial covenants contained in the Senior Secured Credit Facilities. As a result, we currently cannot borrow additional amounts under, or otherwise have access to, the Senior Secured Credit Facilities. Management is pursuing waivers under and amendments to the Senior Secured Credit Facilities which, among other things, would modify the financial covenants. There can be no assurance that such waivers and amendments will be obtained. Unless and until such amendments and waivers are obtained, the lenders could pursue certain remedies under the Senior Secured Credit Facilities, including (i) accelerating the debt due under the Senior Secured Credit Facilities, (ii) foreclosing on the pledge of our equity, and (iii) requiring Huntsman International Holdings to fulfill its obligations under its guarantee of our obligations under the Senior Secured Credit Facilities. As a result, we have reclassified the outstanding borrowings under the Senior Secured Credit Facilities to current portion of long-term debt.




Proposed Investment by Bain Capital and Blackstone Capital in Huntsman International Holdings


   In July 2001, Huntsman Corporation, Huntsman Specialty and Huntsman International Holdings, our parent company, entered into letter agreements with Bain Capital, L.L.C. and Blackstone Capital Partners III Merchant Banking Fund, L.P. relating to a proposed investment by Bain and Blackstone. Those letter agreements have expired. There can be no assurance that any new proposal will be made or, if so, that any transaction would be pursued or consummated. In addition, there can be no assurance as to the terms of any such transaction.

                            Management and Ownership

   Huntsman Corporation is a privately owned chemical company that is controlled by Jon M. Huntsman and members of his family. Currently, affiliates of Huntsman Corporation indirectly own 60% of our membership interests. Huntsman Corporation is a global, vertically integrated company distinguished by leading market positions, breadth of product offerings, superior operating capabilities and a track record of growth. Since 1983, Huntsman Corporation and its predecessors have successfully completed over 40 acquisitions and investments in joint ventures to build a global chemicals business. ICI currently is the indirect owner of 30% of our membership interests. The remainder of our membership interests is indirectly owned collectively by BT Capital Investors, L.P., J.P. Morgan Partners (BHCA), L.P., GS Mezzanine Partners, L.P. and GSMP (HICI), Inc. Subject to certain conditions, ICI,
GS Mezzanine Partners and GSMP have each agreed to sell their membership interests in Huntsman International Holdings to Huntsman Specialty or its designee, which may include a subsidiary of our company. See "The Transactions--Sale of Equity Interests in Our Parent Company".


   Our principal executive offices are located at 500 Huntsman Way, Salt Lake City, Utah 84108, and our telephone number is (801) 584-5700.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

   The summary financial data set forth below presents the historical financial data of our company and Huntsman Specialty, our predecessor, as of the dates and for the periods indicated. In accordance with U.S. GAAP, Huntsman Specialty is considered the acquirer of the businesses transferred to us in connection with our transactions with ICI and Huntsman Specialty and with BP Chemicals at the close of business on June 30, 1999 because the shareholders of Huntsman Specialty acquired majority control of the businesses transferred to us. The summary financial and other data as of and for the nine-month periods ended September 30, 2001 and 2000 has been derived from the unaudited financial statements of our company included elsewhere in this prospectus. The summary financial and other data as of December 31, 2000 and 1999, the year ended December 31, 2000, the six months ended December 31, 1999, the six months ended June 30, 1999, and the year ended December 31, 1998 has been derived from the audited financial statements of our company included elsewhere in this prospectus. The summary financial data as of June 30, 1999 has been derived from the unaudited financial statements of Huntsman Specialty. The summary financial data as of December 31, 1998 has been derived from audited financial statements of Huntsman Specialty.


   The summary unaudited pro forma financial data prepared by us and shown below gives effect to the offering of these notes and the sale of accounts receivable under our securitization transaction. The summary unaudited pro forma statement of operations data for the nine months ended September 30, 2001 and for the year ended December 31, 2000 give effect to the above transactions, as if they had occurred on January 1, 2000. The summary unaudited pro forma financial data do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of results that would have occurred had our transactions discussed above been consummated on the dates indicated. The pro forma and other adjustments, as described in the accompanying notes to the summary unaudited pro forma condensed balance sheet and statement of operations data, are based on available information and certain assumptions that we believe are reasonable.


   You should read the summary historical and unaudited pro forma financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Unaudited Pro Forma Financial Data", the audited and unaudited financial statements of our company and the audited and unaudited combined financial statements of the polyurethane chemicals, selected petrochemicals and TiO\\2\\ businesses of ICI, included elsewhere in this prospectus.

                                           Huntsman International                   Huntsman Specialty
                          --------------------------------------------------------  -------------------
                              Pro Forma       Nine Months Ended
                          ------------------ -------------------
                            Nine                                            Six
                           Months     Year                         Year    Months   Six Months   Year
                            Ended    Ended                        Ended    Ended      Ended     Ended
                          Sept. 30, Dec. 31, Sept. 30, Sept. 30, Dec. 31, Dec. 31,   June 30,  Dec. 31,
                            2001      2000     2001      2000      2000     1999       1999      1998
                          --------- -------- --------- --------- -------- --------  ---------- --------
                                                                                        (dollars in
                                            (dollars in millions)                        millions)
Statement of Operations
 Data:
Sales--net..............   $3,569    $4,448   $3,569    $3,346    $4,448  $ 1,997     $ 192      $339
Cost of sales...........    3,093     3,706    3,093     2,764     3,706    1,602       134       277
                           ------    ------   ------    ------    ------  -------     -----      ----
 Gross profit...........      476       742      476       582       742      395        58        62
Operating expenses......      280       331      280       250       331      198         5         8
                           ------    ------   ------    ------    ------  -------     -----      ----
 Operating income.......      196       411      196       332       411      197        53        54
Interest expense--net...      177       228      172       165       222      104        18        40
Loss on sale of
 receivables............        7        16        7       --          2      --        --        --
Other expense (income)..       (4)        3       (4)        2         3       (7)      --         (1)
                           ------    ------   ------    ------    ------  -------     -----      ----
Income before income tax
 and minority interest..       16       164       21       165       184      100        35        15
Income tax expense......      (47)       30      (47)       22        30       18        13         6
Minority interest.......        2         3        2         2         3        1       --        --
                           ------    ------   ------    ------    ------  -------     -----      ----
Income from continuing
 operations.............   $   61    $  131   $   66    $  141    $  151  $    81     $  22      $  9
                           ======    ======   ======    ======    ======  =======     =====      ====
Other Data:
Depreciation and
 amortization...........   $  178    $  216   $  178    $  160    $  216  $   105     $  16      $ 31
EBITDA(1)...............      371       608      371       490       622      309        69        86
Net cash provided by
 operating activities...                         188       196       412      256        40        46
Net cash used in
 investing activities...                        (405)     (274)     (356)  (2,519)       (4)      (10)
Net cash provided by
 (used in) financing
 activities.............                         216        54      (131)   2,402       (34)      (43)
Capital expenditures....                         199       125       205      132         4        10
Ratio of earnings to
 fixed charges(2).......     1.1x      1.7x     1.1x      2.0x      1.8x     1.9x      2.9x      1.4x
Balance Sheet Data (at
 period end)
Working capital(3)......                      $  324    $  457    $  274  $   370     $  28      $ 28
Total assets............                       4,995     4,775     4,815    4,818       578       578
Long-term debt(4).......                       2,577     2,505     2,350    2,505       396       428
Total liabilities(5)....                       3,847     3,694     3,686    3,714       528       547
Stockholders' and
 members' equity........                       1,148     1,081     1,129    1,104        50        31

--------
(1) EBITDA is defined as earnings from continuing operations before interest expense, depreciation and amortization, and taxes. EBITDA is included in this prospectus because it is a basis on which we assess our financial performance and debt service capabilities, and because certain covenants in our borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by GAAP or as a measure of a company's profitability or liquidity. We understand that while EBITDA is frequently used by security analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

  The following other adjustments to pro forma EBITDA do not qualify as pro forma adjustments under the SEC's rules (principally Article 11 of Regulation S-X).


                                                        Pro Forma
                                                       Nine Months   Pro Forma
                                                          Ended      Year Ended
                                                      September 30, December 31,
                                                          2001          2000
                                                      ------------- ------------
                                                            (In millions)
   EBITDA:
    Specialty chemicals..............................     $235          $333
    Petrochemicals...................................       25            82
    Tioxide..........................................      111           207
                                                          ----          ----
    Total............................................      371           622
    Pro forma loss on sale of receivables............      --            (14)
                                                          ----          ----
   Pro forma EBITDA..................................      371           608
    Loss on sale of receivables......................        7            16
                                                          ----          ----
   Pro forma adjusted EBITDA.........................     $378          $624
                                                          ====          ====


(2) The ratio of earnings to fixed charges has been calculated by dividing (A) the sum of income before taxes plus fixed charges by (B) fixed charges. Fixed charges are equal to interest expense (including amortization of deferred financing costs), plus the portion of rent expense estimated to represent interest.

(3) Working capital represents total current assets, less total current liabilities, excluding cash and the current maturities of long-term debt.

(4) Long-term debt includes the current portion of long-term debt.

(5) Total liabilities includes minority interests and mandatorily redeemable preferred stock of $72 million at December 31, 1998.

                                  RISK FACTORS

   You should carefully consider the risks described below in addition to all other information provided to you in this prospectus before deciding whether to participate in this exchange offer. The risk factors set forth below, other than those that discuss the consequences of failing to exchange your old notes in the exchange offer, are generally applicable to both the old notes and the new notes issued in the exchange offer.

Terrorist attacks, such as the attacks in New York and Washington, D.C., on September 11, 2001, and other attacks or acts of war may adversely affect the markets in which we operate, our operations and our profitability.


   On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. These attacks have caused major instability in the U.S. and other financial markets. Leaders of the U.S. government have announced their intention to actively pursue those behind the attacks and to possibly initiate broader action against global terrorism. The attacks and any response may lead to armed hostilities or to further acts of terrorism in the United States or elsewhere, and such developments would likely cause further instability in financial markets. In addition, armed hostilities and further acts of terrorism may directly impact our physical facilities and operations, which are located in North America, Central America, South America, Europe, Africa, Australia, Asia and the Middle East, or those of our clients. Furthermore, the recent terrorist attacks and future developments may result in reduced demand from our clients for our products or may negatively impact our clients' ability to outsource. These developments will subject our worldwide operations to increased risks and, depending on their magnitude, could have a material adverse effect on our business and your investment.


You may have difficulty selling the old notes that you do not exchange.

   If you do not exchange your old notes for the new notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your old notes. Those transfer restrictions are described in the indenture governing the new notes and in the legend contained on the old notes, and arose because we originally issued the old notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

   In general, you may offer or sell your old notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old notes under the Securities Act.

   If a large number of old notes are exchanged for notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged notes. In addition, if you do not exchange your old notes in the exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.

   See "The Exchange Offer--Consequences of Failure to Exchange Old Notes" for a discussion of the possible consequences of failing to exchange your old notes.

If our subsidiaries do not make sufficient distributions to us, then we will not be able to make payment on our debt, including the new notes.

   The new notes are the exclusive obligations of our company and the guarantors of the new notes and not of any of our other subsidiaries. Because a significant portion of our operations are conducted by our subsidiaries, our cash flow and our ability to service indebtedness, including our ability to pay the interest on and principal of the new notes at maturity, are dependent to a large extent upon cash dividends and distributions or other transfers from our subsidiaries. In addition, we must first repay amounts due on our senior indebtedness prior to making payments on the new notes. Any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate, and any restrictions imposed by the current and future debt instruments of our subsidiaries. Our senior secured credit facilities prohibit, and the indenture governing the new notes and our outstanding senior subordinated notes restricts, these types of payments by our subsidiaries. In addition, payments to us by our subsidiaries are contingent upon our subsidiaries' earnings.

   Our subsidiaries are separate and distinct legal entities and, except for the guarantors of the new notes, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the new notes or to make any funds available therefore, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, the new notes. Any right that we have to receive any assets of any of our subsidiaries that are not guarantors upon the liquidation or reorganization of any such subsidiary, and the consequent right of holders of notes to realize proceeds from the sale of their assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and holders of debt issued by that subsidiary. In addition, the guarantees of the new notes are subordinated to all indebtedness of each guarantor that is either senior or secured.

We have substantial debt in addition to the new notes that we may be unable to service and that restricts our activities, which could adversely affect our ability to meet our obligations under the new notes.

   We have incurred substantial debt in connection with our transactions with ICI and Huntsman Specialty and with BP Chemicals. As of September 30, 2001, we had total outstanding indebtedness of $2,577 million (including the current portion of long-term debt) and a debt to total capitalization ratio of approximately 69%. We require substantial capital to finance our operations and continued growth, and we may incur substantial additional debt from time to time for a variety of purposes, including acquiring additional businesses. However, the indentures governing the new notes and our outstanding senior subordinated notes and our senior secured credit facilities all contain restrictive covenants. Among other things, these covenants limit or prohibit our ability to incur more debt; make prepayments of other debt in whole or in part; pay dividends, redeem stock or make other distributions; issue capital stock; make investments; create liens; enter into transactions with affiliates; enter into sale and leaseback transactions; and merge or consolidate and transfer or sell assets. Also, if we undergo a change of control, the indentures governing the new notes and our outstanding senior subordinated notes may require us to make an offer to purchase the new notes. Under these circumstances, we may also be required to repay indebtedness under our senior secured credit facilities prior to the new notes. In this event, we may not have the financial resources necessary to purchase the new notes, which would result in an event of default. See "Description of Notes".


   The degree to which we have outstanding debt could have important consequences for our business, including:

  . 48% of our pro forma EBITDA (as previously defined) for the nine months ended September 30, 2001 was applied towards payment of pro forma interest on our debt, which reduced funds available for other purposes, including our operations and future business opportunities;

  . our ability to obtain additional financing may be constrained due to our existing level of debt;

  . a high degree of debt will make us more vulnerable to a downturn in our business or the economy in general; and

  . part of our debt is, and any future debt may be, subject to variable interest rates, which might make us vulnerable to increases in interest rates.

   We began making scheduled interest payments on our outstanding senior subordinated notes on January 1, 2000, and scheduled payments of principal and interest on our senior secured credit facilities on June 30, 2000. Our ability to make scheduled payments of principal and interest on, or to refinance, our debt depends on our future financial performance, which, to a certain extent, is subject to economic, competitive, regulatory and other factors beyond our control. We cannot guarantee that we will have sufficient cash from our operations or other sources to service our debt (including the new notes). If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or seek to obtain additional equity capital or restructure or refinance our debt. We cannot guarantee that such alternative measures would be successful or would permit us to meet our scheduled debt service obligations. In the absence of operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service obligations. We cannot guarantee our ability to consummate any asset sales or that any proceeds from an asset sale would be sufficient to meet the obligations then due.

   If we are unable to generate sufficient cash flow and we are unable to obtain the funds required to meet payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness, including those under our senior secured credit facilities and the indentures governing the new notes and our outstanding senior subordinated notes, we could be in default under the terms of those agreements. In the event of a default by us, a holder of the indebtedness could elect to declare all of the funds borrowed under those agreements to be due and payable together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder and we could be forced into bankruptcy or liquidation. Any default under the agreements governing our indebtedness could have a material adverse effect on our ability to pay principal and interest on the new notes and on the market value of the new notes.

We are not in compliance with one of the financial covenants contained in the Senior Secured Credit Facilities, and are pursuing waivers under and amendments to the Senior Secured Credit Facilities. If we are unable to obtain the necessary waivers and amendments, our lenders could pursue certain remedies under the Senior Secured Credit Facilities.


   We are not in compliance with one of the financial covenants contained in the Senior Secured Credit Facilities. As a result, we currently cannot borrow additional amounts under, or otherwise have access to, the Senior Secured Credit Facilities. We are pursuing waivers under and amendments to the Senior Secured Credit Facilities which, among other things, would modify the financial covenants. There can be no assurance that such waivers and amendments will be obtained. Unless and until such waivers and amendments are obtained, our lenders could pursue certain remedies under the Senior Secured Credit Facilities, including:


  . accelerating the debt thereunder, which will constitute an "event of default" under our outstanding senior subordinated notes and the new notes which could in turn result in an acceleration of the obligations by the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes;


  . foreclosing on Huntsman International Holdings' pledge of our equity, which would constitute a "change of control" under the indentures governing our outstanding senior subordinated notes and the new notes. If a "change of control" occurs, each holder of such notes will have the right (the "change of control put right") to require us to purchase all the notes held by such holder at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, as of the date of purchase. Under such circumstances, there can be no assurance that we would have sufficient funds to purchase our outstanding senior subordinated notes and the new notes; and


  . requiring Huntsman International Holdings to fulfill its obligations under its guarantee.


Certain events affecting Huntsman Corporation could also trigger a "change of control" under the indentures governing our outstanding senior subordinated notes and the new notes and under the Senior Secured Credit Facilities.


   A "change of control" could also be triggered by certain events affecting Huntsman Corporation. Huntsman Corporation currently has outstanding borrowings under certain senior secured credit facilities (the "HC Credit Facilities"). As collateral for its obligations under the HC Credit Facilities, Huntsman Corporation has pledged its 80.1% equity ownership interest in Huntsman Specialty Chemicals Holdings Corp. to its lenders. Huntsman Specialty Chemicals Holdings owns 100% of Huntsman Specialty Chemicals, which directly owns 60% of the membership interests of Huntsman International Holdings.


   Huntsman Corporation is not in compliance with certain financial covenants contained in the HC Credit Facilities and is seeking an agreement from its lenders that would provide for waivers, amendments and forbearance with respect to the HC Credit Facilities (the "Amendment Agreement"). Unless and until an Amendment Agreement is obtained, or until the lenders' rights are stayed, Huntsman Corporation's lenders could pursue certain remedies under the HC Credit Facilities, including accelerating the debt due under the HC Credit Facilities.


   A foreclosure on the Huntsman Specialty Chemicals Holdings stock pledged by Huntsman Corporation to its lenders would constitute a "change of control" under the indentures governing our outstanding senior subordinated notes and the new notes and under the Senior Secured Credit Facilities. The occurrence of such "change of control" would (i) entitle each holder of our outstanding senior subordinated notes and the new notes to exercise its change of control put right and (ii) be an event of default under the Senior Secured Credit Facilities which could result in an acceleration of the debt thereunder by the lenders. Our outstanding senior subordinated notes are and the new notes will be subordinated in right of payment to all of our existing and future senior debt, including the Senior Secured Credit Facilities. Therefore, our obligations to the lenders under the Senior Secured Credit Facilities would have to be fully satisfied before we can satisfy any change of control put right of, or make any payment to, the holders of our outstanding senior subordinated notes and the new notes. Under such circumstances, there can be no assurance that we would have sufficient funds to purchase our outstanding senior subordinated notes and the new notes.


   Huntsman Specialty Chemicals Holdings, Huntsman Specialty Chemicals, Huntsman International Holdings and our company have not guaranteed or provided any other credit support to the obligations of Huntsman Corporation under the HC Credit Facilities or under Huntsman Corporation's outstanding high-yield notes (the "HC Notes"). Neither any events of default under the HC Credit Facilities or the HC Notes nor the exercise of any remedy by the lenders thereunder will cause any cross-defaults or cross-accelerations under (i) the outstanding high-yield notes of Huntsman International Holdings, (ii) the indentures governing our outstanding senior subordinated notes and the new notes or (iii) the Senior Secured Credit Facilities, except insofar as foreclosure on the stock of Huntsman Specialty Chemicals Holdings would constitute a "change of control" as described in the preceding paragraph.








   See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".


The significant price volatility for many of our raw materials has resulted in increased costs, which we may be unable to recover.

   The prices for a large portion of our raw materials are cyclical. Recently, prices for oil and natural gas, two key raw materials, have risen to historically high levels. While we attempt to match raw material price increases with corresponding product price increases, we are not able to immediately raise product prices and, ultimately, our ability to pass on increases in the cost of raw materials to our customers is greatly dependent upon market conditions. Currently, we have not been able to recover completely increases in the cost of raw materials. If raw material prices continue to increase, we may not be able to implement a corresponding increase in the prices for our products. Therefore, continued high raw material prices or increases in raw material prices may have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our ability to repay our debt may be adversely affected if our joint venture partners do not perform their obligations or we have disagreements with them.

   We conduct a substantial amount of our operations through our joint ventures. Our ability to meet our debt service obligations depends, in part, upon the operation of our joint ventures. If any of our joint venture partners fails to observe its commitments, that joint venture may not be able to operate according to its business plans or we may be required to increase our level of commitment to give effect to those plans. In general, joint venture arrangements may be affected by relations between the joint venture partners. Differences in views among the partners may, for example, result in delayed decisions or in failure to agree on significant matters. Such circumstances may have an adverse effect on the business and operations of the joint ventures, adversely affecting the business and operations of our company. If we cannot agree with our joint venture partners on significant issues, we may experience a material adverse effect on our business, financial condition, results of operations or cash flows.

Because the new notes are subordinated to senior debt, our assets will first be used to repay our senior debt and may not be sufficient to repay the new notes.

   The new notes are general unsecured obligations and are subordinated in right of payment to the prior payment of all our current and future senior debt. As of September 30, 2001, we had total senior indebtedness of $1.6 billion. The effect of this subordination is that if we were to undergo a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets would be available to pay our obligations on the new notes only after all senior debt is paid. We cannot guarantee that there will be sufficient assets remaining to pay amounts due on all or any of the new notes. Our senior debt under our senior secured credit facilities is secured by liens on substantially all our U.S. assets, including the stock of certain of our subsidiaries. The new notes are unsecured and therefore do not have the benefit of this collateral. Accordingly, if an event of default occurs under our senior secured credit facilities, the lenders under our senior secured credit facilities will have a right to our assets and may foreclose upon the collateral. In that case, our assets would first be used to repay in full amounts outstanding under our senior secured credit facilities and may not be available to repay the new notes.

If we are unable to integrate successfully the businesses that we acquire, then our ability to make payments on the new notes may be impaired.

   We have recently acquired new businesses, such as Dow's ethyleneamines business, Rohm and Haas' TPU business and Albright & Wilson's European surfactants business. We expect to acquire additional businesses in the future. As you evaluate our prospects, you should consider the risks we will encounter during our process of integrating these acquired businesses and during the continued integration of our businesses following the June 30, 1999 transaction, including:

  . our potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economies of scale or other value;

  . diversion of our management's attention from business concerns;

  . difficulties in increasing production at acquired sites and coordinating management of operations at the acquired sites;

  . delays in implementing consolidation plans;

  . unanticipated legal liabilities; and

  . loss of key employees of acquired operations.

   The full benefit of the businesses that we acquire generally requires the integration of administrative functions and the implementation of appropriate operations, financial and management systems and controls. If we are unable to integrate our various businesses effectively, our business, financial condition, results of operations and cash flows may suffer.

   Part of our business strategy is to expand through strategic acquisitions. We cannot be certain that we will be able to identify suitable acquisition candidates, negotiate acquisitions on terms acceptable to us or obtain the necessary financing to complete any acquisition. In addition, the negotiation and consummation of any acquisition and the integration of any acquired business may divert our management from our day to day operations, which could have an adverse effect on our business.

Demand for some of our products is cyclical and we may experience prolonged depressed market conditions for our products, which may adversely affect our ability to make payments on the new notes.

   A substantial portion of our revenue is attributable to sales of products, including most of the products of our petrochemicals business, the prices of which have been historically cyclical and sensitive to relative changes in supply and demand, the availability and price of feedstocks and general economic conditions. Historically, the markets for some of our products, including most of the products of our petrochemicals business, have experienced alternating periods of tight supply, causing prices and profit margins to increase, followed by periods of capacity additions, resulting in oversupply and declining prices and profit margins. Currently, several of our markets are experiencing periods of oversupply, and the pricing of our products in these markets is depressed. We cannot guarantee that future growth in demand for these products will be sufficient to alleviate any existing or future conditions of excess industry capacity or that such conditions will not be sustained or further aggravated by anticipated or unanticipated capacity additions or other events. See "--The industries in which we compete are highly competitive and we may not be able to compete effectively with our competitors that are larger and have greater resources", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-- Competition".

Pending or future litigation or legislative initiatives related to MTBE may subject us to products or environmental liability or materially adversely affect our sales.

   The presence of methyl tertiary butyl ether, which is commonly referred to in the chemicals industry as "MTBE", in groundwater in some regions of California and other states (primarily due to gasoline leaking from underground storage tanks) and in surface water (primarily from recreational water craft) has led to public concern about MTBE's potential to contaminate drinking and other water supplies. Heightened public awareness regarding this issue has resulted in several state, federal and foreign initiatives and proposed legislation to rescind the oxygenate requirements for reformulated gasoline, or to restrict or prohibit the use of MTBE in particular. For example, California has sought to ban MTBE use commencing in 2003. Ongoing debate regarding this issue is continuing at all levels of government. More recently, Denmark has proposed to the EU that a directive be issued, taking effect in 2005, allowing individual EU countries to ban the use of MTBE. Currently, no other EU member states have joined Denmark's proposal. Independent of its EU proposal, Denmark has entered into a voluntary agreement with refiners that will significantly reduce the sale of MTBE in Denmark. The agreement calls for refiners to cease using MTBE in 92- and 95-octane gasoline by May 1, 2002; however, MTBE will still be an additive in a limited amount of 98-octane gasoline sold in 100 selected service stations in the country.


   Any phase-out of or prohibition against the use of MTBE could result in a significant reduction in demand for our MTBE. In that event, we may be required to make significant capital expenditures to modify our PO production process to make alternative co-products other than MTBE. In addition, we could incur a material loss in revenues or material costs or expenditures in the event of a widespread decrease or cessation of use of MTBE.

   Furthermore, we cannot give any assurance that we will not be named in litigation by citizens groups, municipalities or others relating to the environmental effects of MTBE, or that such litigation will not have a material adverse effect on our business, financial condition, results of operations or cash flows.

   For additional information on recent developments concerning MTBE, see "Business--Specialty Chemicals--MTBE Developments".

The industries in which we compete are highly competitive and we may not be able to compete effectively with our competitors that are larger and have greater resources.

   The industries in which we operate are highly competitive. Among our competitors are some of the world's largest chemical companies and major integrated petroleum companies that have their own raw material resources. Some of these companies may be able to produce products more economically than we can. In addition, many of our competitors are larger and have greater financial resources, which may enable them to invest significant capital into their businesses, including expenditures for research and development. If any of our current or future competitors develop proprietary technology that enables them to produce products at a significantly lower cost, our technology could be rendered uneconomical or obsolete. Moreover, certain of our businesses use technology that is widely available. Accordingly, barriers to entry, apart from capital availability, are low in certain product segments of our business, and the entrance of new competitors into the industry may reduce our ability to capture improving profit margins in circumstances where capacity utilization in the industry is increasing. Further, petroleum-rich countries have become more significant participants in the petrochemical industry and may expand this role significantly in the future. Any of these developments would have a significant impact on our ability to enjoy higher profit margins during periods of increased demand. See "--Demand for some of our products is cyclical and we may experience prolonged depressed market conditions for our products, which may adversely affect our ability to make payments on the new notes".

If our key suppliers are unable to provide the raw materials necessary in our production, then we may not be able to obtain raw materials from other sources on favorable terms, if at all.

   As of September 30, 2001, approximately 33% of our raw materials purchased were from our four key suppliers. If any of these suppliers is unable to meet its obligations under present supply agreements, we may be forced to pay higher prices to obtain the necessary raw materials and we may not be able to increase prices for our finished products. In addition, if some of the raw materials that we use become unavailable within the geographic area from which we now source our raw materials, then we may not be able to obtain suitable and cost effective substitutes. Any interruption of supply or any price increase of raw materials could have a material adverse effect on our business, financial condition, results of operations or cash flows.


If we are unable to maintain our relationships with Huntsman Corporation and ICI, then we may not be able to replace on favorable terms our contracts with them or the services and facilities that they provide, if at all.

   We have entered and will continue to enter into certain agreements, including service, supply and purchase contracts with Huntsman Corporation, ICI and their respective affiliates. If


Huntsman Corporation, ICI or any of their respective affiliates fail to perform their obligations under any of these agreements, or if any of these agreements terminate or we are otherwise unable to obtain the benefits thereunder for any reason, including as a result of a financial restructuring at Huntsman Corporation, there could be a material adverse effect on our business, financial condition, results of operations or cash flows if we are unable to obtain similar service, supply or purchase contracts on the same terms from third parties. For example, we have only one operating facility for our production of PO, which is located in Port Neches, Texas. The facility is dependent on Huntsman Petrochemical Corporation's existing infrastructure and its adjacent facilities for certain utilities, raw materials, product distribution systems and safety systems. In addition, we depend upon employees of Huntsman Petrochemical Corporation, a subsidiary of Huntsman Corporation, to operate our Port Neches facility. We purchase all of the propylene used in the production of PO through Huntsman Petrochemical Corporation's pipeline, which is the only existing propylene pipeline connected to our PO facility. If we were required to obtain propylene from another source, we would need to make a substantial investment in an alternative pipeline. This could have a material adverse effect on our business, financial condition, results of operations or cash flows. See "Certain Relationships and Related Transactions".



We are subject to many environmental and safety regulations that may result in unanticipated costs or liabilities.

   We are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the use or cleanup of hazardous substances and wastes. We may incur substantial costs, including fines, damages and criminal or civil sanctions, or experience interruptions in our operations for actual or alleged violations or compliance requirements arising under environmental laws, including with respect to any facilities acquired in connection with our pending or future acquisitions. Our operations could result in violations under environmental laws, including spills or other releases of hazardous substances to the environment. In the event of a catastrophic incident, we could incur material costs as a result of addressing and implementing measures to prevent such incidents. We know of two current environmental proceedings that may result in penalties over $100,000. With respect to one of these proceedings, we do not believe that this matter will be material to us. The other matter involves a spill at our North Tees facility that was discovered on March 27, 2001. The U.K. Environmental Agency issued an enforcement notice with respect to this spill on March 30, 2001, following an investigation into an alleged leak of a mixture consisting of approximately 60% benzene into the River Tees, allegedly following a dewatering procedure at our North Tees site. The requirements of that notice were complied with, to the satisfaction of the U.K. Environmental Agency, by the end of May 2001. We have contained the spill and are continuing remediating it through reclamation of the material. We are currently in discussion with the U.K. Environmental Agency about how much additional remediation will be necessary. The U.K. Environmental Agency is also continuing to investigate the incident; a decision by the U.K. Environmental Agency as to whether to prosecute or not is likely to be made early next year. If the U.K. Environmental Agency finds us legally responsible, we could face legal action and possible penalties. Although we can give you no assurances, based on currently available information and our understanding of similar investigations and penalties in the past, we do not believe that, if such action was initiated and we are ultimately found to be legally responsible, the probable penalties would be material to our financial position and results of operations. Because this matter is in the initial stages of investigation by the U.K. Environmental Agency, we cannot assure you that it will not have a material effect on us. Given the nature of our business, violations of environmental laws may result in restrictions imposed on our operating activities, substantial fines, penalties, damages or other costs, any of which could have a material adverse effect on our business, financial condition, results of operations or cash flows. See "Business--Environmental Regulations".


   In addition, we could incur significant expenditures in order to comply with existing or future environmental laws. Capital expenditures and, to a lesser extent, costs and operating expenses relating to environmental matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation and enforcement of specific standards which impose requirements on our operations. Therefore, we cannot assure you that capital expenditures beyond those currently anticipated will not be required under environmental laws. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

   Furthermore, we may be liable for the costs of investigating and cleaning up environmental contamination on or from our properties or at off-site locations where we disposed of or arranged for the disposal or treatment of hazardous wastes. Based on available information and the indemnification rights that we possess, we believe that the costs to investigate and remediate known contamination will not have a material adverse effect on our business, financial condition, results of operations or cash flows; however, if such indemnities do not fully cover the costs of investigation and remediation or we are required to contribute to such costs, and if such costs are material, then such expenditures may have a material adverse effect on our business, financial condition, results of operations or cash flows. See "Business--Environmental Regulations".

Huntsman Corporation and ICI may have conflicts of interest with us, and these conflicts could adversely affect our business.

   For so long as Huntsman Corporation and ICI retain their ownership interests in our company, conflicts of interest could arise with respect to transactions involving business dealings between us and them, potential acquisitions of businesses or properties, the issuance of additional securities, the payment of dividends by us and other matters. See "Description of Notes--Certain Covenants--Limitations on Transactions with Affiliates". In addition, most of our executive officers currently serve as executive officers and directors of various Huntsman companies or of ICI and its affiliates. Any such conflicts of interest could result in decisions that adversely affect our business. See "The Transactions--Sale of Equity Interests in Our Parent Company", "Management" and "Certain Relationships and Related Transactions" for more detailed descriptions of the relationships between our company and our subsidiaries, Huntsman Corporation and its affiliates, and ICI and its affiliates, and among the management of these companies.

Our business may be adversely affected by international operations and fluctuations in currency exchange rates.

   We conduct a significant portion of our business outside the United States. Our operations outside the United States are subject to risks normally associated with international operations. These risks include the need to convert currencies which we may receive for our products into currencies required to pay our debt, or into currencies in which we purchase raw materials or pay for services, which could result in a gain or loss depending on fluctuations in exchange rates. Other risks of international operations include trade barriers, tariffs, exchange controls, national and regional labor strikes, social and political risks, general economic risks, required compliance with a variety of foreign laws, including tax laws and the difficulty of enforcing agreements and collecting receivables through foreign legal systems.

Our business is dependent on our intellectual property. If our patents are declared invalid or our trade secrets become known to our competitors, our ability to compete may be adversely affected.

   Proprietary protection of our processes, apparatuses, and other technology is important to our business. Consequently, we rely on judicial enforcement for protection of our patents. While a presumption of validity exists with respect to patents issued to us in the United States, there can be no assurance that any of our patents will not be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, if any pending patent application filed by us does not result in an issued patent, or if patents are issued to us, but such patents do not provide meaningful protection of our intellectual property, then the use of any such intellectual property by our competitors could have a material adverse effect on our business, financial condition, results of operations or cash flows.

   We also rely upon unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position. While it is our policy to enter into confidentiality agreements with our employees and third parties to protect our intellectual property, these confidentiality agreements may be breached, may not provide meaningful protection for our trade secrets or proprietary know-how, or adequate remedies may not be available in the event of an unauthorized use or disclosure of such trade secrets and know-how. In addition, others could obtain knowledge of such trade secrets through independent development or other access by legal means. The failure of our patents or confidentiality agreements to protect our processes, apparatuses, technology, trade secrets or proprietary know-how could have a material adverse effect on our business, financial condition, results of operations or cash flows.

There is no established market for the new notes and you may find it difficult to sell your new notes.

   Although we intend to file an application to list the new notes on the Luxembourg Stock Exchange, there is no established trading market for the new notes. The initial purchasers have advised us that they intend to make a market in the new notes, but they are not obligated to do so and may discontinue market-making activities any time. Accordingly, we cannot give any assurance as to:

  . the likelihood that an active market for the new notes will develop,

  . the liquidity of any such market,

  . the ability of holders to sell their notes, or

  . the prices that holders may obtain for their notes upon any sale.

   Future trading prices for the new notes will depend on many factors, including our operating results, the market for similar securities and interest rates. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot guarantee that the market for the new notes will not be subject to similar disruptions or that any such disruptions will not have an adverse effect on the value or marketability of the new notes.

The new notes and the guarantees may be void, avoided or subordinated under laws governing fraudulent transfers, insolvency and financial assistance.

   We have incurred substantial debt, including debt under our senior secured credit facilities and our outstanding senior subordinated notes. Various fraudulent conveyance laws enacted for the protection of creditors may apply to our issuance of the new notes and the guarantors' issuance of the guarantees. To the extent that a court were to find that:

     (1) the new notes were issued or a guarantee was incurred with actual intent to hinder, delay or defraud any present or future creditor; or

     (2) we or a guarantor did not receive fair consideration or reasonably equivalent value for issuing the new notes or guarantees;

   and that we or a guarantor

         (A) were insolvent,

         (B) were rendered insolvent by reason of the issuance of the new notes or a guarantee,

         (C) were engaged or about to engage in a business or transaction for which our remaining assets or those of a guarantor constituted unreasonably small capital to carry on our business, or

         (D) intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured,

then the court could avoid the new notes or the guarantee or subordinate the new notes or the guarantee in favor of our or the guarantor's other creditors. Furthermore, to the extent that the new notes or a guarantee were avoided as a fraudulent conveyance or held unenforceable for any other reason:

  . claims of holders of the new notes against us or a guarantor would be adversely affected,

  . the new notes would be effectively subordinated to all obligations of our other creditors or the creditors of the guarantor, and

  . the other creditors would be entitled to be paid in full before any payment could be made on the new notes.

   If insolvency proceedings are commenced by or against Tioxide Group, our English subsidiary that is a guarantor of the new notes, the presiding court may apply English insolvency laws. Under English insolvency laws, the liquidator or administrator of Tioxide Group may, among other things, apply to the court to rescind the guarantee if:

  . Tioxide Group received consideration of significantly less value than the benefit of its guarantee provides to us,

  . Tioxide Group was insolvent at the time of, or immediately after, entering into the guarantee, and

  . Tioxide Group enters into a formal insolvency process before the second anniversary of the issuance of the new notes.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

   When we sold the old notes, we entered into the Registration Rights Agreements with the initial purchasers of those notes. Under each of the Registration Rights Agreements, we agreed to file the registration statement of which this prospectus forms a part regarding the exchange of the old notes for notes which are registered under the Securities Act. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC, and to conduct this exchange offer for at least 30 days after the registration statement is declared effective. We will use our best efforts to keep this registration statement effective until the exchange offer is completed. Each of the Registration Rights Agreements provides that we will be required to pay liquidated damages to the holders of the old notes if:

  . the registration statement is not declared effective by November 5, 2001; or

  . the exchange offer has not been consummated within 45 days after the effective date of the registration statement.

   The registration statement in respect of the exchange offer relating to the notes issued in the March 13th Offering was filed with the SEC on April 4, 2001. Amendment No.1 to this registration statement was filed with the SEC on July 17, 2001 in respect of, among other things, the exchange offer relating to the notes issued in the May 1st Offering. However, the Registration Rights Agreement in respect of the notes issued in the March 13th Offering requires such registration statement to be declared effective by November 5, 2001. Therefore, from November 5, 2001 until the day on which this registration statement is declared effective, in addition to the base interest rate of 10 1/8% per annum, liquidated damages are payable to the holders of the old notes issued in the March 13th Offering and have accrued on a daily basis at a rate per annum equal to 0.25%, which amounts to approximately $31,944 expected to be paid on January 1, 2002.


   A copy of each of the Registration Rights Agreements is filed as an exhibit to the registration statement to which this prospectus is a part.

Terms of the Exchange Offer

   This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange old notes that are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., London time, on December 28, 2001, or such later date and time to which we, in our sole discretion, extend the exchange offer. The exchange offer, however, will be in effect no longer than 45 days from the date of this prospectus.


   The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes, except that:

  .  the new notes will have been registered under the Securities Act;

  . the new notes will not bear the restrictive legends restricting their transfer under the Securities Act; and

  . the new notes will not contain the registration rights and liquidated damages provisions contained in the old notes.

   Notes tendered in the exchange offer must be in denominations of the principal amount of (Euro)1,000 and any integral multiple thereof.

   We expressly reserve the right, in our sole discretion:

  .  to extend the expiration date;

  .  to delay accepting any old notes;

  . if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any notes for exchange; and

  .  to amend the exchange offer in any manner.

   We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., London time, on the next business day after the previously scheduled expiration date.

   During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

How to Tender Old Notes for Exchange

   When the holder of old notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of old notes who wishes to tender notes for exchange must, on or prior to the expiration date:

     (1) transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Bank of New York (the "exchange agent") at the address set forth below under the heading "--The Exchange Agent"; or

     (2) if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "--The Exchange Agent".

   In addition, either:

     (1) the exchange agent must receive the certificates for the old notes and the letter of transmittal; or

     (2) the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream") according to the procedure for book-entry described below, along with the letter of transmittal or an agent's message.

   The term "agent's message" means a message, transmitted to Euroclear or Clearstream and received by the exchange agent and forming a part of a book-entry transfer (a "book-entry confirmation"), which states that Euroclear or Clearstream has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

   The method of delivery of the old notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to us.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

     (1) by a holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     (2) for the account of an eligible institution.

   An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

   If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

   We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

     (1) reject any and all tenders of any old note improperly tendered;

     (2) refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

     (3) waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

   Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of us incur any liability for failure to give such notification.

   If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the letter of transmittal, the tendered notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

   If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any old notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

   By tendering, each holder will represent to us that, among other things, that the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer. If any holder or any such other person is an "affiliate", as defined under Rule 405 of the Securities Act, of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired in the exchange offer, such holder or any such other person:

     (1) may not rely on the applicable interpretations of the staff of the SEC; and

     (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer who acquired its old notes as a result of market-making activities or other trading activities and thereafter receives new notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes registered under the Securities Act. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "--Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

   For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the old notes, from March 13, 2001. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under each of the Registration Rights Agreements, we may be required to make additional payments in the form of liquidated damages to the holders of the old notes under circumstances relating to the timing of the exchange offer.

   In all cases, we will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

     (1) certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at Euroclear or Clearstream, as applicable;

     (2) a properly completed and duly executed letter of transmittal or an agent's message; and

     (3) all other required documents.

   If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at Euroclear or Clearstream, such non-exchanged old notes will be credited to an account maintained with Euroclear or Clearstream, as applicable, as promptly as practicable after the expiration or termination of the exchange offer.

Book Entry Transfers

   The exchange agent will make a request to establish an account at Euroclear or Clearstream with respect to old notes for purposes of the exchange offer within two (2) business days after the date of this prospectus. Any financial institution that is a participant in Euroclear's or Clearstream's systems must make book-entry delivery of old notes by causing Euroclear or Clearstream to transfer those old notes into the exchange agent's account at Euroclear or Clearstream in accordance with Euroclear's or Clearstream's procedures for transfer. Such participant should transmit its acceptance to Euroclear or Clearstream on or prior to the expiration date. Euroclear or Clearstream will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at Euroclear or Clearstream and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that Euroclear or Clearstream has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of new notes may be effected through book-entry transfer at Euroclear or Clearstream, as applicable. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "--The Exchange Agent" on or prior to the expiration date.

Withdrawal Rights

   You may withdraw tenders of your old notes at any time prior to 5:00 p.m., London time, on the expiration date.

   For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "--The Exchange Agent". Any such notice of withdrawal must:

     (1) specify the name of the person having tendered the old notes to be withdrawn;

     (2) identify the old notes to be withdrawn, including the principal amount of such old notes; and

     (3) where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

   If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but are not exchanged for any reason will be returned to the holder without cost to such holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at Euroclear or Clearstream, such old notes will be credited to an account maintained with Euroclear or Clearstream for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Properly withdrawn old notes may be re-tendered by following one of the procedures described under "--How to Tender Old Notes for Exchange" above at anytime on or prior to 5:00 p.m., London time, on the expiration date.

Conditions to the Exchange Offer

   We are not required to accept for exchange, or to issue new notes in the exchange offer for any old notes. We may terminate or amend the exchange offer, if at any time before the acceptance of such old notes for exchange:

     (1) any federal law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

     (2) any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

     (3) there shall occur a change in the current interpretation by the staff of the SEC which permits the new notes issued in the exchange offer in exchange for the old notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such new notes issued in the exchange offer;

     (4) there has occurred any general suspension of or general limitation on prices for, or trading in, securities on any national exchange or in the over-the-counter market;

     (5) any governmental agency creates limits that adversely affect our ability to complete the exchange offer;

     (6) there shall occur any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer;

     (7) there shall have occurred a change (or a development involving a prospective change) in our and our subsidiaries' businesses, properties, assets, liabilities, financial condition, operations, results of operations taken as a whole, that is or may be adverse to us; or

     (8) we shall have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes.

   The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three (3) business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

   The Bank of New York has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                               Main Delivery To:
                              The Bank of New York

            By registered mail, hand delivery or overnight courier:

                              The Bank of New York




                               One Canada Square


                                  London


                                  E14 5AL


                              United Kingdom

                              Attn: Julie McCarthy

                             For information, call:

                          011 44 207 964-6582 or

                              011 44 207 964-6513

                           By facsimile transmission:
                        (for eligible institutions only)

                             011 44 207 964-6369 or
                              011 44 207 964-7294

                             Confirm by Telephone:

                              011 44 207 964-6513

   Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

   We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

   The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $300,000.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with the tender of your old notes in the exchange offer. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then you must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequences of Failing to Exchange Old Notes

   Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor our company is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

   Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering circular dated March 6, 2001, relating to the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the untendered old notes under the Securities Act or under any state securities laws.

   Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under either of the Registration Rights Agreements, except under limited circumstances.

   Holders of the new notes and any old notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Old Notes

   Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     (1) the new notes are acquired in the ordinary course of such holder's business; and

     (2) such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the new notes.

   However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

   Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

     (1) it is not an affiliate of ours;

     (2) it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no arrangement or understanding to participate in a distribution of the new notes;

     (3) it is acquiring the new notes in the ordinary course of its business; and

     (4) it is not acting on behalf of a person who could not make representations (1)-(3).

   Each broker-dealer that receives new notes in the exchange offer for its own account in exchange for old notes:

 . must acknowledge that it acquired such old notes as a result of market-making or other trading activities; and

 . must acknowledge that it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the notes issued in the exchange offer.

   Furthermore, any broker-dealer that acquired any of its outstanding notes directly from our company:

 . may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1983); and

 . must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

   See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

   In addition, to comply with state securities laws of certain jurisdictions, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in both Registration Rights Agreements that, prior to any public offering of transfer restricted securities, we will register or qualify the transfer restricted securities for offer or sale under the securities laws of any jurisdiction requested by a holder. Unless a holder requests, we currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available. "Transfer restricted securities" means each old note until:

     (1) the date on which such old note has been exchanged by a person other than a broker-dealer for a new note;

     (2) following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which the new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

     (3) the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with each of the Registration Rights Agreements; or

     (4) the date on which such old note is distributed to the public in a transaction under Rule 144 of the Securities Act.

                            THE CONSENT SOLICITATION

Purpose of the Consent Solicitation

   Concurrently with the exchange offer, we are soliciting consents from you to amend the indenture governing the old notes so that any Additional Notes issued pursuant to such indenture will no longer be required to be issued in minimum aggregate principal amounts of (Euro)50 million (or $50 million, in the case of U.S. dollar denominated notes) per issuance but will be permitted to be issued by our company and be authenticated and delivered in any aggregate principal amount per issuance, not to exceed (Euro)500 million, in the case of Euro denominated notes, or $500 million, without duplication, in the case of U.S. dollar denominated notes, issued under such indenture from time to time.

Consent Procedure

   Holders of the old notes who tender their old notes for exchange pursuant to the exchange offer will be deemed to have consented to the proposed amendments to the indenture unless the appropriate box voting "No" is checked on the letter of transmittal.

Proposed Amendments

   Set forth below are the proposed amendments to the indenture in the form that will be adopted in the first supplemental indenture to the indenture. Once the proposed amendments become operative, each holder of an old note or a new note will be bound by the proposed amendments regardless of whether such holder consented to the proposed amendments. A copy of the first supplemental indenture containing the proposed amendments is an exhibit to the registration statement of which this prospectus forms a part.

   Additional Notes (Amendment to Section 1.01 (Definition--Additional Notes)). Set forth below is the definition of "Additional Notes" contained in Section
1.01 of the indenture as amended and restated by the proposed amendments. The amended definition has been marked to show changes from the existing definition in the indenture.

     "Additional Notes" means [[delete]not less than EU50 million (or $50 million, in the case of Dollar Notes) per issuance in aggregate principal amount of] Notes (other than the Initial Notes and other than Exchange Notes issued pursuant to an exchange offer for such Additional Notes under this Indenture or issuances under Section 2.07 or 2.16) not to exceed EU500[[delete]700] million, in the case of Euro Notes (or $500[[delete]700] million, without duplication, in the case of Dollar Notes) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02, 2.18 and
  4.12 hereof.

  Section 2.18 (Amendment to Section 2.18--Issuance of Additional Notes). Set forth below is "Section 2.18--Issuance of Additional Notes" as amended and restated by the proposed amendments. The amended definition has been marked to show changes from the existing definition in the indenture.

     The Company shall be entitled to issue Additional Notes under this Indenture, which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, currency denomination (in the case of Dollar Notes), amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and, terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by
  Section 4.12; provided, further, that the aggregate principal value of Notes issued under this Indenture shall not exceed the greater of EU700 million or $700 million except as provided in Sections 2.07 and 2.08, such aggregate principal amount to be calculated by the Company at a rate of EU1.00 per US$0.932535 [[delete]and provided, further, that no Additional Notes may be authenticated and delivered in an aggregate principal amount of less than EU50 million, in the case of Euro Notes (or $50 million, without duplication, in the case of Dollar Notes) per issuance]. The Initial Notes, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture in accordance with Section 2.02.

     With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Managers (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

      (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

      (2) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

      (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, each as set forth in the Exhibits hereto.

   We will make no separate payment for consents delivered in the consent solicitation.

Revocation of Consent

   You may revoke your consent at any time prior to 5:00 p.m., London time, on the expiration date. If you do not revoke your consent before the exchange offer expires, your consent is irrevocable.

   For a revocation of consent to be effective, you must send a written notice of revocation of consent to the exchange agent at one of the addresses set forth under "The Exchange Offer --The Exchange Agent". Any such notice of revocation of consent must specify the name of the person having given consent. You need not withdraw tenders of your old notes to revoke your consent to the proposed amendments to the indenture. You may again consent to the proposed amendments to the indenture after you have properly revoked your consent by providing written notice of consent to the exchange agent at one of the addresses referenced above at any time on or prior to 5:00 p.m., London time, on the expiration date.

   We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties.

                                THE TRANSACTIONS

Summary

   At the close of business on June 30, 1999, we acquired assets and stock representing ICI's polyurethane chemicals, selected petrochemicals (including ICI's 80% interest in the Wilton olefins facility) and TiO\\2\\ businesses and Huntsman Specialty Chemicals Corporation's PO business. In addition, at the close of business on June 30, 1999, we also acquired the remaining 20% ownership interest in the Wilton olefins facility from BP Chemicals Limited.

   On November 2, 2000, we, Huntsman International Holdings, and our affiliate, Huntsman Specialty, entered into additional agreements with ICI, under which, subject to certain conditions, ICI has an option to transfer, and Huntsman Specialty or its permitted designated buyer has a right to buy, ICI's membership interests in our company. These agreements with ICI also permit the resale by ICI, subject to certain conditions, of the senior subordinated reset discount notes of Huntsman International Holdings, settle certain outstanding indemnification matters under the contribution agreement, provide for the finalization of certain ancillary agreements contemplated by the contribution agreement and establish new contractual terms with respect to ICI's obligation to transfer to us its interests in Nippon Polyurethane.

   The chart below shows our current company structure, together with membership interest ownership:

 [CHART SHOWING CURRENT STRUCTURE AND MEMBERSHIP INTEREST OWNERSHIP OF HUNTSMAN
                        CORPORATION AND ITS AFFILIATES]

Transaction Consideration

Initial Transaction Consideration

   In connection with its transfer of its business to us, Huntsman Specialty:

  . retained a 60% membership interest in our parent, Huntsman International
    Holdings LLC, and

  . received approximately $360 million in cash.

   In connection with its transfer of its businesses to us, ICI received:

  . a 30% membership interest in Huntsman International Holdings,

  . approximately $2 billion in cash that was paid in a combination of U.S.
    dollars and euros, and

  . $945 million aggregate principal amount at maturity of senior discount notes of Huntsman International Holdings with $242.7 million of accreted value at issuance.

   In connection with this transfer, ICI also acquired, in exchange for cash, $604.6 million aggregate principal amount at maturity of the senior subordinated reset discount notes of Huntsman International Holdings with $265.3 million of accreted value at issuance.

   The obligations of the senior discount notes and the senior subordinated reset discount notes of Huntsman International Holdings are non-recourse to us.

   In exchange for $90 million in cash, BT Capital Investors, L.P., J.P. Morgan Partners (BHCA), L.P. and The Goldman Sachs Group, Inc. received the remaining 10% membership interests in Huntsman International Holdings. Subsequent to June 30, 1999, The Goldman Sachs Group transferred its interests to several of its affiliates.

             Sources
             -------
Senior secured credit
 facilities...................... $ 1,683
Senior subordinated notes of
 Huntsman International (in U.S.
 dollars as adjusted at June 30,
 1999)...........................     807
Cash equity(c)...................      90
Cash advanced to Huntsman
 International Holdings by ICI...     508
                                  -------
  Total sources.................. $ 3,088
                                  =======

                                        Uses
                                        ----
                                 (in millions)
                         Cash to ICI....................... $2,021
                         Cash to BP Chemicals..............    117
                         Cash to Huntsman Specialty(a).....    360
                         Issuance of senior and
                          subordinated discount notes(b)...    508
                         Cash distributions to members.....     10
                         Transaction fees and expenses.....     72
                                                            ------
                           Total uses...................... $3,088
                                                            ======

--------
(a) Used for the repayment of Huntsman Specialty debt and the acquisition of Huntsman Specialty preferred stock.
(b) Represented the aggregate accreted value at issuance of the senior discount notes of Huntsman International Holdings, which have $945 million aggregate principal amount at maturity and had $242.7 million of accreted value at issuance, and the senior subordinated reset discount notes of Huntsman International Holdings, which have $604.6 million aggregate principal amount at maturity (based on the initial 8% accretion rate of the notes without reset) and had $265.3 million of accreted value at issuance.
(c) Represented $90 million cash contribution for 10% of our membership interests. This implied a $900 million common equity value for our company at June 30, 1999.

   Approximately $1,773 million in cash paid in connection with the purchase price was funded by:

     (1) the $90 million in cash received from BT Capital Investors, J.P. Morgan Partners (BHCA), L.P. and The Goldman Sachs Group and

     (2) funds that we borrowed under our senior secured credit agreement, which provides an aggregate of $2.07 billion of senior secured credit facilities. Our obligations under the senior secured credit facilities are supported by guarantees of Huntsman International Holdings, our domestic subsidiaries and of Tioxide Group and Tioxide Americas Inc. Payments of the notes are effectively subordinated in right of payment to our obligations under our senior secured credit facilities. See "Other Indebtedness-- Description of Credit Facilities" for a more detailed description of our senior secured credit facilities.

   We received approximately $807 million in proceeds from our offering in June 1999 of $600 million and (Euro)200 million of 10 1/8% Senior Subordinated Notes, which proceeds were applied towards the purchase price of the Huntsman Specialty and ICI businesses. The new notes have substantially the same terms as our outstanding senior subordinated notes. We pay interest on our outstanding senior subordinated notes semi-annually at a rate of 10 1/8% per annum; our outstanding senior subordinated notes mature on July 1, 2009. These outstanding notes are guaranteed by Huntsman International Financial LLC, Tioxide Group and Tioxide Americas Inc., all of which will also guarantee the new notes offered hereby. See "Other Indebtedness--Description of Our Outstanding Senior Subordinated Notes" for a more detailed description of our outstanding notes.

   Approximately $508 million of the purchase price was paid in the form of the discount notes issued by Huntsman International Holdings to ICI. Huntsman International Holdings issued discount notes to ICI in two classes, senior discount notes with $242.7 million of accreted value at issuance and senior subordinated reset discount notes with $265.3 million of accreted value at issuance, neither of which require cash interest payments. The senior discount notes accrete interest at a rate of 13.375%. The senior subordinated reset discount notes accrete interest at a rate of 8% until September 30, 2004 and will be reset to a new rate after that date. The covenants in the indentures governing the discount notes are not more restrictive on us than the covenants contained in the indenture governing the new notes. Both the senior and the senior subordinated discount notes mature on December 31, 2009.

   With the consent of Huntsman International Holdings, ICI has resold the senior discount notes of Huntsman International Holdings and Huntsman International Holdings has fulfilled its obligations to register those notes. Under our November 2000 agreements with ICI, ICI is currently entitled to require Huntsman International Holdings to assist ICI in the resale of the senior subordinated reset discount notes of Huntsman International Holdings.

Sale of Equity Interests in Our Parent Company

   On November 2, 2000, ICI entered into agreements with Huntsman Specialty, Huntsman International Holdings and our company, under which ICI has an option to transfer to Huntsman Specialty or its permitted designated buyers, and Huntsman Specialty or its permitted designated buyers have a right to buy, the membership interests in Huntsman International Holdings, our parent company, that are indirectly held by ICI. Pursuant to such agreements, on October 30, 2001, ICI exercised its put right requiring Huntsman Specialty or its nominee to purchase ICI's 30% equity stake in Huntsman International Holdings. On November 2, 2001, ICI and Huntsman Specialty agreed to extend the timetable for the completion of ICI's put option arrangements under the agreements to allow time for completion of a new agreement. The negotiations are at an advanced stage and the parties are negotiating the remaining open issues; however, there can be no assurance that the parties will reach an agreement. The proposed new agreement would replace ICI's existing put arrangements and would provide a new arrangement for the acquisition of ICI's equity stake in Huntsman International Holdings. See "--Description of Put and Call Options".

   ICI has further agreed with us on new contractual terms with respect to ICI's obligation to transfer its interests in Nippon Polyurethane Industry Co. Ltd. See "--Adjustments to Consideration". Huntsman International Holdings and ICI have also agreed to settle certain indemnification matters in relation to ICI and Huntsman International Holdings has agreed to pay a portion of the costs of an offering by ICI of the senior subordinated reset discount notes of Huntsman International Holdings held by ICI. See "--Warranties and Indemnification". Furthermore, ICI and our company agreed to finalize other ancillary agreements contemplated by the contribution agreement and to enter into additional agreements in order to resolve other issues outstanding since our transaction with ICI in 1999. See "Certain Relationships and Related Transactions".

Amendment of Indenture Governing Huntsman International Holdings' Notes

   Pursuant to our November 2000 agreements with ICI, Huntsman International Holdings and ICI amended and restated the indenture governing the terms of the senior subordinated reset discount notes issued by Huntsman International Holdings. The amendments, among other changes, delayed the date on which the accretion rate of those notes will be reset until September 30, 2004 and extended the period during which Huntsman International Holdings can redeem those notes at the then accreted value until June 30, 2004; the notes will not then be redeemable until the reset date and will thereafter be redeemable at a declining premium to accreted value. However, if the closing of the purchase of the membership interests in Huntsman International Holdings pursuant to the put option does not take place on or before the final date contemplated under the option agreement, then Huntsman International Holdings has agreed, subject to satisfaction of certain conditions, including the receipt of necessary consents and determinations from third parties, to further amend the terms of the senior subordinated reset discount notes and the indenture governing those notes so as to return the indenture and the senior subordinated reset discount notes to their form prior to the amendment and restatement, which primarily will have the effect of (1) moving forward the date on which the reset of the accretion rate will occur, (2) changing the method by which the reset accretion rate is determined, and (3) shortening the period during which Huntsman International Holdings may optionally redeem the senior subordinated reset discount notes.

Adjustments to Consideration

   ICI was not in a position to transfer its interests in Nippon Polyurethane Industry Co. Ltd. and Arabian Polyol Company Limited to us at the closing of the transaction contemplated by the contribution agreement. Under the terms of the contribution agreement under which we acquired ICI's and Huntsman Specialty's businesses, we did not receive a purchase price adjustment with respect to those retained joint venture interests. Instead, ICI has agreed to hold the retained joint venture interests for our benefit and to pay to us any dividends received from the joint ventures, and we agreed to indemnify ICI for any losses relating to any such retained joint venture interest from the closing until such time as such interests are transferred to us or we receive a refund with respect to such interests. ICI is required to pay us an amount equal to the higher of $3 million and the fair market value as of the closing of our transaction with ICI of the Arabian Polyol joint venture interest if either (1) any of the other joint venture partners exercise a right of first refusal to acquire that joint venture interest or (2) on or before June 30, 2001, ICI has not obtained all consents necessary to transfer that interest to us. In addition, and pursuant to the contribution agreement as modified by our November 2000 agreements with ICI, ICI has agreed to pay us $31 million in respect of the
Nippon Polyurethane joint venture interest because ICI determined that it would not be able to obtain all consents necessary to transfer that interest to us on or before March 31, 2001. We do not believe the failure by ICI to transfer these interests will have a material adverse impact on our results of operations or cash flows.

Warranties and Indemnification

   In connection with our transaction with Huntsman Specialty and ICI in 1999, both ICI and Huntsman Specialty gave standard warranties to Huntsman International Holdings in connection with the businesses being transferred, including warranties relating to environmental liabilities and potential environmental liabilities; existence of, or breaches in connection with, any material contracts; and tax matters. Under our November 2000 agreements with ICI, we also agreed with ICI that the approximately (Pounds)10 million of payments that they had made with respect to our indemnity claims in relation to emissions from the Greatham site prior to the acquisition constituted final settlement of that claim. We also waived any rights that we may have with respect to certain notices of claim that we had previously filed with ICI, which waived notices we do not believe met the threshold requirements for recovery under the contribution agreement or were material in meeting such threshold.

Description of Put and Call Options

   Under our November 2000 agreements with ICI, ICI has an option to transfer to Huntsman Specialty or its permitted designated buyers, and Huntsman Specialty or its permitted designated buyers have a right to buy, the membership interests in Huntsman International Holdings, our parent company, that are indirectly held by ICI. ICI exercised its put option on October 30, 2001. On November 2, 2001, ICI and Huntsman Specialty agreed to extend the timetable for the completion of ICI's put option arrangements under the agreements to allow time for completion of a new agreement. The negotiations are at an advanced stage and the parties are negotiating the remaining open issues; however, there can be no assurance that the parties will reach an agreement. The proposed new agreement would replace ICI's existing put arrangements and would provide a new arrangement for the acquisition of ICI's equity stake in Huntsman International Holdings. Huntsman Specialty may select a buyer approved by ICI and the other holders of our membership interests to purchase all or a portion of the membership interests. Pre-approved buyers include Jon M. Huntsman and members of his family; entities at least 80% owned either by Huntsman Corporation, members of the Huntsman family, Kerry Packer (a minority interest holder of Huntsman Petrochemical Corporation), members of the Packer family; a subsidiary of Huntsman International Holdings or any affiliate of a financial institution, provided that such financial institution cannot own more than 14.99% of the outstanding membership interests of Huntsman International Holdings. If Huntsman Specialty selects Huntsman International Holdings or any of its subsidiaries to be a buyer of ICI's membership interests, our agreement with ICI provides that any portion of the purchase price payable by Huntsman International Holdings and its subsidiaries in excess of $70 million must come from funds contributed to Huntsman International Holdings or any of its subsidiaries immediately prior to the closing of the purchase of ICI's membership interests. The parties' obligations to complete any such sale will be subject to receipt of regulatory approval and necessary third party consents. As part of the original agreement with ICI relating to the creation of our company, ICI agreed not to engage, for a period of two years following ICI's sale of its interests in our company, in any business in which our company would at that time be engaged. Pursuant to the November 2000 agreements, the duration of this non-competition obligation of ICI in favor of our company will be extended to three years following the completion of the sale by ICI of its interests in our company (note, however, that this non-competition obligation of ICI does not apply to the ethyleneamines business acquired from Dow in February 2001 or to the European surfactants operations acquired from Albright & Wilson in March 2001).





   Under the terms of an agreement between Huntsman Specialty and BT Capital Investors, L.P., J.P. Morgan Partners (BHCA), L.P., GS Mezzanine Partners, L.P. and GSMP(HICI), Inc., each of these institutional investors has the right to require Huntsman Specialty to purchase their respective membership interests in Huntsman International Holdings contemporaneously with any exercise of the Huntsman Specialty and ICI put and call arrangements, except as described below. In addition, each such institutional investor has the right to require Huntsman Specialty to purchase its membership interest in Huntsman International Holdings at any time after June 30, 2004. Each such institutional investor also has an option to require Huntsman Specialty to purchase its membership interest in Huntsman International Holdings following the occurrence of a change of control of Huntsman International Holdings or Huntsman Corporation. Huntsman Specialty has the option to purchase all outstanding membership interests owned by the institutional investors at any time after June 30, 2006. The exercise price for each of these put and call options will be the value of our business as agreed between Huntsman Specialty and the institutional investors or as determined by a third party at the time of the exercise of the put or call option. If Huntsman Specialty, having used commercially reasonable efforts, does not purchase such membership interests, the selling institutional investor will have the right to require Huntsman International Holdings to register such membership interests for resale under the Securities Act.

   In addition, and in the event that ICI completes the transfer of its membership interests in Huntsman International Holdings pursuant to our November 2000 transaction with ICI, GS Mezzanine Partners, L.P. and GSMP(HICI), Inc., who collectively own a 1.1% membership interest in Huntsman International Holdings, have agreed to transfer those interests to Huntsman Specialty or its designee in exchange for approximately $13.5 million plus interest from November 30, 2000 until the completion of such sale.

                                USE OF PROCEEDS

   We will not receive any proceeds from the exchange offer. The net proceeds from the sale of the old notes to the initial purchasers was approximately
(Euro)255 million, which includes approximately (Euro)5 million of interest accrued prior to the issue date of the old notes paid by the initial purchasers. We used the net proceeds from the March 13th Offering and the May 1st Offering to fund our acquisition of Albright & Wilson's European surfactants business and to reduce borrowings under the revolving loan facility of our senior credit facilities.

                                 CAPITALIZATION

   The following table sets forth the capitalization of our company as of September 30, 2001. The information set forth below is unaudited and should be read in conjunction with "Unaudited Pro Forma Financial Data" and audited and unaudited financial statements of Huntsman International and the related notes included elsewhere in this prospectus. Except as set forth in the table below, there has been no material change in the capital of our company since September 30, 2001.



                                                                       As of
                                                                   September 30,
                                                                       2001
                                                                   -------------
Cash..............................................................    $   43
                                                                      ======
Long-term debt:
  Senior secured credit facilities................................    $1,540
  Senior subordinated notes.......................................     1,019
  Other long-term debt............................................        18
                                                                      ------
Total long-term debt..............................................     2,577
Equity(a).........................................................     1,148
                                                                      ------
Total capitalization..............................................    $3,725
                                                                      ======

--------





(a) At September 30, 2001, our total authorized membership interests consisted of 1,000 units, all of which were issued and outstanding.

                              UNAUDITED PRO FORMA
                                 FINANCIAL DATA

   The unaudited pro forma condensed statement of operations data for the year ended December 31, 2000 and the nine months ended September 30, 2001 gives effect to the issuance of (Euro)250 million in senior subordinated notes and the securitization of certain receivables on December 21, 2000 as if they had occurred on January 1, 2000. The unaudited pro forma financial data does not purport to be indicative of the combined results of operations of future periods or indicative of results that would have occurred had our transactions referred to above been consummated on the dates indicated. The pro forma and other adjustments, as described in the accompanying notes to the unaudited pro forma condensed statements of operations, are based on available information and certain assumptions that management believes are reasonable. You should read the unaudited pro forma financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited financial statements included elsewhere in this prospectus.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000
                                 (in millions)


                                                                   Pro Forma
                                         Huntsman     Pro Forma    Huntsman
                                       International Adjustments International
                                       ------------- ----------- -------------
Sales--net............................    $4,448                    $4,448
Cost of sales.........................     3,706                     3,706
                                          ------                    ------
Gross profit..........................       742                       742
Operating expenses....................       331                       331
                                          ------                    ------
Operating income......................       411                       411
Interest expense--net.................       222        $  6(a)        228
Loss on sale of receivables...........         2          14(b)         16
Other (income) expense................         3          --             3
                                          ------        ----        ------
Income (loss) before income tax.......       184         (20)          164
Income tax expense ...................        30          --            30
Minority interest.....................         3          --             3
                                          ------        ----        ------
Income (loss) from continuing
 operations...........................    $  151        $(20)       $  131
                                          ======        ====        ======
Other Data:
  Depreciation and amortization.......    $  216                    $  216


             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                 (in millions)


                                                                   Pro Forma
                                         Huntsman     Pro Forma    Huntsman
                                       International Adjustments International
                                       ------------- ----------- -------------
Sales--net............................    $3,569                    $3,569
Cost of sales.........................     3,093                     3,093
                                          ------                    ------
Gross profit..........................       476                       476
Operating expenses....................       280                       280
                                          ------                    ------
Operating income......................       196                       196
Interest expense--net.................       172         $ 5(a)        177
Loss on sale of receivables...........         7                         7
Other (income) expense................        (4)         --            (4)
                                          ------         ---        ------
Income (loss) before income tax.......        21          (5)           16
Income tax expense ...................       (47)         --           (47)
Minority interest.....................         2          --             2
                                          ------         ---        ------
Income (loss) from continuing
 operations...........................    $   66         $(5)       $   61
                                          ======         ===        ======
Other Data:
  Depreciation and amortization.......    $  178                    $  178

--------
(a) Reflects the sum of the following:


                                               Year Ended      Nine Months
                                              December 31, Ended September 30,
                                                  2000            2001
                                              ------------ -------------------
                                                       (in millions)
   Interest on the new notes.................     $ 23            $  5
   Reduction in interest expense due to
    reduction of debt from proceeds of the
    securitization of receivables............      (17)            --
                                                  ----            ----
                                                  $  6            $  5
                                                  ====            ====



(b) Reflects the loss on the securitization of receivables.

                       SELECTED HISTORICAL FINANCIAL DATA

   The selected financial data set forth below presents the historical financial data of our company, Huntsman Specialty, our predecessor, and the predecessor of Huntsman Specialty, as of the dates and for the periods indicated. Effective March 1, 1997, Huntsman Specialty purchased from Texaco Chemical, Inc. its PO business. The selected financial data as of and for the nine-month periods ended September 30, 2001 and 2000 has been derived from the unaudited financial statements of our company included elsewhere in this prospectus. The selected financial data as of December 31, 2000 and 1999, the year ended December 31, 2000, the six months ended December 31, 1999, the six months ended June 30, 1999, and the year ended December 31, 1998, has been derived from the audited financial statements of our company included elsewhere in this prospectus. The selected financial data as of June 30, 1999 has been derived from the unaudited financial statements of Huntsman Specialty. The selected financial data as of December 31, 1998, 1997 and 1996 and for the ten months ended December 31, 1997, for the two months ended February 28, 1997, and the year ended December 31, 1996, has been derived from audited financial statements. You should read the selected financial data in conjunction with "Unaudited Pro Forma Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited historical financial statements, and the accompanying notes included elsewhere in this prospectus.



                                Huntsman International            Huntsman Specialty(1)       Predecessor(1)
                         ------------------------------------- ---------------------------- -------------------
                           Nine      Nine               Six                          Ten
                          Months    Months     Year    Months  Six Months   Year    Months  Two Months   Year
                           Ended     Ended    Ended    Ended     Ended     Ended    Ended     Ended     Ended
                         Sept. 30, Sept. 30, Dec. 31, Dec. 31,  June 30,  Dec. 31, Dec. 31,  Feb. 28,  Dec. 31,
                           2001      2000      2000     1999      1999      1998     1997      1997      1996
                         --------- --------- -------- -------- ---------- -------- -------- ---------- --------
                                                                                                (dollars in
                                 (dollars in millions)            (dollars in millions)          millions)
Statement of Income
 Data:
Sales--net..............  $3,569    $3,346    $4,448   $1,997     $192      $339    $ 348      $61       $405
Cost of sales...........   3,093     2,764     3,706    1,602      134       277      300       65        377
                          ------    ------    ------   ------     ----      ----    -----      ---       ----
Gross profit (loss).....     476       582       742      395       58        62       48       (4)        28
Operating expenses......     280       250       331      198        5         8        8        2         19
                          ------    ------    ------   ------     ----      ----    -----      ---       ----
Operating income
 (loss).................     196       332       411      197       53        54       40       (6)         9
Interest expense--net...     172       165       222      104       18        40       35       --        --
Loss on securitization
 of receivables.........       7       --          2      --       --        --       --        --        --
Other expense (income)
 .......................      (4)        2         3       (7)     --         (1)     --        --        (10)
                          ------    ------    ------   ------     ----      ----    -----      ---       ----
Income (loss) before
 income tax.............      21       165       184      100       35        15        5       (6)        19
Income tax expense
 (benefit)..............     (47)       22        30       18       13         6        2       (2)         7
Minority interest.......       2         2         3        1      --        --       --        --        --
                          ------    ------    ------   ------     ----      ----    -----      ---       ----
Income (loss) from
 continuing operations
 before accounting
 changes................      66       141       151       81       22         9        3       (4)        12
Cumulative effect of
 accounting change......      (1)      --        --       --       --        --       --       --         --
                          ------    ------    ------   ------     ----      ----    -----      ---       ----
Net income (loss).......  $   65    $  141    $  151   $   81     $ 22      $  9    $   3      $(4)      $ 12
                          ======    ======    ======   ======     ====      ====    =====      ===       ====
Other Data:
Depreciation and
 amortization...........  $  178    $  160    $  216   $  105     $ 16      $ 31    $  26      $ 1       $--
EBITDA(2)...............     371       490       622      309       69        86       66        1         49
Net cash provided by
 (used in) operating
 activities.............     188       196       412      256       40        46       37       (5)        48
Net cash used in
 investing activities...    (405)     (274)     (356)  (2,519)      (4)      (10)    (510)      (1)        (1)
Net cash provided by
 (used in) financing
 activities.............     216        54      (131)   2,402      (34)      (43)     483        6        (47)
Capital expenditures....     199       125       205      132        4        10        2        1          1
Ratio of earnings to
 fixed charges(3).......    1.1x      2.0x      1.8x     1.9x     2.9x      1.4x     1.1x       --       2.7x
Balance Sheet Data (at
 period end):
Working capital(4)......  $  324    $  457    $  274   $  370     $ 28      $ 28    $  40                $ 39
Total assets............   4,995     4,775     4,815    4,818      578       578      594                 292
Long-term debt(5).......   2,577     2,505     2,350    2,505      396       428      464                 --
Total liabilities(6)....   3,847     3,694     3,686    3,714      528       547      569                 287
Stockholders' and
 members' equity........   1,148     1,081     1,129    1,104       50        31       25                   5

--------
(1) Prior to March 1, 1997, Texaco Chemical leased substantially all of the plant and equipment of the PO business under an operating lease agreement. Also, Texaco Chemical received interest income on net intercompany advances prior to the acquisition by Huntsman Specialty. Historical rental expense for two months ended February 28, 1997 and the year ended December 31, 1996 was $6 million and $34 million, respectively. Depreciation and amortization is net of $0 million and $6 million of amortization of deferred income and suspense credits related to the lease for the two months ended February 28, 1997 and the year ended December 31, 1996. Interest income (expense) on net intercompany advances was $4 million for the year ended December 31, 1996. No interest was charged or credited during the two months ended February 28, 1997.
(2) EBITDA is defined as earnings from continuing operations before interest expense, depreciation and amortization, and taxes. Prior to March 1, 1997, EBITDA excludes interest income on net intercompany investments and advances to Texaco Chemical and rental expenses (see footnote (1) above). EBITDA is included in this prospectus because it is a basis on which we assess our financial performance and debt service capabilities, and because certain covenants in our borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by GAAP or as a measure of a company's profitability or liquidity. We understand that while EBITDA is frequently used by security analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(3) The ratio of earnings to fixed charges has been calculated by dividing (A) income before income taxes plus fixed charges by (B) fixed charges. Fixed charges are equal to interest expense (including amortization of deferred financing costs), plus the portion of rent expense estimated to represent interest. Earnings were insufficient to cover fixed charges by $6 million for the two months ended February 28, 1997.
(4) Working capital represents total current assets, less total current liabilities, excluding cash and the current maturities of long-term debt.
(5) Long-term debt includes the current portion of long-term debt.
(6) Total liabilities includes minority interests and mandatorily redeemable preferred stock of $74 million, $72 million and $68 million at June 30, 1999, December 31, 1998 and 1997, respectively.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

General

   On June 30, 1999, we received capital contributions of cash and U.S. operating assets from our parent company, Huntsman International Holdings, a joint venture between Huntsman Specialty, ICI and institutional investors. With this capitalization, we acquired ICI's polyurethane chemicals, petrochemicals (including ICI's 80% interest in the Wilton olefins facility), and TiO\\2\\ businesses, and Huntsman Specialty's PO business. In addition, we acquired the remaining 20% ownership interest in the Wilton olefins facility from BP Chemicals. For a further discussion of these transactions, see "The Transactions".

   We derive our revenues, earnings and cash flow from the manufacture and sale of a wide variety of specialty and commodity chemical products. These products are manufactured at facilities located in the Americas, Europe, Africa and Asia and are sold throughout the world. We manage our businesses in three segments: specialty chemicals (the former ICI polyurethanes and Huntsman Specialty PO businesses); petrochemicals (the former ICI petrochemical business and the assets acquired from BP Chemicals); and Tioxide (the former ICI titanium dioxide business).

   The profitability of our three principal business segments is impacted to varying degrees by economic conditions, prices of raw materials, customers' inventory levels, global supply and demand pressures as well as other seasonal and, to a limited extent, cyclical factors. Generally, the global market for our specialty chemicals products has grown at rates in excess of global GDP growth, while the demand for our petrochemical and Tioxide products has historically grown at rates that are approximately equal to global GDP growth.

   Huntsman Specialty is considered the acquiror and predecessor of the businesses transferred to us in the transactions with Huntsman Specialty, ICI and BP Chemicals. These transactions have also resulted in the implementation of a new basis of accounting, resulting in new carrying values for the transferred ICI and BP Chemicals businesses. Our consolidated financial statements reflect this new basis of accounting beginning with the date of the transactions with Huntsman Specialty, ICI and BP Chemicals as follows (in millions of dollars):


                                                                    Huntsman
                                                                    Specialty
                                                                   Predecessor
                                                                     Company
                                                                -----------------
                            Nine      Nine               Six      Six
                           Months    Months     Year    Months   Months    Year
                            Ended     Ended    Ended    Ended    Ended    Ended
                          Sept. 30, Sept. 30, Dec. 31, Dec. 31, June 30, Dec. 31,
                            2001      2000      2000     1999     1999     1998
                          --------- --------- -------- -------- -------- --------
Revenues................   $3,569    $3,346    $4,448   $1,997    $192     $339
Cost of goods sold......    3,093     2,764     3,706    1,602     134      277
                           ------    ------    ------   ------    ----     ----
Gross profit............      476       582       742      395      58       62
Expenses of selling,
 general and
 administrative,
 research and
 development............      280       250       331      198       5        8
                           ------    ------    ------   ------    ----     ----
Operating income........      196       332       411      197      53       54
Interest expense, net...      172       165       222      104      18       40
Loss on sale of accounts
 receivable.............        7       --          2
Other expense (income)..       (4)        2         3       (7)    --        (1)
                           ------    ------    ------   ------    ----     ----
Income before income
 taxes and minority
 interest...............       21       165       184      100      35       15
Income tax expense......      (47)       22        30       18      13        6
Minority interests in
 subsidiaries...........        2         2         3        1     --       --
                           ------    ------    ------   ------    ----     ----
Net income before
 accounting change......       66       141       151       81      22        9
Cumulative effect of
 accounting change......       (1)      --        --       --      --       --
                           ------    ------    ------   ------    ----     ----
Net income..............   $   65    $  141    $  151   $   81    $ 22     $  9
                           ======    ======    ======   ======    ====     ====

Three and Nine Months Ended September 30, 2001 Compared to Three and Nine Months Ended September 30, 2000 (unaudited).



                          Three Months  Three Months   Nine Months   Nine Months
                              Ended         Ended         Ended         Ended
                          September 30, September 30, September 30, September 30,
                              2001          2000          2001          2000
                          ------------- ------------- ------------- -------------
                                               (in millions)
Specialty Chemicals
 sales..................     $  631        $  549        $1,937        $1,589
Petrochemicals sales....        282           345           953         1,017
Tioxide sales...........        220           243           679           740
                             ------        ------        ------        ------
Total revenues..........      1,133         1,137         3,569         3,346
Cost of goods sold......        993           942         3,093         2,764
                             ------        ------        ------        ------
Gross profit............        140           195           476           582
Expenses of selling,
 general,
 administrative,
 research and
 development............         94            88           280           250
                             ------        ------        ------        ------
Operating income........         46           107           196           332
Interest expense, net...         58            56           172           165
Loss on sale of accounts
 receivable.............          2            --             7            --
Other (income) expense..          1             1            (4)            2
                             ------        ------        ------        ------
Net income before income
 taxes and minority
 interest...............        (15)           50            21           165
Income tax expense......        (50)            8           (47)           22
Minority interests in
 subsidiaries...........          1             1             2             2
                             ------        ------        ------        ------
Net income before
 accounting change......         34            41            66           141
Cumulative effect of
 accounting change......         --            --            (1)           --
                             ------        ------        ------        ------
Net income..............     $   34        $   41        $   65        $  141
                             ======        ======        ======        ======
Depreciation and
 amortization...........     $   61        $   53        $  178        $  160
                             ======        ======        ======        ======
EBITDA (1)..............     $  104        $  159        $  371        $  490
Loss on sale of accounts
 receivable (2).........          2            --             7            --
                             ------        ------        ------        ------
Adjusted EBITDA.........     $  106        $  159        $  378        $  490
                             ======        ======        ======        ======

--------

(1) EBITDA is defined as earnings from continuing operations before interest expense, depreciation and amortization, and taxes. EBITDA is included in this report because it is a basis on which we assess our financial performance and debt service capabilities, and because certain covenants in our borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by accounting principles generally accepted in the United States ("US GAAP") or as a measure of a company's profitability or liquidity. While EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.


(2) For purposes of the Senior Secured Credit Facilities' covenants, loss on sale of accounts receivable related to the securitization program is excluded from the computation of EBITDA.


Results of Operations




Three Months Ended September 30, 2001 Compared to Three Months Ended September 30, 2000


   Revenues. Revenues for the three months ended September 30, 2001 remained relatively unchanged at $1,133 million compared to $1,137 million during the same period in 2000. The slight decrease in revenues resulted from decreases in sales in both the petrochemicals and tioxide segments, which were offset by an increase in sales in the Company's specialty chemicals segment. Sales in the specialty chemicals segment benefited from the acquisition of the TPU, ethyleneamines and surfactants businesses.


Specialty Chemicals--Our specialty chemicals sales, excluding the effect of non-comparable acquisitions, decreased by $46 million, or 8%, for the three months ended September 30, 2001 as compared to the same period in 2000. Total specialty chemicals sales increased by $82 million, or 15%, for the three months ended September 30, 2001 as compared to the same period in 2000. Total MDI sales volumes decreased by 9% from the 2000 period. Recovery in the Asian economies led to an increase in sales volumes of 2% in that region, while in Europe, sales volumes fell by 1%. In the Americas, sales volumes decreased by 18% from the prior year due to weaker demand resulting from economic slowdown. Polyol sales volumes grew by 10% with the increase attributable to increased sales volumes in Asia, Europe and the Americas. Higher polyols sales volumes were partially offset by a 1% decrease in average selling prices compared to the same period in 2000. Decreased average selling prices were largely the result of the weakening in the value of the euro versus the U.S. dollar. PO sales revenue decreased by 2%, resulting from a 22% decrease in average selling price which was partially offset by a 25% increase in sales volumes. MTBE sales revenue fell by 20% due to a 22% decrease in average selling price for MTBE. The decrease in average selling price for MTBE is primarily attributable to reduced demand for MTBE in reformulated gasoline. Non-comparable sales from TPU, ethyleneamines and surfactants were $128 million. Ethyleneamines and surfactants were not present in the comparable period in 2000. TPU is included beginning September of 2000.


Petrochemicals--Our petrochemicals sales decreased by $63 million, or 18%, for the three months ended September 30, 2001 as compared to the same period in 2000. Sales volumes of ethylene fell by 14% while sales volumes of propylene decreased by 9%. The reduction in sales was due to material on exchange with other producers to be returned during our 2002 scheduled turnaround. In aromatics, sales volumes of benzene rose by 53%, while sales volumes of cyclohexane fell by 3% due to production limitations. Paraxylene sales fell by 30% due to lower shipments to a significant customer that underwent a plant overhaul in September. Ethylene, propylene, benzene and cyclohexane average selling prices were 18%, 29%, 40% and 37% lower, respectively, primarily due to weaker demand and oversupply in the market.


Tioxide--Our tioxide sales decreased $23 million, or 9%, for the three months ended September 30, 2001 as compared to the same period in 2000. Sales volumes decreased by 2% compared to the 2000 period due to weakening of demand, particularly in the European market. Average selling prices decreased by 7% with the weakness of the euro against the U.S. dollar contributing to the decline.


   Gross Profit. Gross profit for the three months ended September 30, 2001 decreased by $55 million, or 28%, to $140 million from $195 million in 2000.


Specialty Chemicals--Gross profit on MDI and polyols increased 7% and 10%, respectively. Lower volumes were more than offset by decreased raw material costs. Lower average selling prices for MTBE and PO were partly offset by a significant decrease in the cost of the key PO/MTBE raw materials, including isobutane, propylene, methanol and by lower energy costs. Non-comparable gross profit from TPU, ethyleneamines and surfactants was $16 million. Ethyleneamines and surfactants were not present in the comparable period in 2000. TPU is included beginning September of 2000.

Petrochemicals--Petrochemicals gross profit decreased by 131% as lower average selling prices more than offset recent decreases in the price of the main raw material, naphtha. Gross profit was also reduced by the effect of lower feedstock prices rolling through to inventory valuations.


Tioxide--Gross profit decreased by 51% for the period as lower revenues and increased raw material and utility costs more than offset cost reductions from our on-going manufacturing excellence program.


   Selling, General and Administrative Expenses (including Research and Development Expenses). Selling, general and administrative expenses (including research and development expenses) ("SG&A (including R&D)") in the three months ended September 30, 2001 increased by $6 million, or 7%, to $94 million from $88 million in 2000.


Specialty Chemicals--SG&A (including R&D) in 2001 increased by 9% largely due to the SG&A expenses associated with businesses acquired since September 30, 2000.


Petrochemicals--SG&A (including R&D) in 2001 decreased 38% primarily due to foreign currency exchange gains.


Tioxide--SG&A (including R&D) in 2001 increased by 36% primarily due to foreign currency exchange losses.


   Interest Expense. Net interest expense in the three months ended September 30, 2001 remained relatively unchanged compared to the same period in 2000.


   Other Expense. Other expense in the three months ended September 30, 2001 remained relatively unchanged compared to the same period in 2000.


   Income Taxes. Income taxes in the three months ended September 30, 2001 decreased by $58 million, to a benefit of $50 million from an expense of $8 million in the same period in 2000. The effective income tax rate decreased from the 2000 period due to a change in the mix of income (loss) earned in the U.S. versus international locations.


   Net Income. Net income in the three months ended September 30, 2001 decreased by $7 million to $34 million from $41 million during 2000 as a result of the factors discussed above.


Nine Months Ended September 30, 2001 Compared to the Nine Months Ended September 30, 2000


   Revenues. Revenues for the nine months ended September 30, 2001 increased by $223 million, or 7%, to $3,569 million from $3,346 million during the same period in 2000. The increase in revenues resulted from decreases in sales in both the petrochemicals and tioxide segments, which were more than offset by an increase in sales in our specialty chemicals segment. Sales in the specialty chemicals segment benefited from the acquisition of the TPU, ethyleneamines, surfactants and performance chemicals businesses.


Specialty Chemicals--Our specialty chemicals sales, excluding non-comparable acquisitions, were relatively unchanged compared to the same period in 2000. Total specialty chemicals sales increased by $348 million, or 22%, for the nine months ended September 30, 2001, as compared to the same period in 2000. Total MDI sales volumes remained relatively unchanged compared to the 2000 period. A strong recovery in the Asian economies led to an increase in sales volumes of 34% in that region, while in Europe, sales volumes grew by 6%. In the

Americas, sales volumes decreased by 14% from the prior year period due to weaker demand resulting from economic slowdown. Polyol sales volumes grew by 6% with the increase attributable to increased sales in all three regions. These gains were offset by a 2% decrease in the average selling price for polyols compared to the same period in 2000, a substantial portion of which was due to a weakening in the value of the euro versus the U.S. dollar. PO sales revenues were relatively unchanged compared to the 2000 period. MTBE sales revenue increased by 1% due to a 2% increase in volumes, which was partially offset by a 1% decrease in the average selling price for MTBE. Non-comparative sales from TPU, ethyleneamines, surfactants and performance chemicals were $354 million. Ethyleneamines and surfactants were not present in the comparable period in 2000. TPU is included beginning September of 2000 and performance chemicals are included beginning July of 2000.




Petrochemicals--Our petrochemicals sales decreased by $64 million, or 6%, for the nine months ended September 30, 2001, as compared to the same period in 2000. Sales volumes of ethylene fell by 10% while sales volumes of propylene decreased by 3%. Ethylene production increased by 2% but the reduction in sales was due to material on exchange with other producers to be returned during our 2002 scheduled turnaround. In aromatics, sales volumes of benzene rose by 32% while sales volumes of cyclohexane and paraxylene fell by 16% and 7%, respectively. Ethylene and propylene average selling prices were 9% and 15%, lower, respectively. Benzene and cyclohexane average selling prices were 9% and 10% lower, respectively. Paraxylene average selling price increased by 4%.


Tioxide--Our tioxide sales decreased by $61 million, or 8%, for the nine months ended September 30, 2001, as compared to the same period in 2000. Sales volumes decreased by 6% compared to the 2000 period due to weakening of demand, particularly in the European and American markets. Average selling prices decreased by 3% as higher local currency selling prices were more than offset by the weakness of the euro against the U.S. dollar.


   Gross Profit. Gross profit for the nine months ended September 30, 2001 decreased by $106 million, or 18%, to $476 million from $582 million in 2000.


Specialty Chemicals--Gross profit on MDI and polyols decreased 8% and 10%, respectively. While polyols benefited from increased sales volumes, this benefit was more than offset by higher raw material and energy costs and lower selling prices. Gross profit for PO/MTBE decreased due to lower volumes and average selling prices combined with an increase in the cost of key PO/MTBE raw materials including isobutane and methanol, and an increase in energy costs. Non-comparative gross profit from TPU, ethyleneamines, surfactants and performance chemicals was $45 million. Ethyleneamines and surfactants were not present in the comparable period in 2000. TPU is included beginning September of 2000 and performance chemicals are included beginning July of 2000.


Petrochemicals--Petrochemicals gross profit decreased by 74% due to lower average selling prices discussed above. The price of the main raw material, naphtha, has decreased 8%, with the entire decrease occurring in the third quarter of 2001. This decrease was more than offset by lower average selling prices for petrochemical products. The weakness of the euro against the U.S. dollar has also contributed to the decrease in gross profit.


Tioxide--Gross profit decreased by 26% for the period as cost reductions from our on-going manufacturing excellence program were more than offset by lower revenues and increased raw material and utility costs.


   Selling, General and Administrative Expenses (including Research and Development Expenses). SG&A (including R&D) in the nine months ended September 30, 2001 increased by $30 million, or 12%, to $280 million from $250 million in 2000.

Specialty Chemicals--SG&A (including R&D) in 2001 increased by 20% largely due to the SG&A expenses associated with businesses acquired since September 30, 2000.


Petrochemicals - SG&A (including R&D) in 2001 decreased by 19% primarily due to foreign currency exchange gains.


Tioxide--SG&A (including R&D) in 2001 remained relatively unchanged compared to the 2000 period.


   Interest Expense. Net interest expense in the nine months ended September 30, 2001 increased by $7 million, or 4% to $172 million from $165 million in 2000. The increase was primarily due to the decreased fair value of our interest rate derivative contracts.


   Other Income/Expense. Other income in the nine months ended September 30, 2001 increased by $6 million to income of $4 million from an expense of $2 million in the 2000 period, principally as a result of the sale of our interest in Nippon Polyurethane Industry Co. Limited.


   Income taxes. Income taxes in the nine months ended September 30, 2001 decreased by $69 million to a benefit of $47 million from expense of $22 million in the same period in 2000. The effective income tax rate decreased from the 2000 period due to a change in the mix of income (loss) earned in the U.S. versus international locations.


   Net income. Net income in the 2001 period decreased by $76 million to $65 million from $141 million during 2000 as a result of the factors discussed above.


2000 Actual Compared to 1999 (Pro Forma)

   In order to present data which is useful for comparative purposes, the following tabular data for 1999 pro forma and related discussion have been prepared as if the transactions with Huntsman Specialty and ICI, excluding the acquisition of 20% of the Wilton olefins facility in June 1999 from BP Chemicals, had taken place in January 1999. These results do not necessarily reflect the results which would have been obtained if the transactions with Huntsman Specialty and ICI actually occurred on the date indicated, or the results which may be expected in the future.

                                                    2000 Actual 1999 Pro Forma
                                                    ----------- --------------
                                                      (Millions of Dollars)
Specialty Chemicals sales..........................   $2,109        $1,855
Petrochemical sales................................    1,383         1,022
Tioxide sales......................................      956           991
                                                      ------        ------
Total revenues.....................................    4,448         3,868
Cost of goods sold.................................    3,706         3,096
                                                      ------        ------
Gross profit.......................................      742           772
Selling, general, administrative, research and
 development expenses..............................      331           409
                                                      ------        ------
Operating income...................................      411           363
Interest expense, net..............................      222           216
Loss on sale of accounts receivable................        2           --
Other expense (income).............................        3            (7)
                                                      ------        ------
Income before income taxes and minority interest...      184           154
Income tax expense.................................       30            25
Minority interests in subsidiaries.................        3             1
                                                      ------        ------
Net income.........................................   $  151        $  128
                                                      ======        ======
Depreciation and amortization......................   $  216        $  195
                                                      ======        ======
EBITDA(1)..........................................   $  622        $  565
Net reduction in corporate overhead allocation and
 insurance expenses................................      --             11
Rationalization of TiO\\2\\ operations.............      --              5
Loss on sale of accounts receivable(2).............        2           --
                                                      ------        ------
Adjusted EBITDA....................................   $  624        $  581
                                                      ======        ======

--------
(1) EBITDA is defined as earnings from continuing operations before interest expense, depreciation and amortization, and taxes. EBITDA is included in this prospectus because it is a basis on which we assess our financial performance and debt service capabilities, and because certain covenants in our borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by US GAAP or as a measure of a company's profitability or liquidity. We understand that while EBITDA is frequently used by security analysts, lenders and others in their evaluation of companies, EBITDA as used in this prospectus is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(2) For purposes of the Senior Secured Credit Facilities' covenants, loss on sale of accounts receivable related to the securitization program is excluded from the computation of EBITDA.

   Revenues. Revenues for the business in 2000 increased by $580 million, or 15%, to $4,448 million from $3,868 million during 1999.

Specialty Chemicals--Total MDI sales volumes increased by 17% from the 1999 period. A strong recovery in the Asian economies led to an increase in sales volumes of 41% in that region, while in Europe, sales volumes grew by 19%. In the Americas, sales volumes grew by 11% from the prior year following the completion in February, 2000 of the MDI expansion project at our Geismar, Louisiana facility. Polyol sales volumes grew by 19% with the increase attributable to the European region. These gains were partially offset by a 9% decrease in average selling prices for MDI and a 14% decrease in the price of polyols compared to the same period in 1999, a substantial portion of which was due to a weakening in the value of the euro versus the U.S. dollar. PO sales revenue grew by 4% due to a 7% selling price increase. MTBE sales revenue grew by 52% due to a 54% MTBE average selling price increase. The MTBE average selling price increase is primarily attributable to higher prices in 2000 for gasoline, the principal end-use product for MTBE.


Petrochemicals--Sales volumes of ethylene and propylene increased by 27% and 19%, respectively. These increases are primarily attributable to increased output, stronger customer demand and the impact of additional olefins capacity acquired from BP Chemicals on June 30, 1999. In aromatics, sales volumes of benzene, paraxylene and cyclohexane rose by 18%, 13% and 12%, respectively. Average selling prices for all products rose in response to increases in feedstock prices. Ethylene, propylene, benzene and paraxylene prices were 35%, 56%, 47% and 40% higher, respectively. Sales revenues from feedstock trading fell by $193 million, mainly due to the cessation of crude oil trading following the transactions with Huntsman Specialty and ICI.

Tioxide--Sales volumes decreased by 2% compared to the 1999 period due to weakening of demand, particularly in the Asian and American markets, in the fourth quarter of 2000. While selling prices in local currency were higher in 2000 than in 1999, the weakness of the euro against the U.S. dollar more than offset these local currency selling price increases resulting in overall selling prices 2% lower than in 1999.

   Gross profit. Gross profit in 2000 decreased by $30 million, or 4%, to $742 million from $772 million in 1999. Of this $30 million decrease in gross profit, approximately $21 million was attributable to increased depreciation resulting from acquisitions and capital expansions, primarily in the Specialty Chemicals business. Gross profit benefited from the increase in MTBE sales revenue.

Specialty Chemicals--MDI and polyols benefited from increased sales volumes, however, this benefit was more than offset by a rise in prices for the major raw materials of MDI, benzene and chlorine. Gross profit on MDI and polyols decreased 18% and 26%, respectively. The price of benzene increased by 57% in the U.S. market and by 49% in the European market compared to the 1999 period.

Petrochemicals--The petrochemicals gross profit increased by 98% due to additional volumes and improved contribution margins. The price increases for our main raw material, naphtha, were partially offset by our hedging activities. See "--Risk Management".

Tioxide--Despite lower revenues and higher utility costs, gross profit increased 17% compared to 1999. This increase is due to fixed cost reductions as a result of our on-going manufacturing excellence program.

   Selling, general and administrative expenses (including research and development expenses). SG&A in 2000 decreased by $78 million, or 19%, to $331 million from $409 million in 1999.

Specialty Chemicals--There was a 21% decrease in SG&A (including R&D) in 2000 due largely to non-recurring items incurred in 1999. Major SG&A expenses during 1999 included restructuring costs in Asia and certain pension costs. In addition, a reduction in the costs of insurance under Huntsman ownership also contributed to the decline in SG&A costs.

Petrochemicals--In petrochemicals, reduced expenditures on insurance and consulting fees as well as the elimination of ICI corporate charges resulted in a 28% reduction of SG&A cost in 2000 as compared to 1999.

Tioxide--A decrease of 22% in SG&A was primarily due to restructuring activities, including personnel reductions, within selling organizations in Europe, Asia Pacific and the U.S.

   Interest expense. Net interest expense in 2000 was relatively unchanged from 1999 levels.

   Income taxes. Income taxes in 2000 increased by $5 million, to $30 million from $25 million in 1999. Higher taxes were due primarily to higher earnings for the period. The effective income tax rate in 2000 was relatively unchanged from 1999.

   Net income. Net income in 2000 increased by $24 million to $151 million from $127 million during 1999 as a result of the factors discussed above.

1999 (Pro Forma) Compared to 1998 (Pro Forma)

   In order to present data which is useful for comparative purposes, the following pro forma tabular data for 1999 and 1998 and related discussion, have been prepared as if the transactions with Huntsman Specialty and ICI, excluding the acquisition of 20% of the Wilton olefins facility in June 1999 from BP Chemicals, had taken place in January 1998. These results do not necessarily reflect the results which would have been obtained if the transactions with Huntsman Specialty and ICI actually occurred on the date indicated, or the results which may be expected in the future.

                                                  1999 Pro Forma 1998 Pro Forma
                                                  -------------- --------------
                                                      (Millions of Dollars)
Specialty chemicals sales.......................      $1,855         $1,691
Petrochemical sales.............................       1,022          1,029
Tioxide sales...................................         991            951
                                                      ------         ------
Total revenues..................................       3,868          3,671
Cost of goods sold..............................       3,096          3,014
                                                      ------         ------
Gross profit....................................         772            657
Selling, general, administrative, research and
 development expenses...........................         409            421
                                                      ------         ------
Operating income................................         363            236
Interest expense, net...........................         216            225
Other income....................................           7              9
                                                      ------         ------
Loss before income taxes and minority interest..         154             20
Income tax expense..............................          25              5
Minority interests in subsidiaries..............           1              2
                                                      ------         ------
Net income......................................      $  128         $   13
                                                      ======         ======
Depreciation and amortization...................      $  195         $  179
                                                      ======         ======
EBITDA(1).......................................      $  565         $  424
Net reduction in corporate overhead allocation
 and insurance expenses.........................          11             21
Impact of PO facility turnaround and
 inspection.....................................         --              19
Rationalization of TiO\\2\\ operations..........           5             17
                                                      ------         ------
Adjusted EBITDA.................................      $  581         $  481
                                                      ======         ======

--------
(1) EBITDA is defined as earnings from continuing operations before interest expense, depreciation and amortization, and taxes. EBITDA is included in this prospectus because it is a basis on which we assess our financial performance and debt service capabilities, and because certain covenants in our borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by US GAAP or as a measure of a company's profitability or liquidity. We understand that while EBITDA is frequently used by security analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

   Revenues. Revenues for the business in 1999 increased by $197 million, or 5%, to $3,868 million from $3,671 million during 1998.

Specialty Chemicals--Total MDI sales volumes increased by 11% from the 1998 period. A strong recovery in the Asian economies led to an increase in sales volumes of 27%, while in Europe and the Americas sales volumes grew by 7% and 13%, respectively. Polyol sales volumes also grew by 9%, but aniline sales volumes fell by 16% as more product was consumed in MDI production. PO sales volumes increased by 16% due largely to the testing and inspection period in 1998 during which the plant was shut down for two months. Average sales prices of MTBE increased by 18% compared to 1998 due largely to higher gasoline and crude oil prices. These gains were partially offset by a decrease in average selling prices for MDI and polyols compared to 1998.

Petrochemicals--Sales volumes of ethylene and propylene increased by 12% and 5%, respectively, these increases were almost entirely due to the additional olefins capacity acquired from BP Chemicals on June 30, 1999 which are not reflected in the pro forma information for periods prior to June 30, 1999. In aromatics, paraxylene volumes rose by 12% but the impact of this gain was more than offset by a 66% fall in cumene sales volumes following production problems. Selling prices in local currency rose in response to increases in feedstock prices--ethylene, propylene and paraxylene prices were higher by 3%, 5% and 4%, respectively. Sales revenues from feedstock trading fell by $46 million, mainly due to the cessation of crude oil trading following the transactions with Huntsman Specialty and ICI.

Tioxide--Sales volumes increased by 7% compared to the 1998 period due largely to strengthening Asian and European markets. These gains were offset by a fall in average sales prices of 2%, largely due to currency movements. Prices declined from a peak in the fourth quarter of 1998 to a low in mid-1999, before recovering later in 1999 as the market tightened and announced price increases began to take effect.

   Gross profit. Gross profit in 1999 increased by $115 million, or 18%, to $772 million from $657 million in 1998.

Specialty Chemicals--MDI and Polyols benefited from increased sales volumes as well as from a reduction in average raw material costs. Prices of the major raw materials of MDI, benzene and chlorine declined from a peak at the beginning of 1998 throughout that period and reached a low in the first quarter of 1999 from which they have increased throughout the remainder of 1999. Fixed production costs were lower in 1999 largely attributable to reduced maintenance expenditures. The increased gross profit in PO was attributable to significantly higher PO and MTBE production rates and MTBE selling prices compared to 1998.

Petrochemicals--Petrochemicals gross profit was improved by a reduction in the amount of purchased finished product for resale. The impact of an increase in the cost of the main raw material, naphtha, was mitigated by hedging activities.

Tioxide--The benefit of increased volumes was primarily offset by lower sales prices in 1999.

   Selling, general and administrative expenses (including research and development expenses). SG&A in 1999 decreased by $12 million, or 3%, to $409 million from $421 million in 1998.

Specialty Chemicals--In Specialty Chemicals, there was an increase in SG&A due to non-capitalizable administrative expenses relating to the polyurethanes MDI project expansion at the Geismar, Louisiana facility in 1999.

Petrochemicals--In petrochemicals, reduced expenditures on insurance and consultancy fees as well as a reduction in ICI corporate charges resulted in lower total SG&A costs in 1999 as compared to 1998.

Tioxide--The decrease in SG&A was primarily due to restructuring activities within selling organizations in Europe and Asia Pacific.

   Interest expense. Net interest expense in 1999 was relatively unchanged from 1998.

   Income taxes. Income taxes in 1999 increased by $20 million, to $25 million from $5 million in 1998. Higher taxes were due primarily to higher earnings for the period. The effective income tax rate declined in 1999 from 1998 due to a greater share of the income being earned in the U.S., which income is not subject to U.S. Federal income tax at the company level.

   Net income. Net income in 1999 increased by $115 million to $128 million from $13 million during 1998 as a result of the factors discussed above.

Changes in Financial Condition


   As of September 30, 2001, our working capital (excluding current portion of long-term debt) increased by approximately $26.8 million to $366.2 million from $339.4 million at December 31, 2000. Approximately $64 million of the increase was attributable to acquisitions completed during the nine months ended September 30, 2001. This increase was partially offset by a reduction in cash of approximately $23 million. As of September 30, 2001, our working capital (including current portion of long-term debt) decreased by $1,515.9 million from $331.9 million at December 31, 2000 to a negative $1,184.0 million. The decrease in working capital was the result of the reclassification of our outstanding borrowings under the Senior Secured Credit Facilities to current portion of long-term debt.



Liquidity and Capital Resources

Cash




   Net cash provided by operating activities for the nine months ended September 30, 2001 was $187.5 million, as compared to net cash provided by operating activities of $196.2 million in the same period in 2000. The decrease in cash provided was attributable to lower net income partially offset by a net decrease in working capital, excluding acquisitions, during the 2001 period as compared to 2000.


   Net cash used in investing activities for the nine months ended September 30, 2001 was $404.7 million, as compared to $273.8 million for the same period in 2000. The increase in cash used was attributable to increased capital expenditures and increased spending on acquisitions during the 2001 period.


   Net cash provided by financing activities for the nine months ended September 30, 2001 was $216.1 million, as compared to net cash provided by financing activities of $53.9 million for the same period in 2000. During the 2001 period, we issued (Euro)250 million of additional senior subordinated notes which were used, together with cash flows from operations, to fund acquisitions, capital expenditures and a portion of net working capital investment.


Capital Expenditures


   Capital expenditures for the nine months ended September 30, 2001 were $198.7 million, an increase of $73.3 million as compared to the same period in 2000. The increase was primarily attributable to spending associated with the ongoing expansion of our Greatham, UK titanium dioxide plant. We expect to spend approximately $50 to $75 million during the balance of 2001 on capital projects.


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


Debt


   As of September 30, 2001, we had $20 million of outstanding borrowings under our $400 million revolving credit facility and had approximately $42.7 million in cash balances. We also maintain $80 million of short-term overdraft facilities, of which $48 million was available on September 30, 2001.


   As of September 30, 2001, we had outstanding variable rate borrowings of approximately $1,323 and (Euro)236 million. For the nine months ended September 30, 2001, the weighted average interest rate of these borrowings was 8.07% and 6.92%, respectively. These rates do not consider the effects of interest rate hedging activites.




   Huntsman International Holdings has guaranteed on a senior basis our obligations under the Senior Secured Credit Facilities. Huntsman International Holdings has also pledged 100% of our membership interests as collateral for its obligations under the Senior Secured Credit Facilities.


   We are not in compliance with one of the financial covenants contained in the Senior Secured Credit Facilities. As a result, we currently cannot borrow additional amounts under, or otherwise have access to, the Senior Secured Credit Facilities. We are pursuing waivers under and amendments to the Senior Secured Credit Facilities which, among other things, would modify the financial covenants. There can be no assurance that such waivers and amendments will be obtained. Unless and until such waivers and amendments are obtained, our lenders could pursue certain remedies under the Senior Secured Credit Facilities, including (i) accelerating the debt thereunder, (ii) foreclosing on Huntsman International Holdings' pledge of our equity, and (iii) requiring Huntsman International Holdings to fulfill its obligations under its guarantee. As a result, we have reclassified our borrowings under the Senior Secured Credit Facilities to current portion of long-term debt.


   Acceleration of the debt under the Senior Secured Credit Facilities would result in an "event of default" under the indentures governing our outstanding senior subordinated notes and the new notes, which could result in an acceleration of the obligations thereunder by the Trustee thereof or the holders of at least 25% in aggregate principal amount of the then outstanding notes.


   A foreclosure on our pledged equity by the lenders under the Senior Secured Credit Facility would constitute a "change of control" under the indentures governing our outstanding senior subordinates notes and the new notes. If a "change of control" occurs, each holder of such notes will have the change of control put right to require us to purchase all the notes held by such holder at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, as of the date of purchase. Under such circumstances, there can be no assurance that we would have sufficient funds to purchase our outstanding senior subordinated notes and the new notes.


   A "change of control" could also be triggered by certain events affecting Huntsman Corporation. As of September 30, 2001, Huntsman Corporation had approximately $1.4 billion of outstanding borrowings under the HC Credit Facilities. As collateral for its obligations under the HC Credit Facilities, Huntsman Corporation has pledged its 80.1% equity ownership interest in Huntsman Specialty Chemicals Holdings to its lenders. Huntsman Specialty Chemicals Holdings owns 100% of Huntsman Specialty Chemicals, which directly owns 60% of the membership interests of Huntsman International Holdings.


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


   Huntsman Corporation is not in compliance with certain financial covenants contained in the HC Credit Facilities and is seeking an Amendment Agreement from its lenders. Unless and until an Amendment Agreement is obtained, or until the lenders' rights are stayed, Huntsman Corporation's lenders could pursue certain remedies under the HC Credit Facilities, including accelerating the debt due under the HC Credit Facilities. There can be no assurance that an Amendment Agreement will be obtained.


   Huntsman Corporation, Deutsche Bank Alex.Brown, Inc. and Bankers Trust Company are currently negotiating a commitment letter pursuant to which Huntsman Corporation would be provided with a new accounts receivable facility of not less than $80 million nor more than $150 million (the "New AR Facility"). Proceeds from the New AR Facility would be used, among other things, to provide liquidity to Huntsman Corporation and certain of its affiliates (not including our company or our subsidiaries). The commitment to provide the new AR Facility is subject to certain conditions, including, but not limited to, the execution and delivery of the Amendment Agreement and the completion of satisfactory final documentation relating to the New AR Facility. There can be no assurance as to the amount or terms of the New AR Facility or that the New AR Facility will be obtained.


   A foreclosure on the Huntsman Specialty Chemicals Holdings stock pledged by Huntsman Corporation to its lenders would constitute a "change of control" under the indentures governing our outstanding senior subordinated notes and the new notes and under the Senior Secured Credit Facilities. The occurrence of such "change of control" would (i) entitle each holder of our outstanding senior subordinated notes and the new notes to exercise its change of control put right and (ii) be an event of default under the Senior Secured Credit Facilities which could result in an acceleration of the debt thereunder by the lenders. Our outstanding senior subordinated notes are and the new notes will be subordinated in right of payment to all our existing and future senior debt, including the Senior Secured Credit Facilities. Therefore, our obligations to the lenders under the Senior Secured Credit Facilities would have to be fully satisfied before we can satisfy any change of control put right of, or make any payment to, the holders of our outstanding senior subordinated notes and the new notes. Under such circumstances, there can be no assurance that we would have sufficient funds to purchase our outstanding senior subordinated notes and the new notes.


   Huntsman Specialty Chemicals Holdings, Huntsman Specialty Chemicals, Huntsman International Holdings and our company have not guaranteed or provided any other credit support to the obligations of Huntsman Corporation under the HC Credit Facilities or under the HC Notes. Neither any events of default under the HC Credit Facilities or the HC Notes nor the exercise of any remedy by the lenders thereunder will cause any cross-defaults or cross-accelerations under
(i) the outstanding high-yield notes of Huntsman International Holdings, (ii) the indentures governing our outstanding senior subordinated notes and the new notes or (iii) the Senior Secured Credit Facilities, except insofar as foreclosure on the stock of Huntsman Specialty Chemicals Holdings would constitute a "change of control" as described in the preceding paragraph.


   In early October 2001, Huntsman Corporation engaged Dresdner Kleinwort Wasserstein, Inc. as its financial advisor and investment banker to assist Huntsman Corporation and certain of its domestic subsidiaries in identifying and exploring strategic alternatives, including developing an out of court or court sanctioned financial restructuring plans.



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


Conversion to Euro


   On January 1, 1999, eleven European countries established fixed conversion rates between their existing sovereign currencies ("legacy currencies") and adopted the euro as their common legal currency. The euro and the legacy currencies are each legal tender for transactions now. Beginning January 1, 2002, the participating countries will issue euro-denominated bills and coins. By July 1, 2002, each country will withdraw its sovereign currency and transactions thereafter will be conducted solely in euros. We currently believe that the conversion to the euro will not have a material effect on our operations, financial condition or liquidity.



Environmental Matters

   Our business of manufacturing and distributing chemical products and its related production of by-products and wastes, entails risk of adverse environmental effects. We are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to frequent environmental inspections and monitoring by governmental enforcement authorities. We may incur substantial costs, including fines, damages and criminal or civil sanctions, or experience interruptions in its operations for actual or alleged violations arising under environmental laws. In addition, production facilities require operating permits that are subject to renewal, modification and, in some circumstances, revocation. Violations of permit requirements can also result in restrictions or prohibitions on plant operations, substantial fines and civil or criminal sanctions. Changes in regulations regarding the generation, handling, transportation, use and disposal of hazardous substances could inhibit or interrupt our operations and have a material adverse effect on its business. From time to time, these operations may result in violations under environmental laws, including spills or other releases of hazardous substances into the environment. In the event of a catastrophic incident, we could incur material costs as a result of addressing and implementing measures to prevent such incidents. Given the nature of our business, there can be no assurance that violations of environmental laws will not result in the imposition of restrictions on our operating activities, substantial fines, penalties, damages or other costs. In addition, potentially significant expenditures could be necessary in order to comply with existing or future environmental laws. In management's opinion, after consideration of indemnification arrangements, there are currently no environmental matters which are material to our financial condition or results of operations.


   Our capital expenditures relating to environmental matters for the twelve months ended December 31, 2000 were approximately $35 million. Capital costs in 2001 are expected to remain at a comparable level for environmental matters. Capital expenditures are planned to comply with national legislation implementing the European Union ("EU") Directive on Integrated Pollution Prevention and Control. Under this directive, the majority of our plants will, over the next few years, be required to obtain governmental authorizations which will regulate air and water discharges, waste management and other matters relating to the impact of operations on the environment, and to conduct site assessments to evaluate environmental conditions. Although implementing legislation in most EU member states is not yet in effect, it is likely that additional expenditures may be necessary in some cases to meet the requirements of authorizations under this directive. In particular, we believe that related expenditures to upgrade our wastewater treatment facilities at several sites may be necessary and associated costs could be material. Wastewater treatment upgrades unrelated to this initiative also are planned at certain facilities. In addition, we may incur material expenditures, beyond currently anticipated expenditures, in complying with EU Directives, particularly the

Directive on Hazardous Waste Incineration and the Seveso II Directive, which governs major accident hazards. It is also possible that additional expenditures to reduce air emissions at two of our U.K. facilities may be material. Capital expenditures relating to environmental matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation of specific standards which impose requirements on our operations. Therefore, we cannot assure you that material capital expenditures beyond those currently anticipated will not be required under environmental laws. See "Business--Environmental Regulations".

Risk Management

   We are exposed to market risk, including changes in interest rates, currency exchange rates and certain commodity prices. Our exposure to foreign currency market risk is limited since sales prices are typically denominated in euros or U.S. dollars. To the extent we have material foreign currency exposure on known transactions, hedges are put in place monthly to mitigate such market risk. Our exposure to changing commodity prices is also limited (on an annual basis) since the majority of raw materials are acquired at posted or market related prices, and sales prices for finished products are generally at market related prices which are set on a quarterly basis in line with industry practice. To manage the volatility relating to these exposures, we enter into various derivative transactions. We hold and issue derivative financial instruments for economic hedging purposes only.


   Our cash flows and earnings are subject to fluctuations due to exchange rate variation. Short-term exposures to changing foreign currency exchange rates at certain of our foreign subsidiaries are managed through financial market transactions, principally through the purchase of forward foreign exchange contracts (with maturities of six months or less) with various financial institutions, to reflect the currency denomination of its cash flows. We do not hedge our currency exposures in a manner that would entirely eliminate the effect of changes in exchange rates on our cash flows and earnings. As of September 30, 2001, we had outstanding foreign exchange forward contracts with third party banks of approximately $15 million. Predominantly, our hedging activity is to sell forward the majority of our surplus non-U.S. dollar receivables for U.S. dollars. Using sensitivity analysis, the foreign exchange loss due to these derivative instruments from an assumed 10% unfavorable change in year-end rates, when considering the effects of the underlying hedged firm commitment, is not material.


   Under the terms of our senior secured credit facilities, we are required to hedge a significant portion of our floating rate debt. As of September 30, 2001, we have entered into approximately $646 million notional amount of interest rate swap, cap and collar transactions, which have terms ranging from approximately nine months to thirty-nine months. The majority of these transactions hedge against movements in U.S. dollar interest rates. The U.S. dollar swap transactions obligate us to pay fixed amounts ranging from approximately 5.75% to approximately 7.00%. The U.S. dollar collar transactions carry floors ranging from 5.00% to 6.25% and caps ranging from 6.60% to 7.50%. We have also entered into a euro-denominated swap transaction that obligates us to pay a fixed rate of approximately 4.30%. We do not hedge our interest rate exposure in a manner that would entirely eliminate the effects of changes in market interest rates on our cash flow and earnings. Assuming a 1% (100 basis point) increase in U.S. dollar interest rates, the effect on the annual interest expense would be an increase of approximately $15.2 million. This increase would be reduced by approximately $2.8 million as a result of the effects of the interest rate swap, cap and collar transactions described above.

   In order to reduce our overall raw material costs, our petrochemical business enters into various commodity contracts to hedge its purchase of commodity products. We do not hedge our commodity exposure in a manner that would entirely eliminate the effects of changes in

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


commodity prices on our cash flows and earnings. At September 30, 2001, we had forward purchase and sales contracts for 170,000 and 50,000 tonnes (naphtha and other hydrocarbons), respectively, which do not qualify for hedge accounting. Assuming a 10% increase or a 10% decrease in the price per tonne of naptha, the change would result in gains or losses of approximately $3 million, respectively.


Recently Issued Financial Accounting Standards





   On July 20, 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The statements will change the accounting for business combinations and goodwill in two significant ways. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of that statement, which for us will be January 1, 2002. We are currently evaluating the effects of adopting these pronouncements.




   In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible, long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred by capitalizing it as part of the carrying amount of the long-lived assets. As required by SFAS No. 143, we will adopt this new accounting standard on January 1, 2003. We are currently evaluating the effects of adopting this pronouncement.


   In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement establishes a single accounting model for the impairment or disposal of long-lived assets. As required by SFAS No. 144, we will adopt this new accounting standard on January 1, 2002. We are currently evaluating the effects of adopting this pronouncement.



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

                                    BUSINESS

General

   We are a global manufacturer and marketer of specialty and commodity chemicals through our three principal businesses: specialty chemicals, petrochemicals and TiO\\2\\. We believe that our company is characterized by low-cost operating capabilities; a high degree of technological expertise; a diversity of products, end markets and geographic regions served; significant product integration; and strong growth prospects.

  . Our global specialty chemicals business is a leader in the production of MDI and MDI-based polyurethane systems, TPU and ethyleneamines. In addition, our PO business is one of three North American producers of PO. Our customers use our polyurethane products in a wide variety of polyurethane applications, including automotive interiors, refrigeration and appliance insulation, construction products, footwear, furniture cushioning and adhesives. PO is used in a variety of applications, the largest of which is the production of polyols sold into the polyurethane chemicals market. Our surfactants and surfactant intermediates are used primarily in consumer detergents, toiletries, baby shampoos and personal care products, as well as in a variety of industrial uses.


  . Our petrochemicals business produces olefins and aromatics at integrated facilities in northern England. Olefins and aromatics are the key building blocks for the petrochemical industry and are used in plastic, synthetic fibers, packaging materials and a wide variety of other applications.

  . Our TiO\\2\\ business, which operates under the trade name "Tioxide", is a market leader in the production of TiO\\2\\. TiO\\2\\ is a white pigment used to impart whiteness, brightness and opacity to products such as paints, plastics, paper, printing inks, synthetic fibers and ceramics.

   Our company, a Delaware limited liability company, was formed in 1999 in connection with a transaction between our parent, Huntsman International Holdings, Huntsman Specialty and ICI. In connection with the transaction, Huntsman International Holdings acquired, on June 30, 1999, ICI's polyurethane chemicals, selected petrochemicals and TiO\\2\\ businesses and Huntsman Specialty's PO business. Huntsman International Holdings also acquired BP Chemicals' 20% ownership interest in the Wilton olefins facility and certain related assets. Huntsman International Holdings transferred the acquired business to us and to our subsidiaries. Huntsman International Holdings owns all of our membership interests. Huntsman International Holdings' membership interests are owned 60% by Huntsman Specialty, 30% by ICI and its affiliates and 10% by institutional investors.

   For the year ended December 31, 2000, we had revenues of $4.5 billion, pro forma EBITDA of $608 million and pro forma adjusted EBITDA of $624 million. For the nine months ended September 30, 2001, we had revenues of $3.6 billion, pro forma EBITDA of $371 million and pro forma adjusted EBIDTA of $378 million. For the year ended December 31, 2000, our specialty chemicals, petrochemicals and TiO\\2\\ businesses represented 47%, 31% and 22%, respectively, of revenues. For the nine months ended September 30, 2001, our specialty chemicals, petrochemicals and TiO\\2\\ businesses represented 54%, 27% and 19%, respectively, of revenues. For the definitions of pro forma EBITDA and pro forma adjusted EBITDA, please see note to our "Summary Historical and Pro Forma Financial Data".


Specialty Chemicals

General

   Our specialty chemicals business is composed of:

  . the polyurethane chemicals business that we acquired from ICI;

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

  . the PO business that we acquired from Huntsman Specialty;

  . the TPU business that we acquired from The Rohm and Haas Company in August 2000;


  . the ethyleneamines business we acquired from Dow in February 2001; and


  . the surfactants business we acquired from Rhodia S.A. in April 2001.


   We are one of the leading polyurethane chemicals producers in the world in terms of production capacity. We market a complete line of polyurethane chemicals, including MDI, TDI, TPU, polyols, polyurethane systems and aniline, with an emphasis on MDI-based chemicals. Our customers produce polyurethane products through the combination of an isocyanate, such as MDI or TDI, with polyols, which are derived largely from PO and ethylene oxide. Primary polyurethane end-uses include automotive interiors, refrigeration and appliance insulation, construction products, footwear, furniture cushioning, adhesives and other specialized engineering applications. According to Chem Systems, global consumption of MDI was approximately 5.3 billion pounds in 2000, growing from 2.9 billion pounds in 1992, which represents an 8.1% compound annual growth rate. This high growth rate is the result of the broad end-uses for MDI and its superior performance characteristics relative to other polymers.


   Our specialty chemicals business is widely recognized as an industry leader in utilizing state-of-the-art application technology to develop new polyurethane chemical products and applications. Approximately 30% of our 2000 polyurethane chemicals sales were generated from products and applications introduced in the previous three years. Our rapid rate of new product and application development has led to a high rate of product substitution, which in turn has led to MDI sales volume growth for our business of approximately 9.2% per year over the past ten years, a rate in excess of the industry growth rate. Largely as a result of our technological expertise and history of product innovation, we have enjoyed long-term relationships with a diverse customer base.

   Our production facilities, located in Rozenburg, Netherlands and Geismar, Louisiana, contribute to making us a market leader in the production of MDI. These facilities receive raw materials from our company's aniline facilities located in Wilton, U.K. and Geismar, Louisiana, which are also among the market leaders. Since 1996, we have invested over $600 million to significantly enhance our production capabilities through the rationalization of our older, less efficient facilities and the modernization of our newer facilities at Rozenburg and Geismar.


   We are one of three North American producers of PO. Our customers process PO into derivative products such as polyols for polyurethane products, propylene glycol, which is commonly referred to in the chemicals industry as "PG", and various other chemical products. End uses for these derivative products include applications in the home furnishings, construction, appliance, packaging, automotive and transportation, food, paints and coatings and cleaning products industries. PG is used primarily to produce unsaturated polyester resins for bath and shower enclosures and boat hulls, and to produce heat transfer fluids and solvents. As a co-product of our PO manufacturing process, we also produce methyl tertiary butyl ether, which is commonly referred to in the chemicals industry as "MTBE". MTBE is an oxygenate that is blended with gasoline to reduce harmful vehicle emissions and to enhance the octane rating of gasoline. See "--MTBE Developments" for a further discussion of MTBE.


   We use our proprietary technology to manufacture PO and MTBE at our state-of-the-art facility in Port Neches, Texas. This facility, which is the most recently built PO manufacturing facility in North America, was designed and built under the supervision of Texaco and began commercial operations in August 1994. Since acquiring the facility in 1997, we have increased its PO capacity by approximately 30% through a series of low-cost process improvement projects. The current capacity of our PO facility is approximately 525 million pounds of PO per year. We produce PG under a tolling arrangement with Huntsman Petrochemical Corporation, which has the capacity to produce approximately 130 million pounds of PG per year at a neighboring facility.

   Effective April 1, 2001, our specialty chemicals businees acquired the European surfactants business of Albright & Wilson, a subsidiary of Rhodia S.A. Our new surface sciences organization (which includes the European surfactants business acquired from Albright & Wilson) was created as a separate business unit within the specialty chemicals division during the second quarter of 2001.


   Our surface sciences business is a leading manufacturer of surfactants and surfactant intermediates, with one of the broader market coverage and product range capabilities among European producers. Our surfactant products are primarily used in consumer detergent and toiletry products, where the business offers a complete range of mainstream surfactants, together with a diversified range of mild surfactants and specialty formulations for baby shampoos and other personal care applications. We are also an important producer of powder and liquid laundry detergents and other liquid formulations. In addition, we offer a wide range of surfactants and formulated specialty products for industrial applications such as leather and textile treatment, foundry and construction, agrochemicals, polymers and coatings. Our products are manufactured in seven facilities located in the United Kingdom, France, Italy and Spain.


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

Industry Overview

   The polyurethane chemicals industry is estimated to be a $26 billion global market, consisting primarily of the manufacture and marketing of MDI, TDI and polyols, according to Chem Systems.

   In 2000, according to Chem Systems, MDI, TDI, polyols and other products, such as specialized additives and catalysts, accounted for 27%, 15%, 44%, and 14% of industry-wide polyurethane chemicals sales, respectively. MDI is used primarily in rigid foam; conversely, TDI is used primarily in flexible foam applications that are generally sold as commodities. Polyols, including polyether and polyester polyols, are used in conjunction with MDI and TDI in rigid foam, flexible foam and other non-foam applications. TPU is used in flexible elastomers and other specialty non-foam applications. PO, one of the principal raw materials for polyurethane chemicals, is primarily used in consumer durables. The following chart illustrates the range of product types and end uses for polyurethane chemicals:

    [CHART ILLUSTRATING RANGE OF PRODUCT TYPES AND END USES FOR POLYURETHANE
                                   CHEMICALS]

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

   Polyurethane products are created through the reaction of MDI or TDI with a polyol. Polyurethane chemicals are sold to customers who react the chemicals to produce polyurethane products. Depending on their needs, customers will use either commodity polyurethane chemicals produced for mass sales or specialty polyurethane chemicals tailored for their specific requirements. By varying the blend, additives and specifications of the polyurethane chemicals, manufacturers are able to produce and develop a breadth and variety of polyurethane products. The following table sets forth information regarding the three principal polyurethane chemicals markets:

  [TABLE SETTING FORTH INFORMATION REGARDING THE THREE PRINCIPAL POLYURETHANE
                               CHEMICALS MARKETS]

   MDI. As reflected in the chart above, MDI has a substantially larger market size and a higher growth rate than TDI primarily because MDI has generally superior properties and can be used in a broader range of polyurethane applications than TDI. According to Chem Systems, future growth of MDI is expected to be driven by the continued substitution of MDI--derived polyurethane for fiberglass and other materials currently used in insulation foam for construction. Other high growth markets, such as binders for reconstituted wood board products, are expected to further contribute to the continued growth of MDI.

   Since 1992, the global consumption of MDI has grown at a compound rate of 8.1%, which exceeds both GDP growth and TDI consumption growth during the same period, according to Chem Systems. The U.S. and European markets consume the largest quantities of MDI. Our company is one of the market leaders in MDI. Our main competitors include Bayer, BASF and Dow.

   TDI. The TDI market generally grows at a rate consistent with GDP. The consumers of TDI consist primarily of numerous manufacturers of flexible foam blocks sold for use as furniture cushions and mattresses. Flexible foam is typically the first polyurethane market to become established in developing countries, and, as a result, development of TDI demand typically precedes MDI demand.

   TPU. In August 2000, we completed our acquisition of the Morton global TPU business from The Rohm and Haas Company. The acquired TPU business adds production capacity in Osnabruck, Germany and Ringwood, Illinois, which complements our existing footwear-based TPU business. TPU is a high quality material with unique qualities such as durability, flexibility, strength, abrasion-resistance, shock absorbency and chemical resistance. We can tailor its performance characteristics to meet the specific requirements of our customers, such as for use in injection molding and components for the automotive and footwear industries. It is also extruded into films and profiles and finds a wide variety of applications in the construction, adhesives, sealants and elastomers ("CASE") markets.


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

   Polyols. Polyols are reacted with isocyanates, primarily MDI and TDI, to produce finished polyurethane products. In the U.S., approximately 77% of all polyols produced are used in polyurethane applications, according to Chem Systems. In 2000, approximately two-thirds of the polyols used in polyurethane applications were processed with TDI to produce flexible foam blocks and the remaining one-third was processed in various applications that meet the specific needs of individual customers. The creation of a broad spectrum of polyurethane products is made possible through the different combinations of the various polyols with MDI, TDI and other isocyanates. The market for specialty polyols that are reacted with MDI has been growing at approximately the same rate at which MDI consumption has been growing. We believe that the growth of commodity polyols demand has paralleled the growth of global GDP.

   Ethyleneamines. In February 2001, we completed our acquisition of the global ethyleneamines business of Dow. The acquired ethyleneamines business adds production capacity in Freeport, Texas and a long-term supply arrangement for up to 50% of the existing production capacity of Dow's ethyleneamines plant in Terneuzen, Netherlands. Ethyleneamines are highly versatile performance chemicals with a wide variety of end-use applications including lube oil additives, epoxy hardeners, wet strength resins, chelating agents and fungicides.

   Aniline. Aniline is an intermediate chemical used primarily as a raw material to manufacture MDI. Approximately 80% of all aniline produced is consumed by MDI producers, while the remaining 20% is consumed by synthetic rubber and dye producers. According to Chem Systems, global capacity for aniline is approximately 6.7 billion pounds per year. Generally, most aniline produced is either consumed downstream by the producers of the aniline or is sold to third parties under long-term supply contracts.

   PO. Demand for PO depends largely on overall economic demand, especially that of consumer durables. Consumption of PO in the U.S. represents approximately 40% of global consumption. According to Chem Systems, U.S. consumption of PO was approximately 4.1 billion pounds in 2000, growing from
2.8 billion pounds in 1992, which represents a 4.9% compound annual growth rate. According to Chem Systems, the following chart illustrates the primary end markets and applications for PO, and their respective percentages of total PO consumption:

   [CHART ILLUSTRATING PRIMARY END MARKETS AND APPLICATIONS FOR PO, AND THEIR
                RESPECTIVE PERCENTAGES OF TOTAL PO CONSUMPTION]

   Two U.S. producers, Lyondell and Dow, account for approximately 90% of North American PO production. We believe that Dow consumes approximately 70% of their North American PO production in their North American downstream operations, and that approximately 50% of Lyondell's North American PO production is consumed internally or sold to Bayer, which recently acquired Lyondell's polyols business.

   MTBE. We currently use our entire production of tertiary butyl alcohol, or TBA, a co-product of our PO production process to produce MTBE. MTBE is an oxygenate that is blended with gasoline to reduce harmful vehicle emissions and to enhance the octane rating of gasoline. Historically, the refining industry utilized tetra ethyl lead as the primary additive to increase the octane rating of gasoline until health concerns resulted in the removal of tetra ethyl lead from gasoline. This led to the increasing use of MTBE as a component in gasoline during the 1980s. U.S. consumption of MTBE has grown at a compound annual rate of 15.2% in the 1990s due primarily to the implementation of federal environmental standards that require improved gasoline quality through the use of oxygenates. MTBE has experienced strong growth due to its ability to satisfy the oxygenation requirement of the Clean Air Act Amendments of 1990 with respect to exhaust emissions of carbon monoxide and hydrocarbon emissions from automobile engines. Some regions of the U.S. have adopted this oxygenate requirement to improve air quality even though they may not be mandated to do so by the Clean Air Act. While this trend has further increased MTBE consumption, the use of MTBE is becoming increasingly controversial and may be substantially curtailed or eliminated in the future by legislation or regulatory action. See "--MTBE Developments".

   Surface Sciences. The European merchant market for surfactants is valued at around (Euro)2 billion or two million metric tons per annum. Growth in surfactants is generally expected to follow Gross Domestic Product growth rates within the Western Europe for the next several years. Demand growth for surfactants is viewed as being relatively stable with low cyclicality. The main consumer product markets for surfactants show considerable innovation both in formulation and performance. As a consequence, lifetimes for these consumer
(end) products can often be quite short. This affords considerable opportunity for innovative surfactants manufacturers to provide surfactants and blends with differentiated specifications and properties. For basic surfactants, pricing bears a strong relationship to underlying raw material prices and tends to lag petrochemical prices.


Key Strengths

   Our specialty chemicals business is characterized by the following strengths:

  . Leading Producer in an Attractive Industry--We believe that we have a market leading position in the production capacity of MDI and MDI-based polyurethane systems, TPUs, ethyleneamines and surfactants. Since 1992, the global consumption of MDI has grown at a compound rate of 8.1%.


  . Technological Leader--We have demonstrated the ability to sustain a strong record of utilizing state-of-the-art application technology to develop polyurethane chemical products, surfactant products and applications. Approximately 30% of our 1999 sales of polyurethane chemicals were generated from products and applications introduced in the previous three years. This rapid rate of new product and application development has led to a high rate of materials substitution, and correspondingly high MDI sales volume growth of approximately 9.2% per year over the past 10 years, which is in excess of the industry growth rate.


  . Low-Cost Producer--We are among the lowest total cost MDI producers, and one of the lowest cost PO producers, in the world, according to Chem Systems. This is largely due to the scale of our modern facilities and their integration with their suppliers of the products' primary raw materials. Since 1996, we have invested over $600 million in order to significantly enhance our production capabilities through the rationalization of older, less efficient facilities and the modernization of newer facilities. Furthermore, because our Port Neches, Texas facility is less than five years old, we expect our annual maintenance-related capital expenditures for PO production to be minimal for the next several years.

  . Strength and Quality of Customer Relationships--Our polyurethane chemicals and surface sciences businesses custom blend our products to meet each customer's specifications, and we work closely with customers to develop new and innovative products to meet their needs. We employ regionally focused and experienced sales forces and technical support personnel trained to service highly differentiated end markets. By assisting our customers to overcome production obstacles at their facilities, we have strengthened our relationships with them and created new opportunities to develop products for them.

  . Long-Term Customer Contracts--Currently, we enjoy the benefit of long-term contracts under which 100% of our annual PO production, approximately 95% of our annual MTBE production and over 70% of our annual PG production is sold to various consumers, including Huntsman Petrochemical Corporation. Additionally, our principal PO contracts are structured to effectively reduce our exposure to price volatility in propylene, the principal raw material in PO, by providing for a variable processing fee plus the market value of propylene consumed in PO production.

  . Broad Range of End-Use Products for PO--PO is a versatile chemical used to produce derivative products for a wide array of end-use applications in a variety of industries, including the home furnishings, construction, appliance, packaging, automotive and transportation, food, paint, CASE and cleaning product industries.

Strategy

   The strategy for our specialty chemicals business is based on the following initiatives:

  . Build on Our Technological Expertise for Growth--As our PO contracts expire, we intend to leverage our technological expertise to strengthen our relationships with existing customers and create opportunities to service new customers and end-markets. In particular, we are focused on developing products that will allow us to better serve high-value, high-growth markets such as the automotive interiors, footwear, and CASE markets.

  . Maintain Low-Cost Leadership--We will continue to focus on process innovation and invest in low-cost process improvement projects to incrementally increase the production capacity of our facilities and maintain our low production cost position. In addition to our large-scale capacity expansions, we have historically been able to increase the capacities of our existing MDI, aniline and nitrobenzene facilities for minimal capital investment. We believe that similar opportunities exist within our newly-modernized asset base, and we intend to identify and capture these opportunities going forward.

  . Capitalize on Product Synergies--We intend to evaluate selective opportunities to utilize our PO internally to increase the scope and scale of our specialty polyol offerings at improved profitability. We believe we will be able to use our PO production in this manner as a platform for growth in MDI and TDI sales. Additionally, we believe that by managing our products and technologies together with Huntsman Corporation's existing polyurethane catalyst, polyol, and amine technologies, further benefits will be created for our company.

  . Continue to Increase Capacity--Since acquiring our PO facility in 1997, we have increased our PO capacity by approximately 30% through a series of low-cost process improvement projects. We believe further low-cost process improvement opportunities exist throughout our specialty chemicals business and we will continuously work to implement further low-cost process improvement projects in this area.

  . Surface Sciences--The strategy for our surface sciences business is based on seeking to expand its profitability through continued product innovation, targeted marketing programs and possible production rationalization. We also intend to work where appropriate with the North American and Pacific Rim surfactants operations of Huntsman Corporation (affiliates of which own 60% of our membership interests) to increase product and technology integration to better respond to our customers' needs.


Sales and Marketing

   We manage a global sales force at 45 locations with a presence in 33 countries, which sells our polyurethane chemicals to over 2,000 customers in 67 countries. Our sales and technical resources are organized to support major regional markets, as well as key end-use markets which require a more global approach. These key end-use markets include the appliance, automotive, footwear, furniture, and CASE industries.

   Approximately 50% of our polyurethane chemicals sales are in the form of "systems" in which we provide the total isocyanate and polyol formulation to our customers in a ready-to-use form. Our ability to supply polyurethane systems is a critical factor in our overall strategy to offer comprehensive product solutions to our customers. We have strategically located our polyol blending facilities, commonly referred to in the chemicals industry as "systems houses", close to our customers, enabling us to focus on customer support and technical service. We believe this customer support and technical service system contributes to customer retention and also provides opportunities for identifying further product and service needs of customers. We intend to increase the utilization of our systems houses to produce and market greater volumes of polyols and MDI polyol blends.

   We have entered into contractual arrangements with Huntsman Corporation and Huntsman Petrochemical Corporation, under which Huntsman Corporation and Huntsman Petrochemical Corporation provide us with all of the management, sales, marketing and production personnel required to operate our PO business and our MTBE business. See "Risk Factors--If we are unable to maintain our relationships with Huntsman Corporation and ICI, then we may not be able to replace on favorable terms our contracts with them or the services and facilities that they provide, if at all" and "Certain Relationships and Related Transactions". We believe that the extensive market knowledge and industry experience of the sales executives and technical experts provided to us by Huntsman Corporation and Huntsman Petrochemical Corporation, in combination with our strong emphasis on customer relationships, have facilitated our ability to establish and maintain long-term customer contracts. Due to the specialized nature of our markets, our sales force must possess technical knowledge of our products and their applications. Our strategy is to continue to increase sales to existing customers and to attract new customers by providing quality products, reliable supply, competitive prices and superior customer service.


   Based on current production levels, we have entered into long-term contracts to sell 100% of our PO to customers including Huntsman Petrochemical Corporation through 2007. Other contracts provide for the sale of our MTBE production to Texaco and BP Amoco. More than half of our annual MTBE production is committed to Texaco and BP Amoco, with our contract with Texaco expiring in 2007. In addition, over 70% of our current annual PG production is sold pursuant to long-term contracts.

   Our surface sciences business has its own sales and marketing capabilities. The global and regional headquarters for the business are both located in the United Kingdom (at Hammersmith and Warley respectively).


Manufacturing and Operations

   Our primary specialty chemicals facilities are located at Geismar, Louisiana; Port Neches, Texas; Rozenburg, Netherlands and Wilton, U.K. Our Geismar expansion was completed in 2000, giving it one of the largest production capacities for nitrobenzene, aniline and MDI in the world.

   The following chart provides information regarding the capacities of our primary facilities:


                                                Annual Capacities (in millions)
                          ------------------------------------------------------------------------------------
        Location           MDI     TDI Polyols  TPU Aniline   Nitrobenzene Ethyleneamines PO  PG       MTBE
        --------          -----    --- -------  --- -------   ------------ -------------- --- ---    ---------
                                                      (pounds)                                       (gallons)
Geismar, Louisiana(a)...    840(a)  90   160           830(b)    1,200(b)
Freeport, Texas.........                                                        160
Osnabruck, Germany......                  20     30
Port Neches, Texas......                                                                  525 130(c)    260
Ringwood, Illinois......                         20
Rozenburg, Netherlands..    620          120
Shepton Mallet, U.K. ...                  50(d)
Wilton, U.K.............                               660         810
                          -----    ---   ---    ---  -----       -----          ---       --- ---       ---
 Total..................  1,460     90   350     50  1,490       2,010          160       525 130       260
                          =====    ===   ===    ===  =====       =====          ===       === ===       ===

--------
(a) The Geismar facility is owned as follows: we own 100% of the MDI, TDI and polyol facilities, and Rubicon, Inc., a manufacturing joint venture with Crompton Corp. in which we own a 50% interest, owns the aniline and nitrobenzene facilities. Rubicon is a separate legal entity that operates both the assets that we own jointly with Crompton Corp. and our wholly-owned assets at Geismar.
(b) We have the right to approximately 80% of this capacity under the Rubicon joint venture arrangements.
(c) We produce under a tolling arrangement with Huntsman Petrochemical Corporation.

(d) As part of the first phase of a cost reduction program, we have announced the closure of our Shepton Mallet, U.K. facility in 2002 and the reduction in force of approximately 200 employees at Shepton Mallet, U.K. and other locations during the fourth quarter of 2001 and during the first half of 2002.


   Since 1996, over $600 million has been invested to improve and expand our MDI production capabilities through the rationalization of older, less efficient facilities and the modernization of newer facilities. We expect to pursue future plant expansions and capacity modification projects when justified by market conditions.

   In addition to MDI, we produce TDI and polyols at our Geismar facility and polyols and polyol blends at our Rozenburg facility. We manufacture TDI and polyols primarily to support our MDI customers' requirements. We believe the combination of our PO business, which produces the major feedstock for polyols, with our polyols business creates an opportunity to expand our polyols business and market greater volumes of polyols through our existing sales network and customer base.

   We use a proprietary manufacturing process to manufacture PO. We own or license all technology, know-how and patents developed and utilized at this facility. Our process reacts isobutane and oxygen in proprietary oxidation (peroxidation) reactors, thereby forming tertiary butyl hydroperoxide ("TBHP") and TBA which are further processed into PO and MTBE, respectively. Because our PO production process is less expensive relative to other technologies and allows all of our PO co-products to be processed into saleable or useable materials, we believe that our PO production technology possesses several distinct advantages over its alternatives. For example, the reactors for our PO production process are less expensive relative to other technologies, and our feedstock and overall investment costs are lower than for the PO/styrene monomer technology. As compared to the chlorohydrin technology, our process produces significantly less waste effluent and avoids the disposal of chlorinated waste products that must be incinerated or used in the manufacture of chlorinated solvents. Finally, all of our PO co-products can be processed into saleable materials or used as fuels in our production process.

   Our surface sciences business includes seven production sites located in the United Kingdom (at Whitehaven), France (Lavera and St. Mihiel), Spain (Barcelona and Alcover), and Italy (Castiglione and Patrica/Frosinone), and a research facility located in the United Kingdom (at Oldbury). Our surfactants facilities are well located in Europe, with broad capabilities in conversion, sulfonation and ethoxylation. The combined sulfonation capacity of our facilities is approximately 200 kilotons per year, and the combined ethoxylation capacity is approximately 130 kilotons per year. The surfactants facilities have a competitive cost base and use modern production tools that allow for flexibility in production capabilities and technical innovation.


   Rubicon Joint Venture. We are a 50% joint venture owner, along with Crompton Corp., of Rubicon, Inc., which owns aniline, nitrobenzene and diphenylamine ("DPA") manufacturing facilities in Geismar, Louisiana. In addition to operating our 100% owned MDI, TDI and polyol facilities at Geismar, Rubicon also operates the joint venture's owned aniline, nitrobenzene and DPA facilities and is responsible for providing other auxiliary services to the entire Geismar complex. We are entitled to approximately 80% of the nitrobenzene and aniline production capacity of Rubicon, and Crompton Corp. is entitled to 100% of the DPA production. As a result of this joint venture, we are able to achieve greater scale and lower costs for our products than we would otherwise have been able to obtain.

   Raw Materials. The primary raw materials for polyurethane chemicals are benzene and PO. Benzene is a widely-available commodity that is the primary feedstock for the production of MDI. Approximately one-third of the raw material costs of MDI is attributable to the cost of benzene. Our integration with our suppliers of benzene, nitrobenzene and aniline provides us with a competitively priced supply of feedstocks and reduces our exposure to supply interruption. The primary raw materials for our surface sciences business are linear alkylbenzene, ethylene oxide, natural alcohols, caustic soda and fatty acids. All of these raw materials are widely available in the merchant market at competitive prices. Our Whitehaven, U.K. facility also produces natural alcohols which gives us a competitive advantage in alcohol-based surfactants.

   A major cost in the production of polyols is attributable to the costs of PO. We believe that the integration of our PO business with our polyurethane chemicals business will give us access to a competitively priced, strategic source of PO and the opportunity to further expand into the polyol market. The primary raw materials used in our PO production process are butane/isobutane, propylene, methanol and oxygen, which accounted for 61%, 20%, 13% and 3%, respectively, of total raw material costs in 2000. We purchase our raw materials primarily under long-term contracts. While most of these feedstocks are commodity materials generally available to us from a wide variety of suppliers at competitive prices in the spot market, we purchase all of the propylene used in the production of our PO from Huntsman Petrochemical Corporation, and through Huntsman Petrochemical Corporation's pipeline, which is the only propylene pipeline connected to our PO facility.

Competition

   Competitors in the polyurethane chemicals business include leading worldwide chemical companies such as BASF, Bayer, Dow and Lyondell. While these competitors produce various types and quantities of polyurethane chemicals, we focus on MDI and MDI-based polyurethane systems. We compete based on technological innovation, technical assistance, customer service, product reliability and price. In addition, our polyurethane chemicals business also differentiates itself from its competition in the MDI market in two ways: (1) where price is the dominant element of competition, our polyurethane chemicals business differentiates itself by its high level of customer support including cooperation on technical and safety matters; and (2) elsewhere, we compete on the basis of product performance and our ability to react to customer needs, with the specific aim of obtaining new business through the solution of customer problems. Nearly all the North American PO production capacity is located in the U.S. and controlled by three producers, Lyondell, Dow, and ourselves. We compete based on price, product performance and service.

   There are numerous sufactants producers in Europe and worldwide. We are one of the major European producers of surfactants. Our main competitors include worldwide leading chemical companies such as Condea/Sasol, BASF, Shell, Cognis (recently sold to financial investors Schroder Ventures and Goldman Sachs Capital Partners), Clariant, and Akzo, as well as various smaller or more local competitors. We compete on the basis of price with respect to our basic surfactant product offering and, in addition to price, on the basis of performance and service with respect to our specialty and blended surfactant products.


MTBE Developments

   The presence of MTBE in some groundwater supplies in California and other states (primarily due to gasoline leaking from underground storage tanks) and in surface water (primarily from recreational watercraft) has led to public concern about MTBE's potential to contaminate drinking water supplies. Heightened public awareness regarding this issue has resulted in state, federal and, more recently, foreign initiatives to rescind the federal oxygenate requirements for reformulated gasoline or restrict or prohibit the use of MTBE in particular. For example, the California Air Resources Board adopted regulations that would prohibit the addition of MTBE to gasoline after 2002. In addition, the State of California requested that the U.S. Environmental Protection Agency ( the "EPA") waive the federal oxygenated fuels requirements of the federal Clean Air Act for gasoline sold in California. The EPA denied the State's request on June 12, 2001. Certain other states have also taken actions to restrict or eliminate the future use of MTBE. We are unable to state what the short and long term effects of the EPA's action on California's ban on MTBE use will be. The actual effect of other state actions on the use of MTBE in gasoline is similarly unclear. However, several bills have been introduced in the U.S. Congress to accomplish similar goals of curtailing or eliminating the oxygenated fuels requirements in the Clean Air Act, or of curtailing MTBE use. In 1999, the U.S. Senate also passed a resolution calling for a phase out of MTBE. While this resolution has no binding legal effect, there can be no assurance that future Congressional action will not result in a ban or other restrictions on MTBE use. Most recently, the U.S. Senate Environmental and Public Works Committee approved and sent to the Senate floor S.B. 950 which, if passed, would ban in four years the use in the U.S. of MTBE in gasoline. The bill in its present form is controversial; whether the Senate will take action on it in this or a modified form is unknown. In addition, on March 20, 2000, the EPA announced its intention, through an advanced notice of proposed rulemaking, to phase out the use of MTBE under authority of the federal Toxic Substances Control Act. In its notice, the EPA also called on the U.S. Congress to restrict the use of MTBE under the Clean Air Act. Any phase-out of or prohibition against the use of MTBE in California (in which a significant amount of MTBE is consumed), in other states, or nationally may result in a significant reduction in demand for our MTBE and result in a material loss in revenues or material costs or expenditures.


   Denmark has recently proposed to the EU that a directive be issued, taking effect in 2005, allowing individual EU countries to ban the use of MTBE. Currently no other EU member states have joined Denmark's proposal, independent of its EU proposal. Denmark has entered into a voluntary agreement with refiners that will significantly reduce the sale of MTBE in Denmark. The agreement calls for refiners to cease using MTBE in 92- and 95-octane gasoline by May 1, 2002; however, MTBE will still be an additive in a limited amount of 98-octane gasoline sold in 100 selected service stations in the country.


   In the United States, the state of New York has proposed a ban on the sale of MTBE in New York. The Oxygenated Fuel Association ("OFA"), an organization representing MTBE producers, challenged the proposed ban in federal court in New York. In a motion for summary judgment, OFA asserted that the state of New York was precluded by the doctrine of federal preemption from banning MTBE sales in the state because of the federal oxygenated requirement under the federal Clean Air Act. The court, however, rejected OFA's motion. Although this ruling was based on the court's determination that there are factual issues precluding summary judgment, the ruling tends to provide some support for the theory that an individual state can act unilaterally to preclude the sale of MTBE within its jurisdiction. Several states have promulgated such bans, which are scheduled to take effect variously over the next several years. OFA will continue to pursue the New York case, as well as a similar case in California. Pending Congressional action to ban the sale of MTBE in the future, and the pendency of the United States Environmental Protection Agency's administrative process to ban the manufacture and sale of the chemical in the United States, also remain.


   While the environmental benefits of the inclusion of MTBE in gasoline are widely debated, we believe that there is no reasonable near term replacement for MTBE as an octane enhancer and, while its use may no longer be mandated, we believe that it will continue to be used as an octane enhancer as long as its use is not prohibited. We believe that our low production costs will put us in a favorable position relative to other higher cost sources of MTBE (primarily imports and on-purpose manufacturing facilities). In the event that there should be a phase-out of MTBE in the U.S. however, we believe we will be able to export MTBE to Europe or elsewhere or use our co-product TBA to produce saleable products other than MTBE. If we opt to produce products other than MTBE, necessary modifications to our facilities may require material capital expenditures and the sale of the other products may produce a lower level of cash flow than the sale of MTBE. Furthermore, we cannot give any assurance that we will not be named in litigation by citizens groups, municipalities or others relating to the environmental effects of MTBE or that such litigation will not have a material adverse effect on our business, financial condition, results of operations or cash flows. See "Risk Factors--Pending or future litigation or legislative initiatives related to MTBE may subject us to products or environmental liability or materially adversely affect our sales".

Petrochemicals

General

   We are a highly-integrated European olefins and aromatics producer. Olefins, principally ethylene and propylene, are the largest volume basic petrochemicals and are the key building blocks from which many other chemicals are made. For example, olefins are used to manufacture most plastics, resins, adhesives, synthetic rubber and surfactants that are used in a variety of end-use applications. Aromatics are basic petrochemicals used in the manufacture of polyurethane chemicals, nylon, polyester fiber and a variety of plastics.

   Our olefins facility at Wilton, U.K. is one of Europe's largest single-site and lowest cost olefins facilities, according to Chem Systems. Our Wilton facility has the capacity to produce approximately 1.9 billion pounds of ethylene, 880 million pounds of propylene and 225 million pounds of butadiene per year. The Wilton olefins facility benefits from its feedstock flexibility and superior logistics, which allows for processing of naphthas, condensates and natural gas liquids, or NGLs.

   We produce aromatics at our two integrated manufacturing facilities located in Wilton, U.K. and North Tees, U.K. We believe that we are one of Europe's largest producers of cyclohexane with 660 million pounds of annual capacity and of paraxylene with 750 million pounds of annual capacity and are among Europe's larger producers of benzene with 1,125 million pounds of annual capacity. Additionally, we have the annual capacity to produce 275 million pounds of cumene. We use all of the benzene produced by our aromatics business internally in the production of nitrobenzene for our polyurethane chemicals business and for the production of cyclohexane and cumene. The balance of our aromatics products is sold to several key customers. Our aromatics business has entered into a contract with Shell Trading

International Limited for the purchase of aromatics-rich feedstock. This transaction allowed us to close part of our aromatics facilities in the fourth quarter of 1999, thereby reducing fixed production costs while maintaining production of key products. We believe that this change will improve the future profitability of our aromatics business.

   Our petrochemicals business accounted for 31% of net sales in 2000, and, on a pro forma basis, accounted for 26% and 28% of our net sales in 1999 and 1998, respectively.

Industry Overview

   Petrochemical markets are essentially global commodity markets. However, the olefins market is subject to some regional price differences due to the more limited inter-regional trade resulting from the high costs of product transportation. The global petrochemicals market is cyclical and is subject to pricing swings due to supply and demand imbalances, feedstock prices (primarily driven by crude oil prices) and general economic conditions.

   As shown in the following table, both globally and in Western Europe, our primary market, ethylene is the largest petrochemicals market and paraxylene has been the fastest growing:

            2000 Global
            Market size W. Europe as  Historic Growth,
             (billions  a % of Global W. Europe (1992-
Product      of pounds)    Market           2000)      Markets                Applications
-------     ----------- ------------- ---------------- -------                ------------
Ethylene        197           22%           3.1%       Polyethylene,          Packaging materials,
                                                       ethylene oxide,        plastics, housewares,
                                                       polyvinyl chloride,    beverage containers,
                                                       alpha olefins, styrene personal care
Propylene       112           26%           3.7%       Polypropylene,         Clothing fibers,
                                                       propylene oxide,       plastics, automotive
                                                       acrylonitrile,         parts, foams for
                                                       isopropanol            bedding & furniture
Benzene          69           24%           3.1%       Polyurethanes,         Appliances,
                                                       polystyrene,           automotive
                                                       cyclohexane, cumene    components,
                                                                              detergents, personal
                                                                              care, packaging
                                                                              materials, carpet
Paraxylene       36           11%           5.7%       Polyester, purified    Fibers, textiles,
                                                       terephthalic acid      beverage containers
                                                       ("PTA")

--------
Source: Chem Systems

   The ethylene market in Western Europe is supplied by numerous producers, none of whom has a dominant position in terms of its share of Western European production capacity. Western European ethylene consumption in 2000 is estimated by Chem Systems at 44.1 billion pounds, representing an average industry operating rate of 91%. Propylene capacity in Western Europe is approximately
32.9 billion pounds per year. Western European propylene consumption in 2000 is estimated at 29.8 billion pounds, representing an average industry operating rate of 90%. The top three Western European producers of ethylene are AtoFina, Dow and EniChem. Olefins capacity in Western Europe has expanded moderately in recent years primarily through implementation of low-cost process improvement projects at existing units. No greenfield olefins capacity has been constructed in Western Europe since 1994. According to Chem Systems, given that it usually takes a minimum of three years between any announcement of a new plant and the plant coming on-line, it appears that the earliest any new plant might come on-line in Europe is in 2004.

   According to Chem Systems, the petrochemical industry is at or near its cyclical trough following a period of oversupply in the last few years and supply and demand characteristics are expected to improve in coming years, resulting in improved profitability.

   Like the ethylene market, the aromatics market, which is comprised of benzene and paraxylene, in Western Europe is characterized by several major producers, including, according to Chem Systems, Dow, AtoFina, Shell, EniChem, ExxonMobil and BASF. Annual Western European benzene production capacity is approximately 20 billion pounds and consumption was estimated by Chem Systems at 16.5 billion pounds in 2000. Paraxylene production capacity in Western Europe in 2000, according to Chem Systems, was approximately 5.8 billion pounds and consumption was estimated at 4.0 billion pounds.

   Both the benzene and paraxylene markets are currently in a period of overcapacity. The increasing restrictions imposed by regulatory authorities on the aromatics content of gasoline in general, and the benzene content in particular, have led to an increase in supply of aromatics in recent years. In 2000, global paraxylene demand grew by 3.0% largely as a result of the global economic growth, while global capacity rose by 2%. As a result of these dynamics, according to Chem Systems, margins in the aromatics industry, particularly those in paraxylene, are expected to continue to exhibit characteristic cyclicality and recover from currently depressed cyclical lows early in the next few years as polyester growth drives a rebalancing of supply and demand.

Key Strengths

   Our petrochemicals business is characterized by the following strengths:

  . Raw Material Supply and Integration--Our petrochemicals facilities are strategically located in northeastern England with pipeline and waterborne access to the vast hydrocarbon supplies from the North Sea. The dramatic rise in gas processing in the Teesside area is expected to provide a growing availability of NGLs and other liquid feedstocks at favorable prices. We also benefit from internal integration whereby a local third party refinery and our olefins facility provide a significant amount of feedstock for our aromatics facilities, which in turn provides a significant amount of feedstock for our olefins facility, all of which are transferred via pipeline to minimize transportation and handling costs.

  . Distribution & Storage Infrastructure--We have a unique supporting infrastructure comprising liquefied ethylene terminals at both Teesside, U.K. (principally for export) and import rights at Wilhelmshaven, Germany; a propylene terminal at Teesside (principally for export); extensive cavern storage facilities in the Teesside area for storage of naphtha and NGL feedstocks, ethylene, propylene, crude butadiene and hydrogen; extensive above ground storage and jetty facilities to allow both import and export of feedstocks and products; and an ethylene pipeline grid linking our facilities to customers in northwestern England, northeastern England and Grangemouth, Scotland. We believe such infrastructure assets provide us with a competitive advantage and will allow us to be creative in the sourcing of raw materials and in the development and maintenance of strategic customers.

  . Low-Cost Producer--According to Chem Systems, we are one of the lowest cost olefins producers in Europe. Our scale of olefins production, the location of our olefins facility within the larger chemical manufacturing complex at Wilton and the proximity of all of our petrochemical facilities to abundant supplies of raw materials provide significant cost advantages over most other European olefins producers.

  . Strong Customer Relationships--We have several strong customer relationships in diverse markets that create attractive outlets for our products, many of which are linked via direct pipeline to our facilities. The primary customers for our ethylene business are European Vinyls Corporation, Dow, BP Chemicals and ICI. A large majority of our propylene is sold via pipeline and waterborne delivery to Basell for the production of polypropylene, to BP for the production of PG and to BASF for the production of acrylonitrile, both at Wilton and in continental Europe. Nearly all of our paraxylene production is sold via pipeline to DuPont for the production of PTA, an intermediate chemical used in the production of polyester.

Strategy

   The strategy of our petrochemicals business is based on the following initiatives:

  . Improve Asset Utilization and Reduce Costs--We plan to continue to reduce costs and improve production processes through focused improvement programs. The most recent program was initiated in late 1998, with a target of reducing annual costs by $20 million. We also intend to aggressively pursue additional improvements to operating efficiencies, thereby increasing asset utilization and further reducing costs.

  . Further Develop Our Customer Base--We intend to leverage Huntsman
    Corporation's customer and supplier relationships to further develop our Western European customer base. Moreover, the olefins and aromatics businesses have been held for sale by ICI for a significant period of time and, as a result, we believe new marketing opportunities relative to these businesses have been limited. We believe that under Huntsman Corporation management, these opportunities will be created and captured.

  . Reposition the Aromatics Business--We have recently reduced our operating costs and improved cash flows by repositioning our aromatics business as an extractor of aromatics as opposed to an on-purpose manufacturer of aromatics. Our strategic alliance with Shell, under which we purchase substantial volumes of their refinery by-product streams that are rich in aromatics, enabled us to close the high cost reformer unit at our aromatics complex at the North Tees site. The benefits of this alliance began in the fourth quarter of 1999 and we believe that this has significantly improved the profitability of our aromatics business.

Sales and Marketing

   In recent years, our sales and marketing efforts have focused on developing long-term contracts with customers to minimize our selling expenses and administration costs. In 2000, over 85% of our primary petrochemicals sales volume was made under long-term contracts. We delivered over 70% of our petrochemical products volume in 2000 by pipeline, and we delivered the balance of our products by road and ship to either the U.K. or export markets, primarily in continental Western Europe.

Manufacturing and Operations

   We produce olefins at our facility in Wilton, U.K. In addition, we own and operate two integrated aromatics manufacturing facilities at our Wilton and North Tees sites at Teesside, U.K. Information regarding these facilities is set forth in the following chart:

   Location                                       Product     Annual Capacity
   --------                                     ----------- --------------------
                                                            (millions of pounds)
   Wilton, U.K................................. Ethylene           1,900
                                                Propylene            880
                                                Butadiene            225
                                                Paraxylene           750
   North Tees, U.K............................. Benzene            1,125
                                                Cyclohexane          660
                                                Cumene               275

   The Wilton olefins facility's flexible feedstock capability, which permits it to process naphtha, condensates and NGL feedstocks, allows us to take advantage of favorable feedstock prices arising from seasonal fluctuations or local availability. According to Chem Systems, the Wilton olefins facility is one of Europe's most cost efficient olefins manufacturing facilities on a cash cost of production basis. In addition to our manufacturing operations, we also operate an extensive logistics operations infrastructure in North Tees. This infrastructure includes both above and below ground storage facilities, jetties and logistics services on the River Tees. These operations reduce our raw material costs by providing greater access and flexibility for obtaining feedstocks.

   In order to reduce costs and improve the cash performance of our aromatics business, we have entered into a supply contract with Shell in 1999 to purchase large volumes of refinery by-product streams that are rich in aromatics. Beginning in the fourth quarter of 1999, we ceased production at our existing aromatics reformer unit and utilized the remaining assets to extract aromatics from purchased by-product streams and by-product streams produced at the Wilton olefins facility.

   Raw Materials. Teesside, situated on the northeast coast of England, is near a substantial supply of oil, gas and chemical feedstocks. Due to our location at Teesside, we have the option to purchase feedstocks from a variety of sources. However, we have elected to procure the majority of our naphtha, condensates and NGLs from local producers, as they have been the most economical sources. In order to secure the optimal mix of the required quality and type of feedstock for our petrochemical operations at fully competitive prices, we regularly engage in the purchase and sale of feedstocks and hedging activities.

Competition

   The markets in which our petrochemicals business operates are highly competitive. Our competitors in the olefins and aromatics business are frequently some of the world's largest chemical companies such as BP Amoco, Dow, ExxonMobil and Shell. The primary factors for competition in this business are price, service and reliability of supply. The technology used in these businesses is widely available and licensed.

Titanium Dioxide

General

   Our TiO\\2\\ business, which operates under the tradename "Tioxide", is one of the global and European market leaders. TiO\\2\\ is a white pigment used to impart whiteness, brightness and opacity to products such as paints, plastics, paper, printing inks, synthetic fibers and ceramics. In addition to its optical properties, TiO\\2\\ possesses traits such as stability, durability and non-toxicity, making it superior to other white pigments. According to International Business Management Associates, global consumption of TiO\\2\\ was approximately 3.9 million tonnes in 2000, growing from 3.0 million tonnes in 1992, representing a 3.2% compound annual growth rate, which approximates global GDP growth for that period.

   We offer an extensive range of products that are sold worldwide to over 3,000 customers in all major TiO\\2\\ end markets and geographic regions. The geographic diversity of our manufacturing facilities allows our TiO\\2\\ business to service local customers, as well as global customers that require delivery to more than one location. Our TiO\\2\\ business has an aggregate annual nameplate capacity of approximately 570,000 tonnes at our eight production facilities. Five of our TiO\\2\\ manufacturing plants are located in Europe, one is in North America, one is in Asia, and one is in South Africa. Our North American operation consists of a 50% interest in a manufacturing joint venture with NL Industries, Inc. and our South African operations consist of a 60%-owned subsidiary.

   We recently commenced construction of a new TiO\\2\\ manufacturing plant at our Greatham, U.K. facility. This new plant will allow us to close an older plant located at Greatham and will increase our annual production capacity of the facility to 100,000 tonnes of chloride-based TiO\\2\\. We expect to commence production at the new plant in mid-2002. In addition, we are in the process of expanding our Teluk Kalung, Malaysia facility by 6,000 tonnes by mid-2001 and are in the process of expanding our Huelva, Spain plant by 17,000 tonnes by late 2002.

   We are among the world's lowest cost TiO\\2\\ producers, according to International Business Management Associates. We have embarked on a comprehensive cost reduction program which has eliminated approximately $110 million of annualized costs since 1996, with an additional $20 million of annualized savings expected to be achieved by the end of 2001. As part of this program, we have reduced the number of product grades we produce, focusing on those with wider applications. This program has resulted in reduced total plant set-up times and further improved product quality, product consistency, customer service and profitability.

   Our TiO\\2\\ business accounted for 22% of our net sales in 2000, and on a pro forma basis, accounted for 26% of our net sales in both 1999 and 1998.

Industry Overview

   Global consumption of TiO\\2\\ was 3.9 million tonnes in 2000 according to International Business Management Associates. The historical long-term growth rate for global TiO\\2\\ consumption has been generally consistent with global GDP growth. Although short-term influences such as customer and producer stocking and de-stocking activities in response to changes in capacity utilization and price may distort this trend, over the long-term, GDP growth is the primary underlying factor influencing growth in TiO\\2\\ demand. The TiO\\2\\ industry experiences some seasonality in its sales because paint sales generally peak during the spring and summer months in the northern hemisphere, resulting in greater sales volumes during the first half of the year.

   The global TiO\\2\\ market is characterized by a number of large global producers, including DuPont, Millennium Chemicals, Kerr-McGee Chemicals, NL Industries and our company, as well as by smaller or more local suppliers.

   There are two manufacturing processes for the production of TiO\\2\\, the sulfate process and the chloride process. Most recent capacity additions have employed the chloride process technology and, currently, the chloride process accounts for approximately 58% of global production capacity according to International Business Management Associates. However, the global distribution of sulfate and chloride-based TiO\\2\\ capacity varies by region, with the sulfate process being predominant in Europe, our primary market. The chloride process is the predominant process used in North America and both processes are used in Asia. We believe that approximately 50% of end-use applications can use pigments produced by either process.

Key Strengths

   Our TiO\\2\\ business is characterized by the following strengths:

  . Leading Producer in an Attractive Industry--We believe that we are one of the leading global and European producers of TiO\\2\\. We believe that we are well positioned in an attractive industry that has growth rates generally consistent with global GDP.

  . Low-Cost Producer--According to International Business Management
    Associates, our TiO\\2\\ business is among the lowest cost producers in the world. We achieved this position through our pursuit of process efficiencies and managed cost reductions, which have resulted in an approximate 13% decline in our average manufacturing cash costs from 1995 through 1999.

  . Strong Global Reach Through Local Presence--The global reach of our
    TiO\\2\\ business allows us to service both globally-oriented customers requiring the capacity and reach to meet their needs on a worldwide basis and local customers who value local presence.

  . Strong Customer Relationships--Through our extensive global sales force we have a local presence in each of the markets in which we participate, which contributes to our strong links with major customers. We have long-term relationships with major customers such as Akzo Nobel, ICI Paints, PPG and General Electric, who we believe value our product offerings, local presence and our ability to meet their worldwide needs.

  . Competitive Product Range and Continuing Product Development--Through incremental improvements to existing products and new product innovations, we offer a full range of competitive products, including a leading coatings grade in Europe. Our successful development and marketing of new grades of TiO\\2\\ has long-term benefits because of the long life cycle of our products. We also continue to develop new products to capitalize on market opportunities. For example, we recently introduced a product grade that we believe has the potential to be a world leader in the plastics segment, the fastest growing TiO\\2\\ market.

Strategy

   The strategy of our TiO\\2\\ business is based on the following initiatives:

  . Build on Existing Customer Relationships for Growth--We intend to capitalize on our association with Huntsman Corporation and our strong customer relationships to expand our customer base. We believe that our TiO\\2\\ business will also be able to improve the utilization of our assets by taking advantage of opportunities to expand our customer base through increasing sales to manufacturers of plastics and coatings, some of whom may have been previously reluctant to purchase products from our TiO\\2\\ business when it was solely owned by ICI, a significant competitor in the paints and coatings industry.

  . Improve Asset Utilization and Reliability--We intend to improve our asset utilization and product quality by continuing to align our product range with our production capabilities. We will continue to optimize our number of product lines and emphasize newer "universal" product lines that can be used across a greater number of applications. We will also attempt to identify further opportunities for low-cost capacity expansion as justified by market conditions.

  . Continue to Improve Cost Structure--We will continue our comprehensive cost improvement program which concentrates on permanent cost reduction, improved product quality and increased productivity. This five-year program, currently in its fifth year, and other cost reduction initiatives have achieved total annualized savings of over $100 million from January 1, 1996 through September 30, 2000, and have targeted additional annual savings totaling $30 million. We intend to further improve our cost competitiveness by aggressively developing and marketing the co-products of our operations.

Sales and Marketing

   Approximately 95% of our TiO\\2\\ sales are made through our direct sales and technical services network, enabling us to cooperate more closely with our customers and to respond to our increasingly global customer base. Our concentrated sales effort and local manufacturing presence have allowed us to achieve our leading market shares in a number of the countries where we manufacture TiO\\2\\.

   In addition, we have focused on marketing products to higher growth industries. For example, we believe that our TiO\\2\\ business is well-positioned to benefit from the projected growth in the plastics sector, which, according to International Business Management Associates, is expected to grow faster than the overall TiO\\2\\ market over the next several years. The table below summarizes the major end markets for our TiO\\2\\ products:

                                                                     % of 2000
   End Markets                                                      Sales Volume
   -----------                                                      ------------
   Paints and Coatings.............................................      58%
   Plastics........................................................      27%
   Inks............................................................       5%
   Paper...........................................................       4%

Manufacturing and Operations

   Our TiO\\2\\ business has eight manufacturing sites in seven countries with a total estimated capacity of 570,000 tonnes per year. Approximately 75% of our TiO\\2\\ capacity is located in Western Europe. During 2000, we closed our manufacturing plant in Tracy, Canada. This facility was a "finishing" plant, performing the later steps in the production process for a portion of the product produced at our European and South African facilities. Following an increase of our capacity for finishing TiO\\2\\ at our European and South African facilities, we are able to finish all product produced locally. The following table presents information regarding our TiO\\2\\ facilities:

   Region                Site                          Annual Capacity Process
   ------                ----                          --------------- --------
                                                          (tonnes)
   Western Europe....... Calais, France                    100,000     Sulfate
                         Greatham, U.K.(1)                  80,000     Chloride
                         Grimsby, U.K.                      80,000     Sulfate
                         Huelva, Spain(1)                   80,000     Sulfate
                         Scarlino, Italy                    80,000     Sulfate
   North America........ Lake Charles, Louisiana(2)         60,000     Chloride
   Asia................. Teluk Kalung, Malaysia(1)          50,000     Sulfate
   Southern Africa...... Umbogintwini, South Africa(3)      40,000     Sulfate
                                                           -------
                                                           570,000
                                                           =======

--------
(1) We have recently announced plans to expand the capacity of these facilities.
(2) This facility is owned and operated by Louisiana Pigment Company, L.P., a manufacturing joint venture that is owned 50% by us and 50% by Kronos Louisiana, Inc., a subsidiary of NL Industries, Inc. The capacity shown reflects our 50% interest in Louisiana Pigment Company.
(3) This facility is owned by Tioxide Southern Africa (Pty) Limited, a company that is owned 60% by us and 40% by AECI. We operate this facility and are responsible for marketing 100% of the production.

   Joint Ventures. We own a 50% interest in a manufacturing joint venture located in Lake Charles, Louisiana. The remaining 50% interest is held by our joint venture partner Kronos Louisiana, Inc., a wholly-owned subsidiary of NL Industries, Inc. We share production offtake and operating costs of the plant equally with Kronos, though we market our share of the production independently. The operations of the joint venture are under the direction of a supervisory committee on which each partner has equal representation.

   We also own a 60% interest in Tioxide Southern Africa (Pty) Limited, based in Umbogintwini, near Durban, South Africa. The remaining 40% interest is owned by AECI, a major South African chemicals and minerals company. We operate this facility and are responsible for marketing 100% of the production.

   Raw Materials. The primary raw materials used to produce TiO\\2\\ are titanium-bearing ores. There are a limited number of ore suppliers and we purchase ore under long-term supply contracts. The cost of titanium-bearing ores has been relatively stable in comparison to TiO\\2\\ prices. Titanium-bearing ore represents approximately 40% of TiO\\2\\ pigment production costs.

   TiO\\2\\ producers extract titanium from ores and process it into pigmentary TiO\\2\\ using either the chloride or sulfate process. Once an intermediate TiO\\2\\ pigment has been produced, it is "finished" into a product with specific performance characteristics for particular end-use applications. The finishing process is common to both the sulfate and chloride processes and is a major determinant of the final product's performance characteristics.

   The sulfate process generally uses less-refined ores that are cheaper to purchase but produce more co-product than the chloride process. Co-products from both processes require treatment prior to disposal in order to comply with environmental regulations. In order to reduce our disposal costs and to increase our cost competitiveness, we have developed and marketed the co-products of our TiO\\2\\ business.

Competition

   The global markets in which our TiO\\2\\ business operates are highly competitive. The primary factors of competition are price, product quality and service. The TiO\\2\\ industry has recently undergone a consolidation process, where larger global producers have acquired smaller, regional producers. The major global producers against whom we compete are DuPont, Millennium Chemicals, Kerr-McGee Chemicals and NL Industries. We believe that our low production costs, combined with our presence in numerous local markets, give us a competitive advantage, particularly with respect to those global customers demanding presence in the various regions in which they conduct business.


Significant Customers

   In 2000, sales to ICI and its affiliates by our specialty chemicals, petrochemicals and TiO\\2\\ businesses accounted for approximately 8% of our consolidated revenue. In 1999, sales to ICI and its affiliates accounted for approximately 14% of our pro forma consolidated revenue. ICI indirectly owns 30% of our membership interests. See "Certain Relationships and Related Transactions" for a further discussion of our relationship with ICI.

Research and Development

   In 2000, we spent a total of $59 million on research and development of our products and on a pro forma basis, we spent a total of $73 million and $68 million in 1999 and 1998, respectively.

Intellectual Property Rights

   Proprietary protection of our processes, apparatuses, and other technology and inventions is important to our businesses. For our specialty chemicals business, we own more than 370 U.S. patents and pending applications (including provisionals) currently pending at the United States Patent and Trademark Office, and more than 3,100 foreign counterparts, including both issued patents and pending patent applications. For our TiO\\2\\ business, we have approximately 25 U.S. patents and pending patent applications, and approximately 345 foreign counterparts. For our petrochemicals business, we own approximately 35 patents and pending applications (both U.S. and foreign). We also rely upon unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position.


   In addition to our own patents and patent applications and proprietary trade secrets and know-how, we have entered into certain licensing arrangements that authorize us to use certain trade secrets, know-how and related technology and/or operate within the scope of certain patents owned by other entities. We also license and sub-license certain intellectual property rights to affiliates and to third parties. In connection with our transaction with Huntsman International Holdings, ICI and Huntsman Specialty (under the terms of a technology transfer agreement and a PO/MTBE technology transfer agreement), we have licensed back to ICI and Huntsman Corporation (on a non-exclusive basis) certain intellectual property rights for use in their respective retained businesses, and ICI and Huntsman Corporation have each licensed certain retained intellectual property to us.

   For our specialty chemicals business, we have brand names for a number of our products, and we own approximately 20 U.S. trademark registrations and applications for registration currently pending at the United States Patent and Trademark Office, and approximately 840 foreign counterparts, including both registrations and applications for registration. For our TiO\\2\\ business, we have approximately 180 trademark registrations and pending applications, approximately 110 of which relate to the trademark "Tioxide". Our petrochemicals business is not dependent on the use of trademarks. We have entered into a trademark license agreement with Huntsman Corporation under which we have obtained the rights to use the trademark "Huntsman", subject to certain restrictions.

Properties

   We own or lease chemical manufacturing and research facilities in the locations indicated in the list below which we currently believe are adequate for our short-term and anticipated long-term needs. We own or lease office space and storage facilities throughout the U.S. and many foreign countries. Our principal executive offices, which are leased from Huntsman Corporation, are located at 500 Huntsman Way, Salt Lake City, Utah 84108. The following is a list of our material owned or leased properties where manufacturing, blending, research and main office facilities are located.

 Location                             Description of Facility
 --------                             -----------------------
 Geismar, Louisiana.................. MDI, TDI, Nitrobenzene(1),
                                       Aniline(1) and Polyols Manufacturing
                                       Facilities
 Rozenburg, Netherlands(3)........... MDI Manufacturing Facility, Polyols
                                       Manufacturing Facilities and Systems
                                       House
 Wilton, U.K. ....................... Aniline and Nitrobenzene Manufacturing
                                       Facilities
 Shepton Mallet, U.K. ............... Polyester Polyols Manufacturing Facility
 Peel, Canada(3)..................... Polyurethane Systems House
 West Deptford, New Jersey........... Polyurethane Systems House, Research
                                       Facility and U.S. Regional Headquarters
 Auburn Hills, Michigan(3)........... Polyurethane Office Space and Research
                                       Facility
 Deerpark, Australia(3).............. Polyurethane Systems House
 Cartagena, Colombia................. Polyurethane Systems House
 Deggendorf, Germany................. Polyurethane Systems House
 Ternate, Italy...................... Polyurethane Systems House
 Shanghai, China(2).................. Polyurethane Systems House
 Samuprakam, Thailand(2)............. Polyurethane Systems House
 Kuan Yin, Taiwan(2)................. Polyurethane Systems House
 Tlalnepantla, Mexico................ Polyurethane Systems House
 Everberg, Belgium................... Polyurethane Research Facility, Global
                                       Headquarters and European Headquarters
 Gateway West, Singapore(3).......... Polyurethane Regional Headquarters
 North Andover, Massachusetts(3)..... TPU Research Facility
 Ringwood, Illinois(2)............... TPU Manufacturing Facility
 Osnabruck, Germany.................. TPU Manufacturing Facility
 Port Neches, Texas.................. PO Manufacturing Facility and MTBE
                                       Manufacturing Facility
 Austin, Texas....................... PO/TBA Pilot Plant Facility
 Wilton, U.K......................... Olefins and Aromatics Manufacturing
                                       Facilities, Petrochemicals Headquarters
 North Tees, U.K.(3)................. Aromatics Manufacturing Facility and
                                       Logistics/Storage Facility
 Teesport, U.K.(2)................... Logistics/Storage Facility
 Saltholme, U.K...................... Underground Cavity Storage Operations
 Grimsby, U.K........................ TiO\\2\\ Manufacturing Facility
 Greatham, U.K....................... TiO\\2\\ Manufacturing Facility
 Calais, France...................... TiO\\2\\ Manufacturing Facility
 Huelva, Spain....................... TiO\\2\\ Manufacturing Facility
 Scarlino, Italy..................... TiO\\2\\ Manufacturing Facility
 Teluk Kalung, Malaysia.............. TiO\\2\\ Manufacturing Facility
 Westlake, Louisiana(4).............. TiO\\2\\ Manufacturing Facility
 Umbogintwini, South Africa(5)....... TiO\\2\\ Manufacturing Facility
 Billingham, U.K..................... TiO\\2\\ Research and Technical Facility,
                                      and office space
 Hammersmith, U.K.................... TiO\\2\\ Headquarters and Surface
                                      Sciences Global Headquarters
 Whitehaven, U.K..................... Surfactants Manufacturing Facility
 St Mihiel, France................... Surfactants Manufacturing Facility
 Lavera, France(2)................... Surfactants Manufacturing Facility
 Castiglione, Italy.................. Surfactants Manufacturing Facility
 Patrica/Frosinane, Italy............ Surfactants Manufacturing Facility
 Barcelona, Spain(2)................. Surfactants Manufacturing Facility
 Alcover, Spain...................... Surfactants Manufacturing Facility
 Oldbury, U.K........................ Surfactants Research Facility
 Warley, U.K......................... Surfactants Regional Headquarters

--------
(1) 50% owned manufacturing joint venture with Crompton Corp.
(2) Leased.
(3) Leased land and/or building.
(4) 50% owned manufacturing joint venture with Kronos Louisiana, Inc., a subsidiary of NL Industries, Inc.
(5) 60% owned subsidiary with AECI.

Employees

   We employ over 6,700 people as of September 30, 2001. Additionally, over 1,100 people are employed by our U.S. joint ventures. Approximately 96% of our employees, excluding employees of our joint ventures, work outside the U.S. and approximately 54% of our employees are subject to collective bargaining agreements. Overall, we believe that our relations with our employees are good. In addition, Huntsman Corporation and Huntsman Petrochemical Corporation are providing operating, management and administrative services to us for our PO business similar to the services that they provided to Huntsman Specialty with respect to the PO business before it was transferred to us. See "Certain Relationships and Related Transactions".


Environmental Regulations

   We are subject to extensive environmental laws. In the ordinary course of business, we are subject continually to environmental inspections and monitoring by governmental enforcement authorities. We may incur substantial costs, including fines, damages, and criminal or civil sanctions, for actual or alleged violations arising under environmental laws. In addition, our production facilities require operating permits that are subject to renewal, modification, and, in certain circumstances, revocation. Our operations involve the handling, transportation and use of numerous hazardous substances. From time to time, these operations may result in violations under environmental laws including spills or other releases of hazardous substances into the environment. In the event of a catastrophic incident, we could incur material costs or experience interruption in our operations as a result of addressing and implementing measures to prevent such incidents in the future. In that regard, we currently are investigating a spill at our North Tees facility that was discovered on March 27, 2001. The U.K. Environmental Agency issued an enforcement notice with respect to this spill on March 30, 2001, following an investigation into an alleged leak of a mixture consisting of approximately 60% benzene into the River Tees, allegedly following a dewatering procedure at our North Tees site. The requirements of that notice were complied with, to the satisfaction of the U.K. Environmental Agency, by the end of May 2001. We have contained the spill and are continuing remediating it through reclamation of the material. We are currently in discussion with the U.K. Environmental Agency about how much additional remediation will be necessary. The U.K. Environmental Agency is also continuing to investigate the incident; a decision by the U.K. Environmental Agency as to whether to prosecute or not is likely to be made early next year. If the U.K. Environmental Agency finds us legally responsible, we could face legal action and possible penalties. Although we can give no assurances, based on currently available information and our understanding of similar investigations and penalties in the past, we do not believe that, if such action was initiated and we are ultimately found to be legally responsible, the probable penalties would be material to our financial position or results of operations. In another matter, in 2000, the case brought against Tioxide by the U.K. Environmental Agency for a February 1999 spill of acidic wastewater into Greenabella Marsh from its Greatham site was settled for combined penalties of (Pounds)150,000. Under our indemnity with ICI, ICI has reimbursed us for this amount. In addition, the Texas Natural Resource Conservation Commission has issued certain notices of violation relating to air emissions and wastewater issues at the Port Neches facility, and filed an amended administrative petition with respect to certain of these violations on January 12, 2001. While these matters remain pending and could result in fines of over $100,000 allocable to the PO/MTBE facility, we do not believe any of these matters will be material to us. However, given the nature of our business, we cannot give any assurance that violations of environmental laws will not result in restrictions imposed on our activities, substantial fines, penalties, damages or other costs.

   Under some environmental laws, we may be jointly and severally liable for the costs of environmental contamination on or from our properties and at off-site locations where we disposed of or arranged for the disposal or treatment of hazardous wastes. For example, in the United States under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar state laws, a current owner or operator of real property may be liable for such costs regardless of whether the owner or operator owned or operated the real property at the time of the release of the hazardous substances and regardless of whether the release or disposal was in compliance with law at the time it occurred. In addition, under the United States Resource Conservation and Recovery Act of 1976, as amended, and similar state laws, as the holder of permits to treat or store hazardous wastes, we may, under some circumstances, be required to remediate contamination at our properties regardless of when the contamination occurred. Similar laws are being developed or are in effect to varying degrees in other parts of the world, most notably in the EU. For example, in the U.K., a new contaminated land regime is expected to come into effect shortly which will provide a detailed framework for the identification, management and remediation of contaminated sites. This law may increase governmental scrutiny of our U.K facilities.

   We are aware that there is or may be soil or groundwater contamination at some of our facilities resulting from past operations at these or neighboring facilities. Based on available information and the indemnification rights that we possess (including indemnities provided by Huntsman Specialty and ICI for the facilities that each of them transferred to us), we believe that the costs to investigate and remediate known contamination will not have a material adverse effect on our business, financial condition, results of operations or cash flows; however, we cannot give any assurance that such indemnities will fully cover the costs of investigation and remediation, that we will not be required to contribute to such costs or that such costs will not be material.

   We may also incur future costs for capital improvements and general compliance under environmental laws, including costs to acquire, maintain and repair pollution control equipment. See "--Specialty Chemicals--MTBE Developments" for a discussion of the proposed regulations regarding MTBE. Capital expenditures are planned, for example, under national legislation implementing the EU Directive on Integrated Pollution Prevention and Control. Under this directive, the majority of our plants will, over the next few years, be required to obtain governmental authorizations which will regulate air and water discharges, waste management and other matters relating to the impact of operations on the environment, and to conduct site assessments to evaluate environmental conditions. Although the implementing legislation in most EU member states is not yet in effect, it is likely that additional expenditures may be necessary in some cases to meet the requirements of authorizations under this directive. In particular, we believe that related expenditures to upgrade our wastewater treatment facilities at several sites may be necessary and associated costs may be material. Wastewater treatment upgrades unrelated to this initiative are also planned at certain facilities. In addition, we may also incur material expenditures, beyond currently anticipated expenditures, in complying with EU Directives, including the Directive on Hazardous Waste Incineration and the Seveso II Directive, which governs major accident hazards. It is also possible that additional expenditures to reduce air emissions at two of our U.K. facilities may be material. Capital expenditures and, to a lesser extent, costs and operating expenses relating to environmental matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation and enforcement of specific standards which impose requirements on our operations. Therefore, we cannot assure you that material capital expenditures beyond those currently anticipated will not be required under environmental laws. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations-- Environmental Matters".

Legal Proceedings

   We are a party to various proceedings instituted by governmental authorities and others arising under provisions of applicable laws, including various environmental laws. Based in part on the indemnities provided to us by ICI and Huntsman Specialty in connection with their transfer of businesses to us and our insurance coverage, we do not believe that the outcome of any of these matters will have a material adverse effect on our financial condition or results of operations. See "--Environmental Regulations" for a discussion of environmental proceedings.

                                   MANAGEMENT

Managers and Executive Officers

   Members of our current board of managers and executive officers are listed below. The members of the board of managers are appointed by the owner of our membership interests and hold office until their successors are duly appointed and qualified. All officers serve at the pleasure of our board of managers.

Board of Managers and Executive Officers


 Name                       Age                     Position
 ----                       ---                     --------
 Jon M. Huntsman*..........  64 Chairman of the Board of Managers and Manager
 Peter R. Huntsman*........  38 President, Chief Executive Officer and Manager
 Patrick W. Thomas.........  44 President--Huntsman Specialty Chemicals
 Douglas A.L. Coombs.......  61 President--Tioxide
 J. Kimo Esplin............  39 Executive Vice President and Chief Financial
                                 Officer
 Thomas G. Fisher..........  52 Executive Vice President
 Michael J. Kern...........  52 Executive Vice President--Environmental, Health
                                 & Safety
 Robert B. Lence...........  44 Executive Vice President, General Counsel and
                                 Secretary
 Donald J. Stanutz.........  51 Executive Vice President--Global Sales and
                                 Marketing
 L. Russell Healy..........  46 Senior Vice President and Finance Director
 Karen H. Huntsman*........  63 Vice President
 Curtis C. Dowd............  42 Vice President--Surface Sciences
 James A. Huffman*.........  33 Vice President--Strategic Planning
 Kevin J. Ninow............  38 Vice President--Petrochemicals Manufacturing
 Samuel D. Scruggs.........  42 Vice President and Treasurer
 Richard H. Johnigan, Jr...  55 Vice President and Controller

--------
* Such persons are related as follows: Karen H. Huntsman is the wife of Jon M. Huntsman. Jon M. Huntsman and Karen H. Huntsman are the parents of Peter R. Huntsman. James A. Huffman is a son-in-law of Jon M. Huntsman and Karen H. Huntsman and brother-in-law of Peter R. Huntsman.

   Jon M. Huntsman is Chairman of the Board of Managers of both Huntsman International Holdings and our company. He has been Chairman of the Board of Directors of Huntsman Corporation and all Huntsman companies since he founded his first company in 1970. Mr. Huntsman served as Chief Executive Officer of Huntsman Corporation and its affiliated companies from 1970 to 2000 and of our company and Huntsman International Holdings from 1999 to 2000. In addition,
Mr. Huntsman serves or has served on numerous corporate and industry boards, the Chemical Manufacturers Association and the American Polymers Council. Mr. Huntsman was selected in 1994 as the chemical industry's top CEO for all businesses in Europe and North America. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce.

   Peter R. Huntsman is President, Chief Executive Officer and a Manager of both Huntsman International Holdings and our company. He also serves as President, Chief Executive Officer and a Director of Huntsman Corporation. Previously, Mr. Huntsman was Senior Vice President of Huntsman Chemical Corporation and a Senior Vice President of Huntsman Packaging Corporation. Mr. Huntsman also served as Vice President--Purchasing for Huntsman Polypropylene Corporation, and Senior Vice President and General Manager of Huntsman Polypropylene Corporation. Mr. Huntsman served as Chief Operating Officer of our company and Huntsman International Holdings from 1999 to 2000.

   Patrick W. Thomas is President--Huntsman Specialty Chemicals. Since joining ICI in 1982, Mr. Thomas has held numerous management positions with ICI, including Polyurethanes Business Director, Europe from 1993 to 1997, Polyurethanes International Marketing and Planning Manager from 1991 to 1993 and Polyurethanes Business Engineering & Investment Manager from 1989 to 1991.

   Douglas A. L. Coombs is President--Tioxide. Mr. Coombs has held the post of Chairman & Chief Executive Officer of Tioxide Group from 1996 through June 1999. Mr. Coombs has held a number of management positions with ICI over the last 35 years.

   J. Kimo Esplin is Executive Vice President and Chief Financial Officer. Mr. Esplin also serves as Senior Vice President and Chief Financial Officer of Huntsman Corporation. Previously, Mr. Esplin served as Treasurer of Huntsman Corporation. Prior to joining Huntsman in 1994, Mr. Esplin was a Vice President in the Investment Banking Division of Bankers Trust Company, where he worked for seven years.

   Thomas G. Fisher is Executive Vice President. Mr. Fisher also serves as Senior Vice President of Huntsman Corporation. Mr. Fisher has held several positions with Huntsman that have included the overall management for Huntsman's PO, maleic anhydride, ethylene oxide, ethylene glycol and butadiene businesses. Prior to joining Huntsman in 1994, Mr. Fisher served in a variety of management positions with Texaco Chemical Company.


   Michael J. Kern is Executive Vice President--Environmental, Health & Safety. Mr. Kern serves as Senior Vice President--Environmental, Health & Safety of Huntsman Corporation. Prior to joining Huntsman, Mr. Kern held a variety of positions within Texaco Chemical Company, including Area Manager--Jefferson County Operations from April 1993 until joining our company, Plant Manager of the Port Neches facility from August 1992 to March 1993, Manager of the PO/MTBE project from October 1989 to July 1992, and Manager of Oxides and Olefins from April 1988 to September 1989.


   Robert B. Lence is Executive Vice President, General Counsel and Secretary. Mr. Lence also serves as Senior Vice President, General Counsel and Secretary of Huntsman Corporation. Mr. Lence joined Huntsman in December 1991 from Van Cott, Bagley, Cornwall & McCarthy, a Salt Lake City law firm, where he was a partner.

   Donald J. Stanutz is Executive Vice President--Global Sales and Marketing. Mr. Stanutz also serves as Senior Vice President--Global Sales and Marketing of Huntsman Corporation. Mr. Stanutz has held several positions with Huntsman that have included the overall management for Huntsman's performance chemicals business, specialty polymers business and olefins, oxides and glycols business. Prior to joining Huntsman in 1994, Mr. Stanutz served in a variety of senior positions with Texaco Chemical Company.

   L. Russell Healy is Senior Vice President and Finance Director. Mr. Healy also serves as Vice President--Finance of Huntsman Corporation. Previously, Mr. Healy served as Vice President, Tax for Huntsman Corporation. Prior to joining Huntsman in 1995, Mr. Healy was a partner with the accounting firm of Deloitte and Touche, LLP. Mr. Healy is a CPA and holds a masters degree in accounting.

   Karen H. Huntsman is Vice President. Mrs. Huntsman performs an active role in all the Huntsman Corporation businesses and currently serves as an officer and/or board member for many of the Huntsman companies. Mrs. Huntsman has served as a member of the Utah State Board of Regents and on the board of directors of First Security Corporation. She also serves on the boards of directors of various corporate and not-for-profit entities.

   Curtis C. Dowd is Vice President--Surface Sciences. Mr. Dowd also serves as Vice President--Surface Sciences of Huntsman Corporation. Mr. Dowd previously served as Vice President and General Counsel of Huntsman Petrochemical Corporation from 1994 to 1998. From 1991 to 1994, Mr. Dowd was an associate with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Prior to attending law school, Mr. Dowd was a CPA with the accounting firm of Price Waterhouse for over six years.


   James A. Huffman is Vice President--Strategic Planning. Mr. Huffman also serves as Vice President of Huntsman Corporation, a position that he has held since 1998. Prior to joining Huntsman in 1998, Mr. Huffman worked for the global management consulting firm of McKinsey & Company as an engagement manager. Mr. Huffman also worked for Huntsman in a variety of positions from 1991 to 1994, including Director--New Business Development and Manager--Credit for Huntsman Packaging.

   Kevin J. Ninow is Vice President--Petrochemicals Manufacturing. Mr. Ninow also serves as Vice President--European Petrochemicals of Huntsman Corporation and since joining Huntsman in 1989, Mr. Ninow has served in a variety of manufacturing and engineering positions including Vice President of Manufacturing, Plant Manager--Oxides and Olefins, Plant Manager--C4's, Operations Manager--C4's, Manager of Technology, Process Control Group Leader, and Project Engineer.


   Samuel D. Scruggs is Vice President and Treasurer. Mr. Scruggs also serves as Vice President and Treasurer of Huntsman Corporation. Mr. Scruggs previously served as Vice President and Associate General Counsel of Huntsman Corporation. Prior to joining Huntsman in 1995, Mr. Scruggs was an associate with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

   Richard H. Johnigan, Jr. is Vice President and Controller. Mr. Johnigan also serves as Vice President and Controller of Huntsman Corporation. Prior to joining Huntsman in 1997, Mr. Johnigan was Vice President and Controller of Oxychem, where he worked for 23 years. Mr. Johnigan, a CPA, held several executive positions at Oxychem, including Vice President and Chief Financial Officer of the Polymers and Agricultural Chemicals Divisions.



Executive Compensation

Summary of Compensation

   The following summary compensation table sets forth information concerning compensation earned in the fiscal year ended December 31, 2000, by our chief executive officer and our remaining four most highly compensated executive officers at the end of the last fiscal year.

   All of the compensation of Messrs. Jon M. Huntsman, Peter R. Huntsman and Jon M. Huntsman, Jr. was paid entirely by Huntsman Corporation, our ultimate parent company, and we were charged a management overhead allocation with respect to this compensation. Compensation figures for these executive officers represent a prorated percentage of Huntsman Corporation compensation attributable to services rendered to Huntsman Specialty, the predecessor of our parent company. All of the compensation of Messrs. Patrick W. Thomas and Douglas A.L. Coombs was paid entirely by our company.

                           Summary Compensation Table

                                                                    Long Term
                                                                   Compensation
                                                                      Awards
                                                                    Number of
                          Annual Compensation(1)                    Securities
                         ------------------------                   Underlying
   Name and Principal                              Other Annual    Options/EARs  All Other
        Position         Year  Salary    Bonus    Compensation(2)  Granted(21)  Compensation
   ------------------    ---- -------- ---------- ---------------  ------------ ------------
Jon M. Huntsman......... 2000 $611,538 $        0                                 $ 71,590(3)
 Chairman of the Board   1999 $562,500 $1,594,583                                 $250,081(4)
 of Managers and         1998 $ 66,000 $  375,000                                 $ 44,227(5)
 Manager
Peter R. Huntsman....... 2000 $548,077 $  125,000    $ 66,160(6)                  $199,808(7)
 President, Chief        1999 $375,000 $  600,544    $131,450(8)                  $179,665(9)
 Executive Officer and   1998 $ 40,170 $   75,000                                 $ 11,595(10)
 Manager
Jon M. Huntsman, Jr. ... 2000 $318,750 $  125,000                                 $ 27,200(11)
 Vice Chairman and       1999 $225,000 $  413,044                                 $ 51,949(12)
 Manager(14)             1998 $ 32,156 $   60,000                                 $  9,216(13)
Patrick W. Thomas....... 2000 $372,706 $  122,706    $ 85,287(15)     7,386       $ 26,345(16)
 President--Huntsman     1999 $146,880 $        0    $ 31,730(17)         0       $      0
 Specialty Chemicals(18)
Douglas A. L. Coombs.... 2000 $587,534 $  244,204    $140,421(19)         0       $      0
 President--Tioxide(21)  1999 $202,272 $  122,006    $ 81,552(20)         0       $      0

--------
 (1)  All compensation for Messrs. Jon M. Huntsman, Peter R. Huntsman, and Jon
      M. Huntsman, Jr. was paid entirely by Huntsman Corporation, our parent company; a charge for management overhead allocation for the fiscal year 2000, in the gross amount of $23,000,000 was paid by our company to Huntsman Corporation, which payment included, among other things, a portion of the 2000 annual compensation shown on this table. Compensation figures for these three executives represent a pro-rated percentage of Huntsman Corporation compensation attributable to services rendered to our company and to Huntsman Specialty.
 (2) Any blank items in this column reflect perquisites and other personal benefits, securities or property received by the named executive officer which are less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.
 (3) Consists of a $1,360 employer's 401(k) contribution, an employer's contribution of $10,436 to the Supplemental 401(k) Plan, an employer's contribution of $5,440 to the Money Purchase Plan, an employer's contribution of $43,483 to the Supplemental Money Purchase Plan, and an employer's contribution of $10,871 to an unfunded deferred compensation plan known as the Equity Deferral Plan.
 (4) Consists of a $39,141 employer's 401(k) contribution, an employer's money purchase contribution of $164,065, and an employer's contribution of $46,875 to the Equity Deferral Plan.
 (5) Consists of a $8,845 employer's 401(k) contribution and an employer's money purchase contribution of $35,382.
 (6)  Payment of $66,160 for living expenses.
 (7) Consists of a $1,700 employers 401(k) contribution, an employer's contribution of $9,262 to the Supplemental 401(k) Plan, an employer's contribution of $6,800 to the Money Purchase Plan, an employer's contribution of $57,046 to the Supplemental Money Purchase Plan, and an employer's contribution of $125,000 to the Equity Deferral Plan.
 (8) Perquisites and other personal benefits in the amount of $131,450 were provided for the named executive officer, including moving expenses of $58,367 and a relocation payment of $71,002.
 (9) Consists of a $14,183 employer's 401(k) contribution, an employer's money purchase contribution of $71,732 and an employer's contribution of $93,750 to the Equity Deferral Plan.
(10) Consists of a $2,319 employer's 401(k) contribution and an employer's money purchase contribution of $9,276.
(11) Consists of a $1,700 employers 401(k) contribution, an employer's contribution of $6,800 to the Money Purchase Plan, and an employer's contribution of $18,700 to the Supplemental Money Purchase Plan.
(12) Consists of a $3,410 employer's 401(k) contribution and an employer's money purchase contribution of $48,539.
(13) Consists of a $1,843 employer's 401(k) contribution and an employer's money purchase contribution of $7,373.
(14) Jon M. Huntsman, Jr. resigned from his position as Vice Chairman and Manager with effect from May 31, 2001.
(15) Perquisites and other personal benefits in the amount of $85,287, including a payment of $60,550 for housing accommodations and a foreign services payment of $19,979 as a cost of living adjustment for working abroad.
(16)  Consists of a $26,345 employer's contribution to the Equity Deferral
      Plan.
(17) Perquisites and other personal benefits in the amount of $31,730, including a payment of $15,138 for housing accommodations, $7,494 for use of an automobile, and a foreign services payment of $7,433 as a cost of living adjustment for working abroad.

(18)  Mr. Thomas joined our company in 1999.
(19) Perquisites and other personal benefits in the amount of $140,421, including a payment of $87,909 for housing accommodations, $30,832 for foreign service assignments for taxes in excess of those that would otherwise be incurred, and $13,497 for use of an automobile.
(20) Perquisites and other personal benefits in the amount of $81,552, including a payment of $66,618 for housing accommodations and $14,134 for use of an automobile.
(21)  Mr. Coombs joined our company in 1999.
(22)  "EARs" means equity appreciation rights.

Equity Options and Equity Appreciation Rights

   The following table sets forth information concerning the grant of equity appreciation rights, or "EARs", to each of our chief executive officer and our other four most highly compensated executive officers during the last fiscal year.

                     Option/EAR Grants in Last Fiscal Year

                                                                            Potential
                                                                       Realizable Value at
                                                                       Assumed Annual Rates
                                                                            of Equity       Alternative
                                                                        Price Appreciation  Grant Date
                                       Individual Grants                 for Option Term       Value
                         --------------------------------------------- -------------------- -----------
                          Number of    % of Total  Exercise
                          Securities  Options/EARs    or                                    Grant Date
                          Underlying   Granted to    Base                                     Present
                         Options/EARs Employees in  Price   Expiration                         Value
          Name           Granted (#)  Fiscal Year  ($/unit)    Date     5% ($)    10% ($)       ($)
------------------------ ------------ ------------ -------- ---------- --------- ---------- -----------
Jon M. Huntsman.........        0           0%      $    0         0   $       0 $        0     $ 0
Peter R. Huntsman.......        0           0%      $    0         0   $       0 $        0     $ 0
Jon M. Huntsman, Jr.*...        0           0%      $    0         0   $       0 $        0     $ 0
Patrick W. Thomas.......    7,386         100%      $13.54   3/01/10   $  62,889 $  159,374     N/A
Douglas A. L. Coombs....        0           0%      $    0         0   $       0 $        0     $ 0

--------
* Jon M. Huntsman, Jr. resigned from his position as Vice Chairman and Manager with effect from May 31, 2001.

   Equity appreciation rights were granted to Mr. Thomas on March 1, 2000, under the Huntsman Equity Appreciation Rights Plan, and vest at a rate of 25% per year, beginning with the first anniversary of the date of grant. Vesting of these equity appreciation rights accelerates upon a change in control, as defined in the plan.

Exercise of Options and Equity Appreciation Rights

   The following table sets forth information concerning the exercise of EARs during the last fiscal year by each of our chief executive officer and our other four most highly compensated executive officers and the fiscal year-end value of unexercised EARs.

   Aggregated Option/EAR Exercises in Last Fiscal Year, and FY-End Option/EAR
                                     Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                         Securities                 Options/EARs        In-the-Money Options/EARs
                         Acquired on                at FY-End (#)               at FY-End
                          Exercise    Value   ------------------------- -------------------------
          Name               (#)     Realized Exercisable Unexercisable Exercisable Unexercisable
------------------------ ----------- -------- ----------- ------------- ----------- -------------
Jon M. Huntsman.........       0       $ 0           0           0          $ 0          $ 0
Peter R. Huntsman.......       0       $ 0           0           0          $ 0          $ 0
Jon M. Huntsman, Jr.*...       0       $ 0           0           0          $ 0          $ 0
Patrick W. Thomas.......       0       $ 0       7,386           0          $ 0          $ 0
Douglas A. L. Coombs....       0       $ 0           0           0          $ 0          $ 0

--------
* Jon M. Huntsman, Jr. resigned from his position as Vice Chairman and Manager with effect from May 31, 2001.

   The following table shows the estimated annual benefits payable under the Huntsman Corporation's tax-qualified benefit pension plan (the "Huntsman Corporation Pension Plan") and supplemental pension plan ("SERP") in specified final average earnings and years-of-service classifications.

                    Huntsman Corporation Pension Plan Table

                           Years of Benefit Service at Retirement
               --------------------------------------------------------------
Final Average
Compensation     5      10      15      20      25      30      35      40
-------------  ------ ------- ------- ------- ------- ------- ------- -------
$400,000       30,000  60,000  90,000 120,000 150,000 180,000 210,000 240,000
$425,000       31,900  63,800  95,600 127,500 159,400 191,300 223,100 255,000
$450,000       33,800  67,500 101,300 135,000 168,800 202,500 236,300 270,000
$475,000       35,600  71,300 106,900 142,500 178,100 213,800 249,400 285,000
$500,000       37,500  75,000 112,500 150,000 187,500 225,000 262,500 300,000
$525,000       39,400  78,800 118,100 157,500 196,900 236,300 275,600 315,000
$550,000       41,300  82,500 123,800 165,000 206,300 247,500 288,800 330,000
$575,000       43,100  86,300 129,400 172,500 215,600 258,800 301,900 345,000
$600,000       45,000  90,000 135,000 180,000 225,000 270,000 315,000 360,000
$625,000       46,900  93,800 140,600 187,500 234,400 281,300 328,100 375,000
$650,000       48,800  97,500 146,300 195,000 243,800 292,500 341,300 390,000
$675,000       50,600 101,300 151,900 202,500 253,100 303,800 354,400 405,000
$700,000       52,500 105,000 157,500 210,000 262,500 315,000 367,500 420,000
$725,000       54,400 108,800 163,100 217,500 271,900 326,300 380,600 435,000
$750,000       56,300 112,500 168,800 225,000 281,300 337,500 393,800 450,000
$775,000       58,100 116,300 174,400 232,500 290,600 348,800 406,900 465,000
$800,000       60,000 120,000 180,000 240,000 300,000 360,000 420,000 480,000

   The current Huntsman Corporation Pension Plan benefit is based on the following formula: 1.5% of final average compensation multiplied by years of credited service, minus 1.5% of estimated social security benefits multiplied by years of credited service (maximum of 50% of social security benefits). For years of credited service prior to 2000, benefits are based on a 1.4% formula. Final average compensation is based on the highest average of three consecutive years of compensation. Messrs. Jon M. Huntsman, Peter R. Huntsman and Jon M. Huntsman, Jr., were participants in the Huntsman Corporation Pension Plan in 2000. For the foregoing named executive officers, covered compensation under this plan consists of base salary and is reflected in the "Salary" column of the summary compensation table. Federal regulations require that for the 2000 plan year, no more than $170,000 in compensation be considered for the calculation of retirement benefits under the Huntsman Corporation Pension Plan, and the maximum annual benefit paid from a qualified defined benefit plan cannot exceed $135,000. Benefits are calculated on a straight life annuity basis. The benefit amounts under the Huntsman Corporation Pension Plan are offset for social security as described above.

   The SERP is a nonqualified supplemental pension plan for designated executive officers that provides benefits based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Corporation Pension Plan. Messrs. Jon M. Huntsman, Peter R. Huntsman, and Jon
M. Huntsman, Jr., were participants in the SERP in 2000. The compensation amounts taken into account for these named executive officers under the SERP include bonuses (as reflected in the "Bonus" columns of the summary compensation table)

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

and base salary in excess of the qualified plan limitations. The SERP benefit is calculated as the difference between (1) the benefit determined using the Huntsman Corporation Pension Plan formula with unlimited base salary plus bonus, and (2) the benefit determined using base salary as limited by federal regulations.

   The number of completed years of credited service as of December 31, 2000 under the Huntsman Corporation Pension Plan and SERP for the named executive officers participating in the plans were 30, 17, and 17 years for Messrs. Jon
M. Huntsman, Peter R. Huntsman and Jon M. Huntsman, Jr., respectively.

Compensation of Managers

   The managers do not receive any additional compensation for their service as managers.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   We have 1,000 member equity units issued and outstanding. We are a wholly-owned subsidiary of Huntsman International Holdings, which is a 60% owned affiliate of an indirect subsidiary of Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108. Huntsman Corporation is owned by Jon M. Huntsman and his family. No other director, executive officer or person beneficially owns any member equity units of our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

   We share numerous services and resources with Huntsman Corporation and ICI. We also rely on Huntsman Corporation and ICI to supply some of our raw materials and to purchase a significant portion of our products.

   We have entered into an agreement with Huntsman Corporation under which Huntsman Corporation provides us with administrative support and a range of services, including treasury and risk management, human resources, technical and legal services for our businesses in the U.S. and elsewhere. In 2000, we paid $23 million for these services. We also participate in Huntsman Corporation's worldwide insurance program. Furthermore, we expect to enter into one or more agreements under which we will provide to Huntsman Corporation and certain of its subsidiaries a range of support services, including treasury, human resources, technical and legal services for Huntsman Corporation's businesses in Europe and elsewhere. These agreements provide for fees based on an equitable allocation of the general and administrative costs and expenses. See "Risk Factors--If we are unable to maintain our relationships with Huntsman Corporation and ICI, then we may not be able to replace on favorable terms our contracts with them or the services and facilities that they provide, if at all".


   In November 2000, we also entered into a series of contracts with Huntsman Specialty and ICI, which are described in "The Transactions".

Specialty Chemicals Business

Acquisition of Polyurethanes Business

   On March 31, 2001, we acquired the polyurethanes business of ICI India for a purchase price of approximately $17 million. Located in Thane (Maharashtra), India, the business has sales in India and Southern Asia. The business will be integrated into the specialty chemicals division of our company.

Supply Contracts

   We are interdependent with Huntsman Petrochemical Corporation with respect to the supply of certain other feedstock, utilities and products. Under a supply agreement that expires in 2012, we are required to sell, and Huntsman Petrochemical Corporation is required to purchase, all of the steam that we generate at our PO facility. Huntsman Petrochemical Corporation reimburses us for the cost of the steam that it purchases from us. Under separate supply agreements, we have agreed to purchase our requirements of mono-ethylene glycol and tri-ethylene glycol from Huntsman Petrochemical Corporation at market prices for use in our PO operations. Furthermore, in exchange for Huntsman Petrochemical Corporation's PG tolling services, we pay Huntsman Petrochemical Corporation a reservation fee, adjusted annually for inflation, plus a variable toll fee equal to Huntsman Petrochemical Corporation's cost of operating the PG plant. In 2000, we paid Huntsman Petrochemical Corporation approximately $5.2 million in fees under these contracts and received approximately $12.5 million in reimbursements from Huntsman Petrochemical Corporation.

PO Supply Agreement

   Pursuant to an existing agreement with Huntsman Petrochemical Corporation that expires in 2012, we are obligated to sell, and Huntsman Petrochemical Corporation is obligated to buy, all PO produced at our PO facility in Port Neches, Texas which is not purchased by our other customers. We are entitled to receive market prices for the PO purchased by Huntsman Petrochemical Corporation. In 2000, Huntsman Petrochemical Corporation spent approximately $63 million under this agreement. Based on current market price and the current commitments of our other customers to purchase our PO, we anticipate that Huntsman Petrochemical Corporation will spend at least $35 million per year under this agreement.

Propylene Supply Agreement

   Pursuant to an agreement that expires in 2012, Huntsman Petrochemical Corporation is obligated to provide 100% of the propylene required by us for operation of our PO facility, up to a maximum of 350 million pounds per year. We pay market prices for the propylene supplied by Huntsman Petrochemical Corporation. In 2000, we spent approximately $64 million under this agreement.

Services Contracts

   During 2000, we continued to purchase services under a contract with ICI which were in reality being delivered by Enron Teeside Operations Limited, or ETOL. These services include the operation and maintenance of various infrastructure, effluent disposal, storage of engineering materials, analytical and distribution assets. We terminated this arrangement in August 2000, at which time we entered into a new arrangement directly with ETOL.

   In addition, we have entered into arrangements relating to the provision by ICI or its affiliates to us of a range of support service for the efficent transition of the change of business ownership. These services may include human resources, analytical, engineering, occupational health and marketing and sales. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's business to us, which generally reflect either market prices or prices based on cost plus a reasonable fee, which we believe, taken together, reflect market and below market rates. These services have been largely discontinued.

   In order to operate the PO business, we have entered into a series of contracts with Huntsman Petrochemical Corporation that expire in 2012 under which Huntsman Petrochemical Corporation operates and maintains the PO facility, including the provision of management, personnel, transportation, information systems, accounting, tax and legal services, and research and development to our PO business. Generally, under these agreements, we pay Huntsman Petrochemical Corporation an amount equal to its actual costs for providing us with each of these services. In 2000, we paid Huntsman Petrochemical Corporation approximately $34 million under these agreements, which we believe to be equivalent to that which would be paid under arm's length negotiations.

Petrochemicals Business

Naphtha Supply Agreement

   We entered into a product supply agreement with ICI, which requires ICI to supply and us to buy the entire naphtha output (up to 2.98 billion pounds per year) of the Phillips Imperial Petroleum Limited refinery at Teesside and specified amounts of other feedstock available to ICI from operations on Teesside. We purchase these products on terms and conditions which reflect market prices. During 2000, we spent approximately $301 million under this agreement.

   In connection with our November 2000 agreements with ICI and because ICI has disposed of its interests in the refinery, we may terminate our product supply agreement for naphtha upon one year's prior notice, effective no sooner than January 4, 2003, and payment of $5 million. If we do not so elect to terminate, then such contract shall terminate automatically on January 4, 2004.

Supply Contracts

   We have entered into several agreements with ICI and an affiliate for the supply of ethylene and the supply of hydrogen to and from affiliates of ICI. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's petrochemicals business to us, which generally reflect market prices. ICI has announced the divestment of its interests in these businesses at the end of 2000, with the exception of one ethylene customer. During 2000, we spent approximately $12 million, and ICI spent approximately $105 million, under these agreements.

   In addition, there are certain supply agreements with ethylene customers which have not yet been novated from ICI to Huntsman. Until these contracts are novated, Huntsman continues to invoice ICI which in turn invoices the customer. During the twelve months ended December 31, 2000, ICI made purchases of approximately $173 million relating to these agreements.

Utilities Contracts

   We have entered into several agreements with ICI and an affiliate of ICI relating to the provision of certain utilities, including steam, fuel gas, potable water, electricity, water and compressed air by us to an affiliate. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect either market prices or prices based upon cost plus a reasonable fee, which we believe, taken together, reflect market or below market rates. During the twelve months ended December 31, 2000, ICI spent approximately $4 million under these agreements. The affiliate concerned was divested by ICI at the end of 2000.

Services Contracts

   We have entered into several agreements with ICI and its affiliates relating to a wide range of operational services both to and from ICI or its affiliates, primarily at Teesside. These operational services include the operation and maintenance of various infrastructure, effluent disposal, storage, jetty and distribution assets. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect either market prices or prices based upon cost plus a reasonable fee, which we believe, taken together, reflect market or below market rates. The ICI businesses/affiliates to whom these agreements relate were divested by ICI at the end of 2000.

   In addition, we have entered into agreements relating to the provision by ICI or its affiliates to us of a range of support services for the efficient transition of the change of business ownership. These services may include various human resources, occupational health, analytical, engineering or purchasing services. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect either market prices or prices based on cost plus a reasonable fee, which we believe, taken together, reflect market or below market rates. These services have been largely discontinued.

   During the twelve months ended December 31, 2000, we spent approximately $10 million, and ICI spent approximately $7 million, under the service contracts.

Tioxide Business

Supply Agreement with ICI Paints

   We have an existing agreement with the paints business of ICI to supply TiO\\2\\. At the current level of commitment, we supply approximately 60,000 tonnes of TiO\\2\\ per year at market prices. We have revised and extended the agreement to ensure that it remains consistent with developments in the market. The revised agreement expires no earlier than December 31, 2003 upon at least twelve months' prior notice. In 2000, ICI spent approximately $98 million under this agreement.

Feedstock Supply Contracts

   Through January 9, 2001, when ICI sold its interest in the supplying businesses to INEOS, we had several agreements whereby ICI and its affiliates supplied us with sulphur, sulphuric acid, caustic soda and chlorine. The terms and conditions of the agreements with ICI were substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect market prices. In 2000, we spent approximately $14 million under these agreements.

   We have also operated an agreement with an affiliate of ICI relating to the supply of titanium tetrachloride. The terms and conditions of this agreement with ICI was substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect market prices. In 2000, we spent approximately $1.6 million under this agreement. This agreement will continue through 2001.

Utilities Contracts

   We have entered into several agreements with ICI and its affiliates relating to the supply of certain utilities including steam, water and electricity by affiliates of ICI to us at Billingham. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect either market prices or prices based upon cost plus a reasonable fee, which we believe, taken together, reflect market or below market rates. In 2000, we spent approximately $150,000 under these agreements.

Services Contracts

   We have entered into several agreements with ICI or its affiliates relating to a wide range of operational services. These operational services will include the operation and maintenance of various infrastructure, effluent disposal, storage and distribution assets. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect either market prices or prices based upon cost plus a reasonable fee, which we believe, taken together, reflect market or below market rates.

   In addition, we have entered into several agreements relating to the provision by ICI or its affiliates to us of a range of support services for the efficient transition of business ownership. These services include various human resources, occupational health, analytical, engineering or purchasing services. The terms and conditions of these agreements are substantially the same as agreements or non-contractual arrangements existing prior to the closing of the transfer of ICI's businesses to us, which generally reflect either market prices or below market rates. In 2000, we spent approximately $15 million under these agreements.

Tax Sharing Arrangement

   Pursuant to our limited liability company agreement and the limited liability company agreement of Huntsman International Holdings, we have a tax sharing arrangement with all of our and Huntsman International Holdings' membership interest holders. Under the arrangement, because we are treated as a partnership for U.S. income tax purposes, we will make payments to our parent, Huntsman International Holdings, which will in turn make payments to its membership interest holders, in an amount equal to the U.S. federal and state income taxes we and Huntsman International Holdings would have paid had Huntsman International Holdings been a consolidated or unitary group for federal tax purposes. The arrangement also provides that we will receive cash payments from the membership interest holders (through Huntsman International Holdings) in amounts equal to the amount of U.S. federal and state income tax refunds or benefit against future tax liabilities equal to the amount we would have received from the use of net operating losses or tax credits generated by us.

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

                               OTHER INDEBTEDNESS

Description of Huntsman International Holdings LLC (Euro)945,048,000 13.375% Senior Discount Notes due 2009


   Huntsman International Holdings issued approximately (Euro)945,048,000 in aggregate principal amount of 13.375% Senior Discount Notes due 2009 pursuant to an indenture dated June 30, 1999 and amended and restated as of August 2, 1999, among Huntsman International Holdings and Bank One, N.A., as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. These notes do not bear interest. These notes accrete at a rate of 13.375% per annum, compounded semi-annually, which means the value of these notes will gradually increase in price at the stated rate from the issue price of $256.81 per $1,000 principal amount at stated maturity on June 30, 1999 to $1,000 principal amount at stated maturity by December 31, 2009.


   From July 1, 2001 through June 30, 2004, the senior discount notes are redeemable at a redemption price per $1,000 principal amount at maturity equal to the present value of $523.44, discounted from July 1, 2004.


   After July 1, 2004, the senior discount notes are redeemable at the redemption prices set forth below if redeemed during the twelve-month period beginning on July 1 of the years indicated below:



     Year                                                             Percentage
     ----                                                             ----------
     2004............................................................  106.688%
     2005............................................................  104.458%
     2006............................................................  102.229%
     2007 and thereafter.............................................  100.000%


   The senior discount notes are (1) general unsecured obligations of Huntsman International Holdings, (2) effectively subordinated in right of payment to all existing and future secured indebtedness of Huntsman International Holdings to the extent of the assets securing such indebtedness and to all liabilities (excluding trade payables) of its subsidiaries, (3) equal in right of payment to all existing and future unsubordinated, unsecured indebtedness of Huntsman International Holdings, and (4) senior in right of payment to any future subordinated indebtedness of Huntsman International Holdings.


Description of Credit Facilities

   In order to fund the closing of the transfer of ICI's and Huntsman Specialty's businesses to us, we borrowed funds under a senior secured credit agreement (the "Credit Agreement") with Bankers Trust Company, as Administrative Agent, and a group of lenders (the "Lenders"). Under the Credit Agreement, the Lenders have provided an aggregate of $2.07 billion of senior secured credit facilities (the "Senior Secured Credit Facilities"), comprised of:


  . $400 million revolving loan facility (consisting of a $325 million domestic revolving loan facility and a $75 million multicurrency revolving loan facility),


  . $240 million term A loan facility,

  . a Euro equivalent of U.S. $300 million term A loan facility on the initial date of the credit facilities,


  . $565 million term B loan facility, and

  . $565 million term C loan facility.

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


   In addition, a letter of credit facility of $100 million and a swing line loan facility of $25 million are made available to us as subfacilities under the revolving loan facility. The revolving loan facility is available to us for working capital and general corporate purposes. As of September 30, 2001, we had $20 million of indebtedness outstanding under the Revolving Facility and $380 million of availability for additional borrowings thereunder.


   Our obligations under the Senior Secured Credit Facilities are supported by guarantees of Huntsman International Holdings, our domestic subsidiaries (other than unrestricted subsidiaries under the Credit Agreement) and of Tioxide Group and Tioxide Americas Inc., both of which are non-U.S. subsidiaries that are disregarded as entities for U.S. tax purposes. We have secured our obligations under the Senior Secured Credit Facilities with the pledge of substantially all of our assets, including the stock of our domestic subsidiaries and of Tioxide Group. Our obligations under the Senior Secured Credit Facilities are also secured by the pledge by Huntsman International Holdings of its membership interests in our company, the pledge by the domestic subsidiary guarantors of their assets, the pledge by Tioxide Group of 65% of the voting stock of Huntsman (Holdings) U.K. and the pledge by Tioxide Americas Inc. of its assets, in each case, with specified exceptions. The Senior Secured Credit Facilities also require that certain intercompany notes by foreign subsidiaries in favor of Huntsman (Holdings) U.K. be secured.

   Both the term A dollar loan facility and the term A euro loan facility mature on June 30, 2005 and are payable in semi-annual installments, which commenced on December 31, 2000, with the amortization increasing over time. The term B loan facility matures on June 30, 2007 and is payable in annual installments, which commenced on June 30, 2000, with the remaining unpaid balance due on final maturity. The term C loan facility matures on June 30, 2008 and is payable in annual installments, which commenced on June 30, 2000, with the remaining unpaid balance due on final maturity. The revolving loan facilities mature on June 30, 2005 with no scheduled commitment reductions.


   Interest rates for the Senior Secured Credit Facilities are based upon, at our option, either the applicable eurocurrency rate (for dollars or euros, as applicable) adjusted for reserves or the applicable base rate. The applicable spreads vary based on a pricing grid, in the case of adjusted eurocurrency based loans, from 1.25% to 3.50% per annum depending on the loan facility and whether specified conditions have been satisfied and, in the case of the applicable base rate based loans, from 0.0% to 2.25% per annum.


   The Senior Secured Credit Facilities require mandatory prepayments in specified circumstances including the incurrence of indebtedness, net cash proceeds of certain asset dispositions, a specified percentage of excess cash flow, specified capital stock offerings, additional specified subordinated indebtedness and in connection with certain sales of accounts receivable under our December 2000 securitization program.


   The Senior Secured Credit Facilities contain representations and warranties, affirmative covenants, financial covenants, negative covenants and events of default that are usual and customary for facilities similar to the Senior Secured Credit Facilities. The negative covenants include restrictions, among others, on the incurrence of indebtedness and liens, consolidations and mergers, the purchase and sale of assets, issuance of stock, loans and investments, voluntary payments and modifications of indebtedness, and affiliate transactions. The financial covenants require us to maintain financial ratios, including a leverage ratio and an interest coverage ratio, and minimum consolidated net worth and require us to limit the amount of our capital expenditures.

   We are not in compliance with one of the financial covenants contained in the Senior Secured Credit Facilities. As a result, we currently cannot borrow additional amounts under, or otherwise have access to, the Senior Secured Credit Facilities. We are pursuing waivers under and amendments to the Senior Secured Credit Facilities which, among other things, would modify the financial covenants. Certain events affecting Huntsman Corporation could also trigger a "change of control" under the indentures governing our outstanding senior subordinated notes and the new notes and under the Senior Secured Credit Facilities. For a further discussion, see "Risk Factors--We are not in compliance with one of the financial covenants contained in the Senior Secured Credit Facilities, and are pursuing waivers under and amendments to the Senior Secured Credit Facilities. If we are unable to obtain the necessary waivers and amendments, our lenders could pursue certain remedies under the Senior Secured Credit Facilities" and "--Certain events affecting Huntsman Corporation could also trigger a "change of control" under the indentures governing our outstanding senior subordinated notes and the new notes and under the Senior Secured Credit Facilities", and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".





Description of Our Outstanding Senior Subordinated Notes

   Partly in connection with the transaction with ICI and Huntsman Specialty on June 30, 1999, we issued $600 million and (Euro)200 million 10 1/8% Senior Subordinated Notes (the "1999 senior subordinated notes") pursuant to an indenture between us and Bank One, N.A., as trustee, as amended by the First Amendment to Indenture dated January 5, 2000 (the "Original Indenture"). Interest on the these notes is payable semi-annually at a rate of 10 1/8% per annum, and these notes will mature on July 1, 2009.


   Our 1999 outstanding senior subordinated notes are redeemable (1) on or after July 1, 2004 at 105.063% of the principal amount thereof, declining ratably to par on and after July 1, 2007, and (2) prior to July 1, 2004 at 105.063% of the principal amount thereof, discounted to the redemption date using the treasury rate (for the dollar denominated notes) or the Bund rate (for the euro denominated notes) plus 0.50%, plus in each case accrued and unpaid interest to the date of redemption. In addition, at any time prior to July 1, 2002, we have the right to redeem up to 35% of the original principal amount of these notes with the net proceeds of one or more offerings of capital stock at 110.125% of the principal amount plus accrued but unpaid interest to the date of redemption; provided that not less than 65% of the aggregate principal amount of either the dollar or euro 1999 senior subordinated notes originally issued must remain outstanding immediately after giving effect to such redemption (other than such notes held by Huntsman International or any of its affiliates).




   We issued approximately (Euro)250 million in aggregate principal amount of 10% Senior Subordinated Notes due 2009 (the "2001 senior subordinated notes" and together with the 1999 senior subordinated notes, the "senior subordinated notes") pursuant to an indenture, dated as of March 13, 2001, among our company, each of the guarantors party thereto and The Bank of New York, as Trustee. The senior subordinated notes were issued pursuant to two private placements on March 13, 2001 and May 2, 2001 that were exempt from the registration requirements of the Securities Act. Interest on these notes is payable semi-annually at a rate of 10% per annum, and these notes will mature on July 1, 2009.


   The senior subordinated notes are redeemable (1) after July 1, 2004 at 105.063% of the principal amount thereof, declining ratably to par on and after July 1, 2007, and (2) on or prior to July 1, 2004 at 105.063% of the principal amount of the notes being redeemed as of July 1, 2004, discounted to the redemption date on a semiannual basis at the Adjusted Bund Rate, plus accrued interest to the redemption date. In addition, at any time prior to July 1, 2002, we have the right to redeem up to 35% of the aggregate principal amount of these notes originally issued with the net cash proceeds of one or more equity offerings at 110.125% of the principal amount plus accrued and unpaid interest, if any, to the redemption date; provided that (a) not less than 65% of the aggregate principal amount of the notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding such notes held by us and our subsidiaries), and (b) the redemption occurs within 120 days of the date of the closing of such equity offerings.





   Like the new notes offered in the exchange offer, our outstanding senior subordinated notes are unconditionally guaranteed by Eurofuels LLC, Eurostar Industries LLC, Huntsman EA Holdings LLC, Huntsman Ethyleneamines Ltd., Huntsman International Financial LLC, Huntsman International Fuels, L.P., Huntsman Propylene Oxide Holdings LLC, Huntsman Propylene Oxide Ltd., Huntsman Texas Holdings LLC, Tioxide Americas Inc. and Tioxide Group on a senior subordinated basis. The guarantees of our outstanding senior subordinated notes are also (1) general unsecured senior subordinated obligations of the guarantors, (2) effectively subordinated in right of payment to all existing and future senior debt of the guarantors, (3) equal in right of payment to all existing and future senior subordinated indebtedness of the guarantors and (4) senior in right of payment to any subordinated indebtedness of the guarantors.

                              DESCRIPTION OF NOTES

   You can find the definitions of certain terms used in this description under the subheading "Certain Definitions". In this description, the phrase "Huntsman International" refers only to Huntsman International LLC and not to any of its subsidiaries, and "Huntsman International Holdings" refers only to Huntsman International Holdings LLC, our parent company. Additionally, the word "guarantors" refers to Eurofuels LLC, Eurostar Industries LLC, Huntsman EA Holdings LLC, Huntsman Ethyleneamines Ltd., Huntsman International Financial LLC, Huntsman International Fuels, L.P., Huntsman Propylene Oxide Holdings LLC, Huntsman Propylene Oxide Ltd., Huntsman Texas Holdings LLC, Tioxide Americas Inc. and Tioxide Group and any other Restricted Subsidiary of Huntsman International that in the future agrees to become a guarantor.

   The old notes were, and the new notes will be, issued under an indenture, dated March 13, 2001, among Huntsman International, the guarantors and The Bank of New York, as trustee, in a private transaction that will not be subject to the registration requirements of the Securities Act. See "Notice to Investors". The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

   The indenture provides for the initial issuance of the (Euro)200 million aggregate principal amount of notes, which we refer to in this description as the initial notes. The indenture also provides for additional issuances of notes (Euro)50 million in aggregate principal amounts of not less than (Euro)50 million per issuance (or $50 million per issuance) and not to exceed (Euro)500 million in the aggregate (or $500 million in the aggregate), which we refer to in this description as the additional notes. Any issuance of additional notes will be subject to our compliance with the covenant described below under "-- Limitation on Incurrence of Additional Indebtedness" and provided that no default or Event of Default exists under the indenture at the time of issuance or would result therefrom. All newly issued notes will be substantially identical in all material respects other than issuance dates and will constitute a part of the same series, including with respect to redemption and matters requiring approval of the holders. After the issuance of the old notes pursuant to the May 1st Offering, we are entitled to issue additional notes that do not exceed (Euro)450 million in the aggregate (or $450 million in the aggregate) for such subsequent additional notes. In the event the proposed amendments to the indenture are approved, as described under "The Consent Solicitation", additional issuances of notes under the indenture will not be subject to the (Euro)50 million (or $50 million, in the case of U.S. dollar denominated notes) minimum threshold.

   The following description is a summary of the material provisions of the indenture and each of the Registration Rights Agreements relating to the notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the Registration Rights Agreements because they, and not this description, define your rights as holders of the notes. A copy of the indenture and Registration Rights Agreements are available as described below under "Where You Can Find More Information".

Brief Description of the Notes and the Guarantees

The notes

   The notes are:

  . general unsecured senior subordinated obligations of Huntsman
    International;

  . subordinated in right of payment to all existing and future Senior Debt of Huntsman International;

  . equal in right of payment to all existing and future senior subordinated
    Indebtedness of Huntsman International;

  . senior in right of payment to any subordinated Indebtedness of Huntsman
    International; and

  . unconditionally guaranteed by the guarantors on a senior subordinated basis.

The Guarantees

   As of the date of issuance of the notes, Eurofuels LLC, Eurostar Industries LLC, Huntsman EA Holdings LLC, Huntsman Ethyleneamines Ltd., Huntsman International Financial LLC, Huntsman International Fuels, L.P., Huntsman Propylene Oxide Holdings LLC, Huntsman Propylene Oxide Ltd., Huntsman Texas Holdings LLC, Tioxide Americas Inc. and Tioxide Group are our only subsidiaries that will guarantee Huntsman International's obligations under the notes. The obligations of the guarantors under their guarantees will be limited as necessary to minimize the risk that such guarantees would constitute a fraudulent conveyance under applicable law. See "Risk Factors--The notes and guarantees may be void, avoided or subordinated under laws governing fraudulent transfers, insolvency and financial assistance".

   The guarantees of the notes:

  . are general unsecured senior subordinated obligations of the guarantors;

  . are effectively subordinated in right of payment to all existing and future Senior Debt of the guarantors;

  . are equal in right of payment to all existing and future senior subordinated Indebtedness of the guarantors; and

  . are senior in right of payment to any subordinated Indebtedness of the guarantors.

   As of September 30, 2001, Huntsman International and the guarantors had $2,558 million of Senior Debt outstanding, and Huntsman International's subsidiaries which are not guarantors had approximately $19 million of Indebtedness outstanding.


   The address of each of the guarantors is: c/o Huntsman International LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, and their phone number is (801) 584-5700.

   As of September 30, 2001, all the subsidiaries of Huntsman International are "Restricted Subsidiaries". However, under certain circumstances we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries". Unrestricted Subsidiaries are not subject to the restrictive covenants in the indenture.


   We and our Domestic Subsidiaries will make investments in our Foreign Subsidiaries either directly or by advancing funds to Huntsman International Financial or Tioxide Group, each of whom will in turn advance the funds to the Foreign Subsidiaries, either as a capital contribution or as an intercompany loan. At September 30, 2001, Huntsman International Financial held approximately $1.3 billion of unsecured indebtedness from our Foreign Subsidiaries. In addition, Huntsman (Holdings) U.K. ("Holdings U.K."), a direct wholly owned Restricted Subsidiary of Tioxide Group, held approximately $1.0 billion of secured Indebtedness from our Foreign Subsidiaries. However, in the event of a bankruptcy, liquidation or reorganization of a Foreign Subsidiary, there can be no assurance that the intercompany loans it owes to Holdings U.K. or Tioxide Group will not be declared unenforceable, equitably subordinated to other obligations of such Foreign Subsidiary or recharacterized as equity. In such an event, creditors of such Foreign Subsidiary will have a prior claim to all assets of such Foreign Subsidiary.

Subordination

   The payment of principal, premium and interest, if any, on the notes is subordinated to the prior payment in full in cash of all Senior Debt of Huntsman International.

   The holders of Senior Debt will be entitled to receive payment in full in cash of Obligations due in respect of Senior Debt (including interest after the commencement of any of the proceedings described below at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Junior Permitted Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Huntsman International:

     (1) in a liquidation or dissolution of Huntsman International;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Huntsman International or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshaling of Huntsman International's assets and liabilities.

   Huntsman International also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

     (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Huntsman International or the holders of any Designated Senior Debt.

   Payments on the notes shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

   Huntsman International must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Huntsman International, holders of the notes may recover less ratably than creditors of Huntsman International who are holders of Senior Debt. See "Risk Factors--Because the new notes are subordinated to senior debt, our assets will first be used to repay our senior debt and may not be sufficient to repay the new notes".

Principal, Maturity and Interest of the Notes

   The notes are limited in aggregate principal amount to (Euro)700 million (or $700 million): (Euro)200 million of which were issued by us in denominations of
(Euro)1,000 and integral multiples thereof, and (Euro)500 million (or $500 million) ((Euro)50 million of which were issued in the May 1st Offering) of which can only be issued in compliance with the covenant described below under "--Limitation on Incurrence of Additional Indebtedness". The notes will mature on July 1, 2009 at the principal amount, plus accrued and unpaid interest to the maturity date.

   Interest on the notes will accrue at the rate of 10 1/8% per annum from January 1, 2001 through maturity and will be payable semi-annually in arrears on January 1 and July 1, commencing on July 1, 2001. Huntsman International will make each interest payment to the holders of record of the notes on the immediately preceding December 15 and June 15.

   Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

   At any time prior to July 1, 2002, Huntsman International may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes originally issued (including the original principal amount of any additional notes subsequently issued under the indenture), at a redemption price of 110.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that

     (1) at least 65% of the aggregate principal amount of the notes originally issued (including the original principal amount of any additional notes subsequently issued under the indenture) remains outstanding immediately after the occurrence of such redemption (excluding notes held by Huntsman International and its subsidiaries); and

     (2) the redemption must occur within 120 days of the date of the closing of such Equity Offering.

   Notice of any such redemption must be given within 90 days after the date of such Equity Offering. Huntsman International will publish a copy of such notice in accordance with the procedures described under "--Notices".

   As used in the preceding paragraph, "Equity Offering" means any sale of Qualified Capital Stock of Huntsman International or any capital contribution to the equity of Huntsman International.

   On or prior to July 1, 2004, Huntsman International may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Make-Whole Price") equal to the greater of

     (1) 100% of the principal amount thereof or

     (2) the present value, as determined by an Independent Investment
  Banker, of

       (A) 105.063% of the principal amount of the notes being redeemed as of July 1, 2004 (assuming a 360-day year consisting of twelve 30-day months) plus

       (B) all required interest payments due on such notes through July 1, 2004 (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Bund Rate, plus in each case accrued interest to the redemption date.

   After July 1, 2004, Huntsman International may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

                                                                      Redemption
   Year                                                                 price
   ----                                                               ----------
   2004..............................................................  105.063%
   2005..............................................................  103.375%
   2006..............................................................  101.688%
   2007 and thereafter...............................................  100.000%

   Huntsman International will publish a redemption notice in accordance with the procedures described under "--Selection and Notice" and "--Notices".

Repurchase at the Option of Holders upon Change of Control

   If a Change of Control occurs, each holder of the notes (including any additional notes subsequently issued under the indenture) will have the right to require Huntsman International to repurchase all or any part (equal to (Euro)1,000 or an integral multiple thereof) of that holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, Huntsman International will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, Huntsman International will mail a notice to each holder describing the transaction(s) that constitute the Change of Control and offering to repurchase the notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the indenture and described in such notice. Huntsman International will also publish a notice of the offer to repurchase in accordance with the procedures described under "--Notices". Huntsman International will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

   On the Change of Control Payment Date, Huntsman International will, to the extent lawful:

     (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Huntsman International.

   The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of (Euro)1,000 or an integral multiple thereof.

   Prior to complying with any provisions of this "Change of Control" covenant, but in any event within 30 days following a Change of Control, Huntsman International must either:

  . repay in full and terminate all commitments under Indebtedness under the Credit Facilities and all other Senior Debt, if required under the terms of the Credit Facilities or such Senior Debt;

  . offer to repay all commitments under all Indebtedness under the Credit
    Facilities and all such other Senior Debt and repay each lender that has accepted the offer; or

  . obtain the requisite consents, if any, under the Credit Facilities and all other Senior Debt to permit the repurchase of the notes as provided below.

   Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Huntsman International repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Selection and Notice

   If less than all of the notes are to be redeemed at any time in connection with an optional redemption, the trustee will select notes for redemption as follows:

     (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

   No notes of (Euro)1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Huntsman International will also publish a notice of redemption in accordance with the procedures described under "--Notices".

   If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount at maturity thereof to be redeemed. A new note in principal amount at maturity equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

   Set forth below are summaries of certain covenants contained in the indenture.

   Limitation on Incurrence of Additional Indebtedness. Huntsman International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Huntsman International and its Restricted Subsidiaries which are guarantors may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries which are not guarantors may incur Acquired Indebtedness, in each case if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Huntsman International is greater than 2.0 to 1.0.

   Limitation on Restricted Payments. Huntsman International will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto:

     (A) a Default or an Event of Default shall have occurred and be continuing;

     (B) Huntsman International is not able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

     (C) the aggregate amount of Restricted Payments made after June 30, 1999, including the fair market value as determined reasonably and in good faith by the board of managers of Huntsman International of non-cash amounts constituting Restricted Payments, shall exceed the sum of:

       (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Huntsman International earned from June 30, 1999 through the last day of the last full fiscal quarter immediately preceding the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

       (2) 100% of the aggregate net cash proceeds received by Huntsman International from any person (other than a subsidiary of Huntsman International) from the issuance and sale subsequent to June 30, 1999 and on or prior to the Reference Date of Qualified Capital Stock of Huntsman International (other than Specified Venture Capital Stock); plus

       (3) without duplication of any amounts included in clause (2) above, 100% of the aggregate net cash proceeds of any equity contribution received by Huntsman International from a holder of Huntsman
    International's Capital Stock.

   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

     (2) the acquisition of any shares of Capital Stock of Huntsman International, either (A) solely in exchange for shares of Qualified Capital Stock of Huntsman International or (B) if no Default or Event of Default shall have occurred and be continuing, through the application of net proceeds of a substantially concurrent sale for cash (other than to a subsidiary of Huntsman International) of shares of Qualified Capital Stock of Huntsman International;

     (3) the acquisition of any Indebtedness of Huntsman International that is subordinate or junior in right of payment to the notes either (A) solely in exchange for shares of Qualified Capital Stock of Huntsman International, or (B) if no Default or Event of Default shall have occurred and be continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a subsidiary of Huntsman International) of (x) shares of Qualified Capital Stock of Huntsman International or (y) Refinancing Indebtedness;

     (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by Huntsman International of, or dividends to Huntsman International Holdings to permit repurchases by Huntsman International Holdings of, Common Stock of Huntsman International or Huntsman International Holdings from employees of Huntsman International or any of its subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $4 million in any calendar year;

     (5) the redemption or repurchase of any Common Stock of Huntsman International held by a Restricted Subsidiary of Huntsman International which obtained such Common Stock directly from Huntsman International;

     (6) distributions to the members of Huntsman International in accordance with the Tax Sharing Agreement;

     (7) payments to Huntsman International Holdings for legal, audit, and other expenses directly relating to the administration of Huntsman International Holdings (including fees and expenses relating to the Huntsman International Holdings Zero Coupon Notes) which when aggregated with loans made to Huntsman International Holdings in accordance with clause (12) under the definition of "Permitted Investment ", will not exceed $3 million in any fiscal year;

     (8) the payment of consideration by a third party to equity holders of Huntsman International;

     (9) additional Restricted Payments in an aggregate amount not to exceed $10 million since June 30, 1999;

     (10) payments of dividends on Disqualified Capital Stock issued in accordance with "Limitation on Incurrence of Additional Indebtedness " above; and

     (11) distributions and Investments in connection with our transaction with ICI and Huntsman Specialty and the financing thereof.

   In determining the aggregate amount of Restricted Payments made subsequent to June 30, 1999 in accordance with clause (C) of the immediately preceding paragraph, cash amounts expended pursuant to clauses (1), (2) and (4) of this paragraph shall be included in such calculation.

   Not later than the date of making any Restricted Payment pursuant to clause
(C) of the second preceding paragraph or clause (9) of the immediately preceding paragraph, Huntsman International shall deliver to the trustee an officers' certificate stating that such Restricted Payment complies with the indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon Huntsman International's quarterly financial statements last provided to the trustee pursuant to "--Reports to Holders".

   Limitation on Asset Sales. Huntsman International will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Huntsman International or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as determined in good faith by Huntsman International's board of managers;

     (2) at least 75% of the consideration received by Huntsman International or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents, and is received at the time of the Asset Sale. For the purposes of this provision, the amount of any liabilities shown on the most recent applicable balance sheet of Huntsman International or the applicable Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets will be deemed to be cash for purposes of this provision; and

     (3) upon the consummation of an Asset Sale, Huntsman International applies, or causes the applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to the Asset Sale within 365 days of having received the Net Cash Proceeds.

   Additionally, Huntsman International must apply the Net Cash Proceeds either:

     (A) to prepay any Senior Debt, guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

     (B) to make an investment in or expenditures for properties and assets (including Capital Stock of any entity) that replace the properties and assets that were the subject of the Asset Sale or in properties and assets (including Capital Stock of any entity) that will be used in the business of Huntsman International and its subsidiaries as existing on the date of issuance of the notes or in businesses reasonably related thereto ("Replacement Assets"); and/or

     (C) to make an acquisition of all of the capital stock or assets of any person or division conducting a business reasonably related to that of Huntsman International or its subsidiaries.

   With respect to clauses (B) and (C) above, Huntsman International only may apply Net Cash Proceeds in excess of $30 million in the aggregate since June 30, 1999 from Asset Sales involving assets of Huntsman International or a guarantor (other than the Capital Stock of a Foreign Subsidiary) towards

  . assets which will be owned by Huntsman International or a guarantor and not constituting an Investment or

  . the capital stock of a person that becomes a guarantor.

   Any Net Proceeds that Huntsman International does not apply, or decides not to apply, in accordance with the preceding paragraph will constitute a "Net Proceeds Offer Amount". The 366th day after an Asset Sale or any earlier date on which the board of Huntsman International or board of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds in accordance with the preceding paragraph is a "Net Proceeds Offer Trigger Date". When the aggregate amount of the Net Proceeds Offer Amount is equal to or exceeds $30 million, Huntsman International or such Restricted Subsidiary must make an offer to purchase (the "Net Proceeds Offer") on a date that is not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from

  . all holders of notes (including any additional notes subsequently issued under the indenture) and

  . all holders of other Indebtedness that

       --is equal in right of payment with the notes and

       --contains provisions requiring that an offer to purchase such other Indebtedness be made with the proceeds from the Asset Sale,

on a pro rata basis, the maximum principal amount of notes and other Indebtedness that may be purchased with the Net Proceeds Offer Amount. The offer price in any Net Proceeds Offer will be equal to 100% of the principal value of the notes to be purchased, plus any accrued and unpaid interest to the date of purchase.

   The following events will be deemed to constitute an Asset Sale and the Net Proceeds for such Asset Sale must be applied in accordance with this covenant:

  . in the event any non-cash consideration received by Huntsman
    International or any Restricted Subsidiary of Huntsman International in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration); or

  . in the event of the transfer of substantially all, but not all, of the property and assets of Huntsman International and its Restricted Subsidiaries as an entirety to a person in a transaction permitted under "--Merger, Consolidation and Sale of Assets", and as a result thereof Huntsman International is no longer an obligor on the notes, the successor corporation shall be deemed to have sold the properties and assets of Huntsman International and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Huntsman International or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

   Notwithstanding the provisions described in the immediately preceding paragraphs, Huntsman International and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions to the extent:

     (1) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets; and

     (2) such Asset Sale is for fair market value.

   Any consideration that does not constitute Replacement Assets that is received by Huntsman International or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph will constitute Net Cash Proceeds and will be subject to the provisions described in the preceding paragraphs.

   Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of (Euro)1,000, as the case may be, in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

   Huntsman International will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sale" provisions of the indenture, Huntsman International shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sale" provisions of the indenture by virtue thereof.

   Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Huntsman International will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Huntsman International to (A) pay dividends or make any other distributions on or in respect of its Capital Stock; (B) make loans or advances or to pay any Indebtedness or other obligation owed to Huntsman International or any other Restricted Subsidiary of Huntsman International; or (C) transfer any of its property or assets to Huntsman International or any other Restricted Subsidiary of Huntsman International, except for such encumbrances or restrictions existing under or by reason of:

     (1) applicable law;

     (2) the indenture relating to the notes;

     (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of Huntsman International or any Restricted Subsidiary of Huntsman International;

     (4) any agreements existing at the time of acquisition of any person or the properties or assets of the person so acquired (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired;

     (5) agreements existing on the date of issuance of the notes to the extent and in the manner such agreements are in effect on such date;

     (6) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the indenture to any person pending the closing of such sale;

     (7) any agreement or instrument governing Capital Stock of any person that is acquired;

     (8) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

     (9) Liens incurred in accordance with the covenant described under "-- Limitation on Liens";

     (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (11) the Credit Facilities;

     (12) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under "--Limitation on Incurrence of Additional Indebtedness";

     (13) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of Huntsman International or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

     (14) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

     (15) contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Huntsman International or any Restricted Subsidiary in any manner material to Huntsman International or any Restricted Subsidiary; and

     (16) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (8), (11), (12) or (13), above;

provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to Huntsman International in any material respect as determined by the board of managers of Huntsman International in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (8), (11), (12) or (13).

   Limitation on Preferred Stock of Restricted Subsidiaries. Huntsman International will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to Huntsman International or to a Restricted Subsidiary of Huntsman International) or permit any person (other than Huntsman International or a Restricted Subsidiary of Huntsman International) to own any Preferred Stock of any Restricted Subsidiary of Huntsman International; provided, however, that

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  . Class A Shares and Class B Shares may be issued pursuant to the terms of the Contribution Agreement;

  . any person that is not a Restricted Subsidiary of Huntsman International may issue Preferred Stock to equity holders of such person in exchange for equity interests if after such issuance such person becomes a Restricted Subsidiary; and

  . Tioxide Southern Africa (Pty) Limited may issue Preferred Stock to its equity holders in exchange for its equity interests.

   Limitation on Liens. Huntsman International shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or assets of Huntsman International or any Restricted Subsidiary, now owned or hereafter acquired, which secures Indebtedness pari passu with or subordinated to the notes unless

  . if such Lien secures Indebtedness which is pari passu with the notes, then the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

  . if such Lien secures Indebtedness which is subordinated to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes.

   Prohibition on Incurrence of Senior Subordinated Debt. Huntsman International will not incur or suffer to exist Indebtedness that is senior in right of payment to the notes and subordinate in right of payment to any other Indebtedness of Huntsman International.

   Merger, Consolidation and Sale of Assets. Huntsman International will not, in a single transaction or series of related transactions, consolidate or merge with or into any person, or sell, transfer, or otherwise dispose of (or permit any Restricted Subsidiary of Huntsman International to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Huntsman International's assets (determined on a consolidated basis for Huntsman International and Huntsman International's Restricted Subsidiaries) unless:

     (1) either (A) Huntsman International shall be the surviving or continuing corporation or (B) the person (if other than Huntsman International) formed by such consolidation is an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia (the "Surviving Entity");

     (2) the Surviving Entity, if any, expressly assumes by a supplemental indenture that is in form and substance satisfactory to the trustee all rights and obligations of Huntsman International under the notes and the indenture;

     (3) immediately after giving effect to such transaction, including the assumption of the notes, Huntsman International or the Surviving Entity is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant;

     (4) immediately before and after giving effect to such transaction, including the assumption of the notes, no default or Event of Default occurred or exists; and

     (5) Huntsman International or the Surviving Entity shall have delivered to the trustee an officers' certificate and an opinion of counsel, stating that all requirements under the indenture for such a transaction have been satisfied.

   Each guarantor (other than any guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the indenture in connection with any

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transaction complying with the provisions of "--Limitation on Asset Sales")
will not, and Huntsman International will not cause or permit any guarantor to, consolidate with or merge with or into any person other than Huntsman International or any other guarantor unless:

     (1) the entity formed by or surviving any such consolidation or merger (if other than the guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the obligations of the guarantor on the guarantee;

     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Huntsman International could satisfy the provisions of clause (2) of the first paragraph of this covenant.

   Any merger or consolidation of a guarantor with and into Huntsman International (with Huntsman International being the surviving entity) or another guarantor need not comply with the first paragraph of this covenant.

   Notwithstanding anything in this section to the contrary,

     (1) Huntsman International may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing Huntsman International in another state of the United States or the District of Columbia without complying with clause (3) of the first paragraph of this covenant and

     (2) any transaction characterized as a merger under applicable state law where each of the constituent entities survives, will not be treated as a merger for purposes of this covenant, but instead will be treated as

  . an Asset Sale, if the result of such transaction is the transfer of assets by Huntsman International or a Restricted Subsidiary, or

  . an Investment, if the result of such transaction is the acquisition of assets by Huntsman International or a Restricted Subsidiary.

   Limitations on Transactions with Affiliates. Huntsman International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than

     (1) Affiliate Transactions permitted under the provision described in the last paragraph of this covenant and

     (2) Affiliate Transactions on terms that are no less favorable to Huntsman International or the relevant Restricted Subsidiary than those terms that might reasonably have been obtained in a comparable transaction by Huntsman International or the relevant Restricted Subsidiary and an unrelated person.

   The board of managers of Huntsman International and the board of the relevant Restricted Subsidiary must approve each Affiliate Transaction to which they are a party that involves aggregate payments or other property with a fair market value in excess of $5 million. This approval must be evidenced by a board resolution that states that the board has determined that the transaction complies with the foregoing provisions.

   If Huntsman International or any Restricted Subsidiary of Huntsman International enters into an Affiliate Transaction that involves an aggregate fair market value of more than $10 million, then prior to the consummation of the Affiliate Transaction, the parties to such

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Affiliate Transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Huntsman International or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

   The restrictions described in the preceding paragraphs of this covenant do not apply to:

  . reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, manager, employees or consultants of Huntsman International or any Restricted Subsidiary of Huntsman International as determined in good faith by Huntsman International's board of managers or senior management;

  . transactions exclusively between or among Huntsman International and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

  . any agreement as in effect as of the date of issuance of the notes or contemplated under the contribution agreement or any amendment thereto or any transaction contemplated thereby in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement;

  . Permitted Investments and Restricted Payments made in compliance with "--
    Limitation on Restricted Payments";

  . transactions between any of Huntsman International, any of its subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the indenture; and

  . transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which when taken together are fair to Huntsman International or the Restricted Subsidiaries as applicable, in the reasonable determination of the board of managers of Huntsman International or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

   Limitation of Guarantees by Restricted Subsidiaries. Huntsman International will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of Huntsman International or any other Restricted Subsidiary other than:

     (A) Indebtedness under Currency Agreements and Commodity Agreements in reliance on clause (5) of the definition of "Permitted Indebtedness";

     (B) Interest Swap Obligations incurred in reliance on clause (4) of the definition of "Permitted Indebtedness"; or

     (C) any guarantee by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary permitted under "--Limitation on Incurrence of Additional Indebtedness",

   unless, in any such case:

     (1) such Restricted Subsidiary that is not a guarantor guarantees payment of the notes;

     (2) any such assumption, guarantee or other liability by such Restricted Subsidiary that is provided in respect of Senior Debt does not contain subordination provisions that are no less favorable in any material respect to the holders of the notes than the subordination provisions contained in the indenture; and

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     (3) any such assumption, guarantee or other liability by such Restricted
  Subsidiary that is provided in respect of Indebtedness that is expressly subordinated to the notes is subordinated to the guarantee of the notes pursuant to subordination provisions no less favorable in any material respect to the holders of the notes than the subordination provisions contained in the indenture.

   In addition, any Restricted Subsidiary that enters into a guarantee of the notes under clause (1) above will be automatically and unconditionally released and discharged from its obligations under such guarantee when any of the following occur:

  . such Restricted Subsidiary is unconditionally released from its liability with respect to the Indebtedness in connection with which such guarantee of the notes was executed;

  . all of the Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary, or the parent of such Restricted Subsidiary, is transferred to a person that is not a Restricted Subsidiary in accordance with the indenture and such Restricted Subsidiary has been released of its obligations with respect to the Indebtedness in connection with which such guarantee of the notes was executed; or

  . such Restricted Subsidiary becomes an Unrestricted Subsidiary.

   Capital Stock of Certain Subsidiaries. Huntsman International will at all times hold, directly or indirectly, through a wholly owned Restricted
Subsidiary:

     (1) all issued and outstanding Capital Stock of Tioxide Group, other than shares of Class A Shares issued pursuant to the terms of the Contribution Agreement, which will be held by an ICI Affiliate; and

     (2) all issued and outstanding Capital Stock of Holdings U.K., other than shares of Class B Shares issued pursuant to the terms of the Contribution Agreement, which will be held by a Huntsman Affiliate.

   Neither Tioxide Group nor Holdings U.K. will issue any Capital Stock (or any direct or indirect rights, options or warrants to acquire such Capital Stock) to any person other than Huntsman International or a wholly owned Restricted Subsidiary of Huntsman International except to qualify directors if required by applicable law or other similar legal requirements and the Class A Shares and Class B Shares described in the preceding sentence.

   Tioxide Group will not make any direct or indirect distribution with respect to its Capital Stock to any person other than Huntsman International or a wholly owned Restricted Subsidiary of Huntsman International except that after Holdings U.K. has repaid its promissory note to Huntsman International Financial, Tioxide Group may pay dividends on its Class A Shares in an amount not to exceed 1% of the dividends paid by Tioxide Group on its other Capital Stock. Holdings U.K. will not make any direct or indirect distribution with respect to its Capital Stock to any person other than Huntsman International or a wholly owned Restricted Subsidiary of Huntsman International and other than nominal dividends on the Class B Shares.

   Conduct of Business. Huntsman International and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses which are not the same, similar or related to the businesses in which Huntsman International and its Restricted Subsidiaries were engaged on the date of issuance of the notes, except to the extent that after engaging in any new business, Huntsman International and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as were conducted by them on the date of issuance of the notes. Huntsman International Financial shall only conduct the business of holding Indebtedness of Restricted Subsidiaries of Huntsman International and will not incur or be liable for any Indebtedness other than guarantees otherwise permitted under

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the indenture. Tioxide Group will only conduct the business of holding the equity interests in Restricted Subsidiaries and will not incur or be liable for any Indebtedness other than guarantees otherwise permitted under the indenture. Holdings U.K. will only conduct the business of holding equity interests and Indebtedness of Restricted Subsidiaries and will not incur or be liable for any Indebtedness other than Indebtedness owing to Huntsman International or Huntsman International Financial.

   Huntsman International and its Domestic Subsidiaries may advance funds to any Foreign Subsidiary only if such Funds are either:

     (1) advanced directly by Huntsman International or a Domestic
  Subsidiary;

     (2) contributed to Huntsman International Financial as common equity and Huntsman International Financial loans such funds, directly or indirectly, through wholly owned Restricted Subsidiaries, to such Foreign Subsidiary; or

     (3) contributed to Tioxide Group as common equity and Tioxide Group invests such funds in such Foreign Subsidiary.

   Reports to Holders. Whether or not required by the SEC, so long as any notes are outstanding, after the date the exchange offer is required to be consummated, Huntsman International must furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations, and make available to securities analysts and potential investors upon request:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Huntsman International were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Huntsman International's certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Huntsman International were required to file such reports.

   If Huntsman International has designated any of its subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Huntsman International and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Huntsman International.

Events of Default

   Each of the following will constitute an "Event of Default" under the indenture:

     (1) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

     (2) the failure to pay principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the subordination provisions of the indenture;

     (3) the failure of Huntsman International or any guarantor to comply with any covenant or agreement contained in the indenture for a period of 60 days after Huntsman International receives a written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding

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  principal amount of the notes, including any additional notes subsequently issued under the indenture, (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (4) any default under any agreement governing Indebtedness of Huntsman International or any of its Restricted Subsidiaries, if that default:

       (A) is caused by the failure to pay at final maturity the principal amount of any Indebtedness after giving effect to any applicable grace periods and any extensions of time for payment of such Indebtedness; or

       (B) results in the acceleration of the final stated maturity of any such Indebtedness;

  and in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $25 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

     (5) the failure of Huntsman International or its Restricted Subsidiaries to pay or otherwise discharge or stay one or more judgments in an aggregate amount exceeding $25 million, which are not covered by indemnities or third party insurance as to which the person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

     (6) certain events of bankruptcy affecting Huntsman International or any of its Significant Subsidiaries; or

     (7) the failure of any guarantee of any Significant Subsidiary to be in full force and effect or any of the guarantors denies its liability under its guarantee.

   If an Event of Default arising from certain events of bankruptcy with respect to Huntsman International occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the notes will become immediately due and payable without further action or notice. If any other Event of Default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of notes (including any additional notes subsequently issued under the indenture) may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing (the "Acceleration Notice") to Huntsman International and the trustee, which notice must also specify that it is a "notice of acceleration". In that event, the notes will become immediately due and payable unless, if there are any amounts outstanding under the Designated Senior Debt, then the notes will become immediately due and payable only upon the first to occur of:

  .  an acceleration under the Designated Senior Debt; or

  . five business days after receipt by Huntsman International and the Representative under the Designated Senior Debt of such Acceleration Notice.

   At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes (or any additional notes) may rescind and cancel such declaration and its consequences:

     (1) if the rescission would not conflict with any judgment or decree;

     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;


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     (4) if Huntsman International has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; or

     (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the above description of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

   The holders of a majority in aggregate principal amount of the notes (including the aggregate principal amount of any additional notes subsequently issued under the indenture) may waive any existing default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

   Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes (including the aggregate principal amount of any the outstanding additional notes subsequently issued under the indenture) may direct the trustee in its exercise of any trust or power or may exercise any of the trustee's powers.

   Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered the trustee reasonable indemnity. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, other than a Default or Event of Default relating to the payment of principal, premium or interest, if it determines that withholding notice is in the best interest of the holders.

   Under the indenture, Huntsman International is required to provide an officers' certificate to the trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default, and will provide such certification at least annually as to whether or not they know of any Default or Event of Default, that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

   Huntsman International may, at its option and at any time, elect to have its obligations and the obligations of the guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Legal Defeasance means that Huntsman International will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

     (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the outstanding notes when such payments are due from the trust fund referred to below;

     (2) Huntsman International's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

     (3) the rights, powers, trust, duties and immunities of the trustee and Huntsman International's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the indenture.

   In addition, Huntsman International may, at its option and at any time, elect to have the obligations of Huntsman International released with respect to certain of its covenants that are

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described in the indenture ("Covenant Defeasance") and will be absolved from liability thereafter for failing to comply with such obligations with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) Huntsman International must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, euros or non-callable government obligations of any member nation of the European Union whose official currency is the euro, rated AAA or better by S&P and Aaa or better by Moody's, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date;

     (2) in the case of Legal Defeasance, Huntsman International shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

       (A) Huntsman International has received from, or there has been published by, the Internal Revenue Service a ruling; or

       (B) since the date of the indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such opinion of counsel shall not be required if all the notes will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee);

     (3) in the case of Covenant Defeasance, Huntsman International shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no default or Event of Default shall have occurred and be continuing on the date of such deposit insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other instrument or material agreement to which Huntsman International or any of its subsidiaries is a party or by which Huntsman International or any of its subsidiaries is bound;

     (6) Huntsman International shall have delivered to the trustee an officers' certificate stating that the deposit was not made by Huntsman International with the intent of preferring the holders of the notes over any other creditors of Huntsman International or with the intent of defeating, hindering, delaying or defrauding any other creditors of Huntsman International or others;

     (7) Huntsman International shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

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     (8) Huntsman International shall have delivered to the trustee an opinion of counsel to the effect that:

    . either (A) Huntsman International has assigned all its ownership interest in the trust funds to the trustee or (B) the trustee has a valid perfected security interest in the trust funds; and

    . assuming no intervening bankruptcy of Huntsman International between the date of the deposit and the 124th day following the perfection of a security interest in the deposit and that no holder is an insider of Huntsman International, after the 124th day following the perfection of a security interest in the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the Federal Bankruptcy Code.

Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the notes, as to all outstanding notes when:

     (1) either

       (A) all the existing authenticated and delivered notes (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by Huntsman International and repaid to Huntsman International or discharged from such trust) have been delivered to the trustee for cancellation; or

       (B) all notes not previously delivered to the trustee for cancellation have become due and payable, and Huntsman International has irrevocably deposited, or caused to be deposited, with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not already delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from Huntsman International directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2) Huntsman International has paid all other sums payable under the indenture by Huntsman International; and

     (3) Huntsman International has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

   All funds that remain unclaimed for one year will be paid to Huntsman International, and thereafter holders of the notes must look to Huntsman International for payment as general creditors.

Cancellation

   All notes that are redeemed by or on behalf of Huntsman International will be cancelled and, accordingly, may not be reissued or resold. If Huntsman International purchases any notes, such acquisition shall not operate as a redemption unless such notes are surrendered for cancellation.

Withholding Taxes

   Under certain circumstances, a holder of notes may be subject to withholding taxes and Huntsman International will not be required to pay any additional amounts to cover such withholding taxes.

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Modification of the Indenture

   Without the consent of each holder of an outstanding note affected, no amendment and waiver may:

     (1) reduce the amount of notes whose holders must consent to an amendment;

     (2) reduce the rate of or change the time for payment of interest, including, defaulted interest, on any notes;

     (3) reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for the notes;

     (4) make any notes payable in money other than that stated in the notes;

     (5) make any change in provisions of the indenture relating to the rights of holders of notes to receive payment of principal of and interest on the notes or permitting holders of a majority in principal amount of notes to waive defaults or Events of Default;

     (6) amend, change or modify in any material respect the obligation of Huntsman International to make and complete a Change of Control Offer in the event of a Change of Control or make and complete a Net Proceeds Offer with respect to any Asset Sale that has been completed;

     (7) modify or change any provision of the indenture affecting the subordination on ranking of the notes or any guarantee in a manner which adversely affects the holders; or

     (8) release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture.

   Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture (including the aggregate principal amount of any additional notes subsequently issued under the indenture).

   Without the consent of any holder of the notes, Huntsman International, the guarantors and the trustee may amend or supplement the indenture or the notes to:

     (1) cure any ambiguities, defect or inconsistency;

     (2) provide for the assumption of Huntsman International's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Huntsman International's assets;

     (3) provide for uncertificated notes in addition to or in place of certificated notes;

     (4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the rights under the indenture of any such holder; or

     (5) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Governing Law

   The indenture will provide that it, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


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The Trustee

   The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture or the Trust Indenture Act. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

   The indenture and the provisions of the Trust Indenture Act will contain certain limitations on the rights of the trustee, should it become a creditor of Huntsman International, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

Notices

   All notices shall be deemed to have been given (1) the mailing by first class mail, postage prepaid, of such notices to holders of the notes at their registered addresses as recorded in the Register; and (2) so long as the notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the holders of the notes in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published on Saturday, Sunday or holiday editions.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Restricted Subsidiary of Huntsman International or at the time it merges or consolidates with Huntsman International or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such person and in each case not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Restricted Subsidiary of Huntsman International or such acquisition, merger or consolidation, except for Indebtedness of a person or any of its subsidiaries that is repaid at the time such person becomes a Restricted Subsidiary of Huntsman International or at the time it merges or consolidates with Huntsman International or any of its Restricted Subsidiaries.

   "Adjusted Bund Rate" means with respect to any redemption date, the mid-market yield, under the heading which represents the average for the immediately prior week, appearing on Reuters page AABBUND01, or its successor, for the maturity corresponding to July 1, 2009 (if no maturity date is within three months before or after July 1, 2009, yields for the two published maturities most closely corresponding to July 1, 2009 shall be determined and the Bund yield shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), plus 0.50%. The Bund Rate shall be calculated on the third business day preceding such redemption date.


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

   "Affiliate" means, with respect to any specified person, any other person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing; provided however that none of the initial purchasers or their Affiliates shall be deemed to be an Affiliate of Huntsman International.

   "Asset Acquisition" means:

  . an Investment by Huntsman International or any Restricted Subsidiary of Huntsman International in any other person pursuant to which such person shall become a Restricted Subsidiary of Huntsman International or of any Restricted Subsidiary of Huntsman International, or shall be merged with or into Huntsman International or of any Restricted Subsidiary of Huntsman International; or

  . the acquisition by Huntsman International or any Restricted Subsidiary of Huntsman International of the assets of any person (other than a Restricted Subsidiary of Huntsman International) which constitute all or substantially all of the assets of such person or comprises any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

   "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Huntsman International or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any person other than Huntsman International or a Restricted Subsidiary of Huntsman International of (A) any Capital Stock of any Restricted Subsidiary of Huntsman International; or (B) any other property or assets of Huntsman International or any Restricted Subsidiary of Huntsman International other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

     (1) a transaction or series of related transactions for which Huntsman International or its Restricted Subsidiaries receive aggregate consideration of less than $5 million;

     (2) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified
  Securitization Transaction" to a Securitization Entity for the fair market value thereof;

     (3) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of Huntsman International or any of its Restricted Subsidiaries to the extent that such license does not prohibit Huntsman International or any of its Restricted Subsidiaries from using the technologies licensed or require Huntsman International or any of its Restricted Subsidiaries to pay any fees for any such use;

     (4) the sale, lease, conveyance, disposition or other transfer

    . of all or substantially all of the assets of Huntsman International as permitted under "Merger, Consolidation and Sale of Assets",

    . of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a person which is not a subsidiary,

    . pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of Huntsman International or any subsidiary of Huntsman International with a Lien on such assets, which Lien is permitted under the indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law,


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

    . involving only Cash Equivalents, Foreign Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of Huntsman International or

    . including only the lease or sublease of any real or personal property in the ordinary course of business,

     (5) the consummation of any transaction in accordance with the terms of "--Limitation on Restricted Payments"; and

     (6) Permitted Investments.

   "Capital Stock" means:

  . with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such person and

  . with respect to any person that is not a corporation, any and all partnership, membership or other equity interests of such person.

   "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

   "Cash Equivalents" means:

     (1) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

     (2) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facilities, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33% of all Investments described in this definition);

     (3) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency;

     (4) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

     (5) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the

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

  United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

     (6) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

     (7) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund holding assets consisting (except for de minimus amounts) of the type specified in clauses (1) through (6) above.

   "Change of Control" means

     (1) prior to the initial public equity offering of Huntsman International, the failure by Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the "Huntsman Group"), collectively to have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of directors (or the equivalent) of Huntsman International or

     (2) after the initial public equity offering, the occurrence of the following:

       (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Huntsman Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting capital stock of Huntsman International other than in a transaction having the approval of the board of managers of Huntsman International at least a majority of which members are Continuing Managers; or

       (B) Continuing Managers shall cease to constitute at least a majority of the managers constituting the board of managers of Huntsman International.

   "Class A Shares" means the Class A Shares of Tioxide Group which have voting rights but no rights to dividends and a nominal liquidation preference.

   "Class B Shares" means the Class B Shares of Holdings U.K. which have voting rights, a right to nominal dividends and a nominal liquidation preference.

   "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by Huntsman International or any of its Restricted Subsidiaries designed to protect Huntsman International or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of Huntsman International or its Restricted Subsidiaries.

   "Common Stock" of any person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such person's common stock, whether outstanding on the date of issuance of the notes or issued thereafter, and includes, without limitation, all series and classes of such common stock.

   "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of

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

     (1) Consolidated Net Income,

     (2) to the extent Consolidated Net Income has been reduced thereby,

       (A) all income taxes of such person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and Permitted Tax Distributions paid during such period,

       (B) Consolidated Interest Expense and

       (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period.

   All as determined on a consolidated basis for such person and its Restricted Subsidiaries in accordance with GAAP.

   "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters for which financial statements are available under "--Reports to Holders" (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such person for the Four Quarter Period.

   In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

     (1) the incurrence or repayment of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

     (2) any Asset Sales or Asset Acquisitions (including, any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

   If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a person other than Huntsman International or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such person or any Restricted Subsidiary of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio",

     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

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

     (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

     (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Consolidated Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of

     (1) Consolidated Interest Expense, plus

     (2) the product of

       (A) the amount of all dividend payments on any series of Preferred Stock of such person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such person or to a Restricted Subsidiary of such person) paid, accrued or scheduled to be paid or accrued during such period times

       (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such person, expressed as a decimal.

   "Consolidated Interest Expense" means, with respect to any person for any period, the sum of, without duplication:

     (1) the aggregate of the interest expense of such person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

       (A) any amortization of debt discount and amortization or write-off of deferred financing costs,

       (B) the net costs under Interest Swap Obligations,

       (C) all capitalized interest and

       (D) the interest portion of any deferred payment obligation; and

     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any person, for any period, the sum of

     (1) aggregate net income (or loss) of such person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP plus

     (2) cash dividends or distributions paid to such person by any other person (the "Payor") other than a Restricted Subsidiary of the referent person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor; provided that there shall be excluded therefrom:

       (A) after-tax gains from Asset Sales or abandonments or reserves relating thereto;

       (B) after-tax items classified as extraordinary or nonrecurring gains;

       (C) the net income of any person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the person or is merged or consolidated with the person or any Restricted Subsidiary of the person;

       (D) the net income (but not loss) of any Restricted Subsidiary of the person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided, however, that the net income of Foreign Subsidiaries shall only be excluded in any calculation of Consolidated Net Income of Huntsman International as a result of application of this clause (D) if the restriction on dividends or similar distributions results from consensual restrictions;

       (E) the net income or loss of any person, other than a Restricted Subsidiary of the person, except to the extent of cash dividends or distributions paid to the person or to a wholly owned Restricted Subsidiary of the person by such person;

       (F) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following June 30, 1999;

       (G) income or loss attributable to discontinued operations
    (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

       (H) in the case of a successor to the person by consolidation or merger or as a transferee of the referent person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

       (I) all gains or losses from the cumulative effect of any change in accounting principles; and

       (J) the net amount of all Permitted Tax Distributions made during such period.

   "Consolidated Net Worth" of any person means the consolidated stockholders' equity (or equivalent) of such person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such person.

   "Consolidated Non-cash Charges" means, with respect to any person, for any period, the aggregate depreciation, amortization and other non-cash charges of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

   "Continuing Managers" means, as of any date, the collective reference to:

  . all members of the board of managers of Huntsman International who have held office continuously since a date no later than twelve months prior to Huntsman International's initial public equity offering; and

  . all members of the board of managers of Huntsman International who assumed office after such date and whose appointment or nomination for election by Huntsman International's shareholders was approved by a vote of at least 50% of the Continuing Managers in office immediately prior to such appointment or nomination or by the Huntsman Group.

   "Contribution Agreement" means the Contribution Agreement, dated April 15, 1999, among Huntsman Specialty, ICI and Huntsman International Holdings, as such agreement is in effect on the date of issuance of the notes, or as amended from time to time.


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

   "Credit Facilities" means:

  . the senior secured Credit Agreement, dated as of April 15, 1999, as amended by the first amendment dated as of December 21, 2000, among Huntsman International and the financial institutions party thereto, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented, extended or otherwise modified from time to time, (including pursuant to the proposed second amendment described under "Other Indebtedness--Description of Credit Facilities--Amendment of Credit Facilities"); and

  . any one or more debt facilities, indentures or other agreements that refinances, replaces or otherwise restructures, including increasing the amount of available borrowings thereunder in accordance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant described above or making Restricted Subsidiaries of Huntsman International a borrower or guarantor thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders or with other financial institutions or lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Huntsman International or any Restricted Subsidiary of Huntsman International against fluctuations in currency values.

   "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

   "Designated Senior Debt" means:

  . Indebtedness under or in respect of the Credit Facilities; and

  . any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $100,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by Huntsman International.

   "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

   "Domestic Subsidiary" means any subsidiary other than a Foreign Subsidiary.

   "Environmental Lien" means a Lien in favor of any governmental authority arising in connection with any environmental laws.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

   "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of managers of Huntsman International acting reasonably and in good faith and shall be evidenced by a board resolution of the board of managers of Huntsman International delivered to the trustee.

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

   "Foreign Cash Equivalents" means:

  . debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an "Approved Jurisdiction") or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction; and

  . debt securities in an aggregate principal amount not to exceed $25 million with a maturity of 365 days or less issued by any nation in which Huntsman International or its Restricted Subsidiaries has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

   "Foreign Subsidiary" means any subsidiary of Huntsman International (other than a guarantor) organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of the date of issuance of the notes.

   "Guarantor Senior Debt" means with respect to any guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a guarantor, whether outstanding on the date of issuance of the notes or thereafter created, incurred or assumed, except for any such Indebtedness that is expressly subordinated or equal in right of payment to the guarantee of such guarantor. "Guarantor Senior Debt" also includes the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

       (A) all monetary obligations of every nature of a guarantor in respect of the Credit Facilities, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

       (B) all monetary obligations of every nature of a guarantor evidenced by a promissory note and which is, directly or indirectly, pledged as security for the obligations of Huntsman International under the Credit Facilities;

       (C) all Interest Swap Obligations; and

       (D) all obligations under Currency Agreements, in each case whether outstanding on the date of issuance of the notes or thereafter incurred.

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   Notwithstanding the foregoing, "Guarantor Senior Debt" does not include:

     (1) any Indebtedness of such guarantor to its Restricted Subsidiaries or Affiliates or any of such Affiliate's subsidiaries other than as described in clause (B);

     (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such guarantor or any of its Restricted Subsidiaries;

     (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

     (4) Indebtedness represented by Disqualified Capital Stock;

     (5) any liability for federal, state, local or other taxes owed or owing by such guarantor;

     (6) Indebtedness incurred in violation of the indenture provisions set forth under "--Limitation on Incurrence of Additional Indebtedness";

     (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Huntsman International; and

     (8) any Indebtedness that is expressly subordinated in right of payment to any other Indebtedness of such guarantor.

   "Holdings U.K." means, Huntsman (Holdings) U.K., a private unlimited company incorporated under the laws of England and Wales.

   "Huntsman Affiliate" means Huntsman Corporation or any of its Affiliates (other than Huntsman International Holdings and its subsidiaries).

   "Huntsman Corporation" means Huntsman Corporation, a Utah corporation.

   "Huntsman International Holdings Zero Coupon Notes" means, collectively, the Senior Discount Notes due 2009 and the Subordinated Discount Notes due 2009 issued by Huntsman International Holdings, and any notes into which any such Huntsman International Holdings Zero Coupon Notes may be exchanged or replaced pursuant to the terms of the indenture pursuant to which such Huntsman International Holdings Zero Coupon Notes are issued.

   "Huntsman Specialty" means Huntsman Specialty Chemicals Corporation, a Utah corporation.

   "ICI Affiliate" means ICI or any Affiliate of ICI.

   "Indebtedness" means with respect to any person, without duplication:

     (1) all Obligations of such person for borrowed money;

     (2) all Obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all Capitalized Lease Obligations of such person;

     (4) all Obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

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     (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

     (6) guarantees in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

     (7) all Obligations of any other person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

     (8) all Obligations under Currency Agreements and Interest Swap Agreements of such person; and

     (9) all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

   For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, "Indebtedness" shall not include:

     (A) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future;

     (B) deferred taxes; or

     (C) unsecured indebtedness of Huntsman International and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by Huntsman International and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

   "Independent Financial Advisor" means a firm:

  . which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Huntsman International; and

  .  which, in the judgment of the board of managers of Huntsman
     International, is otherwise independent and qualified to perform the task for which it is to be engaged.

   "Independent Investment Banker" means any Reference Treasury Dealer appointed by the trustee after consultation with Huntsman International.

   "Interest Swap Obligations" means the obligations of any person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

   "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by

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means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any person:

   "Investment" excludes extensions of trade credit by Huntsman International and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Huntsman International or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant:

     (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; and

     (2) the amount of any Investment is the original cost of such Investment plus the cost of all additional Investments by Huntsman International or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment;

provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

   If Huntsman International or any Restricted Subsidiary of Huntsman International sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Huntsman International such that, after giving effect to any such sale or disposition, Huntsman International no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, Huntsman International will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

   "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interests in accounts receivable and related assets conveyed by Huntsman International or any of its subsidiaries in connection with any Qualified Securitization Transaction.

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Huntsman International or any of its Restricted Subsidiaries from such Asset Sale net of:

     (A) all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

     (B) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;


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     (C) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

     (D) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale; and

     (E) appropriate amounts to be provided by Huntsman International or any Restricted Subsidiary, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by, Huntsman International or any Restricted Subsidiary, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

   "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Organizational Documents" means, with respect to any person, such person's memorandum, articles or certificate of incorporation, bylaws, partnership agreement, joint venture agreement, limited liability company agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such person's Capital Stock.

   "Paying Agent" means an office or agency located in London, maintained by Huntsman International, where notes may be presented or surrendered for payment. The Paying Agent shall not be Huntsman International or an Affiliate.

   "Permitted Indebtedness" means, without duplication, each of the following:

     (1) Indebtedness under the initial notes, the additional notes, the new notes, the indenture and the related guarantees;

     (2) Indebtedness incurred pursuant to the Credit Facilities in an aggregate principal amount not exceeding $2.4 billion at any one time outstanding less the amount of any payments made by Huntsman International under the Credit Facilities with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to clause (A) of the second sentence of "--Limitation on Asset Sales";

     (3) other Indebtedness of Huntsman International and its Restricted Subsidiaries outstanding on June 30, 1999 (including our outstanding $600 million and (Euro)200 million senior subordinated notes) reduced by the amount of any prepayments with Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to "--Limitation on Asset Sales";

     (4) Interest Swap Obligations of Huntsman International relating to:

    . Indebtedness of Huntsman International or any of its Restricted Subsidiaries or

    . Indebtedness that Huntsman International or any of its Restricted Subsidiaries reasonably intends to incur within six months and

   Interest Swap Obligations of any Restricted Subsidiary of Huntsman International relating to:

    .  Indebtedness of such Restricted Subsidiary or

    . Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months;


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  Any such Interest Swap Obligations will constitute "Permitted Indebtedness"
  only if they are entered into to protect Huntsman International and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under with the indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, do not exceed the principal amount of the Indebtedness to which such Interest Swap
  Obligations relate.

     (5) Indebtedness under Commodity Agreements and Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Huntsman International and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (6) Indebtedness of a Restricted Subsidiary of Huntsman International to Huntsman International or to a Restricted Subsidiary of Huntsman International for so long as such Indebtedness is held by Huntsman International or a Restricted Subsidiary of Huntsman International, in each case subject to no Lien held by a person other than Huntsman International or a Restricted Subsidiary of Huntsman International (other than the pledge of intercompany notes under the Credit Facilities); provided that if as of any date any person other than Huntsman International or a Restricted Subsidiary of Huntsman International owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes under the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (7) Indebtedness of Huntsman International to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens securing intercompany notes pledged under the Credit Facilities); provided that (A) any Indebtedness of Huntsman International to any Restricted Subsidiary (other than pursuant to notes pledged under the Credit Facilities) is unsecured and subordinated, pursuant to a written agreement, to Huntsman International' obligations under the indenture and the notes and (B) if as of any date any person other than a Restricted Subsidiary owns or holds any such Indebtedness or any person holds a Lien in respect of such Indebtedness (other than pledges securing the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Huntsman International;

     (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

     (9) Indebtedness of Huntsman International or any of its Restricted Subsidiaries represented by letters of credit for the account of Huntsman International or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (10) Refinancing Indebtedness;

     (11) Indebtedness arising from agreements of Huntsman International or a subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at

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  no time exceed the gross proceeds actually received by Huntsman
  International and the subsidiary in connection with such disposition;

     (12) Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by Huntsman International or any subsidiary in the ordinary course of business;

     (13) Guarantees by Huntsman International or a Restricted Subsidiary of Indebtedness incurred by Huntsman International or a Restricted Subsidiary so long as the incurrence of such Indebtedness by Huntsman International or any such Restricted Subsidiary is otherwise permitted by the terms of the indenture;

     (14) Indebtedness of Huntsman International or any subsidiary incurred in the ordinary course of business not to exceed $35 million at any time outstanding

       (A) representing Capitalized Lease Obligations or

       (B) constituting purchase money Indebtedness incurred to finance property or assets of Huntsman International or any Restricted Subsidiary of Huntsman International acquired in the ordinary course of business;

  provided, however, that such purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Huntsman International or any Restricted Subsidiary of Huntsman International other than the property and assets so acquired;

     (15) Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (15) does not exceed at any one time an amount equal to the sum of

       (A) 80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries and

       (B) 60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

  provided, however, that notwithstanding the foregoing limitation, Foreign Subsidiaries may incur in the aggregate up to $50 million of Indebtedness outstanding at any one time;

     (16) Indebtedness of Huntsman International and its Domestic Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate amount not to exceed $20 million at any one time outstanding and Indebtedness of Foreign Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate principal amount not to exceed $60 million at any one time outstanding;

     (17) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to Huntsman International or any subsidiary of Huntsman International (except for Standard Securitization Undertakings);

     (18) so long as no Event of Default or Potential Event of Default exists, Indebtedness of Huntsman International to BASF or its Affiliates in an aggregate outstanding amount not in excess of $50 million for the purpose of financing up to 50% of the cost of installation, construction or improvement of property relating to the manufacture of PO/MTBE;

     (19) Indebtedness of Huntsman International to a Huntsman Affiliate or an ICI Affiliate constituting Subordinated Indebtedness;

     (20) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;


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     (21) Indebtedness of Huntsman International to any of its subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Huntsman International from any such subsidiary which assets are subsequently conveyed by Huntsman International to a Securitization Entity in a Qualified Securitization Transaction; and

     (22) additional Indebtedness of Huntsman International and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25 million at any one time outstanding.

   "Permitted Investments" means:

     (1) Investments by Huntsman International or any Restricted Subsidiary of Huntsman International in any person that is or will become immediately after such Investment a Restricted Subsidiary of Huntsman International or that will merge or consolidate into Huntsman International or a Restricted Subsidiary of Huntsman International; provided that this clause (1) shall not permit any Investment by Huntsman International or a Domestic Restricted Subsidiary in a Foreign Subsidiary consisting of a capital contribution by means of a transfer of property other than cash, Cash Equivalents or Foreign Cash Equivalents other than transfers of property of nominal value in the ordinary course of business;

     (2) Investments in Huntsman International by any Restricted Subsidiary of Huntsman International; provided that any Indebtedness evidencing such Investment is unsecured and subordinated (other than pursuant to intercompany notes pledged under the Credit Facilities), pursuant to a written agreement, to Huntsman International obligations under the notes and the indenture;

     (3) investments in cash and Cash Equivalents;

     (4) loans and advances to employees and officers of Huntsman
  International and its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses;

     (5) Investments in Unrestricted Subsidiaries or joint ventures not to exceed $75 million, plus

       (A) the aggregate net after-tax amount returned in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments,

       (B) the net after-tax cash proceeds received by Huntsman
    International or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of Huntsman International),

       (C) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such subsidiary and

       (D) the net cash proceeds received by Huntsman International from the issuance of Specified Venture Capital Stock;

     (6) Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of Huntsman International or its Restricted Subsidiaries;

     (7) Investments made by Huntsman International or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

     (8) Investments existing on the date of issuance of the notes;

     (9) any Investment by Huntsman International or a wholly owned subsidiary of Huntsman International, or by Tioxide Group or Holdings U.K., in a Securitization Entity or

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  any Investment by a Securitization Entity in any other person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

     (10) Investments by Huntsman International in Rubicon, Inc. and Louisiana Pigment Company (each a "Joint Venture"), so long as:

       (A) such Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Joint Venture),

       (B) the documentation governing such Joint Venture does not contain a restriction on distributions to Huntsman International, and

       (C) such Joint Venture is engaged only in the business of manufacturing product used or marketed by Huntsman International and its Restricted Subsidiaries and/or the joint venture partner, and businesses reasonably related thereto;

     (11) Investments by Foreign Subsidiaries in Foreign Cash Equivalents;

     (12) loans to Huntsman International Holdings for the purposes described in clause (7) of the second paragraph of "Certain Covenants--Limitation on Restricted Payments") which, when aggregated with the payment made under such clause, will not exceed $3 million in any fiscal year;

     (13) any Indebtedness of Huntsman International to any of its subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Huntsman International from any such subsidiary which assets are subsequently conveyed by Huntsman International to a Securitization Entity in a Qualified Securitization Transaction; and

     (14) additional Investments in an aggregate amount not exceeding $25 million at any one time outstanding.

   "Permitted Junior Securities" means:

     (1) Capital Stock in Huntsman International or any guarantor; or

     (2) debt securities of Huntsman International or any guarantor that

       (A) are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the related guarantees are subordinated to Senior Debt pursuant to the terms of the indenture, and

       (B) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the notes.

   "Permitted Tax Distribution" for any fiscal year means any payments made in compliance with clause (6) of the second paragraph under "Certain Covenants-- Limitation on Restricted Payments".

   "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

   "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

   "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by Huntsman International or any of its subsidiaries pursuant to which

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Huntsman International or any of its subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to:

     (1) a Securitization Entity or to Huntsman International which subsequently transfers to a Securitization Entity (in the case of a transfer by Huntsman International or any of its subsidiaries); and

     (2) any other person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of Huntsman International or any of its subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

   "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means any Refinancing by Huntsman International or any Restricted Subsidiary of Huntsman International of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant or Indebtedness described in clause (3) of the definition of "Permitted Indebtedness", in each case that does not:

     (1) result in an increase in the aggregate principal amount of Indebtedness of such person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Huntsman International in connection with such Refinancing); or

     (2) create Indebtedness with

       (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

       (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

   provided that if such Indebtedness being Refinanced

  . is Indebtedness of Huntsman International, then such Refinancing Indebtedness shall be Indebtedness solely of Huntsman International, or

  .  is subordinate or junior to the notes, then such Refinancing
     Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

   "Reference Treasury Dealer" means the U.S. affiliates of Deutsche Bank AG London, Salomon Brothers International Limited, J.P. Morgan Securities Ltd. and ABN AMRO Bank N.V. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, we will substitute it for another Reference Treasury Dealer.

   "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior

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Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

   "Restricted Payment" means to:

     (1) declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of Huntsman International, on or in respect of shares of Huntsman International's Capital Stock to holders of such Capital Stock;

     (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Huntsman International or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

     (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of Huntsman International that is subordinate or junior in right of payment to the notes; or

     (4) make any Investment other than Permitted Investments.

   "Restricted Subsidiary" of any person means any subsidiary of such person which at the time of determination is not an Unrestricted Subsidiary.

   "Sale and Leaseback Transaction" means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to Huntsman International or a Restricted Subsidiary of any property, whether owned by Huntsman International or any Restricted Subsidiary on June 30, 1999 or later acquired, which has been or is to be sold or transferred by Huntsman International or such Restricted Subsidiary to such person or to any other person from whom funds have been or are to be advanced by such person on the security of such Property.

   "Securitization Entity" means a wholly owned subsidiary of Huntsman International (or Tioxide Group, Holdings U.K. or another person in which Huntsman International or any subsidiary of Huntsman International makes an Investment and to which Huntsman International or any subsidiary of Huntsman International transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the board of managers of Huntsman International (as provided below) as a Securitization Entity.

     (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

    . is guaranteed by Huntsman International or any subsidiary of Huntsman International (other than the Securitization Entity) (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,

    . is recourse to or obligates Huntsman International or any subsidiary of Huntsman International (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

    . subjects any property or asset of Huntsman International or any subsidiary of Huntsman International (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable or equipment and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Huntsman International or any subsidiary of Huntsman International,

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     (2) with which neither Huntsman International nor any subsidiary of
  Huntsman International has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Huntsman International or such subsidiary than those that might be obtained at the time from persons that are not Affiliates of Huntsman International, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

     (3) to which neither Huntsman International nor any subsidiary of Huntsman International has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of managers of Huntsman International shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the board of managers of Huntsman International giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

   "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Huntsman International, whether outstanding on the date of issuance of the notes or thereafter created, incurred or assumed, except for any such Indebtedness that is expressly subordinated or equal in right of payment to the guarantee of such guarantor. "Senior Debt" also includes the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

     (1) all monetary obligations of every nature of Huntsman International under the Credit Facilities, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

     (2) all Interest Swap Obligations; and

     (3) all Obligations under Currency Agreements and Commodity Agreements, in each case whether outstanding on the date of issuance of the notes or thereafter incurred.

   Notwithstanding the foregoing, "Senior Debt" does not include:

     (1) any Indebtedness of Huntsman International to a Restricted Subsidiary of Huntsman International or any Affiliate of Huntsman International or any of such Affiliate's subsidiaries;

     (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Huntsman International or any subsidiary of Huntsman International;

     (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

     (4) Indebtedness represented by Disqualified Capital Stock;

     (5) any liability for federal, state, local or other taxes owed or owing by Huntsman International;

     (6) Indebtedness incurred in violation of the indenture provisions set forth under "--Limitation on Incurrence of Additional Indebtedness";

     (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Huntsman International; and


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     (8) any Indebtedness that is expressly subordinated in right of payment to any other Indebtedness of Huntsman International.

   "Significant Subsidiary" means any Restricted Subsidiary of Huntsman International which, at the date of determination, is a "Significant Subsidiary" as such term is defined in Regulation S-X under the Exchange Act.

   "Specified Venture Capital Stock" means Qualified Capital Stock of Huntsman International or Huntsman International Holdings issued to a person who is not an Affiliate of Huntsman International and the proceeds from the issuance of which are applied within 180 days after the issuance thereof to an Investment in an Unrestricted Subsidiary or joint venture.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Huntsman International or any subsidiary of Huntsman International which are reasonably customary in an accounts receivable securitization transaction.

   "Subordinated Indebtedness" means Indebtedness of Huntsman International or any guarantor which is expressly subordinated in right of payment to the notes or the guarantee of such guarantor, as the case may be.

   "S&P" means Standard & Poor's Corporation and its successors.

   "Tax Sharing Agreement" means the provisions contained in the Limited Liability Company Agreements of Huntsman International and Huntsman International Holdings as in existence on the date of issuance of the notes relating to distributions to be made to the members thereof with respect to such members' income tax liabilities.

   "UK Holdco Note" means that certain unsecured promissory note issued by Holdings U.K. in favor of Huntsman International Financial.

   "Unrestricted Subsidiary" of any person means:

     (1) any subsidiary of such person that at the time of determination will be or continue to be designated an Unrestricted Subsidiary; and

     (2) any subsidiary of an Unrestricted Subsidiary.

   The board of managers of Huntsman International may designate any subsidiary (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if:

  . such subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, Huntsman International or any other subsidiary of Huntsman International that is a subsidiary of the subsidiary to be so designated;

  . Huntsman International certifies to the trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

  . each subsidiary to be designated as an Unrestricted Subsidiary and each of its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness under which the lender has recourse to any of the assets of Huntsman International or any of its Restricted subsidiaries.

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   The board of managers of Huntsman International may designate any
Unrestricted Subsidiary to be a Restricted Subsidiary only if:

  . immediately after giving effect to such designation, Huntsman International is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

  . immediately before and immediately after giving effect to such designation, no default or Event of Default will have occurred and be continuing.

   Any such designation by the board of managers of Huntsman International will be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution approving the designation and an officers' certificate certifying that the designation complied with the indenture.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the then outstanding aggregate principal amount of such Indebtedness into

     (2) the sum of the total of the products obtained by multiplying

    . the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

    . the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Listings

   We intend to apply for the new notes to be listed on the Luxembourg Stock Exchange. Deutsche Bank Luxembourg S.A. is acting as out listing agent in this respect. The legal notice relating to the issue of the new notes and our limited liability company agreement will be registered prior to the listing with the Registrar of the District Court in Luxembourg, where such documents will be available for inspection and where copies thereof can be obtained upon request. As long as any notes are listed on the Luxembourg Stock Exchange and as long as the rules of such exchange so require, an agent for making payments on, and transfer of, notes will be maintained in Luxembourg. We have initially designated The Bank of New York (Luxembourg) S.A. as our agent for such purposes.

Form, Denomination, Book-Entry Procedures and Transfer

   Except as set forth below, the new notes issued in the exchange offer will be issued in registered, global form in minimum denominations of (Euro)1,000 and integral multiples of (Euro)1,000.

   The new notes to be issued in the exchange offer will be represented by one global note in fully registered form without interest coupons (the "Global Note") and will be deposited with The Bank of New York, London Branch as common depositary for Euroclear and Clearstream (the "Common Depositary") and registered in the name of a nominee of the Common Depositary. All holders of new notes who exchanged their old notes in the exchange offer will hold their interests through the Global Note, regardless of whether they purchased their interests pursuant to Rule 144A or Regulation S.

   Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of certificated notes. Transfers of

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beneficial interests in the global notes will be subject to the applicable rules and procedures of Euroclear and Clearstream and their respective direct or indirect participants which rules and procedures may change from time to time.

   Global Notes. The following description of the operations and procedures of Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

   Upon the issuance of the Global Note, the Common Depositary will credit, on its internal system, the respective principal amount of the beneficial interests represented by such global note to the accounts of Euroclear or Clearstream, as the case may be. Euroclear or Clearstream, as the case may be, will credit, on its internal systems, the respective principal amounts of the individual beneficial interests in such global notes to the accounts of persons who have accounts with Euroclear or Clearstream, as the case may be. Such accounts will initially be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in the Global Note will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream, as the case may be. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by Euroclear or Clearstream, as the case may be, or their nominees (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

   As long as the Common Depositary, or its nominee, is the registered holder of a global note, the Common Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the new notes represented by such global notes for all purposes under the indenture and the new notes. Unless (1) Euroclear notifies us that it is unwilling or unable to continue as clearing agency, (2) the Common Depositary notifies us that it is unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 120 days of such notice or (3) in the case of any note, an event of default has occurred and is continuing with respect to such note, owners of beneficial interests in a global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of the global note (or any notes represented thereby) under the indenture or the new notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with Euroclear's and Clearstream's applicable procedures (in addition to those under the indenture referred to herein).

   Investors may hold their interests in the Global Note through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of the Common Depositary. All interests in the Global Note may be subject to the procedures and requirements of Euroclear and Clearstream.

   Payments of the principal of and interest on the Global Note will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither the Company, the Trustee, the Common Depositary nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on

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account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that the Common Depositary, in its capacity as paying agent, upon receipt of any payment or principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit the accounts of Euroclear or Clearstream, as the case may be, which in turn will immediately credit accounts of participants in Euroclear or Clearstream, as the case may be, with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of Euroclear or Clearstream, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

   Because Euroclear and Clearstream can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global notes to pledge such interest to persons or entities that do not participate in the Euroclear or Clearstream systems, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited.

   Because Euroclear and Clearstream can act only on behalf of participants, which, in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in Euroclear and Clearstream, as the case may be, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

   Transfers of interests in the Global Notes between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Euroclear and Clearstream have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with Euroclear or Clearstream, as the case may be, interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the new notes, Euroclear and Clearstream reserve the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to their respective participants.

   Euroclear and Clearstream have advised us as follows: Euroclear and Clearstream each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

   Euroclear and Clearstream each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities

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lending and borrowing. Euroclear and Clearstream each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

   Account holders in both Euroclear and Clearstream are world-wide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access of both Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

   An account holder's overall contractual relations with either Euroclear or Clearstream are governed by the respective rules and operating procedures of Euroclear or Clearstream and any applicable laws. Both Euroclear and Clearstream act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

   Although Euroclear and Clearstream currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of Euroclear and Clearstream, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the Trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   Certificated Notes. If any depositary is at any time unwilling or unable to continue as a depositary for the new notes for the reasons set forth above, we will issue certificates for such notes in definitive, fully registered, non-global form without interest coupons in exchange for the Global Note. Certificates for notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by Euroclear, Clearstream or the Common Depositary (in accordance with their customary procedures).

   The holder of a non-global note may transfer such note by surrendering it at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee or of the Transfer Agent in Luxembourg. Upon transfer or partial redemption of any note, new certificates may be obtained from the Transfer Agent in Luxembourg.

   Notwithstanding any statement herein, we and the Trustee reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws or as Euroclear or Clearstream may require.

Same-Day Settlement and Payment

   The indenture will require that payments in respect of the new notes represented by the global notes, including principal, premium, if any, interest and liquidated damages, if any, be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to notes in certificated form, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is

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specified, by mailing a check to each such holder's registered address.
Certificated notes may be surrendered for payment at the offices of the Trustee or, so long as the new notes are listed on the Luxembourg Stock Exchange, the paying agent in Luxembourg on the maturity date of the new notes. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Registration Covenant; Exchange Offer

   We have agreed to commence the exchange offer promptly after the exchange offer registration statement has become effective, hold the offer open for at least 30 days, and exchange new notes for all old notes validly tendered and not withdrawn before the expiration of the offer.

   Under existing SEC interpretations, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those new notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the original sale of the new notes) by delivery of the prospectus contained in the exchange offer registration statement. Under each of the Registration Rights Agreements, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such new notes. Each holder of old notes (other than certain specified holders) who wishes to exchange such old notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not an affiliate of our company.

   However, if on or before the date of consummation of the exchange offer, any law or the existing SEC interpretations are changed such that we are not permitted to complete the exchange offer then we will, in lieu of effecting registration of new notes, use our reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the new notes for resale hereunder by holders (the "Resale Registration") to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

   We will, in the event of the Resale Registration, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holder or holders when the Resale Registration for the applicable notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable notes. A holder of notes that sells such notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of each respective Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

   In the event that:

     (1) the exchange offer has not been consummated within 45 business days after the effective date of the exchange offer registration statement; or

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     (2) any registration statement required by the Registration Rights
  Agreements is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clauses (1) or (2), the "Registration Default"), then the per annum interest rate on the applicable notes will increase, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate) by 0.25% during the first 90-day period following the occurrence of such Registration Default, which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 1.0%.

   The summary herein of certain provisions each of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each of the Registration Rights Agreements, copies of which will be available upon request to our company.

   We intend to file an application to list the new notes on the Luxembourg Stock Exchange. We will publish, in accordance with the procedures described under "Notices", a notice of the commencement of the exchange offer and any increase in the rate of interest on the new notes, as well as the results of the exchange offer and the new identifying numbers of the securities (the common codes and ISINs). All documents prepared in connection with the exchange offer will be available for inspection at the office of the paying and transfer agent in Luxembourg and all necessary actions and services in respect of the exchange offer may be done at the office of the paying and transfer agent in Luxembourg.

   The old notes and the new notes will be considered collectively to be a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

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                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in the exchange offer for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 120 days after the consummation of the exchange offer, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale.

   Neither we nor any of the guarantors will receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or though brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and profit on any such resale of notes issued in the exchange and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 120 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the new notes, other than the commissions or concessions of any broker-dealers and will indemnify the holders of the new notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act. We note, however, that, in the opinion of the SEC, indemnification against liabilities arising under federal securities laws is against public policy and may be unenforceable.

                     CERTAIN U.S. FEDERAL TAX CONSEQUENCES

   The following discussion sets forth the anticipated material U.S. federal income tax consequences relating to the exchange of the old notes to a holder of an old note.

   This discussion is based on laws, regulations, ruling and decisions now in effect, all of which are subject to change, possibly with retroactive effect. We have obtained an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to our company, with respect to the anticipated material U.S. federal income tax consequences of the exchange, which are summarized below. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS as to any U.S. federal income tax consequences relating to the new notes.

   This discussion deals only with holders of notes who hold the new notes as capital assets and who exchange old notes for new notes pursuant to this exchange offer. This discussion does not address tax consequences arising under the laws of any foreign, state or local jurisdiction. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding, and disposing of the new notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

The Exchange Offer

   An exchange of the old notes for the new notes pursuant to the exchange offer will be ignored for U.S. federal income tax purposes, assuming, as expected, that the terms of the new notes are substantially identical to the terms of the old notes. Consequently, a holder of the new notes will not recognize taxable gain or loss as a result of exchanging old notes pursuant to the exchange offer. The holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the basis in the old notes immediately before the exchange.

                                 LEGAL MATTERS

   Certain legal matters as to the validity of the new notes and guarantees offered in the exchange offer will be passed upon for our company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and London, England. Certain legal matters as to the validity of the guarantee of the new notes by Tioxide Americas will be passed upon for Tioxide Americas by Walkers, Cayman Islands.

                                    EXPERTS

   The consolidated financial statements of our company and its predecessors included in this prospectus as of December 31, 2000 and 1999 and for the year ended December 31, 2000, the six months ended December 31, 1999, the six months ended June 30, 1999, and the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


   The combined financial statements of the polyurethane chemicals, TiO\\2\\ and selected petrochemicals businesses included in this prospectus for the years ended December 31, 1996,

1997 and 1998 have been audited by KPMG Audit Plc, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          GENERAL LISTING INFORMATION

   We intend to file an application to list the new notes on the Luxembourg Stock Exchange and Deutsche Bank S.A. will be acting as our listing agent in connection therewith. Our limited liability company agreement and the legal notice relating to the issue of the new notes will be deposited prior to any listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the new notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, notes will be maintained in Luxembourg. We have initially designated The Bank of New York (Luxembourg) S.A. as our agent for these purposes.

   The new notes have been accepted for clearance by Euroclear under the common code 012807023. The ISIN for the new notes is XS0128070231.

   The issuance of the new notes was authorized by our managers by unanimous written consent, on March 6, 2001 and April 23, 2001.

Documents

   For so long as the new notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of the following documents may be inspected at the specified office of the paying agent in Luxembourg:

  . the limited liability company agreement of Huntsman International LLC;

  . the indenture relating to the new notes, which includes the forms of the note certificates; and

  . each of the Registration Rights Agreements.

   In addition, copies of the most recent consolidated financial statements of our company for the preceding financial year, and any interim quarterly financial statements published by our company will be available at the specified office of the paying agent in Luxembourg for so long as the new notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require. The guarantors do not and will not publish separate reports.

Responsibility Statement

   Having made all reasonable inquiries, we confirm that this prospectus contains all information with respect to Huntsman International and the new notes which is material in the context of the issue and offering of the new notes, that such information is true and accurate in every material respect and is not misleading in any material respect, and that this prospectus does not omit to state any material fact necessary to make such information not misleading. The opinions, assumptions and intentions expressed in this prospectus with regard to Huntsman International are honestly held, have been reached after considering all relevant circumstances and are based on reasonable assumptions. We accept responsibility for the information contained in this prospectus accordingly. We represent that, other than as contemplated by the pro forma financial information presented in this prospectus, there has been no material adverse change in our financial position since March 31, 2001.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           Page
                                                                           -----
Responsibility for the Consolidated Financial Statements.................    F-2
Huntsman International LLC:

Unaudited Consolidated Financial Statements

Consolidated Condensed Balance Sheets, September 30, 2001 and December
 31, 2000................................................................    F-3
Consolidated Statements of Operations and Comprehensive (Loss) Income for
 the Three and Nine Months Ended September 30, 2001 and 2000.............    F-4
Consolidated Statements of Equity for the Nine Months Ended September 30,
 2001....................................................................    F-5
Consolidated Statements of Cash Flows for the Nine Months Ended September
 30, 2001 and 2000.......................................................    F-6
Notes to Consolidated Financial Statements...............................    F-7

Consolidated Financial Statements

Independent Auditors' Report.............................................   F-23
Consolidated Balance Sheets as of December 31, 2000 and 1999.............   F-24
Consolidated Statements of Operations and Comprehensive Income for the
 Year Ended December 31, 2000 and Six Months Ended December 31, 1999;
 and the Six Months Ended June 30, 1999 and the Year Ended December 31,
 1998, (Predecessor Company) ............................................   F-25
Consolidated Statements of Equity for the Year Ended December 31, 2000
 and the Six Months Ended December 31, 1999; and the Six Months Ended
 June 30, 1999 and the Year Ended December 31, 1998 (Predecessor Company)
 ........................................................................   F-26
Consolidated Statements of Cash Flows for the Year Ended December 31,
 2000 and
 Six Months Ended December 31, 1999; and the Six Months Ended June 30,
 1999 and
 the Year Ended December 31, 1998, (Predecessor Company).................   F-27
Notes to Consolidated Financial Statements...............................   F-28
ICI Businesses:
Independent Auditors Report-KPMG Audit Plc...............................   F-59
Combined Profit and Loss Accounts for the Years Ended December 31, 1996,
 1997 and 1998...........................................................   F-60
Combined Statements of Total Recognised Gains and Losses for the Years
 Ended December 31, 1996, 1997 and 1998..................................   F-60
Combined Balance Sheets as at December 31, 1997 and 1998.................   F-61
Combined Cash Flow Statements for the Years Ended December 31, 1996, 1997
 and 1998................................................................   F-62
Reconciliation of Movements in Combined Net Investment for the Years
 Ended December 31, 1996, 1997 and 1998..................................   F-62
Notes to the Combined Financial Statements...............................   F-63
Unaudited Condensed Combined Profit and Loss Accounts for the Six Months
 Ended June 30, 1998 and June 30, 1999...................................  F-100
Unaudited Condensed Combined Balance Sheets as at December 31, 1998 and
 June 30, 1999...........................................................  F-101
Unaudited Condensed Combined Cash Flow Statements for the Six Months
 Ended June 30, 1998 and 1999............................................  F-102
Notes to the Unaudited Condensed Combined Financial Statements...........  F-103

            RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

   Company management is responsible for the preparation, accuracy and integrity of the consolidated financial statements and other financial information included in this Annual Report. This responsibility includes preparing the statements in accordance with accounting principles generally accepted in the United States of America and necessarily includes estimates based upon management's best judgment.

   To help ensure the accuracy and integrity of Company financial data, management maintains internal controls which are designed to provide reasonable assurance that transactions are executed as authorized, that they are accurately recorded and that assets are properly safeguarded. It is essential for all Company employees to conduct their business affairs in keeping with the highest ethical standards as outlined in our code of conduct policy, "Business Conduct Guidelines". Careful selection of employees, and appropriate divisions of responsibility also help us to achieve our control objectives.

   The financial statements of (1) Huntsman International LLC, formerly known as Huntsman ICI Chemicals LLC, as of and for the year ended December 31, 2000,
(2) Huntsman International LLC as of and for the six month period ended December 31, 1999, (3) Huntsman Specialty Chemicals Corporation ("HSCC") for the six months ended June 30, 1999 and as of and for the year ended December 31, 1998 have been audited by the Company's independent accountants Deloitte & Touche LLP. Their report is shown on page F-19.

   The Board of Managers oversees the adequacy of the Company's control environment. The Audit Committee meets periodically with representatives of Deloitte & Touche LLP, internal financial management and the internal auditor to review accounting, control, auditing and financial reporting matters. The independent accountants and the internal auditor also have full and free access to meet privately with the Committee.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (Unaudited)
                             (Millions of Dollars)


                                                     September 30, December 31,
                                                         2001          2000
                                                     ------------- ------------
ASSETS
Current assets:
  Cash and cash equivalents.........................   $   42.7      $   66.1
  Accounts and notes receivable (net of allowance
   for doubtful accounts of $14.6 and $10.6,
   respectively)....................................      590.7         553.9
  Inventories.......................................      505.8         496.4
  Prepaid expenses..................................       15.8          15.2
  Deferred income taxes.............................        0.9           0.9
  Other current assets..............................       60.6          69.6
                                                       --------      --------
    Total current assets............................    1,216.5       1,202.1

Property, plant and equipment, net..................    2,879.7       2,703.9
Investment in unconsolidated affiliates.............      151.5         156.7
Intangible assets, net..............................      457.3         434.7
Other noncurrent assets.............................      289.5         318.0
                                                       --------      --------
    Total assets....................................   $4,994.5      $4,815.4
                                                       ========      ========

LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable .................................   $  296.3      $  313.3
  Accrued liabilities...............................      486.8         517.0
  Current portion of long-term debt.................    1,550.2           7.5
  Other current liabilities.........................       67.2          32.4
                                                       --------      --------
    Total current liabilities.......................    2,400.5         870.2

Long-term debt......................................    1,026.4       2,343.0
Deferred income taxes...............................      276.2         332.1
Other noncurrent liabilities........................      134.3         131.8
                                                       --------      --------
    Total liabilities...............................    3,837.4       3,677.1
                                                       --------      --------
Minority interests..................................        9.5           9.6
                                                       --------      --------

Equity:
  Member's equity, 1,000 units......................    1,026.1       1,026.1
  Retained earnings.................................      288.2         223.3
  Accumulated other comprehensive loss..............     (166.7)       (120.7)
                                                       --------      --------
    Total equity....................................    1,147.6       1,128.7
                                                       --------      --------
    Total liabilities and equity....................   $4,994.5      $4,815.4
                                                       ========      ========


     See accompanying notes to consolidated condensed financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

                                  (Unaudited)
                             (Millions of Dollars)


                          Three Months  Three Months   Nine Months   Nine Months
                              Ended         Ended         Ended         Ended
                          September 30, September 30, September 30, September 30,
                              2001          2000          2001          2000
                          ------------- ------------- ------------- -------------
Revenues:
  Trade sales and
   services.............    $1,043.6      $  999.5      $3,250.6      $2,956.8
  Related party sales...        85.5         126.7         301.6         358.7
  Tolling fees..........         4.3          10.7          16.9          31.0
                            --------      --------      --------      --------
    Total revenues......     1,133.4       1,136.9       3,569.1       3,346.5
Cost of goods sold......       993.8         941.5       3,092.9       2,764.0
                            --------      --------      --------      --------
Gross profit ...........       139.6         195.4         476.2         582.5

Expenses:
  Selling, general and
   administrative.......        78.3          73.0         232.7         205.2
  Research and
   development..........        15.2          15.2          47.1          44.9
                            --------      --------      --------      --------
    Total expenses......        93.5          88.2         279.8         250.1
                            --------      --------      --------      --------
Operating income .......        46.1         107.2         196.4         332.4
Interest expense, net...        58.1          56.0         172.3         165.0
Loss on sale of accounts
 receivable.............         2.1            --           7.5            --
Other (income) expense..         1.1           0.7          (4.4)          2.4
                            --------      --------      --------      --------
Income (loss) before
 income taxes...........       (15.2)         50.5          21.0         165.0
Income tax expense
 (benefit)..............       (50.2)          8.7         (47.0)         21.6
Minority interests in
 subsidiaries...........         0.6           0.8           1.6           2.1
                            --------      --------      --------      --------
Income before accounting
 change.................        34.4          41.0          66.4         141.3
Cumulative effect of
 accounting change......          --            --          (1.5)           --
                            --------      --------      --------      --------
Net income..............        34.4          41.0          64.9         141.3
Other comprehensive
 income (loss) Foreign
 currency translation
 adjustments............        64.8         (74.1)        (26.7)       (156.1)
Cumulative effect of
 accounting change......          --            --          (1.1)           --
Net unrealized loss on
 derivative
 instruments............        (7.5)           --         (18.2)           --
                            --------      --------      --------      --------
Comprehensive income
 (loss) ................    $   91.7      $  (33.1)     $   18.9      $  (14.8)
                            ========      ========      ========      ========


     See accompanying notes to consolidated condensed financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EQUITY
                                  (Unaudited)
                             (Millions of Dollars)


                                   Member's              Accumulated
                                    Equity                  Other
                                -------------- Retained Comprehensive
                                Units  Amount  Earnings     Loss       Total
                                ----- -------- -------- ------------- --------
Balance, January 1, 2001....... 1,000 $1,026.1  $223.3     $(120.7)   $1,128.7
Net income.....................                   64.9                    64.9
Other comprehensive loss.......                              (46.0)      (46.0)
                                ----- --------  ------     -------    --------
Balance, September 30, 2001.... 1,000 $1,026.1  $288.2     $(166.7)   $1,147.6
                                ===== ========  ======     =======    ========




     See accompanying notes to consolidated condensed financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                   Consolidated Statements of Cash Flows

                                  (Unaudited)
                             (Millions of Dollars)


                                                     Nine Months   Nine Months
                                                        Ended         Ended
                                                    September 30, September 30,
                                                        2001          2000
                                                    ------------- -------------
Cash flows from operating activities:
Net income.........................................    $  64.9       $ 141.3
Adjustments to reconcile net income to net cash
 from operating activities:
  Equity in earnings of investment in
   unconsolidated affiliates.......................       (0.1)         (0.2)
  Minority interests in subsidiaries...............        1.6           2.1
  Gain on foreign currency transactions............       (5.8)         (4.8)
  Depreciation and amortization....................      177.5         160.0
  Deferred income taxes............................      (64.1)          5.0
  Changes in operating assets and liabilities - net
   of effects of acquisitions:
    Accounts and notes receivables.................       43.3         (41.5)
    Inventories....................................       23.4         (72.0)
    Prepaid expenses...............................       (0.4)         (2.4)
    Other current assets...........................       19.3         (10.4)
    Accounts payable...............................      (89.4)         21.1
    Accrued liabilities............................      (35.6)          9.3
    Other current liabilities......................       33.2          (2.6)
    Other noncurrent assets........................       20.8         (27.7)
    Other noncurrent liabilities...................       (1.1)         19.0
                                                       -------       -------
Net cash provided by operating activities..........      187.5         196.2
                                                       -------       -------
Investing activities:
Acquisition of businesses..........................     (209.5)       (146.9)
Capital expenditures...............................     (198.7)       (125.4)
Cash received from unconsolidated affiliates.......        5.7           7.5
Advances to unconsolidated affiliates..............       (2.2)         (9.0)
                                                       -------       -------
Net cash used in investing activities..............     (404.7)       (273.8)
                                                       -------       -------
Financing activities:
Borrowings under credit facilities.................        6.4         100.0
Repayments of credit facilities....................      (18.2)        (38.1)
Issuance of senior subordinated notes..............      233.2            --
Cash distributions to parent.......................         --          (8.0)
Debt issuance costs................................       (5.3)           --
                                                       -------       -------
Net cash provided by financing activities..........      216.1          53.9
                                                       -------       -------
Effect of exchange rate changes on cash............      (22.3)        (12.1)
                                                       -------       -------
Decrease in cash and cash equivalents..............      (23.4)        (35.8)
Cash and cash equivalents at beginning of period...       66.1         138.9
                                                       -------       -------
Cash and cash equivalents at end of period.........    $  42.7       $ 103.1
                                                       =======       =======


     See accompanying notes to consolidated condensed financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

1. Basis of Presentation

   Huntsman International LLC ("Huntsman International" or the "Company") is a global manufacturer and marketer of specialty and commodity chemicals through three principal businesses: Specialty Chemicals, Petrochemicals and Titanium Dioxide ("Tioxide"). The Company is a wholly owned subsidiary of Huntsman International Holdings LLC ("Holdings").

   The accompanying consolidated condensed financial statements of the Company are unaudited. However, in management's opinion, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of results of operations, financial position and cash flows for the periods shown, have been made. Results for interim periods are not necessarily indicative of those to be expected for the full year. These consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes to consolidated financial statements included in the Company's annual report on form 10-K for the year ended December 31, 2000.

2. Summary of Significant Accounting Policies

Principles of Consolidation

   The consolidated financial statements of the Company include its majority-owned subsidiaries. Intercompany transactions and balances are eliminated.

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

   Certain 2000 amounts have been reclassified to conform to the 2001 presentation.

3. Inventories

   Inventories consist of the following (dollars in millions):



                                                      September 30, December 31,
                                                          2001          2000
                                                      ------------- ------------
     Raw materials...................................    $125.9        $149.5
     Work in progress................................      22.5          22.8
     Finished goods..................................     336.4         302.5
                                                         ------        ------
       Subtotal......................................     484.8         474.8
     Materials and supplies..........................      21.0          21.6
                                                         ------        ------
       Net...........................................    $505.8        $496.4
                                                         ======        ======

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

4. Debt


   As of September 30, 2001, the Company was not in compliance with one of the financial covenants contained in the senior secured credit facilities (the "Credit Facilities"). As a result, the Company currently cannot borrow additional amounts under, or otherwise have access to, the Credit Facilities. Management is pursuing waivers under and amendments to the Credit Facilities which, among other things, would modify the financial covenants. There can be no assurance that such waivers and amendments will be obtained. Unless and until such amendments and waivers are obtained, the lenders could pursue certain remedies under the Credit Facilities, including (i) accelerating the debt due under the Credit Facilities, (ii) foreclosing on the pledge of the Company's equity, and (iii) requiring Holdings to fulfill its obligations under its guarantee. As a result, the Company has reclassified the outstanding borrowings under the Credit Facilities to current portion of long-term debt.

5. Derivatives and Hedging Activities

   Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No.133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivative instruments as assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on the use of the instrument.

   The Company is exposed to market risks, such as changes in interest rates, currency exchange rates and commodity pricing. The Company enters into transactions, including transactions involving derivative instruments, to manage these risks. The overall risk management philosophy of the Company is to manage the downside risks of these activities. Primary goals of the Company's risk management activities include: (1) reducing the impact of fluctuations in variable interest rates and meeting the requirements of certain credit agreements; (2) reducing the short-term impact from certain movements in foreign exchange rates on earnings; (3) reducing the variability in the purchase price of certain feedstocks; and (4) hedging the net investment position in euro functional currency entities.


Interest Rate Hedging

   Through the Company's borrowing activities, it is exposed to interest rate risk. Such risk arises due to the structure of the Company's debt portfolio, including the duration of the portfolio and the mix of fixed and floating interest rates. The Company manages interest rate by managing the mix and rate characteristics of various interest bearing liabilities and by entering into interest rate swaps, collars and options.


   As of September 30, 2001, the Company maintained interest rate swaps and collars with a fair value of approximately $15.7 million which have been designated as cash flow hedges of variable rate debt obligations. These amounts are recorded as other current liabilities in the accompanying balance sheet. For the nine months ended September 30, 2001, the effective portion of unrealized losses of approximately $16.7 million were recorded as a component of other comprehensive income, with the ineffective portion of approximately $1.0 million recorded as additional interest expense in the accompanying statement of operations.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   For the nine months ended September 30, 2001, swaps and collars not designated as hedges are also recorded at fair value on the balance sheet and resulted in an increase in interest expense and other current liabilities of approximately $9.1 million in the accompanying financial statements.


Foreign Currency Rate Hedging

   The Company enters into foreign currency derivative instruments to minimize the short-term impact of movements in foreign currency rates. These contracts are not designated as hedges for financial reporting purposes and are recorded at fair value. As of September 30, 2001, the Company maintained forward contracts with a fair value of $0.3 million. These amounts are recorded as other current liabilities in the accompanying balance sheet.

Commodity Price Hedging

   Because feedstocks used by the Company are subject to price volatility, the Company uses commodity futures and swaps to reduce the risk associated with certain of these feedstocks. These instruments are designated as cash flow hedges of future inventory purchases, fair value hedges of inventory currently held and trading activities. The mark-to-market gains and losses of qualifying cash flow hedges are recorded as a component of other comprehensive income. The mark-to-market gains and losses of non-qualifying, excluded and ineffective portions of hedges are recorded in cost of goods sold in the accompanying statement of operations. For the nine months ended September 30, 2001, contracts designated as cash flow hedges had a fair value of approximately $0.1 million recorded as other current assets and approximately $2.8 million recorded as other current liabilities in the accompanying balance sheet. Contracts designated as fair value hedges had a fair value of approximately $2.1 million recorded as other current assets. Contracts not designated as hedges had a fair value of approximately $1.5 million recorded as other current assets and $3.1 million recorded as other current liabilities. The net impact of $1.6 million was recorded as a reduction of cost of goods sold in the accompanying statement of operations.


Net Investment Hedging

   The Company hedges its net investment position in euro functional currency entities. To accomplish this, a portion of the Company's debt is euro denominated and designated as a hedge of net investments. For the nine months ended September 30, 2001, these hedges produced a net loss in other comprehensive income (foreign currency translation adjustments) of approximately $2.5 million. As of September 30, 2001, the ending net balance was a net gain of approximately $43.5 million.


6. Commitments and contingencies

   The Company has various purchase commitments for materials and supplies entered into in the ordinary course of business. These agreements extend from three to ten years and the purchase price is generally based on market prices subject to certain minimum price provisions.

   The Company is involved in litigation from time to time in the ordinary course of its business. In management's opinion, after consideration of indemnification arrangements, none of such litigation is material to the Company's financial condition or results of operations.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

7. Environmental matters

   The Company's business of manufacturing and distributing chemical products and its related production of by-products and wastes, entails risk of adverse environmental effects. The Company is subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, the Company is subject to frequent environmental inspections and monitoring by governmental enforcement authorities. The Company may incur substantial costs, including fines, damages and criminal or civil sanctions, or experience interruptions in its operations for actual or alleged violations arising under environmental laws. In addition, production facilities require operating permits that are subject to renewal, modification and, in some circumstances, revocation. Violations of permit requirements can also result in restrictions or prohibitions on plant operations, substantial fines and civil or criminal sanctions. Changes in regulations regarding the generation, handling, transportation, use and disposal of hazardous substances could inhibit or interrupt the Company's operations and have a material adverse effect on its business. From time to time, these operations may result in violations under environmental laws, including spills or other releases of hazardous substances to the environment. In the event of a catastrophic incident, the Company could incur material costs as a result of addressing and implementing measures to prevent such incidents. Given the nature of the Company's business, there can be no assurance that violations of environmental laws will not result in the imposition of restrictions on the Company's operating activities, substantial fines, penalties, damages or other costs. In addition, potentially significant expenditures could be necessary in order to comply with existing or future environmental laws. In management's opinion, after consideration of indemnification arrangements, there are currently no environmental matters which are material to the company's financial condition or results of operations.

MTBE Developments

   Denmark has recently proposed to the European Union (EU) that a directive be issued, taking effect in 2005, allowing individual EU countries to ban the use of MTBE. Currently no other EU member countries have supported Denmark's proposal. Independent of its EU proposal, Denmark has entered into a voluntary agreement with refiners that will significantly reduce the sale of MTBE in Denmark. The agreement calls for refiners to cease using MTBE in 92- and 95-octane gasoline by May 1, 2002; however MTBE will still be an additive in a limited amount of 98-octane gasoline sold in 100 selected service stations in Denmark.


   In the U.S., the state of New York has proposed a ban on the sale of MTBE in New York. The Oxygenated Fuel Association ("OFA"), an organization representing MTBE producers, challenged the proposed ban in federal court in New York. In a motion for summary judgment, OFA asserted that the state of New York was precluded by the doctrine of federal preemption from banning MTBE sales in the state because of the federal oxygenate requirement under the federal Clean Air Act. The court, however, rejected OFA's motion. Although this ruling was based on the court's determination that there are factual issues precluding summary judgment, the ruling tends to provide some support for the theory that an individual state can act unilaterally to preclude the sale of MTBE within its jurisdiction. Several states have promulgated such bans, which are scheduled to take effect variously over the next several years. OFA will continue to pursue the New York case, as well as a similar case in California.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

Pending Congressional action to ban the sale of MTBE in the future, and the pendency of the United States Environmental Protection Agency's administrative process to ban the manufacture and sale of the chemical in the United States, also remain.


North Tees

   The U.K. Environment Agency (EA) issued an Enforcement Notice on March 30, 2001, following an investigation into an alleged leak of a mixture consisting of approximately 60% benzene into the River Tees, allegedly following a dewatering procedure at the Company's North Tees site. The Company has complied with this Enforcement Notice. The Company's discussions with EA and EA investigations into the incident are continuing; if the EA finds the Company legally responsible, the Company could face legal action and possible penalties. Management does not believe that, even if such action is initiated and the Company is ultimately found to be legally responsible, the probable penalties would be material to the financial position or results of operations of the Company.


8. Industry Segment and Geographic Area information

   The Company derives its revenues, earnings and cash flows from the manufacture and sale of a wide variety of specialty and commodity chemical products. The Company has three reportable operating segments: Specialty Chemicals, Petrochemicals and Tioxide.

   The major products of each operating segment are as follows:


           Segment                           Products
     ------------------- -----------------------------------------------
     Specialty Chemicals MDI, TDI, TPU, polyols, aniline, PO, TBA, MTBE, ethyleneamines and surfactants
     Petrochemicals      Ethylene, propylene, benzene, cyclohexane and
                         paraxylene
     Tioxide             TiO\\2\\


   Sales between segments are generally recognized at external market prices. For the nine months ended September 30, 2001 and 2000, sales to Imperial Chemicals Industries PLC ("ICI") and its affiliates accounted for approximately 7% and 8%, respectively, of consolidated revenues.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The net sales, operating income and EBITDA for each of the Company's reportable operating segments are as follows (dollars in millions):



                         Three Months  Three Months   Nine Months   Nine Months
                             Ended         Ended         Ended         Ended
                         September 30, September 30, September 30, September 30,
                             2001          2000          2001          2000
                         ------------- ------------- ------------- -------------
Net sales:
  Specialty Chemicals...   $   631.1     $  549.1      $1,936.7      $1,589.3
  Petrochemicals........       306.9        371.9       1,028.4       1,093.2
  Tioxide...............       220.6        243.3         679.0         740.5
  Sales between
   segments,
   Petrochemicals sales
   to Specialty
   Chemicals............       (25.2)       (27.4)        (75.0)        (76.5)
                           ---------     --------      --------      --------
    Total...............   $ 1,133.4     $1,136.9      $3,569.1      $3,346.5
                           =========     ========      ========      ========
Operating income:
  Specialty Chemicals...   $    50.0     $   44.3      $  125.0      $  173.3
  Petrochemicals........       (15.6)        13.9          (5.9)         35.3
  Tioxide...............        11.7         49.0          77.3         123.8
                           ---------     --------      --------      --------
    Total...............   $    46.1     $  107.2      $  196.4      $  332.4
                           =========     ========      ========      ========
EBITDA (1):
  Specialty Chemicals...   $    84.5     $   76.8      $  235.0      $  265.1
  Petrochemicals........        (4.7)        24.5          24.5          69.3
  Tioxide...............        23.8         57.9         111.3         155.6
                           ---------     --------      --------      --------
    Total EBITDA........       103.6        159.2         370.8         490.0
  Depreciation &
   amortization.........       (60.7)       (52.7)       (177.5)       (160.0)
  Interest expense,
   net..................       (58.1)       (56.0)       (172.3)       (165.0)
                           ---------     --------      --------      --------
  Income (loss) before
   income taxes.........   $   (15.2)    $   50.5      $   21.0      $  165.0
                           =========     ========      ========      ========

--------
(1) EBITDA is defined as earnings from continuing operations before interest expense, depreciation and amortization, and taxes.

9. Recent Events




   Proposed Investment by Bain and Blackstone


   In July 2001, Huntsman Corporation, Huntsman Specialty Chemicals Corporation ("HSCC") and Holdings entered into letter agreements with Bain Capital, L.L.C. ("Bain") and Blackstone Capital Partners III Merchant Banking Fund, L.P. ("Blackstone") relating to a proposed investment by Bain and Blackstone. Those letter agreements have expired. There can be no assurance that any new proposal will be made or, if so, that any transaction would be pursued or consummated. In addition, there can be no assurance as to the terms of any such transaction.


   Restricted Payments


   Because of the restrictions contained in the indentures governing the outstanding high-yield notes of Holdings and the senior subordinated notes of the Company, the Company is

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES presently unable to make any "restricted payments," including (i) any dividends, distributions or other payments to holders of its equity interests or (ii) payments to purchase, redeem or otherwise acquire or retire for value any of its equity interests, subject to certain exceptions contained in such indentures.


   Sale by ICI Alta of Holdings' Equity Interests


   Pursuant to the Membership Interest Option Agreement, dated November 2, 2000, as amended (the "Option Agreement"), between ICI, ICI Alta Inc. ("ICI Alta") and HSCC, on October 30, 2001 ICI Alta exercised its put right requiring HSCC or its nominee to purchase ICI Alta's 30% equity stake in Holdings. On November 2, 2001, ICI Alta and HSCC agreed to extend the timetable for the completion of ICI Alta's put option arrangements under the Option Agreement to allow time for completion of a new agreement. The proposed new agreement would replace ICI Alta's existing put arrangements and would provide a new arrangement for the acquisition of ICI Alta's equity stake in Holdings. The negotiations are at an advanced stage and parties are negotiating the remaining open issues; however, there can be no assurance that the parties will reach an agreement.




Recently Issued Accounting Pronouncements


   On July 20, 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The statements will change the accounting for business combinations and goodwill in two significant ways. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of that statement, which for the Company will be January 1, 2002. The Company is currently evaluating the effects of adopting these pronouncements.


   In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible, long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred by capitalizing it as part of the carrying amount of the long-lived assets. As required by SFAS No. 143, the Company will adopt this new accounting standard on January 1, 2003. The Company is currently evaluating the effects of adopting this pronouncement.


   In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement establishes a single accounting model for the impairment or disposal of long-lived assets. As required by SFAS No. 144, the Company will adopt this new accounting standard on January 1, 2002. The Company is currently evaluating the effects of adopting this pronouncement.


10. Consolidating Condensed Financial Statements

   The following consolidating condensed financial statements present, in separate columns, financial information for: Huntsman International (on a parent only basis), with its investment in subsidiaries recorded under the equity method; the guarantors, under the June 30, 1999

                HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

Indenture, on a combined, or where appropriate, consolidated basis, with its investment in the non-guarantors recorded under the equity method; and the non-guarantors on a consolidated basis. Additional columns present eliminating adjustments and consolidated totals as of September 30, 2001 and December 31, 2000 and for the three and nine months ended September 30, 2001 and 2000. There are no contractual restrictions limiting transfers of cash from guarantor and non-guarantor subsidiaries to Huntsman International. The combined guarantors are wholly owned subsidiaries of Huntsman International and have fully and unconditionally guaranteed the senior subordinated notes on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning the combined guarantors because management has determined that such information is not material to investors.

                           HUNTSMAN INTERNATIONAL LLC

                  CONSOLIDATING CONDENSED BALANCE SHEETS


                            September 30, 2001

                                  (Unaudited)
                             (Millions of Dollars)


                          Parent Only                                     Consolidated
                           Huntsman                  Non-                   Huntsman
                         International Guarantors Guarantors Eliminations International
                         ------------- ---------- ---------- ------------ -------------
ASSETS
Current assets:
 Cash and cash
  equivalents...........   $     --     $    0.1   $   42.6   $      --     $   42.7
 Accounts and notes
  receivable, net.......       71.4        103.3      543.1      (127.1)       590.7
 Inventories............       46.8         64.3      394.7          --        505.8
 Other current assets...       69.6        114.7       71.1      (178.1)        77.3
                           --------     --------   --------   ---------     --------
  Total current assets..      187.8        282.4    1,051.5      (305.2)     1,216.5
Property, plant and
 equipment, net.........      590.7        362.3    1,926.7          --      2,879.7
Investment in
 unconsolidated
 affiliates.............    2,843.7        975.7        1.5    (3,669.4)       151.5
Other noncurrent
 assets.................      422.0      1,272.2      302.5    (1,249.9)       746.8
                           --------     --------   --------   ---------     --------
  Total assets..........   $4,044.2     $2,892.6   $3,282.2   $(5,224.5)    $4,994.5
                           ========     ========   ========   =========     ========
LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable and
  accrued liabilities...   $  131.0     $  108.5   $  698.8   $  (155.2)    $  783.1
 Current portion of
  long-term debt........    1,539.4           --       10.8          --      1,550.2
 Other current
  liabilities...........      121.9         19.4       75.9      (150.0)        67.2
                           --------     --------   --------   ---------     --------
  Total current
   liabilities..........    1,792.3        127.9      785.5      (305.2)     2,400.5
Long-term debt..........    1,047.7           --    1,228.6    (1,249.9)     1,026.4
Other noncurrent
 liabilities............       56.6          3.8      350.1          --        410.5
                           --------     --------   --------   ---------     --------
  Total liabilities.....    2,896.6        131.7    2,364.2    (1,555.1)     3,837.4
                           --------     --------   --------   ---------     --------
Minority interests......         --           --        9.5          --          9.5
                           --------     --------   --------   ---------     --------
Equity:
 Member's equity, 1,000
  units.................    1,026.1           --         --          --      1,026.1
 Subsidiary equity......         --      2,356.0      750.1    (3,106.1)          --
 Retained earnings......      288.2        602.5      224.3      (826.8)       288.2
 Accumulated other
  comprehensive loss....     (166.7)      (197.6)     (65.9)      263.5       (166.7)
                           --------     --------   --------   ---------     --------
  Total equity..........    1,147.6      2,760.9      908.5    (3,669.4)     1,147.6
                           --------     --------   --------   ---------     --------
Total liabilities and
 equity.................   $4,044.2     $2,892.6   $3,282.2   $(5,224.5)    $4,994.5
                           ========     ========   ========   =========     ========

                           HUNTSMAN INTERNATIONAL LLC

                       CONSOLIDATING BALANCE SHEETS


                               December 31, 2000
                                  (Unaudited)
                             (Millions of Dollars)

                          Parent Only                                     Consolidated
                           Huntsman                  Non-                   Huntsman
                         International Guarantors Guarantors Eliminations International
                         ------------- ---------- ---------- ------------ -------------
ASSETS
Current assets:
 Cash and cash
  equivalents...........   $    5.7     $     --   $   60.4   $      --     $   66.1
 Accounts and notes
  receivable, net.......       71.8         66.2      509.1       (93.2)       553.9
 Inventories............       61.9         63.3      371.2          --        496.4
 Other current assets...       37.8         88.7       88.3      (129.1)        85.7
                           --------     --------   --------   ---------     --------
  Total current assets..      177.2        218.2    1,029.0      (222.3)     1,202.1
Property, plant and
 equipment, net.........      592.3        358.2    1,753.4          --      2,703.9
Investment in
 unconsolidated
 affiliates.............    2,631.2        842.1        1.2    (3,317.8)       156.7
Other noncurrent
 assets.................      415.8      1,254.1      313.0    (1,230.2)       752.7
                           --------     --------   --------   ---------     --------
  Total assets..........   $3,816.5     $2,672.6   $3,096.6   $(4,770.3)    $4,815.4
                           ========     ========   ========   =========     ========

LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable and
  accrued liabilities...   $  189.4     $  114.5   $  653.9   $  (127.5)    $  830.3
 Current portion of
  long-term debt........        0.2           --        7.3          --          7.5
 Other current
  liabilities...........       73.4         30.0       23.8       (94.8)        32.4
                           --------     --------   --------   ---------     --------
  Total current
   liabilities..........      263.0        144.5      685.0      (222.3)       870.2
Long-term debt..........    2,368.1           --    1,205.1    (1,230.2)     2,343.0
Other noncurrent
 liabilities............       56.7          4.0      403.2          --        463.9
                           --------     --------   --------   ---------     --------
  Total liabilities.....    2,687.8        148.5    2,293.3    (1,452.5)     3,677.1
                           --------     --------   --------   ---------     --------
Minority interests......         --           --        9.6          --          9.6
                           --------     --------   --------   ---------     --------
Equity:
 Member's equity, 1,000
  units.................    1,026.1           --         --          --      1,026.1
 Subsidiary equity......         --      2,331.4      726.6    (3,058.0)          --
 Retained earnings......      223.3        361.7      123.9      (485.6)       223.3
 Accumulated other
  comprehensive loss....     (120.7)      (169.0)     (56.8)      225.8       (120.7)
                           --------     --------   --------   ---------     --------
  Total equity..........    1,128.7      2,524.1      793.7    (3,317.8)     1,128.7
                           --------     --------   --------   ---------     --------
Total liabilities and
 equity.................   $3,816.5     $2,672.6   $3,096.6   $(4,770.3)    $4,815.4
                           ========     ========   ========   =========     ========

                           HUNTSMAN INTERNATIONAL LLC

  CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)


                   Three Months Ended September 30, 2001

                                  (Unaudited)
                             (Millions of Dollars)


                           Parent Only                                     Consolidated
                            Huntsman                  Non-                   Huntsman
                          International Guarantors Guarantors Eliminations International
                          ------------- ---------- ---------- ------------ -------------
Revenues:
 Trade sales and
  services..............     $ 150.5      $167.4     $725.7     $     --     $1,043.6
 Related party sales....        37.8        28.5       98.3        (79.1)        85.5
 Tolling fees...........          --         4.1        0.2           --          4.3
                             -------      ------     ------     --------     --------
  Total revenue.........       188.3       200.0      824.2        (79.1)     1,133.4
Cost of goods sold......       132.7       177.8      762.4        (79.1)       993.8
                             -------      ------     ------     --------     --------
Gross profit............        55.6        22.2       61.8           --        139.6

Expenses:
 Selling, general and
  administrative........        38.0        (5.7)      46.0           --         78.3
 Research and
  development...........        12.5         0.8        1.9           --         15.2
                             -------      ------     ------     --------     --------
  Total expenses........        50.5        (4.9)      47.9           --         93.5
                             -------      ------     ------     --------     --------
Operating income........         5.1        27.1       13.9           --         46.1
Interest expense
 (income), net..........        59.0       (25.5)      24.6           --         58.1
Loss on sale of accounts
 receivable.............         0.8         1.0        0.3           --          2.1
Equity in earnings of
 unconsolidated
 affiliates.............        89.3        37.7         --       (127.0)          --
Other expense ..........         0.2          --        0.9           --          1.1
                             -------      ------     ------     --------     --------
Income before income
 taxes..................        34.4        89.3      (11.9)      (127.0)       (15.2)
Income tax expense......          --          --      (50.2)          --        (50.2)
Minority interests in
 subsidiaries...........          --          --        0.6           --          0.6
                             -------      ------     ------     --------     --------
Net income before
 accounting change......        34.4        89.3       37.7       (127.0)        34.4
Cumulative effect of
 accounting change......          --          --         --           --           --
                             -------      ------     ------     --------     --------
Net income..............        34.4        89.3       37.7       (127.0)        34.4
Other comprehensive
 income.................        57.3       114.2       44.4       (158.6)       (57.3)
                             -------      ------     ------     --------     --------
Comprehensive income....     $  91.7      $203.5     $ 82.1     $ (285.6)    $   91.7
                             =======      ======     ======     ========     ========

                           HUNTSMAN INTERNATIONAL LLC

  CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)


                   Three Months Ended September 30, 2000

                                  (Unaudited)
                             (Millions of Dollars)


                           Parent Only                                         Consolidated
                            Huntsman                                             Huntsman
                          International Guarantors Non-Guarantors Eliminations International
                          ------------- ---------- -------------- ------------ -------------
Revenues:
 Trade sales and
  services..............     $276.9       $ 48.0       $674.6        $   --      $  999.5
 Related party sales....       54.9         12.7        131.1         (72.0)        126.7
 Tolling fees...........       10.7           --           --            --          10.7
                             ------       ------       ------        ------      --------
  Total revenue.........      342.5         60.7        805.7         (72.0)      1,136.9
Cost of goods sold......      278.0         51.8        683.7         (72.0)        941.5
                             ------       ------       ------        ------      --------
Gross profit............       64.5          8.9        122.0            --         195.4

Expenses:
 Selling, general and
  administrative........       24.3          1.4         47.3            --          73.0
 Research and
  development...........       11.8           --          3.4            --          15.2
                             ------       ------       ------        ------      --------
  Total expenses........       36.1          1.4         50.7            --          88.2
                             ------       ------       ------        ------      --------
Operating income........       28.4          7.5         71.3            --         107.2
Interest expense
 (income), net..........       59.4        (32.6)        29.2            --          56.0
Loss on sale of accounts
 receivable.............         --           --           --            --            --
Equity in earnings of
 unconsolidated
 affiliates.............       71.1         31.0           --        (102.1)           --
Other expense (income)..       (0.9)          --          1.6            --           0.7
                             ------       ------       ------        ------      --------
Income before income
 taxes..................       41.0         71.1         40.5        (102.1)         50.5
Income tax expense......         --           --          8.7            --           8.7
Minority interests in
 subsidiaries...........         --           --          0.8            --           0.8
                             ------       ------       ------        ------      --------
Net income..............       41.0         71.1         31.0        (102.1)         41.0
Other comprehensive
 loss...................      (74.1)      (108.2)       (30.2)        138.4         (74.1)
                             ------       ------       ------        ------      --------
Comprehensive income
 (loss).................     $(33.1)      $(37.1)      $  0.8        $ 36.3      $  (33.1)
                             ======       ======       ======        ======      ========

                HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES


         CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE


            INCOME (LOSS) NINE MONTHS ENDED SEPTEMBER 30, 2001


                                (UNAUDITED)


                           (Dollars in Millions)



                           Parent Only                                         Consolidated
                            Huntsman                                             Huntsman
                          International Guarantors Non-Guarantors Eliminations International
                          ------------- ---------- -------------- ------------ -------------
Revenues:
 Trade sales and
  services..............     $465.8       $517.7      $2,267.1      $    --      $3,250.6
 Related party sales....      124.8        111.7         310.2       (245.1)        301.6
 Tolling fees...........         --         16.5           0.4           --          16.9
                             ------       ------      --------      -------      --------
  Total revenue.........      590.6        645.9       2,577.7       (245.1)      3,569.1
Cost of goods sold......      453.2        568.3       2,316.5       (245.1)      3,092.9
                             ------       ------      --------      -------      --------
Gross profit............      137.4         77.6         261.2           --         476.2

Expenses:
 Selling, general and
  administrative........       93.0         10.4         129.3           --         232.7
 Research and
  development...........       39.7          2.9           4.5           --          47.1
                             ------       ------      --------      -------      --------
  Total expenses........      132.7         13.3         133.8           --         279.8
                             ------       ------      --------      -------      --------
Operating income........        4.7         64.3         127.4           --         196.4
Interest expense
 (income), net..........      177.3        (79.9)         74.9           --         172.3
Loss on sale of accounts
 receivable.............        1.9          3.8           1.8           --           7.5
Equity in earnings of
 unconsolidated
 affiliates.............      240.9        100.4            --       (341.2)          0.1
Other expense (income)..         --           --          (4.3)          --          (4.3)
                             ------       ------      --------      -------      --------
Income before income
 taxes..................       66.4        240.8          55.0       (341.2)         21.0
Income tax expense......         --           --         (47.0)          --         (47.0)
Minority interests in
 subsidiaries...........         --           --           1.6           --           1.6
                             ------       ------      --------      -------      --------
Net income before
 accounting change......       66.4        240.8         100.4       (341.2)         66.4
Cumulative effect of
 accounting change......       (1.5)          --            --           --          (1.5)
                             ------       ------      --------      -------      --------
Net income..............       64.9        240.8         100.4       (341.2)         64.9
Other comprehensive
 loss...................      (46.0)       (28.6)         (9.1)        37.7         (46.0)
                             ------       ------      --------      -------      --------
Comprehensive income....     $ 18.9       $212.2      $   91.3      $(303.5)     $   18.9
                             ======       ======      ========      =======      ========

                HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES


  CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) NINE
                      MONTHS ENDED SEPTEMBER 30, 2000


                                (UNAUDITED)


                           (Dollars in Millions)



                           Parent Only                                         Consolidated
                            Huntsman                                             Huntsman
                          International Guarantors Non-Guarantors Eliminations International
                          ------------- ---------- -------------- ------------ -------------
Revenues:
 Trade sales and
  services..............     $ 816.8     $ 145.8      $1,994.2      $    --      $2,956.8
 Related party sales....       142.5        33.5         370.7       (188.0)        358.7
 Tolling fees...........        31.0          --            --           --          31.0
                             -------     -------      --------      -------      --------
  Total revenue.........       990.3       179.3       2,364.9       (188.0)      3,346.5
Cost of goods sold......       772.2       150.1       2,029.7       (188.0)      2,764.0
                             -------     -------      --------      -------      --------
Gross profit............       218.1        29.2         335.2           --         582.5

Expenses:
 Selling, general and
  administrative........        84.4         8.8         112.0           --         205.2
 Research and
  development...........        33.8          --          11.1           --          44.9
                             -------     -------      --------      -------      --------
  Total expenses........       118.2         8.8         123.1           --         250.1
                             -------     -------      --------      -------      --------
Operating income........        99.9        20.4         212.1           --         332.4
Interest expense
 (income), net..........       170.8       (97.1)         91.3           --         165.0
Loss on sale of accounts
 receivable.............          --          --            --           --            --
Equity in earnings of
 unconsolidated
 affiliates.............       211.2        93.7            --       (304.9)           --
Other expense (income)..        (1.0)         --           3.4           --           2.4
                             -------     -------      --------      -------      --------
Income before income
 taxes..................       141.3       211.2         117.4       (304.9)        165.0
Income tax expense......          --          --          21.6           --          21.6
Minority interests in
 subsidiaries...........          --          --           2.1           --           2.1
                             -------     -------      --------      -------      --------
Net income..............       141.3       211.2          93.7       (304.9)        141.3
Other comprehensive
 loss...................      (156.1)     (214.4)        (60.2)       274.6        (156.1)
                             -------     -------      --------      -------      --------
Comprehensive income
 (loss).................     $ (14.8)    $  (3.2)     $   33.5      $ (30.3)     $  (14.8)
                             =======     =======      ========      =======      ========

                           HUNTSMAN INTERNATIONAL LLC

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOW

                   Nine Months Ended September 30, 2001

                                  (Unaudited)
                             (Millions of Dollars)


                          Parent Only                                         Consolidated
                           Huntsman                                             Huntsman
                         International Guarantors Non-Guarantors Eliminations International
                         ------------- ---------- -------------- ------------ -------------
Net cash provided by
 (used in)
 operating activities...   $  (120.3)   $ 127.4     $   180.4     $      --      $ 187.5
                           ---------    -------     ---------     ---------      -------

Investing activities:
Acquisition of
 businesses.............          --      (29.1)       (180.4)           --       (209.5)
Capital expenditures....       (25.4)      (2.7)       (170.6)           --       (198.7)
Cash received from
 unconsolidated
 affiliates.............          --        5.7            --            --          5.7
Advances to
 unconsolidated
 affiliates.............        (2.2)        --            --            --         (2.2)
                           ---------    -------     ---------     ---------      -------
Net cash used in
 investing activities...       (27.6)     (26.1)       (351.0)           --       (404.7)
                           ---------    -------     ---------     ---------      -------

Financing activities:
Borrowings under credit
 facilities.............          --         --           6.4            --          6.4
Repayments of credit
 facilities.............       (18.2)        --            --            --        (18.2)
Issuance of senior
 subordinated notes.....       233.2         --            --            --        233.2
Debt issuance costs.....        (5.3)        --            --            --         (5.3)
Cash contributions by
 parent.................          --      706.2       2,540.4      (3,246.6)          --
Cash distributions from
 subsidiaries...........     3,146.7         --            --      (3,146.7)          --
Cash distributions to
 parent.................          --     (661.6)     (2,485.1)      3,146.7           --
Cash distributions to
 subsidiaries...........    (3,195.5)     (51.1)           --       3,246.6           --
Intercompany advances--
 net of repayments......        (5.5)     (91.3)         96.8            --           --
                           ---------    -------     ---------     ---------      -------
Net cash provided by
 (used in) financing
 activities.............       155.4      (97.8)        158.5            --        216.1
                           ---------    -------     ---------     ---------      -------
Effect of exchange rate
 changes on cash........       (13.2)      (3.4)         (5.7)           --        (22.3)
                           ---------    -------     ---------     ---------      -------
Increase (decrease) in
 cash and cash
 equivalents............        (5.7)       0.1         (17.8)           --        (23.4)
Cash and cash
 equivalents at
 beginning of period....         5.7         --          60.4            --         66.1
                           ---------    -------     ---------     ---------      -------
Cash and cash
 equivalents at end of
 period.................   $      --    $   0.1     $    42.6     $      --      $  42.7
                           =========    =======     =========     =========      =======

                           HUNTSMAN INTERNATIONAL LLC

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOW

                   Nine Months Ended September 30, 2000

                                  (Unaudited)
                             (Millions of Dollars)


                          Parent Only                                         Consolidated
                           Huntsman                                             Huntsman
                         International Guarantors Non-Guarantors Eliminations International
                         ------------- ---------- -------------- ------------ -------------
Net cash provided by
 (used in) operating
 activities.............    $(44.2)     $ 110.7       $129.7       $    --       $ 196.2
                            ------      -------       ------       -------       -------

Investing activities:
Acquisition of other
 businesses.............    (132.9)          --        (14.0)           --        (146.9)
Cash expenditures.......     (28.3)        (0.8)       (96.3)           --        (125.4)
Cash received from
 unconsolidated
 affiliates.............        --          7.5           --            --           7.5
Advances to
 unconsolidated
 affiliates.............      (9.0)          --           --            --          (9.0)
                            ------      -------       ------       -------       -------
Net cash provided by
 (used in) investing
 activities.............    (170.2)         6.7       (110.3)           --        (273.8)
                            ------      -------       ------       -------       -------

Financing activities:
Borrowings under credit
 facilities.............     100.0           --           --            --         100.0
Repayment of credit
 facilities.............     (35.7)          --         (2.4)           --         (38.1)
Cash contributions by
 parent.................        --        203.5         19.2        (222.7)           --
Cash distributions from
 subsidiaries...........     222.1           --           --        (222.1)           --
Cash distributions to
 parent.................      (8.0)      (222.1)          --         222.1          (8.0)
Cash distributions to
 subsidiaries...........    (203.5)       (19.2)          --         222.7            --
Intercompany advances--
 net of repayments......     134.1        (79.8)       (54.3)           --            --
                            ------      -------       ------       -------       -------
Net cash provided by
 (used in) financing
 activities.............     209.0       (117.6)       (37.5)           --          53.9
                            ------      -------       ------       -------       -------
Effect of exchange rate
 changes on cash........        --           --        (12.1)           --         (12.1)
                            ------      -------       ------       -------       -------
Decrease in cash and
 cash equivalents.......      (5.4)        (0.2)       (30.2)           --         (35.8)
Cash and cash
 equivalents at
 beginning of period....       9.0          0.2        129.7            --         138.9
                            ------      -------       ------       -------       -------
Cash and cash
 equivalents at end of
 period.................    $  3.6      $    --       $ 99.5       $    --       $ 103.1
                            ======      =======       ======       =======       =======

                          INDEPENDENT AUDITORS' REPORT

To the Board of Managers and Members of
Huntsman International LLC

   We have audited the accompanying consolidated balance sheets of Huntsman International LLC and Subsidiaries, formerly Huntsman ICI Chemicals LLC (the "Company"), formerly Huntsman Specialty Chemicals Corporation (the "HSCC Predecessor Company"), as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive income, equity, and cash flows for the year ended December 31, 2000 and the six months ended December 31, 1999; and the six months ended June 30, 1999, and the year ended December 31, 1998 (HSCC Precessor Company operations). Our audits also included the financial statement schedule listed in the table of contents. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Huntsman International LLC and Subsidiaries at December 31, 2000 and 1999 and the results of the Company's operations and its cash flows for the year ended December 31, 2000 and the six months ended December 31, 1999; and the results of the HSCC Predecessor Company operations and its cash flows for the six months ended June 30, 1999 and the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
February 16, 2001, except for Note 19,

 as to which the date is November 26, 2001.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (Millions of Dollars)

                                                      December 31, December 31,
                                                          2000         1999
                                                      ------------ ------------
ASSETS
Current assets:
  Cash and cash equivalents..........................   $   66.1     $  138.9
  Accounts and notes receivables (net of allowancefor
   doubtful accounts of $10.6 and $9.5,
   respectively).....................................      553.9        629.4
  Inventories........................................      496.4        381.3
  Prepaid expenses...................................       15.2         18.2
  Deferred income taxes..............................        0.9         12.9
  Other current assets...............................       69.6         48.2
                                                        --------     --------
    Total current assets.............................    1,202.1      1,228.9
Property, plant and equipment, net...................    2,703.9      2,681.2
Investment in unconsolidated affiliates..............      156.7        163.9
Intangible assets, net...............................      434.7        395.8
Other noncurrent assets..............................      318.0        348.6
                                                        --------     --------
    Total assets.....................................   $4,815.4     $4,818.4
                                                        ========     ========
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable...................................   $  313.3     $  338.7
  Accrued liabilities................................      517.0        337.7
  Current portion of long-term debt..................        7.5         51.7
  Other current liabilities..........................       32.4         44.1
                                                        --------     --------
    Total current liabilities........................      870.2        772.2
Long-term debt.......................................    2,343.0      2,453.3
Deferred income taxes................................      332.1        365.4
Other noncurrent liabilities.........................      131.8        115.5
                                                        --------     --------
    Total liabilities................................    3,677.1      3,706.4
                                                        --------     --------
Minority interests...................................        9.6          8.0
                                                        --------     --------
Equity:
  Members' equity, 1,000 units.......................    1,026.1      1,026.1
  Retained earnings..................................      223.3         80.6
  Accumulated other comprehensive loss...............     (120.7)        (2.7)
                                                        --------     --------
    Total equity.....................................    1,128.7      1,104.0
                                                        --------     --------
    Total liabilities and equity.....................   $4,815.4     $4,818.4
                                                        ========     ========

          See accompanying notes to consolidated financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                             (Millions of Dollars)

                                                                                                         HSCC Predecessor
                                                                                                              Company
                                                                                                      -----------------------
                                                                                                      Six Months
                                                                         Year Ended  Six Months Ended   Ended    Year  Ended
                                                                        December 31,   December 31,    June 30,  December 31,
                                                                            2000           1999          1999        1998
                                                                        ------------ ---------------- ---------- ------------
Revenues:
  Trade sales and services.............................................   $3,940.8       $1,704.5       $134.0      $253.2
  Related party sales..................................................      464.5          269.5         29.0        33.0
  Tolling fees.........................................................       42.6           23.3         29.0        52.5
                                                                          --------       --------       ------      ------
    Total revenues.....................................................    4,447.9        1,997.3        192.0       338.7
Cost of goods sold.....................................................    3,705.4        1,602.0        134.1       276.6
                                                                          --------       --------       ------      ------
Gross profit...........................................................      742.5          395.3         57.9        62.1
Expenses:
  Selling, general and administrative..................................      272.1          154.3          3.3         4.8
  Research and development.............................................       59.3           43.7          2.0         3.0
                                                                          --------       --------       ------      ------
    Total expenses.....................................................      331.4          198.0          5.3         7.8
                                                                          --------       --------       ------      ------
Operating income.......................................................      411.1          197.3         52.6        54.3
Interest expense.......................................................      227.3          106.2         18.3        40.9
Interest income........................................................        4.9            2.2          0.3         1.0
Loss on sale of accounts receivable....................................        1.9             --           --          --
Other income (expense).................................................       (3.2)           6.5           --         0.8
                                                                          --------       --------       ------      ------
Income before income taxes.............................................      183.6           99.8         34.6        15.2
Income tax expense.....................................................       30.1           18.2         13.1         5.8
Minority interests in subsidiaries.....................................        2.8            1.0           --          --
                                                                          --------       --------       ------      ------
Net income ............................................................      150.7           80.6         21.5         9.4
Preferred stock dividends..............................................         --             --          2.2         4.2
Net income available to common equity holders..........................      150.7           80.6         19.3         5.2
Other comprehensive loss--foreign currency translation adjustments.....     (118.0)          (2.7)          --          --
                                                                          --------       --------       ------      ------
Comprehensive income ..................................................   $   32.7       $   77.9       $ 19.3      $  5.2
--------------------------------------------------
                                                                          ========       ========       ======      ======

          See accompanying notes to consolidated financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EQUITY
                             (Millions of Dollars)

                              Common Stock/                           Accumulated
                             Members' Equity     Additional              Other
                          ---------------------   Paid-in   Retained Comprehensive
                          Shares/Units  Amount    Capital   Earnings    Income      Total
                          ------------ --------  ---------- -------- ------------- --------
HSCC Predecessor
 Company:
Balance , January 1,
 1998...................     2,500                 $25.0     $  0.4                $   25.4
Net income..............                                        9.4                     9.4
Dividends accrued on
 mandatorily redeemable
 preferred stock........                                       (4.2)                   (4.2)
                             -----     --------    -----     ------     -------    --------
Balance, December 31,
 1998...................     2,500                  25.0        5.6          --        30.6
Net income..............                                       21.5                    21.5
Dividends accrued on
 mandatorily redeemable
 preferred stock........                                       (2.2)                   (2.2)
                             -----     --------    -----     ------     -------    --------
Balance, June 30, 1999..     2,500     $     --    $25.0     $ 24.9     $    --    $   49.9
                             =====     ========    =====     ======     =======    ========
Huntsman International:
Capital contribution
 from Huntsman
 International Holdings
 LLC....................     1,000     $1,646.1                                    $1,646.1
Distribution to
 Holdings...............                 (620.0)                                     (620.0)
Net income..............                                     $ 80.6                    80.6
Foreign currency
 translation
 adjustments............                                                $  (2.7)       (2.7)
                             -----     --------    -----     ------     -------    --------
Balance, December 31,
 1999...................     1,000      1,026.1       --       80.6        (2.7)    1,104.0
Distribution to
 Holdings...............                                       (8.0)                   (8.0)
Net income..............                                      150.7                   150.7
Foreign currency
 translation
 adjustments............                                                 (118.0)     (118.0)
                             -----     --------    -----     ------     -------    --------
Balance, December 31,
 2000...................     1,000     $1,026.1    $  --     $223.3     $(120.7)   $1,128.7
                             =====     ========    =====     ======     =======    ========



          See accompanying notes to consolidated financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Millions of Dollars)

                                                      HSCC Predecessor
                                                           Company
                                                   ----------------------- ---
                                       Six Months  Six Months
                          Year Ended     Ended       Ended     Year Ended
                         December 31, December 31,  June 30,  December 31,
                             2000         1999        1999        1998
                         ------------ ------------ ---------- ------------
Cash flows from
 operating activities:
Net income.............     $150.7     $    80.6     $ 21.5      $  9.4
Adjustments to
 reconcile net income
 to net cash provided
 by operating
 activities:
 Equity in earnings of
  investment in
  unconsolidated
  affiliates...........       (0.1)         (0.1)
 Minority interests in
  subsidiaries.........        2.8           1.0
 Gain on foreign
  currency
  transactions.........       (8.2)         (5.0)
 Depreciation and
  amortization.........      216.2         105.2       15.5        30.5
 Deferred income
  taxes................        6.3          11.0        3.6         5.8
 Proceeds from initial
  sale of receivables..      175.0
 Interest on
  subordinated note....                                 3.0         7.1
 Changes in operating
  assets and
  liabilities-- net of
  effects of
  acquisitions:
 Accounts and notes
  receivables..........     (104.5)        (38.3)      (6.1)       (1.5)
 Inventories...........     (118.9)        (21.9)      (5.7)        3.4
 Prepaid expenses......        0.3         (15.4)
 Other current assets..      (13.8)          4.6        0.9         0.1
 Accounts payable......      (27.1)         11.9       (3.4)        2.0
 Accrued liabilities...      182.3         118.6
 Other current
  liabilities..........      (28.4)          4.5       10.0         3.7
 Other noncurrent
  assets...............      (52.0)        (17.3)       0.6       (14.3)
 Other noncurrent
  liabilities..........       30.9          16.1
                            ------     ---------     ------      ------    ---
  Net cash provided by
   operating
   activities..........      411.5         255.5       39.9        46.2
                            ------     ---------     ------      ------    ---
Investing activities:
Purchase of businesses
 from ICI, net of cash
 acquired..............                 (2,244.8)
Purchase of business
 from BP Chemicals,
 Limited...............                   (116.6)
Acquisition of other
 businesses............     (149.6)
Cash received from
 unconsolidated
 affiliates............        7.5           2.5
Investment in
 unconsolidated
 affiliates............                     (1.7)
Advances to
 unconsolidated
 affiliates                   (9.0)        (26.5)
Capital expenditures...     (204.5)       (131.8)      (4.0)      (10.4)
                            ------     ---------     ------      ------
  Net cash used in
   investing
   activities..........     (355.6)     (2,518.9)      (4.0)      (10.4)
                            ------     ---------     ------      ------
Financing activities:
Borrowings under senior
 credit facilities.....        8.0       1,692.5
Issuance of senior
 subordinated notes....                    806.3
Proceeds from other
 long-term debt........                      1.0
Repayment of long-term
 debt..................     (131.0)                   (34.4)      (43.3)
Debt issuance costs....                    (75.7)
Cash contributions by
 Holdings..............                    598.0
Cash distribution to
 Holdings..............       (8.0)       (620.0)
                            ------     ---------     ------      ------
  Net cash provided by
   (used in) financing
   activities..........     (131.0)      2,402.1      (34.4)      (43.3)
                            ------     ---------     ------      ------
Effect of exchange rate
 changes on cash.......        2.3           0.2         --          --
                            ------     ---------     ------      ------
Increase (decrease) in
 cash and cash
 equivalents...........      (72.8)        138.9        1.5        (7.5)
Cash and cash
 equivalents at
 beginning of period...      138.9            --        2.6        10.1
                            ------     ---------     ------      ------
Cash and cash
 equivalents at end of
 period................     $ 66.1     $   138.9     $  4.1      $  2.6
                            ------     ---------     ------      ------
Non-cash financing and
 investing activities:
Non-cash capital
 contribution by
 Holdings..............     $   --     $ 1,048.1

          See accompanying notes to consolidated financial statements

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.Basis of Presentation

   Effective June 30, 1999, pursuant to a contribution agreement and ancillary agreements between Huntsman International Holdings LLC, formerly Huntsman ICI Holdings LLC ("Holdings"), Huntsman Specialty Chemicals Corporation ("HSCC"), Imperial Chemicals Industries PLC ("ICI") and Huntsman International LLC, formerly Huntsman ICI Chemicals LLC, ("Huntsman International" or the "Company"), the Company acquired assets and stock representing ICI's polyurethane chemicals, selected petrochemicals (including ICI's 80% interest in the Wilton olefins facility) and titanium dioxide businesses and HSCC's propylene oxide business. In addition, the Company also acquired the remaining 20% ownership interest in the Wilton olefins facility from BP Chemicals, Limited ("BP Chemicals") for approximately $117 million.

   The Company is a global manufacturer and marketer of specialty and commodity chemicals through our principal businesses: specialty chemicals, petrochemicals and titanium dioxide. The Company is a wholly owned subsidiary of Holdings.

   In exchange for transferring its business, HSCC retained a 60% common equity interest in Holdings and received approximately $360 million in cash. In exchange for transferring its businesses, ICI received a 30% common equity interest in Holdings, approximately $2 billion in cash that was paid in a combination of U.S. dollars and euros, and discount notes of Holdings with approximately $508 million of accreted value at issuance. The cash proceeds of the Holdings discount notes issued to ICI were contributed by Holdings as equity to Huntsman International. The obligations of the discount notes from Holdings are non-recourse to the Company. BT Capital Investors, LP, Chase Equity Associates, LP, and the Goldman Sachs Group acquired the remaining 10% common equity interest in Holdings for $90 million cash.

   The cash sources to finance the above transactions are summarized as follows (in millions):

     Senior secured credit facilities of Huntsman International......... $1,683
     Senior subordinated notes of Huntsman International................    807
     Cash equity contributed by Holdings................................    598
                                                                         ------
       Total cash sources............................................... $3,088
                                                                         ======

   HSCC is considered the acquirer and predecessor of the businesses transferred to the Company in connection with the transaction because the shareholders of HSCC acquired majority control of the businesses transferred to the Company. The transactions with ICI and BP Chemicals are accounted for as purchase transactions. Operating results prior to July 1, 1999 are not comparable to the operating results subsequent to such date due to the transaction.

   The total consideration to ICI of cash and the value of common equity interest in Holdings was approximately $2.8 billion, including expenses and liabilities assumed. The excess of the purchase price over the estimated fair value of net tangible assets acquired has been recorded as identifiable intangibles ($203.6 million) and goodwill ($41.6 million) which are being amortized over 5 to 15 years and 20 years, respectively.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The allocation of the purchase price is summarized as follows (in millions):

     Current assets................................................  $   970.2
     Plant and equipment...........................................    2,232.5
     Investments in unconsolidated affiliates......................      192.7
     Intangible assets (patents, technology, non compete agreements
      and goodwill)................................................      248.1
     Other assets..................................................      292.4
     Liabilities assumed...........................................   (1,020.8)
                                                                     ---------
       Total.......................................................  $ 2,915.1
                                                                     =========

   The total consideration paid to BP Chemicals was allocated to tangible assets, primarily property and equipment.

   The following unaudited pro forma data (in millions) has been prepared assuming that the transaction (excluding the acquisition of 20% of the Wilton olefins facility from BP Chemicals) and related financing were consummated at the beginning of each period.

                                                                    Year Ended
                                                                   December 31,
                                                                   -------------
                                                                    1999   1998
                                                                   ------ ------
     Revenues..................................................... $3,868 $3,671
     Net income...................................................    127     13

2000 Acquisition

   On August 31, 2000, the Company acquired the Morton global thermoplastic polyurethanes business from Rohm and Haas Company for an aggregate purchase price of $120 million. The allocation of the purchase price to the identifiable assets and liabilities resulted in approximately $3 million of goodwill.

Sale by ICI of Holdings Equity Interest

   On November 2, 2000, HSCC and ICI entered into agreements under which ICI has an option to transfer to HSCC or its permitted designated buyers, and HSCC or its permitted designated buyers have a right to buy, the membership interests in Holdings that are indirectly held by ICI. Unless waived by ICI, the right of HSCC or its designees to buy the membership interests (which expires if not exercised by July 2001) is contingent upon the completion of the resale by ICI of the 8% senior subordinated reset discount notes of Holdings. Additionally, ICI may only exercise its option to transfer the membership units to HSCC between April 2001 and July 2001.


2.Summary of Significant Accounting Policies

Principles of Consolidation

   The consolidated financial statements of the Company include its majority owned subsidiaries. Intercompany transactions and balances are eliminated. HSCC is considered the accounting acquirer and, accordingly, the operating results prior to July 1, 1999 reflect the historical financial position and results of operations of HSCC.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Flow Information

   Highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

   Cash paid for interest and income taxes are as follows (in millions):

                                                          HSCC Predecessor Company
                                             Six Months  ---------------------------
                                Year Ended     Ended       Six Months    Year Ended
                               December 31, December 31, Ended June 30, December 31,
                                   2000         1999          1999          1998
                               ------------ ------------ -------------- ------------
     Cash paid for interest..     $234.6       $62.7         $12.4         $33.0
     Cash paid for income
      taxes..................       22.0         9.8            --            --

   Securitization of Accounts Receivable

   The Company securitizes certain trade receivables in connection with a revolving securitization program. Losses are recorded on the transaction and depend on the carrying value of the receivables as allocated between the receivables sold and the retained interests and their relative fair value at the date of the transfer. Retained interests are subsequently carried at fair value which is estimated based on the present value of expected cash flows, calculated using management's best estimates of key assumptions including credit losses and discount rates commensurate with the risks involved.

   Inventories

   Inventories are stated at the lower of cost or market using the weighted average method.

   Property, Plant and Equipment

   Property, plant and equipment is stated at cost. Depreciation is provided utilizing the straight line method over the estimated useful lives of the assets, ranging from 3 to 20 years. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income. Of the total plant and equipment, approximately $432 million is depreciated using the straight-line method on a group basis at a 5% composite rate. When capital assets representing complete groups of property are disposed of, the difference between the disposal proceeds and net book value is credited or charged to income. When miscellaneous assets are disposed of, the difference between asset costs and salvage value is charged or credited to accumulated depreciation.

   Periodic maintenance and repairs applicable to major units of manufacturing facilities are accounted for on the prepaid basis by capitalizing the costs of the turnaround and amortizing

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES the costs over the estimated period until the next turnaround. Normal maintenance and repairs of all other plant and equipment are charged to expense as incurred. Renewals, betterments and major repairs that materially extend the useful life of the assets are capitalized, and the assets replaced, if any, are retired.

   Interest costs are capitalized as part of major construction projects. Interest expense capitalized as part of plant and equipment was $10.3 million for the year ended December 31, 2000, $10.1 million and $0.3 million for six months ended December 31, 1999 and June 30, 1999, respectively, and $0.4 million for the year ended December 31, 1998

   Investment in Unconsolidated Affiliates

   Investments in companies in which the Company exercises significant influence, generally ownership interests from 20% to 50%, are accounted for using the equity method.

Intangible Assets

   Debt issuance costs are amortized over the term of the related debt agreements, ranging from six to ten years. Goodwill is amortized over a period of 20 years. Other intangible assets, which consist of patents, trademarks, technology and certain other agreements, are stated at their fair market values at the time of acquisition, and are amortized using the straight line method over their estimated useful lives of five to fifteen years or over the life of the related agreement.

Carrying Value of Long-term Assets

   The Company evaluates the carrying value of long-term assets based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

Financial Instruments

   The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying value of the senior credit facilities approximates fair value since they bear interest at a floating rate plus an applicable margin. The fair value of the senior subordinated notes approximates book value.

   The Company uses derivative financial instruments as part of its interest rate risk management. Interest rate swaps, caps, collars and floors are classified as matched transactions. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment to interest expense. The related amount payable to, or receivable from counterparties, is included in accounts receivable or accrued liabilities. Gains and losses on terminations of interest rate agreements are deferred and amortized over the lesser of the remaining term of the original contract or the life of debt. The premiums paid for the interest rate agreements are included as other assets and are amortized to expense over the term of the agreements.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The Company also uses financial instruments to hedge financial risk caused by fluctuating currency rates. Realized and unrealized gains and losses on foreign exchange transactions that are designated and effective as hedges are recognized in the same period as the hedged transaction. The carrying amounts of foreign currency forward contracts are adjusted for changes in fair value at each balance sheet date. Foreign exchange contracts not designated as hedges are marked-to-market at the end of each accounting period. As of December 31, 2000, the Company had no short term forward contracts to sell various currencies.

   The Company enters into various commodity contracts, including futures, option and swap agreements to hedge its purchase and sale of commodity products. These contracts are predominantly settled in cash. For those contracts that are designated and effective as hedges, gains and losses are accounted for as part of the basis of the related commodity purchases. For contracts accounted for as hedges that are terminated before their maturity date, gains and losses are deferred and included in the basis of the related commodity purchases. Commodity contracts not accounted for as hedges are marked-to-market at the end of each accounting period with the related gains and losses recognized in cost of goods sold.

   At December 31, 2000 and 1999 the Company had forward purchase contracts for 105,000 and 132,000 tonnes, respectively, of naphtha and propane which qualify for hedge accounting. Accordingly, an unrealised loss of $1.1 million and an unrealized gain of $0.8 million on these contracts were deferred at December 31, 2000 and 1999, respectively. In addition, at December 31, 2000, the Company had forward purchase and sales contracts for 90,000 and 102,067 tonnes (naphtha and other hydrocarbons), respectively, which do not qualify for hedge accounting. Unrealized losses and gains on these purchase and sales contracts amounted to $1.4 million and $1.9 million respectively. At December 31, 1999 the Company had forward purchase and sales contracts for 137,000 and 177,000 tonnes, respectively, which do not qualify for hedge accounting. Unrealized gains and losses on these purchase and sale contracts amounted to $5.5 million and $4.3 million, respectively. During the twelve months ended December 31, 2000 and the six months ended December 31, 1999, the Company recorded $17.9 million and $21.3 million, respectively, as a reduction to cost of goods sold related to net gains from settled forward contracts and the movement in unrealized gains and losses on contracts which do not qualify as hedges. At December 31, 2000, included in other assets and liabilities for all contracts, were $3.0 million and $2.5 million, respectively. At December 31, 1999, included in other assets and liabilities for all contracts were $6.3 million and $5.1 million, respectively. HSCC had no such contracts during the six months and year ended June 30, 1999 and December 31, 1998, respectively.

   The fair values of financial instruments are the amounts at which they could be settled. The Company calculates the fair value of financial instruments using quoted market prices whenever available. When quoted market prices are not available, estimates are obtained from dealers or calculated using the present value of estimated future cash flows.

   The Company is exposed to credit losses in the event of nonperformance by a counterparty to the financial instruments. The Company anticipates, however, that the counterparties will be able to fully satisfy obligations under the contracts.

Income Taxes

   The Company and its U.S. subsidiaries are organized as Limited Liability Companies. These entities are treated similar to a partnership for U.S. income tax purposes, and therefore

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES are not subject to U.S. federal tax on their income. Subsidiaries outside the U.S. are generally taxed on the income generated in the local country.

   Deferred income taxes are provided for temporary differences between financial statement income and taxable income using the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The Company does not provide for income taxes or benefits on the undistributed earnings of its international subsidiaries as earnings are reinvested and, in the opinion of management, will continue to be reinvested.

   The HSCC predecessor company filed a consolidated federal income tax return with its ultimate parent. The HSCC predecessor company entered into a tax allocation agreement with its ultimate parent whereby the Company was charged or credited for an amount that would have been applicable had HSCC filed a separate consolidated federal income tax return.

Environmental Expenditures

   Environmental related restoration and remediation costs are recorded as liabilities and expensed when site restoration and environmental remediation and cleanup obligations are either known or considered probable and the related costs can be reasonably estimated. Other environmental expenditures, which are principally maintenance or preventative in nature, are recorded when incurred and are expensed or capitalized as appropriate.

Preferred Stock

   During 1997, HSCC acquired its propylene oxide and methyl/tertiary butyl ether business from Texaco, Inc. In conjunction with this acquisition, HSCC issued preferred stock to Texaco with an aggregate liquidation preference of $65 million. The preferred stock has a cumulative dividend rate of 5.5%, 6.5% or a combination thereof of the liquidation preference per year, which is adjusted on April 15th of each year, based on HSCC's cash flow in the previous year. During 1998, $35 million of the preferred stock accrued dividends at the rate of 6.5% while $30 million of the preferred stock accrued dividends at the rate of 5.5%. Unpaid cumulative dividends will compound at a rate of 5.5% or 6.5% and are payable commencing July 15, 2002. The preferred stock and its obligations, including unpaid cumulative dividends, were not transferred to Holdings or the Company.

Foreign Currency Translation

   Generally, the accounts of the Company's subsidiaries outside of the United States consider local currency to be functional currency. Accordingly, assets and liabilities are translated at rates prevailing at the balance sheet date. Revenues, expenses, gains, and losses are translated at a weighted average rate for the period. Cumulative translation adjustments are recorded to equity as a component of accumulated other comprehensive income. Transaction gains and losses are recorded in the statement of operations and were $8.2 million net gain for the twelve months ended December 31, 2000, and $5.0 million net gain for the six months ended December 31, 1999. Prior to the transfer of the business from ICI on July 1, 1999, the Company had no subsidiaries outside of the United States.

Revenue Recognition

   The Company generates revenues through sales in the open market, raw material conversion agreements and long-term supply contracts. The Company recognizes revenue

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES when it is realized or realizable and earned, which is generally when the product is shipped to the customer.

Research and Development

   Research and development costs are expensed as incurred.

Earnings per Member Equity Unit

   Earnings per member equity unit is not presented because it is not considered meaningful information due to the Company's ownership by a single shareholder.

Reclassifications

   Certain amounts in the consolidated financial statements for prior periods have been reclassified to conform with the current presentation.

New Accounting Standards

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No.133 established accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No.133 is effective as of January 1, 2001 for the Company. The accounting for changes in the fair value of a derivative depends on the use of the derivative. Adoption of this new accounting standard will not have a material effect on the statements of operations or financial position.

   In September 2000, the FASB issued SFAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 140, which replaces SFAS No. 125 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, provides accounting and reporting standards for securitizations and other transfers of assets. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of assets, an entity recognizes the assets it controls and derecognizes assets when control has been surrendered. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from those that are secured borrowings. The accounting requirements of this standard are effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001 and must be applied prospectively. The disclosures required by this standard are required for fiscal years ending after December 15, 2000. The Company has provided the disclosures required by this standard in Note 9 to the consolidated financial standards. Adoption of the accounting requirements of this standard will not have a material effect on the statements of operations or financial position.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

3.Inventories

   Inventories consist of the following (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
     Raw Materials....................................    $149.5       $ 97.8
     Work in progress.................................      22.8         20.6
     Finished goods...................................     302.5        225.6
                                                          ------       ------
       Total..........................................     474.8        344.0
     Materials and supplies...........................      21.6         37.3
                                                          ------       ------
       Net............................................    $496.4       $381.3
                                                          ======       ======

   In the normal course of operations, the Company exchanges raw materials with other companies. No gains or losses are recognized on these exchanges, and the net open exchange positions are valued at the Company's cost. Net amounts deducted from inventory under open exchange agreements owed by the Company at December 31, 2000 and 1999 were $4.4 million (16.7 million pounds of feedstock and products) and $3.8 million (8.2 million pounds of feedstock and products), respectively, which present the net amounts payable by the Company under open exchange agreements.

4.Property, Plant and Equipment

   The cost and accumulated depreciation of property, plant and equipment are as follows (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
     Land.............................................   $   35.3     $   37.1
     Buildings........................................      117.6        109.9
     Plant and equipment..............................    2,673.6      2,399.1
     Construction in progress.........................      176.3        266.4
                                                         --------     --------
       Total..........................................    3,002.8      2,812.5
     Less accumulated depreciation....................     (298.9)      (131.3)
                                                         --------     --------
       Net............................................   $2,703.9     $2,681.2
                                                         ========     ========

5.Investments in Unconsolidated Affiliates

   The Company's ownership percentage and investments in unconsolidated affiliates, primarily manufacturing joint ventures, are as follows (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
     Louisiana Pigment Company, L.P. (50%)............    $151.1       $158.7
     Rubicon, Inc. (50%)..............................       4.5          4.3
     Others...........................................       1.1          0.9
                                                          ------       ------
       Total..........................................    $156.7       $163.9
                                                          ======       ======

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   Summarized approximate financial information of such affiliated companies as a group as of December 31, 2000 and 1999 and for the years then ended is presented below (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
     Assets...........................................    $660.1       $564.5
     Liabilities......................................     334.9        238.5
     Revenues.........................................     763.4        537.7
     Net income.......................................       0.4          0.4
     The Company's equity in:
       Net assets.....................................     156.7        163.0
       Net income.....................................       0.1          0.2

6.Intangible Assets

   Intangible assets, net of accumulated amortization consist of the following (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
     Patents, trademarks, and technology..............    $323.4       $269.6
     Debt issuance costs..............................      78.0         76.9
     Non-compete agreements...........................      50.1         46.3
     Other agreements.................................      12.7           --
     Goodwill.........................................      48.4         41.6
                                                          ------       ------
       Total..........................................     512.6        434.4
     Accumulated amortization.........................     (77.9)       (38.6)
                                                          ------       ------
       Net............................................    $434.7       $395.8
                                                          ======       ======

7.Other Noncurrent Assets

   Other noncurrent assets consist of the following (in millions):

                                                      December 31, December 31,
                                                          2000         1999
                                                      ------------ ------------
     Prepaid pension assets..........................    $190.9       $176.4
     Capitalized turnaround expense..................      14.2         10.5
     Prepaid insurance...............................       4.3          8.5
     Advances to and receivables from affiliates.....      55.0        123.9
     Spare parts inventory...........................      32.7         23.9
     Other noncurrent assets.........................      20.9          5.4
                                                         ------       ------
       Total.........................................    $318.0       $348.6
                                                         ======       ======

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

8.Accrued Liabilities

   Accrued liabilities consist of the following (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
     Raw materials and services.......................    $261.8       $128.7
     Interest.........................................      48.3         50.1
     Taxes (income, property and VAT).................      51.2         27.6
     Payroll, severance and related costs.............      44.9         40.8
     Volume and rebates...............................      46.8         24.1
     Other miscellaneous accruals.....................      64.0         66.4
                                                          ------       ------
       Total..........................................    $517.0       $337.7
                                                          ======       ======

9.Securitization of Accounts Receivable

   On December 21, 2000, the Company initiated a revolving securitization program under which certain trade receivables were and will be transferred to a special purpose entity. During December 2000, the Company securitized approximately $314.8 million of its receivables under this program. The Company will receive annual servicing fees as compensation for servicing the outstanding receivable balances. The Company's retained interests are subordinate to investor's interests. The value of these retained interests are subject to credit and interest rate risk related to the transferred receivables. During 2000, the Company recorded a loss of $2 million related to this program.

   The table below presents key economic assumptions and the sensitivity of the current fair value of residual cash flows to immediate 10% and 20% adverse changes in those assumptions at December 31, 2000 (in millions):

     Carrying amount of retained interests......................          $72.8
     Weighted average life span (in months).....................            2.0
     Expected credit losses (annual rate).......................            1.0%
       Impact on fair value of 10% adverse change............... less than $0.1
       Impact on fair value of 20% adverse change............... less than $0.1
     Residual cash flows discount rate (annual).................            9.7%
       Impact on fair value of 10% adverse change...............           $0.1
       Impact on fair value of 20% adverse change...............           $0.3

   These sensitivities are hypothetical and are presented for illustrative purposes only. Changes in carrying amount based on a change in assumptions generally can not be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. In addition, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities.

   The table below summarizes certain cash flow information under this program (in millions):

     Proceeds from initiation of the program............................. $ 175
     Proceeds from collections reinvested................................  19.1
     Servicing fees received.............................................    --
     Cash flows received on interests retained...........................    --

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

10. Long-term Debt

   Long-term debt outstanding as of December 31, 2000 and 1999 is as follows (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
     Senior Secured Credit Facilities:
       Revolving loan facility........................   $   32.3     $   24.3
       Term A dollar loan.............................      195.6        240.0
       Term A euro loan (in U.S. dollar
        equivalent)...................................      218.5        290.7
       Term B loan....................................      553.7        565.0
       Term C loan....................................      553.7        565.0
     Senior Subordinated Notes........................      785.3        800.9
     Other long-term debt.............................       11.4         19.1
                                                         --------     --------
       Subtotal.......................................    2,350.5      2,505.0
     Less current portion.............................       (7.5)       (51.7)
                                                         --------     --------
         Total........................................   $2,343.0     $2,453.3
                                                         ========     ========

   The Senior Secured Credit Facilities will allow the Company to borrow up to an aggregate of $1,921.5 million comprised as follows (in millions):

                                                      December 31, December 31,
                                                          2000         1999
                                                      ------------ ------------
     Revolving loan facility.........................   $  400.0     $  400.0
     Term A dollar loan..............................      195.6        240.0
     Term A euro loan (in U.S. dollar equivalent)....      218.5        290.7
     Term B loan.....................................      553.7        565.0
     Term C loan.....................................      553.7        565.0
                                                        --------     --------
       Total.........................................   $1,921.5     $2,060.7
                                                        ========     ========

   The revolving loan facility matures on June 30, 2005 with no scheduled commitment reductions. Both the term A dollar loan facility and the term A euro loan facility mature on June 30, 2005 and are payable in semi-annual installments commencing December 31, 2000 with the amortization increasing over time. The term B loan facility matures on June 30, 2007 and the term C loan facility matures on June 30, 2008. Both the term B and term C loan facilities require payments in annual installments of $5.65 million each, commencing June 30, 2000, with the remaining unpaid balance due on final maturity. Maturities due through December 31, 2001 have been prepaid with proceeds from the sale of accounts receivable (see note 9).

   Interest rates for the Senior Secured Credit Facilities are based upon, at the Company's option, either a eurocurrency rate or a base rate plus the applicable spread. The applicable spreads vary based on a pricing grid, in the case of eurocurrency based loans, from 1.25% to 3.5% per annum depending on the loan facility and whether specified conditions have been satisfied and, in the case of base rate loans, from zero to 2.25% per annum. As of December 31, 2000 and 1999 the average interest rates on the Senior Secured Credit Facilities were 9.2% and 8.7%, respectively.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The obligations under the Senior Secured Credit Facilities are supported by guarantees of certain other subsidiaries (Tioxide Group, Tioxide America, Inc., Huntsman Propylene Oxide Holdings LLC, Huntsman Texas Holdings LLC, Huntsman Propylene Oxide Ltd., Eurofuels LLC, Eurostar Industries LLC, Huntsman International Fuels, L.P., and Huntsman International Financial LLC) (collectively the "Guarantors") and Holdings as well as pledges of 65% of the voting stock of certain non-U.S. subsidiaries. The Senior Secured Credit Facilities contain covenants relating to incurrence of debt, purchase and sale of assets, limitations on investments, affiliate transactions and maintenance of certain financial ratios. The Senior Secured Credit Facilities limit the payment of dividends generally to the amount required by the members to pay income taxes.

   The Company issued $600 million and (Euro)200 million 10.125% Senior Subordinated Notes (the "Notes"). Interest on the Notes is payable semi-annually and the Notes mature on July 1, 2009. The Notes are fully and unconditionally guaranteed on a joint and several basis by the Guarantors. The Notes may be redeemed, in whole or in part, at any time by the Company on or after July 1, 2004, at percentages ranging from 105% to 100% at July 1, 2007 of their face amount, plus accrued and unpaid interest. The Notes contain covenants relating to the incurrence of debt, limitations on distributions, asset sales and affiliate transactions, among other things. The Notes also contain a change in control provision requiring the Company to offer to repurchase the Notes upon a change in control.

   Management believes that the Company is in compliance with the covenants of both the Senior Secured Credit Facilities and the Senior Subordinated Notes.

   The scheduled maturities of long-term debt are as follows (in millions):

                                                                    December 31,
                                                                        2000
                                                                    ------------
     2001..........................................................   $    7.5
     2002..........................................................      115.0
     2003..........................................................      129.2
     2004..........................................................      138.6
     2005..........................................................       77.5
     Later Years...................................................    1,882.7
                                                                      --------
                                                                      $2,350.5
                                                                      ========

   The Company enters into various types of interest rate contracts to manage interest rate risks on long-term debt. The Company has the following outstanding at December 31, 2000:

  . Pay Fixed Swaps Long Term Duration--$371 million notional amount, weighted average pay rate of 5.90%, based upon underlying indices at year end, maturing 2002 through 2004. Increases in underlying indices could cause the weighted average pay rate to increase to a maximum of 6.37%.

  . Interest Rate Collars--$275 million notional amount, weighted average cap rate of 7%, weighted average floor rate of 5.35%, based upon underlying indices at year end, maturing 2002 through 2004. Decreases in underlying indices could cause the weighted average floor rate to increase to a maximum of 6.12%.

   Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The Company purchases interest rate cap and sells interest rate floor agreements to reduce the impact of changes in interest rates on its floating-rate long-term debt. The cap agreements entitle the Company to receive from counterparties (major banks) the amounts, if any, by which the Company's interest payments on certain of its floating-rate borrowings exceed 6.6% to 7.5%. The floor agreement requires the Company to pay to the counterparty
(a major bank) the amount, if any, by which the Company's interest payments on certain of its floating-rate borrowings are less than 5% to 6.25%.

HSCC Predecessor Company Debt

   The weighted average interest rate on the HSCC predecessor company debt was 8.3% at December 31, 1998. This debt was not transferred to Holdings.

11. Income Taxes

   The provision for income taxes consists of the following (in millions):

                                                                                                  HSCC Predecessor Company
                                                                                                -----------------------------
                                                                   Year Ended  Six Months Ended Six Months Ended  Year Ended
                                                                  December 31,   December 31,       June 30,     December 31,
                                                                      2000           1999             1999           1998
                                                                  ------------ ---------------- ---------------- ------------
     U.S.:
       Current...................................................    $ 0.3          $ 0.4            $  --           $ --
       Deferred..................................................       --             --             13.1            5.8
     Foreign:
       Current...................................................     23.5            6.8               --             --
       Deferred..................................................      6.3           11.0               --             --
     --------------------------------------------------
                                                                     -----          -----            -----           ----
         Total...................................................    $30.1          $18.2            $13.1           $5.8

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The following schedule reconciles the differences between the United States federal income taxes at the United State statutory rate to the Company's provision for income taxes (in millions):

                                                            HSCC Predecessor
                                                                 Company
                                                         -----------------------
                                             Six Months  Six Months
                                Year Ended     Ended       Ended     Year Ended
                               December 31, December 31,  June 30,  December 31,
                                   2000         1999        1999        1998
                               ------------ ------------ ---------- ------------
     Income taxes at U.S.
      federal statutory
      rate...................      64.3        $34.9       $12.1        $5.3
     Income not subject to
      U.S. federal income
      tax....................     (14.7)       (19.9)         --          --
     State income taxes......       0.3          0.4         0.2         0.1
     Foreign country
      incentive tax
      benefits...............     (13.3)        (7.2)         --          --
     Foreign country currency
      exchange gain (loss)...      (4.4)         6.1          --          --
     Foreign income tax rate
      in excess of federal
      statutory rate.........       0.4          0.6          --          --
     Other...................      (2.5)         3.3         0.8         0.4
                                  -----        -----       -----        ----
     Total provision income
      taxes..................      30.1        $18.2       $13.1        $5.8
                                  =====        =====       =====        ====
     Effective income tax
     rate....................        16%          18%         38%         38%

   The components of deferred tax assets and liabilities are as follows (in millions):

                                              December 31,      December 31,
                                                  2000              1999
                                            ----------------- ------------------
                                            Current Long-term Current  Long-Term
                                            ------- --------- -------  ---------
Deferred income tax assets:
 Net operating loss carryforwards..........  $       $  81.6  $         $  63.7
 Tax basis of plant and equipment in excess
  of
  book basis...............................     --      36.9               36.5
 Employee benefits.........................              1.0                8.3
 Other accruals and reserves...............   17.0              27.6         --
 Valuation allowance.......................   (6.7)    (40.7)  (11.9)     (39.0)
                                             -----   -------  ------    -------
Total......................................   10.3      78.8    15.7       69.5
                                             =====   =======  ======    =======
Deferred income tax liabilities:
 Book basis of plant and equipment in
  excess of
  tax basis................................           (354.9)            (379.7)
 Employee benefits.........................            (56.0)             (55.2)
 Other accruals and reserves...............   (9.4)             (2.8)
                                             -----   -------  ------    -------
Total......................................   (9.4)   (410.9)   (2.8)    (434.9)
                                             -----   -------  ------    -------
Net deferred tax asset (liability).........  $ 0.9   $(332.1) $ 12.9    $(365.4)
                                             =====   =======  ======    =======

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The Company has net operating loss carryforwards of $207 million in various foreign jurisdictions. Most of the NOLs have no expiration date. The remaining NOLs begin to expire in 2006. If the valuation allowance is reversed, substantially all of the benefit will be allocated to reduce goodwill or other noncurrent intangibles.

   The Company does not provide for income taxes or benefits on the undistributed earnings of its international subsidiaries as earnings are reinvested and, in the opinion of management, will continue to be reinvested indefinitely. In consideration of the Company's corporate structure, upon distribution of these earnings, certain of the Company's subsidiaries would be subject to both income taxes and withholding taxes in the various international jurisdictions. It is not practicable to estimate the amount of taxes that might be payable upon distribution.

   The Company is treated as a partnership for U.S. federal income tax purposes and as such is generally not subject to U.S. income tax, but rather such income is taxed directly to the Company's owners. The net difference of the book basis of the U.S. assets and liabilities over the tax basis of those assets and liabilities is approximately $717 million.

12. Employee Benefit Plans

Defined Benefit and Other Postretirement Benefit Plans

   The Company sponsors various contributory and non-contributory defined benefit pension plans covering employees in the US, the UK, Netherlands, Belgium, Canada and a number of other countries. The Company funds the material plans through trust arrangements (or local equivalents) where the assets of the fund are held separately from the employer. The level of funding is in line with local practice and in accordance with the local tax and supervisory requirements. The plan assets consist primarily of equity and fixed income securities of both US and non-US issuers.

   The Company also sponsors unfunded post-retirement benefit plans other than pensions which provide medical and life insurance benefits covering certain employees in the US and Canada. In 2000, the healthcare trend rate used to measure the expected increase in the cost of benefits was assumed to be 9.0% per annum decreasing to 5.5% per annum after 5 years.

   The HSCC Predecessor sponsored no employee benefit plans.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The following table sets forth the funded status of the plans and the amounts recognized in the consolidated balance sheets at December 31, 2000 (in millions):

                                                Defined    Other Postretirement
                                             Benefit Plans    Benefit Plans
                                             ------------- --------------------
Change in benefit obligation
 Benefit obligation as of January 1, 2000...   $  832.2           $  8.8
  Service cost..............................       24.4              0.3
  Interest cost.............................       45.9              0.6
  Plan losses...............................       51.0              1.4
  Foreign exchange impact...................      (62.0)            (0.1)
  Benefits paid.............................      (31.2)            (0.3)
  Other.....................................       (3.0)            (0.7)
                                               --------           ------
 Benefit obligation as of December 31,
  2000......................................   $  857.3           $ 10.0
                                               ========           ======
Change in plan assets
 Market value of plan assets as of January
  1, 2000...................................   $1,095.1           $   --
  Actual return on plan assets..............       (2.8)              --
  Company contributions.....................       19.4               --
  Foreign exchange impact...................      (82.8)              --
  Benefits paid.............................      (30.7)              --
  Other.....................................        3.2               --
                                               --------           ------
 Market value of plan assets as of December
  31, 2000..................................   $1,001.4           $   --
                                               ========           ======
Change in funded status
 Prepaid (accrued) pension expense as of
  January 1, 2000...........................   $  147.0           $ (9.7)
  Net periodic pension (cost)/benefit.......        6.6             (0.9)
  Employer contributions....................       19.4               --
  Foreign exchange impact...................      (13.4)             0.1
  Benefits paid.............................        0.5              0.4
  Other items...............................       12.1               --
                                               --------           ------
 Prepaid (accrued) pension expense as of
  December 31, 2000.........................   $  172.2           $(10.1)
                                               ========           ======
Components of net periodic benefit cost
 Service cost...............................   $   26.2           $  0.3
 Employee contributions.....................       (1.8)              --
 Interest cost..............................       45.9              0.6
 Return on plan assets......................      (74.6)              --
 Unrecognized gains.........................       (2.3)              --
                                               --------           ------
 Net periodic pension cost/(benefit)........   $   (6.6)          $  0.9
                                               ========           ======

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The following assumptions were used in the above calculations:

                                          Defined Benefit Other Postretirement
                                               Plans         Benefit Plans
                                          --------------- --------------------
Weighted-average assumptions as of
 December 31, 2000
  Discount rate..........................      6.15%             7.30%
  Expected return on plan assets.........      7.34%                NA
  Rate of compensation increase..........      3.78%             4.25%

   The following table sets forth the funded status of the plans and the amounts recognized in the consolidated balance sheets at December 31, 1999 (in millions):

                                           Defined Benefit Other Postretirement
                                                Plans         Benefit Plans
                                           --------------- --------------------
Change in benefit obligation
  Benefit obligation as of July 1, 1999...    $  813.7            $ 9.3
    Service cost..........................        13.7              0.3
    Interest cost.........................        23.9              0.3
    Employee contributions................         0.9               --
    Plan gains............................        (7.8)            (0.9)
    Foreign exchange impact...............         2.9               --
    Benefits paid.........................       (15.1)            (0.2)
                                              --------            -----
  Benefit obligation as of December 31,
   1999...................................    $  832.2            $ 8.8
                                              ========            =====
Change in plan assets
  Market value of plan assets as of July
   1, 1999................................    $  956.0            $  --
    Actual return on plan assets..........       142.1               --
    Company contributions.................        10.5              0.2
    Employee contributions................         1.0               --
    Foreign exchange impact...............         0.6               --
    Benefits paid.........................       (15.1)            (0.2)
                                              --------            -----
  Market value of plan assets as of
   December 31, 1999......................    $1,095.1            $  --
                                              ========            =====
Change in funded status
  Prepaid (accrued) pension expense as of
   July 1, 1999...........................    $  142.2            $(9.3)
    Net periodic pension cost.............        (4.4)            (0.6)
    Employer contributions................         9.6               --
    Foreign exchange impact...............        (1.4)              --
    Benefits paid.........................         1.0              0.2
                                              --------            -----
  Prepaid (accrued) pension expense as of
   December 31, 1999......................    $  147.0            $(9.7)
                                              ========            =====
Components of net periodic benefit cost
  Service cost............................    $   14.7            $ 0.3
  Employee contributions..................        (1.0)              --
  Interest cost...........................        23.9              0.3
  Return on plan assets...................       (33.2)              --
                                              --------            -----
  Net periodic pension cost...............    $    4.4            $ 0.6
                                              ========            =====

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   The following assumptions were used in the above calculations:

                                          Defined Benefit Other Postretirement
                                               Plans         Benefit Plans
                                          --------------- --------------------
Weighted-average assumptions as of
 December 31, 1999
  Discount rate..........................      6.17%              7.52%
  Expected return on plan assets               7.35%                NA
  Rate of compensation increase..........      3.90%              5.50%

   The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the defined benefit plans with accumulated benefit obligations in excess of plan assets were $34.3 million, $22.1 million and $6.9 million respectively, as of December 31, 2000.

   The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the defined benefit plans with plan assets in excess of accumulated benefit obligations were $823.0 million, $753.9 million and $994.5 million respectively, as of December 31, 2000.

Defined Contribution Plans

   The Company has defined contribution plans covering its domestic employees and employees in some foreign subsidiaries who have completed at least two years of service.

   The Company's total combined expense for the above defined contribution plans for the year ended December 31, 2000 and six months ended December 31, 1999 was approximately $2.9 million and $0.5 million, respectively. There were no plans prior to July 1, 1999.

Equity Deferral Plan

   Effective July 1, 1999, the Board of Directors of Huntsman Corporation, the ultimate parent of HSCC, approved the adoption of the Huntsman Equity Deferral Plan (the "Deferral Plan") and the Huntsman Equity Rights Plan (the "Rights Plan"), (collectively, the "Equity Plans"). Under the terms of the Equity Plans, selected Huntsman officers and key employees, including certain of the Company's management may (1) have a portion of their compensation deferred and contribute the deferred compensation to the Deferral Plan and (2) be given the right to receive a benefit equal to the difference between the value of Huntsman Corporation stock at the grant date and the value of the stock at the exercise date multiplied by the specific number of shares granted.

   For each $1 contributed to the Deferral Plan, Huntsman Corporation credits an additional $.50 to the account of the contributing plan participant. A plan participant may defer up to 50% of the participant's salary and up to 100% of the participant's bonus up to a maximum of $250,000 (which maximum may be amended for certain employees by the Huntsman Corporation Board of Directors). The amounts contributed to the Deferral Plan are considered invested in phantom shares of Huntsman Corporation stock. Benefits under the Equity Plans (including the matching contribution) vest after five years from the date of the grant and are exercisable after eight years.

   The Company's expense for the Equity Plans for the year ended December 31, 2000 and the six months ended December 31, 1999 was not material.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

13. Commitments and Contingencies

   The Company has various purchase commitments for materials and supplies entered into in the ordinary course of business. These agreements extend from three to ten years and the purchase price is generally based on market prices subject to certain minimum price provisions. The Company is involved in litigation from time to time in the ordinary course of its business. In management's opinion, after consideration of indemnifications, none of such litigation is material to the Company's financial condition or results of operations.

14. Environmental Matters

   The operation of any chemical manufacturing plant, the distribution of chemical products and the related production of by-products and wastes, entail risk of adverse environmental effects. The Company is subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, the Company is subject continually to environmental inspections and monitoring by governmental enforcement authorities. The Company may incur substantial costs, including fines, damages and criminal or civil sanctions, or experience interruptions in our operations for actual or alleged violations arising under any environmental laws. In addition, production facilities require operating permits that are subject to renewal, modification and, in some circumstances, revocation. Violations of permit requirements can also result in restrictions or prohibitions on plant operations, substantial fines and civil or criminal sanctions. The Company's operations involve the generation, handling, transportation, use and disposal of numerous hazardous substances. Changes in regulations regarding the generation, handling, transportation, use and disposal of hazardous substances could inhibit or interrupt operations and have a material adverse effect on business. From time to time, these operations may result in violations under environmental laws, including spills or other releases of hazardous substances to the environment. In the event of a catastrophic incident, the Company could incur material costs as a result of addressing and implementing measures to prevent such incidents. Given the nature of the Company's business, there can be no assurance that violations of environmental laws will not result in restrictions imposed on the Company's operating activities, substantial fines, penalties, damages or other costs. In addition, potentially significant expenditures could be necessary in order to comply with existing or future environmental laws. In management's opinion, after consideration of indemnifications, there are no environmental matters which are material to the company's financial condition or results of operations.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

15. Related-party Transactions

   The Company shares numerous services and resources with Huntsman Corporation ("Huntsman"), ICI, and subsidiaries of both companies. In accordance with various agreements Huntsman and ICI provide management, operating, maintenance, steam, electricity, water and other services to the Company. The Company also relies on Huntsman, ICI and their subsidiaries to supply certain raw materials and to purchase a significant portion of the facility's product. Rubicon, Inc., and Louisiana Pigment Company are non-consolidated 50 percent owned subsidiaries of the Company. The amounts which the Company purchased from or sold to related party's are as follows (in millions):

                                                              HSCC Predecessor Company
                                                           -------------------------------
                                             Six Months      Six Months
                            Year Ended         Ended            Ended        Year Ended
                           December 31,     December 31,      June 30,      December 31,
                               2000             1999            1999            1998
                         ---------------- ---------------- --------------- ---------------
                         Purchases Sales  Purchases Sales  Purchases Sales Purchases Sales
                           From      To     From      To     From     To     From     To
                         --------- ------ --------- ------ --------- ----- --------- -----
Huntsman and Subs.......  $194.9   $ 80.3  $ 42.6   $ 55.6   $32.1   $29.0  $103.3   $33.0
ICI and Subs............   393.6    370.2   297.8    213.1      --      --      --      --
Unconsolidated
 affiliates.............   580.7     14.0   216.1      0.8      --      --      --      --

   Included in purchases from Huntsman and Subsidiaries for the twelve month period ended December 31, 2000, are $64 million of allocated management costs which are reported in selling, general and administrative expenses. The amounts which the Company is owed or owes to related party's are as follows (in millions):

                                        December 31, 2000    December 31, 1999
                                       -------------------- --------------------
                                       Receivables Payables Receivables Payables
                                       ----------- -------- ----------- --------
Huntsman and Subs.....................   $ 15.9     $ 44.8    $  1.2     $ 10.3
ICI and Subs..........................    111.3        7.6     333.9      243.5
Unconsolidated affiliates.............     25.2      109.4      93.0        8.6

HSCC Predecessor Company

   HSCC had no employees and relied entirely on third parties to provide all goods and services necessary to operate the Company's business. Certain of such goods and services were provided by an affiliate of Huntsman.

   Service Agreements--In accordance with various service agreements, the terms of which range from 10 to 29 years, an affiliate of Huntsman provided management, operating, maintenance and other services to the Company. In connection with those service agreements, HSCC paid $61 million of fees and expense reimbursements during the year ended December 31, 1998. Management fees charged are recorded as selling, general and administrative expenses in the statements of operations. Operating, maintenance and other service fees and expenses charged were recorded as $6 million in the year ended December 31, 1998 for steam purchased by HSCC on an affiliate's behalf.

   Supply Agreements--Additionally, HSCC relies on an affiliate to supply certain raw materials and to purchase a significant portion of the facility's output pursuant to various

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES agreements. HSCC sold $33 million of product to an affiliate, and purchased $38 million of raw materials from an affiliate during the year ended December 31, 1998.

   Other Related Party Sales--During 1998, HSCC purchased $5 million of raw materials from another affiliate of Huntsman.

16. Lease Commitments and Rental Expense

   The Company leases a number of assets which are accounted for as operating leases. The lease obligation reflected in the Company's statement of operations as rental expense, totaled $23.7 million, $17.7 million, $3.6 million, $5.8 million, for the year ended December 31, 2000, the six months ended December 31, 1999 and June 30, 1999, and the year ended December 31, 1998, respectively. The minimum future rental payments due under existing agreements are by year (in millions):

            Year                                   Amount
            ----                                   ------
            2001.................................. $14.3
            2002..................................  10.6
            2003..................................   8.7
            2004..................................   7.4
            2005..................................   5.3
            Later years...........................  50.3

17. Industry Segment and Geographic Area information

   The Company derives its revenues, earnings and cash flows from the manufacture and sale of a wide variety of specialty and commodity chemical products. The Company manages its businesses in three segments, Specialty Chemicals (the former ICI polyurethanes business and HSCC's propylene oxide business); Petrochemicals (businesses acquired from ICI and BP Chemicals); and Tioxide (acquired from ICI).

   The major products of each business group are as follows:

           Segment                            Products
     ------------------- -------------------------------------------------
     Specialty Chemicals MDI, TDI, TPU, polyols, aniline, PO, TBA and MTBE
     Petrochemicals      Ethylene, propylene, benzene, cyclohexane and
                         paraxylene
     Tioxide             TiO\\2\\

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

   Sales between segments are generally recognized at external market prices. For the year ended December 31, 2000, sales to ICI and its affiliates accounted for approximately 8% of consolidated revenues.

                                                                                                         HSCC Predecessor
                                                                                                              Company
                                                                                                      -----------------------
                                                                                          Six Months
                                                                             Year Ended     Ended     Six Months  Year Ended
                                                                            December 31, December 31, Ended June December 31,
                                                                                2000         1999      30, 1999      1998
                                                                            ------------ ------------ ---------- ------------
                                                                                  (In millions)            (In millions)
By Segment
Net Sales:
  Specialty Chemicals......................................................   $2,108.5     $  964.7     $192.0      $338.7
  Petrochemicals...........................................................    1,485.5        574.2         --          --
  Tioxide..................................................................      955.8        500.9         --          --
  Sales between segments,
   Petrochemical sales to
   Speciality Chemicals....................................................     (101.9)       (42.5)        --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $4,447.9     $1,997.3     $192.0      $338.7
                                                                              ========     ========     ======      ======
Operating Income:
  Specialty Chemicals......................................................      210.2        134.6       52.6        54.3
  Petrochemicals...........................................................       35.2          6.5         --          --
  Tioxide..................................................................      165.7         56.2         --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $  411.1     $  197.3     $ 52.6      $ 54.3
                                                                              ========     ========     ======      ======
EBITDA (1):
  Specialty Chemicals......................................................      332.6        194.5       68.2        85.6
  Petrochemicals...........................................................       82.1         30.6         --          --
  Tioxide..................................................................      207.5         83.9         --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $  622.2     $  309.0     $ 68.2      $ 85.6
                                                                              ========     ========     ======      ======
Depreciation & Amortization:
  Specialty Chemicals......................................................      123.5         56.1       15.5        30.5
  Petrochemicals...........................................................       46.2         23.3         --          --
  Tioxide..................................................................       46.5         25.8         --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $  216.2     $  105.2     $ 15.5      $ 30.5
                                                                              ========     ========     ======      ======
Capital Expenditures:
  Specialty Chemicals......................................................       83.5         76.2        4.0        10.4
  Petrochemicals...........................................................       33.4         16.7         --          --
  Tioxide..................................................................       87.6         38.9         --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $  204.5     $  131.8     $  4.0      $ 10.4
                                                                              ========     ========     ======      ======
Total Assets:
  Specialty Chemicals......................................................    2,756.3      2,520.5      577.9       577.6
  Petrochemicals...........................................................      794.2      1,048.2         --          --
  Tioxide..................................................................    1,264.9      1,249.7         --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $4,815.4     $4,818.4     $577.9      $577.6
--------------------------------------------------
                                                                              ========     ========     ======      ======

--------
(1) EBITDA is defined as earnings from continuing operations before interest expense, depreciation and amortization, and taxes.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

                                                                                                         HSCC Predecessor
                                                                                                              Company
                                                                                                      -----------------------
                                                                                          Six Months  Six Months
                                                                             Year Ended     Ended       Ended     Year Ended
                                                                            December 31, December 31,  June 30,  December 31,
                                                                                2000         1999        1999        1998
                                                                            ------------ ------------ ---------- ------------
By Geographic Area
Net Sales:
  United States............................................................   $1,537.7     $  709.8     $192.0      $338.7
  United Kingdom...........................................................    1,809.7        756.2         --          --
  Netherlands..............................................................      802.4        379.7         --          --
  Other countries..........................................................    1,116.4        528.0         --          --
  Adjustments and
   eliminations............................................................     (818.3)      (376.4)        --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $4,447.9     $1,997.3     $192.0      $338.7
                                                                              ========     ========     ======      ======
Long-lived Assets:
  United States............................................................   $1,278.1     $1,116.6     $482.5      $494.4
  United Kingdom...........................................................      946.0      1,002.5         --          --
  Netherlands..............................................................      345.4        365.9         --          --
  Other countries..........................................................      534.6        508.7         --          --
  Corporate................................................................       81.4         92.6         --          --
                                                                              --------     --------     ------      ------
    Total..................................................................   $3,185.5     $3,086.3     $482.5      $494.4
--------------------------------------------------
                                                                              ========     ========     ======      ======

18. Selected Quarterly Financial Data (Unaudited--in millions)

                         Three Months Three Months Three Months  Three Months
                            Ended        Ended         Ended        Ended      Year Ended
                          March 31,     June 30,   September 30, December 31, December 31,
                             2000         2000         2000          2000         2000
                         ------------ ------------ ------------- ------------ ------------
Revenues................   $1,054.9     $1,154.7     $1,136.9      $1,101.4     $4,447.9
Gross profit............      181.3        205.8        195.4         160.0        742.5
Operating income........       95.4        129.8        107.2          78.7        411.1
Net income..............       36.3         64.0         41.0           9.4        150.7

                               HSCC Predecessor Company
                         ------------------------------------
                         Three Months Three Months Six Months Three Months  Three Months  Six Months
                            Ended        Ended       Ended        Ended        Ended        Ended
                          March 31,     June 30,    June 30,  September 30, December 31, December 31,
                             1999         1999        1999        1999          1999         1999
                         ------------ ------------ ---------- ------------- ------------ ------------
Revenues................    $83.4        $108.6      $192.0      $958.9       $1,038.4     $1,997.3
Gross profit............     21.6          36.2        57.9       198.2          197.1        395.3
Operating income........     18.9          33.7        52.6       113.9           83.4        197.3
Net income..............      5.9          15.5        21.4        53.3           27.3         80.6

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

19. Subsequent Events




   On March 31, 2001, the Company closed a definitive purchase agreement with an affiliate of Rhodia S.A. for the acquisition of the European surfactants business of Albright & Wilson, a subsidiary of Rhodia, for approximately $200 million.

   On March 13, 2001 and May 1, 2001, the Company completed offerings of
(Euro)200 million notes and (Euro)50 million notes, respectively (the "Euro Notes") resulting in net proceeds of approximately (Euro)255 million, including
(Euro)5 million of interest accrued from January 1, 2001 paid by the purchasers. The Euro Notes are due July 1, 2009 and bear interest at a stated rate of 10.125% with semi-annual interest payments due January 1 and July 1. The Euro Notes are subordinate to the Senior Secured Credit Facilities.

   In July 2001, Huntsman Corporation, HSCC and Holdings entered into letter agreements with Bain Capital, L.L.C. ("Bain") and Blackstone Capital Partners III Merchant Banking Fund, L.P. ("Blackstone") relating to a proposed investment by Bain and Blackstone. Those letter agreements have expired. There can be no assurance that any new proposal will be made or, if so, that any transaction would be pursued or consummated. In addition, there can be no assurance as to the terms of any such transaction.


   As of September 30, 2001, the Company was not in compliance with one of the financial covenants contained in its senior secured credit facilities (the "Credit Facilities). As a result, the Company currently cannot borrow additional amounts under, or otherwise have access to, the Credit Facilities. Management is pursuing waivers under and amendments to the Credit Facilities which, among other things, would modify the financial covenants. There can be no assurance whether such waivers and amendments will be obtained. Unless and until such amendments and waivers are obtained, or the lenders' rights are stayed, the lenders could pursue certain remedies under the Credit Facilities, including (i) accelerating the debt due under the Credit Facilities, (ii) foreclosing on the pledge of the Company's equity, and (iii) requiring Holdings to fulfill its obligations under its guarantee. As a result, the Company has reclassified the outstanding borrowings under the Credit Facilities to current portion of long-term debt as of September 30, 2001.


   Because of the restrictions contained in the indentures governing the outstanding high-yield notes of Holdings and the senior subordinated notes of the Company, the Company is presently unable to make any "restricted payments," including (i) any dividends, distributions or other payments to holders of its equity interests or (ii) payments to purchase, redeem or otherwise acquire or retire for value any if its equity interests, subject to certain exceptions contained in such indentures.


   Pursuant to the Membership Interest Option Agreement, dated November 2, 2000, as amended (the "Option Agreement"), between ICI, ICI Alta Inc. ("ICI Alta") and HSCC, on October 30, 2001 ICI Alta exercised its put right requiring HSCC or its nominee to purchase ICI Alta's 30% equity stake in Holdings. On November 2, 2001, ICI Alta and HSCC agreed to extend the timetable for the completion of ICI Alta's put option arrangements under the Option Agreement to allow time for completion of a new agreement. The proposed new agreement would replace ICI Alta's existing put arrangements and would provide a new arrangement for the acquisition of ICI Alta's equity stake in Holdings. The negotiations are at an advanced stage and parties are negotiating the remaining open issues; however, there can be no assurance that the parties will reach an agreement.

                HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

20. Consolidating Condensed Financial Statements

   The following are consolidating condensed financial statements which present, in separate columns: Huntsman International carrying its investment in subsidiaries under the equity method; the Guarantors on a combined, or where appropriate, consolidated basis, carrying its investment in the Non-Guarantors under the equity method; and the Non-Guarantors on a consolidated basis. Additional columns present eliminating adjustments and consolidated totals as of December 31, 2000 and December 31, 1999 and for the year ended December 31, 2000 and the six months ended December 31, 1999. There are no restrictions limiting transfers of cash from guarantor and non-guarantor subsidiaries to Huntsman International. The Combined Guarantors are wholly owned subsidiaries of Huntsman International and have fully and unconditionally guaranteed the senior subordinated notes on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning the Combined Guarantors because management has determined that such information is not material to investors.

                           HUNTSMAN INTERNATIONAL LLC

                          CONSOLIDATING BALANCE SHEETS

                               December 31, 2000
                             (Millions of Dollars)

                           Parent Only                                         Consolidated
                            Huntsman                                             Huntsman
                          International Guarantors Non-Guarantors Eliminations International
                          ------------- ---------- -------------- ------------ -------------
ASSETS
Current assets:
 Cash and cash
  equivalents...........    $    5.7     $     --     $   60.4     $      --     $   66.1
 Accounts and notes
  receivables, net......        71.8         66.2        509.1         (93.2)       553.9
 Inventories............        61.9         63.3        371.2            --        496.4
 Prepaid expenses.......         7.2          0.7          7.3            --         15.2
 Deferred income taxes..          --           --          0.9            --          0.9
 Other current assets...        30.6         88.0         80.1        (129.1)        69.6
                            --------     --------     --------     ---------     --------
  Total current assets..       177.2        218.2      1,029.0        (222.3)     1,202.1
Property, plant and
 equipment, net.........       592.3        358.2      1,753.4            --      2,703.9
Investment in
 unconsolidated
 affiliates.............     2,631.2        842.1          1.2      (3,317.8)       156.7
Intangible assets, net..       387.8         10.3         36.6            --        434.7
Other noncurrent
 assets.................        28.0      1,243.8        276.4      (1,230.2)       318.0
                            --------     --------     --------     ---------     --------
  Total assets..........    $3,816.5     $2,672.6     $3,096.6     $(4,770.3)    $4,815.4
                            ========     ========     ========     =========     ========
LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable.......       104.1     $   95.3     $  207.1     $   (93.2)    $  313.3
 Accrued liabilities....        85.3         19.2        446.8         (34.3)       517.0
 Current portion of
  long-term debt........         0.2           --          7.3            --          7.5
 Other current
  liabilities...........        73.4         30.0         23.8         (94.8)        32.4
                            --------     --------     --------     ---------     --------
  Total current
   liabilities..........       263.0        144.5        685.0        (222.3)       870.2
Long-term debt..........     2,368.1           --      1,205.1      (1,230.2)     2,343.0
Deferred income taxes...          --           --        332.1            --        332.1
Other noncurrent
 liabilities............        56.7          4.0         71.1            --        131.8
                            --------     --------     --------     ---------     --------
  Total liabilities.....     2,687.8        148.5      2,293.3      (1,452.5)     3,677.1
                            --------     --------     --------     ---------     --------
Minority interests......          --           --          9.6            --          9.6
                            --------     --------     --------     ---------     --------
Equity:
 Members' equity, 1,000
  units.................     1,026.1           --           --            --      1,026.1
 Subsidiary equity......          --      2,331.4        726.6      (3,058.0)          --
 Retained earnings
  (deficit).............       223.3        361.7        123.9        (485.6)       223.3
 Accumulated other
  comprehensive
  loss..................      (120.7)      (169.0)       (56.8)        225.8       (120.7)
                            --------     --------     --------     ---------     --------
  Total equity..........     1,128.7      2,524.1        793.7      (3,317.8)     1,128.7
                            --------     --------     --------     ---------     --------
Total liabilities and
 equity.................    $3,816.5     $2,672.6     $3,096.6     $(4,770.3)    $4,815.4
                            ========     ========     ========     =========     ========

                           HUNTSMAN INTERNATIONAL LLC

                          CONSOLIDATING BALANCE SHEETS

                               December 31, 1999
                             (Millions of Dollars)

                           Parent Only                                         Consolidated
                            Huntsman                                             Huntsman
                          International Guarantors Non-Guarantors Eliminations International
                          ------------- ---------- -------------- ------------ -------------
ASSETS
Current assets:
 Cash and cash
  equivalents...........    $    9.0     $    0.2     $  129.7     $      --     $  138.9
 Accounts and notes
  receivables, net......       189.9         33.0        406.5            --        629.4
 Inventories............        47.6         16.5        317.2            --        381.3
 Prepaid expenses.......         8.3          0.1          9.8            --         18.2
 Deferred income taxes..          --           --         12.9            --         12.9
 Other current assets...         4.7          5.0         38.5            --         48.2
                            --------     --------     --------     ---------     --------
  Total current assets..       259.5         54.8        914.6            --      1,228.9
Property, plant and
 equipment, net.........       853.6          0.3      1,827.3            --      2,681.2
Investment in
 unconsolidated
 affiliates.............     2,214.2        720.0          0.9      (2,771.2)       163.9
Intangible assets, net..       370.2         (1.3)        26.9            --        395.8
Other noncurrent
 assets.................       132.2      1,471.9        236.1      (1,491.6)       348.6
                            --------     --------     --------     ---------     --------
  Total assets..........    $3,829.7     $2,245.7     $3,005.8     $(4,262.8)    $4,818.4
                            ========     ========     ========     =========     ========
LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable.......    $   86.0     $   11.6     $  241.1     $      --     $  338.7
 Accrued liabilities....       103.5          7.2        227.0            --        337.7
 Current portion of
  long-term debt........        36.3           --         15.4            --         51.7
 Other current
  liabilities...........          --         12.5         31.6            --         44.1
                            --------     --------     --------     ---------     --------
  Total current
   liabilities..........       225.8         31.3        515.1            --        772.2
Long-term debt..........     2,451.4           --      1,493.5      (1,491.6)     2,453.3
Deferred income taxes...          --           --        365.4            --        365.4
Other noncurrent
 liabilities............        48.5          4.4         62.6            --        115.5
                            --------     --------     --------     ---------     --------
  Total liabilities.....     2,725.7         35.7      2,436.6      (1,491.6)     3,706.4
                            --------     --------     --------     ---------     --------
Minority interests......          --           --          8.0            --          8.0
Equity:
 Members' equity, 1,000
  units.................     1,026.1           --           --            --      1,026.1
 Subsidiary equity......          --      2,126.8        553.6      (2,680.4)          --
 Retained earnings......        80.6         98.7         21.9        (120.6)        80.6
 Accumulated other
  comprehensive loss....        (2.7)       (15.5)       (14.3)         29.8         (2.7)
                            --------     --------     --------     ---------     --------
  Total equity..........     1,104.0      2,210.0        561.2      (2,771.2)     1,104.0
                            --------     --------     --------     ---------     --------
Total liabilities and
 equity.................    $3,829.7     $2,245.7     $3,005.8     $(4,262.8)    $4,818.4
                            ========     ========     ========     =========     ========

                           HUNTSMAN INTERNATIONAL LLC

        CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                          Year Ended December 31, 2000
                             (Millions of Dollars)

                           Parent Only                                         Consolidated
                            Huntsman                                             Huntsman
                          International Guarantors Non-Guarantors Eliminations International
                          ------------- ---------- -------------- ------------ -------------
Revenues:
 Trade sales and
  services..............    $  975.9     $ 287.3      $2,677.6      $    --      $3,940.8
 Related party sales....       173.8        57.8         494.4       (261.5)        464.5
 Tolling fees...........        31.0        11.6            --           --          42.6
                            --------     -------      --------      -------      --------
  Total revenue.........     1,180.7       356.7       3,172.0       (261.5)      4,447.9
Cost of goods sold......       915.5       313.6       2,737.8       (261.5)      3,705.4
                            --------     -------      --------      -------      --------
Gross profit............       265.2        43.1         434.2           --         742.5
Expenses:
Selling, general and
 administrative.........       101.4        10.0         160.7           --         272.1
Research and
 development............        43.0         1.2          15.1           --          59.3
                            --------     -------      --------      -------      --------
  Total expenses........       144.4        11.2         175.8           --         331.4
                            --------     -------      --------      -------      --------
Operating income........       120.8        31.9         258.4           --         411.1
Interest expense........       233.7         0.5         123.8       (130.7)        227.3
Interest Income.........         2.3       127.9           5.4       (130.7)          4.9
Loss on sale of accounts
 receivable.............         0.5         0.5           0.9           --           1.9
Equity in earnings
 (losses) of
 unconsolidated
 affiliates.............       260.9       104.3          (0.1)      (365.0)          0.1
Other income (expense)..         0.2          --          (3.5)          --          (3.3)
                            --------     -------      --------      -------      --------
Income before income
 taxes..................       150.0       263.1         135.5       (365.0)        183.6
Income tax expense
 (benefit)..............        (0.7)        0.1          30.7           --          30.1
Minority interests in
 subsidiaries...........          --          --           2.8           --           2.8
                            --------     -------      --------      -------      --------
Net income..............       150.7       263.0         102.0       (365.0)        150.7
Other comprehensive
 loss--foreign currency
 translation
 adjustments............      (118.0)     (153.5)        (42.5)       196.0        (118.0)
                            --------     -------      --------      -------      --------
Comprehensive income....    $   32.7     $ 109.5      $   59.5      $(169.0)     $   32.7
                            ========     =======      ========      =======      ========

                           HUNTSMAN INTERNATIONAL LLC

        CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                       Six Months Ended December 31, 1999
                             (Millions of Dollars)

                          Parent Only                                         Consolidated
                           Huntsman                                             Huntsman
                         International Guarantors Non-Guarantors Eliminations International
                         ------------- ---------- -------------- ------------ -------------
Revenues:
 Trade sales and
  services..............    $491.5       $103.2      $1,109.8      $    --      $1,704.5
 Related party sales....      77.9         13.9         284.4       (106.7)        269.5
 Tolling fees...........      23.3           --            --           --          23.3
                            ------       ------      --------      -------      --------
  Total revenue.........     592.7        117.1       1,394.2       (106.7)      1,997.3
Cost of goods sold......     440.9         98.8       1,169.0       (106.7)      1,602.0
                            ------       ------      --------      -------      --------
Gross profit............     151.8         18.3         225.2           --         395.3
Expenses:
 Selling, general and
  administrative........      40.8          5.2         108.3           --         154.3
 Research and
  development...........      25.3           --          18.4           --          43.7
                            ------       ------      --------      -------      --------
  Total expenses........      66.1          5.2         126.7                      198.0
                            ------       ------      --------      -------      --------
Operating income........      85.7         13.1          98.5           --         197.3
Interest expense........     107.5          3.3          63.0        (67.6)        106.2
Interest income.........       0.6         66.7           2.5        (67.6)          2.2
Equity in earnings of
 unconsolidated
 affiliates                   98.7         21.9            --       (120.6)
Other income............       3.1          0.3           3.1           --           6.5
                            ------       ------      --------      -------      --------
Income before income
 taxes..................      80.6         98.7          41.1       (120.6)         99.8
Income tax expense......        --           --          18.2           --          18.2
Minority interests in
 subsidiaries...........        --           --           1.0           --           1.0
                            ------       ------      --------      -------      --------
Net income..............      80.6         98.7          21.9       (120.6)         80.6
Other comprehensive
 loss--foreign currency
 translation
 adjustments............      (2.7)       (15.5)        (14.3)        29.8          (2.7)
                            ------       ------      --------      -------      --------
Comprehensive income....    $ 77.9       $ 83.2      $    7.6      $ (90.8)     $   77.9
                            ======       ======      ========      =======      ========

                           HUNTSMAN INTERNATIONAL LLC

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOW

                          Year Ended December 31, 2000
                             (Millions of Dollars)

                          Parent Only                                         Consolidated
                           Huntsman                                             Huntsman
                         International Guarantors Non-Guarantors Eliminations International
                         ------------- ---------- -------------- ------------ -------------
Net cash provided by
 operating activities...    $  47.1     $ 176.6      $ 187.8       $    --       $ 411.5
                            -------     -------      -------       -------       -------
Investing activities:
Acquisition of other
 businesses.............     (135.6)                   (14.0)                     (149.6)
Cash received from
 unconsolidated
 affiliates.............         --         7.5                                      7.5
Advances to
 unconsolidated
 affiliates.............       (9.0)                                                (9.0)
Capital expenditures....      (45.2)       (2.2)      (157.1)                     (204.5)
                            -------     -------      -------       -------       -------
Net cash provided by
 (used in) investing
 activities.............     (189.8)        5.3       (171.1)                     (355.6)
                            -------     -------      -------       -------       -------
Financing Activities:
Borrowings under senior
 credit facilities......        8.0          --           --                         8.0
Repayment of long-term
 debt...................     (122.8)         --         (8.2)                     (131.0)
Cash contributions by
 parent.................         --       291.9        367.0        (658.9)
Cash distributions from
 subsidiaries...........      691.0          --           --        (691.0)           --
Cash distributions to
 parent.................       (8.0)     (496.9)      (194.1)        691.0          (8.0)
Cash distributions to
 subsidiaries...........     (591.8)      (67.1)          --         658.9            --
Intercompany advances--
 net of repayments......      150.1       106.7       (256.8)           --            --
                            -------     -------      -------       -------       -------
Net cash provided by
 (used in) financing
 activities.............      126.5      (165.4)       (92.1)           --        (131.0)
                            -------     -------      -------       -------       -------
Effect of exchange rate
 changes on cash........       12.9       (16.7)         6.1            --           2.3
                            -------     -------      -------       -------       -------
Increase in cash and
 cash equivalents.......       (3.3)       (0.2)       (69.3)           --         (72.8)
Cash and cash
 equivalents at
 beginning of period....        9.0         0.2        129.7            --         138.9
                            -------     -------      -------       -------       -------
Cash and cash
equivalents at end of
period..................    $   5.7     $    --      $  60.4       $    --       $  66.1
                            =======     =======      =======       =======       =======

                           HUNTSMAN INTERNATIONAL LLC

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOW

                       Six Months Ended December 31, 1999
                             (Millions of Dollars)

                          Parent Only                                     Consolidated
                           Huntsman                  Non-                   Huntsman
                         International Guarantors Guarantors Eliminations International
                         ------------- ---------- ---------- ------------ -------------
Net cash provided by
 operating activities...   $  103.7     $   35.1   $  116.7    $     --     $  255.5
                           --------     --------   --------    --------     --------
Investing activities:
Purchase of businesses
 from ICI, net of cash
 acquired...............     (679.9)      (116.6)  (1,448.3)         --     (2,244.8)
Purchase of business
 from BP Chemicals,
 Limited................         --           --     (116.6)         --       (116.6)
Cash received from
 unconsolidated
 affiliates.............         --          2.5         --          --          2.5
Investment in
 unconsolidated
 affiliates.............         --           --       (1.7)         --         (1.7)
Advances to
 unconsolidated
 affiliates.............      (26.5)          --         --          --        (26.5)
Capital expenditures....      (55.5)        (0.3)     (76.0)         --       (131.8)
                           --------     --------   --------    --------     --------
Net cash used in
 investing activities...     (761.9)      (114.4)  (1,642.6)         --     (2,518.9)
                           --------     --------   --------    --------     --------
Financing activities:
Borrowings under senior
 credit facilities......    1,692.5           --         --          --      1,692.5
Issuance of senior
 subordinated notes.....      806.3           --         --          --        806.3
Proceeds from other
 long-term debt.........         --           --        1.0          --          1.0
Debt issuance costs.....      (75.7)          --         --          --        (75.7)
Cash contributions by
 parent.................      598.0      1,710.0      147.3    (1,857.3)       598.0
Cash distributions to
 Holdings...............     (620.0)          --         --          --       (620.0)
Cash distributions to
 subsidiaries...........   (1,710.0)      (147.3)        --     1,857.3           --
Intercompany advances--
 net of repayments......      (22.1)    (1,478.1)   1,500.2          --           --
                           --------     --------   --------    --------     --------
Net cash provided by
 financing activities...      669.0         84.6    1,648.5          --      2,402.1
                           --------     --------   --------    --------     --------
Effect of exchange rate
 changes on cash........       (1.8)        (5.1)       7.1          --          0.2
                           --------     --------   --------    --------     --------
Increase in cash and
 cash equivalents.......        9.0          0.2      129.7          --        138.9
Cash and cash
 equivalents at
 beginning of period....         --           --         --          --           --
                           --------     --------   --------    --------     --------
Cash and cash
 equivalents at end of
 period.................   $    9.0     $    0.2   $  129.7    $     --     $  138.9
                           ========     ========   ========    ========     ========
Non-cash financing and
 investing activities:
 Non-cash capital
  contribution by
  parent................   $1,048.1     $  436.1   $  388.8    $ (824.9)    $1,048.1
 Non-cash contributions
  to subsidiaries.......     (436.1)      (388.8)        --       824.9           --

                          INDEPENDENT AUDITORS REPORT

The Board of Directors
Imperial Chemical Industries PLC

   We have audited the accompanying combined balance sheets representing an aggregation of financial information from the individual companies and operations of the businesses of Imperial Chemical Industries PLC ("ICI") relating to polyurethane chemicals, titanium dioxide and selected petrochemicals ("the Businesses") as at 31 December 1997 and 1998 and their related combined profit and loss accounts, cash flow statements and statements of total recognised gains and losses for each of the years in the three year period ended 31 December 1998. These combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Businesses as of 31 December 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 1998, in conformity with generally accepted accounting principles in the United Kingdom.

   Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for each of the years in the three year period ended 31 December 1998 and net investment as of 31 December 1997 and 1998, to the extent summarised in Note 30 of the combined financial statements.

KPMG Audit Plc
Chartered Accountants
London, England
2 June 1999

                       COMBINED PROFIT AND LOSS ACCOUNTS

                                                     Years ended 31 December
                                                  -----------------------------
                                            Notes   1996      1997      1998
                                            ----- --------- --------- ---------
                                                  (Pounds)m (Pounds)m (Pounds)m
Turnover..................................     3    2,534     2,337     2,011
Operating costs...........................     5   (2,368)   (2,288)   (1,888)
Other operating income....................     5        6         5         8
                                                   ------    ------    ------
Trading profit before operating
 exceptional items........................   3,5      172        54       131
Operating exceptional items...............     4      (11)      (56)      (10)
                                                   ------    ------    ------
Trading profit/(loss) after operating
 exceptional items........................     5      161        (2)      121
Income from fixed asset investment--
 dividends................................              2         1         1
Exceptional items--profit/(loss) on sale
 or closure of operations.................     4       --        23        (4)
                                                   ------    ------    ------
Profit on ordinary activities before
 interest.................................            163        22       118
Net interest payable......................     8      (78)      (69)      (71)
                                                   ------    ------    ------
Profit/(loss) on ordinary activities
 before taxation..........................             85       (47)       47
Taxation on profit/(loss) on ordinary
 activities...............................     9      (29)      (15)       12
                                                   ------    ------    ------
Profit/(loss) on ordinary activities after
 taxation.................................             56       (62)       59
Attributable to minorities................             (3)       (1)       (1)
                                                   ------    ------    ------
Net profit/(loss) for the financial
 year.....................................             53       (63)       58
                                                   ======    ======    ======

            COMBINED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

                                                    Years ended 31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Net profit/(loss) for the financial year........     53       (63)       58
Currency translation differences on foreign
 currency net investments.......................    (88)      (51)       --
Other movements.................................     --        (2)        7
                                                    ---      ----       ---
                                                    (88)      (53)        7
                                                    ---      ----       ---
Total recognised gains/(losses) relating to the
 year...........................................    (35)     (116)       65
                                                    ===      ====       ===



                         The accompanying notes form an
             integral part of these combined financial statements.

                            COMBINED BALANCE SHEETS

                                                              At 31 December
                                                            -------------------
                                                      Notes   1997      1998
                                                      ----- --------- ---------
                                                            (Pounds)m (Pounds)m
Fixed assets
Tangible assets......................................   10      958     1,041
Investments--Participating and other interests.......   11        7         6
                                                              -----    ------
                                                                965     1,047
Current assets
Stocks...............................................   12      236       250
Debtors..............................................   13      340       296
Investments and short-term deposits--unlisted........             2         2
Cash at bank.........................................   24       53        51
                                                              -----    ------
                                                                631       599
                                                              -----    ------
Total assets.........................................         1,596     1,646
                                                              -----    ------
Creditors due within one year
Short-term borrowings................................   14      (20)      (12)
Current instalments of loans.........................   16       (9)       (4)
Financing due to ICI.................................   16       --      (866)
Other creditors......................................   15     (408)     (345)
                                                              -----    ------
                                                               (437)   (1,227)
                                                              -----    ------
Net current assets/(liabilities).....................           194      (628)
                                                              -----    ------
Total assets less current liabilities................         1,159       419
                                                              -----    ------
Creditors due after more than one year
Loans................................................   16      (10)       (8)
Financing due to ICI.................................   16     (866)       --
Other creditors......................................   15       (7)       (9)
                                                              -----    ------
                                                               (883)      (17)
Provisions for liabilities and charges...............   17      (77)      (72)
Deferred income......................................           (11)      (11)
                                                              -----    ------
                                                               (971)     (100)
                                                              -----    ------
Net assets...........................................           188       319
                                                              =====    ======
Net investment.......................................           184       316
Minority interests--equity...........................             4         3
                                                              -----    ------
                                                                188       319
                                                              =====    ======

                         The accompanying notes form an
             integral part of these combined financial statements.

                         COMBINED CASH FLOW STATEMENTS

                                                    Years ended 31 December
                                                 -----------------------------
                                           Notes   1996      1997      1998
                                           ----- --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Net cash inflow from operating
 activities...............................   18     292       111       200
Returns on investments and servicing of
 finance..................................   19     (13)      (12)      (12)
Taxation..................................          (41)      (22)      (56)
                                                   ----      ----      ----
                                                    238        77       132
Capital expenditure and financial
 investment...............................   20    (187)     (169)     (130)
Disposals.................................   21      --        31        --
                                                   ----      ----      ----
Cashflow before financing.................           51       (61)        2
Net movement in financing.................   22     (57)       67        (4)
                                                   ----      ----      ----
Increase/(decrease) in cash...............   24      (6)        6        (2)
                                                   ====      ====      ====

             RECONCILIATION OF MOVEMENTS IN COMBINED NET INVESTMENT

                                                      Years ended 31 December
                                                   -----------------------------
                                                     1996      1997      1998
                                                   --------- --------- ---------
                                                   (Pounds)m (Pounds)m (Pounds)m
Net profit/(loss) for the financial year.........      53       (63)       58
Distributions and transfers (to)/from ICI, net of
 tax.............................................      (3)       10        21
                                                      ---       ---       ---
Profit/(loss) retained for year..................      50       (53)       79
Other recognised gains/(losses) related to the
 year--exchange differences on translation of
 opening investment and other non cash
 movements.......................................     (42)        2        53
                                                      ---       ---       ---
Increase/(decrease) in net investment............       8       (51)      132
Combined net investment at beginning of year.....     227       235       184
                                                      ---       ---       ---
Combined net investment at end of year...........     235       184       316
                                                      ===       ===       ===

   The net assets above have been reduced as of 31 December, in each year by a cumulative amount of goodwill written off of (Pounds)35m.

   There are no significant statutory or contractual restrictions on the distribution of current year income of subsidiary undertakings. Undistributed profits are, in the main, employed in the businesses of these companies. The undistributed income of the Businesses overseas may be liable to overseas taxes and/or United Kingdom taxation (after allowing for double taxation relief) if they were to be distributed as dividends.

   The cumulative exchange gains and losses on the translation of foreign currency financial statements into pounds sterling are taken into account in the above reconciliation of movements in combined net investment.

                         The accompanying notes form an
             integral part of these combined financial statements.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1 Basis of preparation

   The accompanying Combined Financial Statements for the three years ended
31 December 1998 have been prepared in connection with the disposal of ICI's Tioxide, Polyurethanes and selected petrochemicals businesses (the "Businesses") in order to show the financial position, results of operations, total recognised gains and losses and cash flows of the Businesses. They have been prepared on a carve-out basis by aggregating the historical financial information of the Businesses as if they had formed a discrete operation under common management for the entire three year period. The Businesses are not separate legal entities and have not been separately financed. Distributions and transfers out of retained income made by the Businesses have been treated as reductions in net investment (i.e. as if they were dividends).

Management overheads

   Certain management overheads and other similar costs amounting to (Pounds)13m in 1996, (Pounds)23 million in 1997 and (Pounds)15 million in 1998 have been attributed to the Businesses. Allocations were based on a combination of the sales of the Businesses as a percentage of ICI's sales and the net assets of the Businesses as a percentage of ICI's net assets. In all cases management believes the method used was reasonable, as to reflect in all material respects, the expenses that would have been incurred if the Businesses had been a separate, independent entity and had otherwise managed its functions. The allocated costs are included in operating costs in the Combined Profit and Loss Accounts and have been treated as non-cash movements through net investment.

Indebtedness and interest

   The Combined Financial Statements include interest on the indebtedness between ICI and the Businesses of (Pounds)866 million as if such indebtedness had been in place for all periods presented. This debt has been determined by management to be an appropriate amount to include in the Combined Financial Statements because it is the amount of long-term debt that is expected to be outstanding on the date the transaction is completed. The charge for interest on such indebtedness is based on the weighted average interest rates of selected, representative long-term borrowings of ICI in each year. The interest charge was (Pounds)73 million in 1996, (Pounds)66 million in 1997 and (Pounds)69 million in 1998, reflecting interest rates of 8.5% in 1996, 7.6% in 1997 and 8.0% in 1998. For cash flow purposes, interest on such indebtedness and associated tax relief to the extent that it exceeds the actual interest paid to ICI in the relevant period has been treated as a non-cash movement through net investment.

Taxation

   The tax charge attributable to the Businesses is based on the charge recorded by individual legal entities and an appropriate allocation of the tax charge incurred by ICI where activities of both the Businesses and ICI were carried out within a single legal entity. There are no material differences between the tax charge allocated and that which would have arisen on a stand alone basis. Only actual tax payments by individual legal entities of the Businesses have been included in the Combined Cash Flow Statements; payments by ICI legal entities in respect of tax attributable to activities of the Businesses have been treated as non-cash movements through net investment.

2 Principal accounting policies

   These Combined Financial Statements have been prepared under the historical cost convention and UK accounting standards applicable for those periods presented. Accordingly, the provisions of Financial Reporting Standard (FRS) 12 and FRS 14 and all of the disclosure requirements of FRS 13 have not been applied. Accounting policies conform with UK Generally Accepted Accounting Principles (UK GAAP). The principal accounting policies which have been applied are set out below.

Turnover

   Turnover excludes intra-Business turnover and value added taxes. Revenue is recognised at the point at which title passes.

Depreciation

   The book value of each tangible fixed asset is written off to its residual value evenly over its estimated remaining life. Reviews are made annually of the estimated remaining lives of individual productive assets, taking account of commercial and technological obsolescence as well as normal wear and tear. Under this policy it becomes impracticable to calculate average asset lives exactly; however, the total lives approximate to 28 years for buildings and 20 years for plant and equipment. Depreciation of assets qualifying for grants is calculated on their full cost.

Pension costs

   The pension costs relating to UK retirement plans are assessed in accordance with the advice of independent qualified actuaries. The amounts so determined include the regular cost of providing the benefits under the plans which should be a level percentage of current and expected future earnings of the employees covered under the plans. Variations from the regular pension cost are spread on a systematic basis over the estimated average remaining service lives of current employees in the plans. With minor exceptions, non-UK subsidiaries recognise the expected cost of providing pensions on a systematic basis over the average remaining service lives of employees in accordance with the advice of independent qualified actuaries.

Research and development

   Research and development expenditure is charged to profit in the year in which it is incurred.

Government grants

   Grants related to expenditure on tangible fixed assets are credited to profit over a period approximating to the lives of qualifying assets. The grants shown in the balance sheets consist of the total grants receivable to date less the amounts so far credited to profit.

Foreign currencies

   Profit and loss accounts in foreign currencies are translated into sterling at average rates for the relevant accounting periods. Assets and liabilities are translated at exchange rates ruling at the date of the Businesses' balance sheet. Exchange differences on short-term foreign currency borrowings and deposits are included with net interest payable. Exchange differences on all other transactions, except relevant foreign currency loans, are taken to trading profit. In the Businesses' accounts, exchange differences arising on consolidation of the net investments in overseas subsidiary undertakings and associated undertakings are taken to net investment in the balance sheet. Differences on relevant foreign currency loans are taken to net investment and offset against the differences on net investment in the balance sheet.

Stock valuation

   Finished goods are stated at the lower of cost and net realisable value, raw materials and other stocks at the lower of cost and replacement price; the first in, first out or an average method of valuation is used. In determining cost for stock valuation purposes, depreciation is included but selling expenses and certain overhead expenses are excluded.

Environmental liabilities

   The Businesses are exposed to environmental liabilities relating to past operations, principally in respect of soil and groundwater remediation costs. Provisions for these costs are made when expenditure on remedial work is probable and the cost can be estimated within a reasonable range of possible outcomes.

Associated undertakings and joint ventures

   Associated undertakings and joint ventures are undertakings in which the Businesses hold a long-term interest and over which they actually exercise significant influence. Interests in joint arrangements that are not entities are included proportionately in the accounts of the investing entity.

Taxation

   The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items, including post-retirement benefits, for taxation and for accounting purposes. However, no provision is made for taxation deferred by reliefs unless there is reasonable evidence that such deferred taxation will be payable in the future.

Goodwill

   On the acquisition of a business, fair values are attributed to the net assets acquired. Goodwill arises where the fair value of the consideration given for a business exceeds such net assets. For purchased goodwill arising on acquisitions after 31 December 1997 goodwill is capitalised and amortised through the profit and loss acount over a period of 20 years unless it is considered that it has a materially different useful life. For goodwill arising on acquisitions prior to 31 December 1997 purchased goodwill was charged directly to net investment in the year of acquisition. On subsequent disposal or termination of a previously acquired business, the profit or loss recognised on disposal or termination is calculated after charging the amount of any related goodwill previously taken to net investment.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Financial Instruments

   The carrying values of the Businesses' cash and cash equivalents, debtors, investments and short term deposits, short term borrowings, loans and financing due to ICI approximate their fair values as of 31 December 1998, 1997 and 1996 due to their short-term maturity.

   The petrochemicals business enters into various future contracts, including future and swap contracts (primarily naptha) to hedge firm commitments for purchases of commodity products used within the business. These contracts are settled in cash and have been accounted for as hedges with gains and losses deferred and recognized in operating costs along with the related commodity purchases. At 31 December 1998 and 1997, the business had forward contracts for 847,180 and 805,000 metric tonnes respectively. The fair value of these contracts at 31 December 1998 and 1997 were (Pounds)3 million.

3 Segmental information

   The Businesses operate in three business segments, differentiated primarily by the nature of the products manufactured in each. The major products of each business group are as follows:

        Business    Products
     -------------- -----------------------------------------------------------
     Polyurethanes  polyurethane chemicals and systems based on methyl diphenyl di-isocyanate
     Tioxide        titanium dioxide pigments
     Petrochemicals ethylene, propylene, benzene, cyclohexane, and paraxylene

   The accounting policies for the segments are the same as those appearing on pages F-64 through F-66. The Businesses policy is to transfer products internally at external market prices. Management overheads have been allocated to each business segment on a consistent basis over the periods presented.


                                                          Years ended
                                                          31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Turnover
By business
Polyurethanes...................................     907       860       816
Tioxide.........................................     618       547       574
Petrochemicals..................................   1,047       980       659
                                                   -----     -----     -----
                                                   2,572     2,387     2,049
Inter-business--petrochemicals sales to
 Polyurethanes..................................     (38)      (50)      (38)
                                                   -----     -----     -----
                                                   2,534     2,337     2,011
                                                   =====     =====     =====
                                                          Years ended
                                                          31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
By geographical location of operating units
United Kingdom..................................   1,511     1,214       818
Netherlands.....................................     306       466       443
Rest of Continental Europe......................     539       315       308
USA.............................................     481       494       509
Other Americas..................................     101        97        83
Asia Pacific....................................     224       184       143
Other countries.................................      42        37        42
                                                   -----     -----     -----
                                                   3,204     2,807     2,346
Inter-area eliminations.........................    (670)     (470)     (335)
                                                   -----     -----     -----
                                                   2,534     2,337     2,011
                                                   =====     =====     =====
                                                          Years ended
                                                          31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
By geographical location of customer
United Kingdom..................................     900       760       560
Continental Europe..............................     772       755       638
USA.............................................     377       386       408
Other Americas..................................     118       117       118
Asia Pacific....................................     266       236       204
Other countries.................................     101        83        83
                                                   -----     -----     -----
                                                   2,534     2,337     2,011
                                                   =====     =====     =====

                                     Trading                    Profit/(loss)
                                  profit/(loss)                before interest
                                     before                  and taxation after
                                exceptional items             exceptional items
                          ----------------------------- -----------------------------
                                   Years ended                   Years ended
                                   31 December                   31 December
                          ----------------------------- -----------------------------
                            1996      1997      1998      1996      1997      1998
                          --------- --------- --------- --------- --------- ---------
                          (Pounds)m (Pounds)m (Pounds)m (Pounds)m (Pounds)m (Pounds)m
By business
Polyurethanes...........     113        77        90       115       101        87
Tioxide.................      --       (23)       68       (11)      (54)       58
Petrochemicals..........      59        --       (27)       59       (25)      (27)
                             ---       ---       ---       ---       ---       ---
                             172        54       131       163        22       118
                             ===       ===       ===       ===       ===       ===
                                     Trading                    Profit/(loss)
                                  profit/(loss)                before interest
                                     before                  and taxation after
                                exceptional items             exceptional items
                          ----------------------------- -----------------------------
                                   Years ended                   Years ended
                                   31 December                   31 December
                          ----------------------------- -----------------------------
                            1996      1997      1998      1996      1997      1998
                          --------- --------- --------- --------- --------- ---------
                          (Pounds)m (Pounds)m (Pounds)m (Pounds)m (Pounds)m (Pounds)m
By geographical location
 of operating units
United Kingdom..........      85        36        13        80        13        11
Continental Europe......      31       (19)       56        30       (22)       48
USA.....................      49        30        44        47        30        44
Other Americas..........       9         5         6         7         4         5
Asia Pacific............      (8)       (1)        7        (8)       (6)        5
Other countries.........       6         3         5         7         3         5
                             ---       ---       ---       ---       ---       ---
                             172        54       131       163        22       118
                             ===       ===       ===       ===       ===       ===

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Total assets less current liabilities
By business
Net operating assets
 Polyurethanes..............................................     480       523
 Tioxide....................................................     629       661
 Petrochemicals.............................................     100       102
                                                               -----     -----
                                                               1,209     1,286
Net non-operating liabilities...............................     (50)     (867)
                                                               -----     -----
                                                               1,159       419
                                                               =====     =====

                                                                     At
                                                                 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Net operating assets
By geographical location of operating units
United Kingdom..............................................     438       420
Continental Europe..........................................     371       439
USA.........................................................     263       290
Other Americas..............................................      15        19
Asia Pacific................................................     105       100
Other countries.............................................      17        18
                                                               -----     -----
                                                               1,209     1,286
Net non-operating liabilities...............................     (50)     (867)
                                                               -----     -----
                                                               1,159       419
                                                               =====     =====

   Net operating assets comprise tangible fixed assets, stocks and total operating debtors (note 13) less current operating creditors (note 15).

                                                                     At
                                                                 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Tangible fixed assets
By geographical location of operating units
 United Kingdom.............................................    288        307
 Netherlands................................................    135        148
 Rest of Continental Europe.................................    197        226
 USA........................................................    216        242
 Other Americas.............................................      6          5
 Asia Pacific...............................................    102         98
 Other countries............................................     14         15
                                                                ---      -----
                                                                958      1,041
                                                                ===      =====

                                                            Years ended
                                                            31 December
                                                   -----------------------------
                                                     1996      1997      1998
                                                   --------- --------- ---------
                                                   (Pounds)m (Pounds)m (Pounds)m
Depreciation by business
Polyurethanes.....................................     30        27        25
Tioxide...........................................     54        51        43
Petrochemicals....................................      9        35         8
                                                      ---       ---       ---
                                                       93       113        76
                                                      ===       ===       ===
                                                            Years ended
                                                            31 December
                                                   -----------------------------
                                                     1996      1997      1998
                                                   --------- --------- ---------
                                                   (Pounds)m (Pounds)m (Pounds)m
Capital expenditure by business
Polyurethanes.....................................    140       103        69
Tioxide...........................................     46        40        50
Petrochemicals....................................      7        28        16
                                                      ---       ---       ---
                                                      193       171       135
                                                      ===       ===       ===

                                                                  Years ended
                                                                  31 December
                                                               -----------------
                                                               1996  1997  1998
                                                               ----- ----- -----
Employees--average number of people employed
By business
Polyurethanes................................................. 2,139 2,225 2,172
Tioxide....................................................... 3,611 3,383 3,243
Petrochemicals................................................   946   947   952
                                                               ----- ----- -----
                                                               6,696 6,555 6,367
                                                               ===== ===== =====
                                                                  Years ended
                                                                  31 December
                                                               -----------------
                                                               1996  1997  1998
                                                               ----- ----- -----
By geographical location of operating units
United Kingdom................................................ 2,517 2,421 2,261
Continental Europe............................................ 2,515 2,595 2,614
USA...........................................................   545   436   444
Other Americas................................................    76   153   161
Asia Pacific..................................................   712   628   558
Other countries...............................................   331   322   329
                                                               ----- ----- -----
                                                               6,696 6,555 6,367
                                                               ===== ===== =====

4 Exceptional items before taxation

                                                     Years ended 31 December
                                                  -----------------------------
                                                    1996      1997      1998
                                                  --------- --------- ---------
                                                  (Pounds)m (Pounds)m (Pounds)m
Operating exceptional items
Tioxide:
  Rationalisation of operations, including
   severance (1996 (Pounds)4m; 1997 (Pounds)10m;
   1998 (Pounds)7m)..............................    (11)      (14)      (10)
  Settlement of dispute with supplier............     --       (17)       --
Petrochemicals:
  Asset impairment...............................     --       (25)       --
                                                     ===       ===       ===
                                                     (11)      (56)      (10)
                                                     ---       ---       ---
Credited/(charged) after trading profit
Profit/(loss) on sale or closure of operations:
  Disposal of Polyurethanes business in
   Australia.....................................     --        25        --
  Other disposals................................     --        (2)       (4)
                                                     ---       ---       ---
                                                      --        23        (4)
                                                     ---       ---       ---
Exceptional items within profit on ordinary
 activities before taxation......................    (11)      (33)      (14)
                                                     ===       ===       ===

5 Trading profit

                                                     Years ended 31 December
                                                  -----------------------------
                                                    1996      1997      1998
                                                  --------- --------- ---------
                                                  (Pounds)m (Pounds)m (Pounds)m
Trading profit before exceptional items
Turnover.........................................   2,534     2,337     2,011
                                                   ------    ------    ------
Operating costs
  Cost of sales..................................  (1,989)   (1,911)   (1,535)
  Distribution costs.............................    (100)     (128)     (143)
  Research and development.......................     (51)      (49)      (39)
  Administration and other expenses..............    (228)     (200)     (171)
                                                   ------    ------    ------
                                                   (2,368)   (2,288)   (1,888)
Other operating income
  Government grants..............................       1         2         2
  Royalty income.................................       1        --         3
  Other income...................................       4         3         3
                                                   ------    ------    ------
                                                        6         5         8
                                                   ------    ------    ------
Trading profit...................................     172        54       131
                                                   ======    ======    ======
Operating costs include:
  Depreciation...................................      93        88        76
                                                   ------    ------    ------
  Gross profit, as defined by UK Companies Act
   1985..........................................     545       426       476
                                                   ------    ------    ------
Trading profit after exceptional items
Turnover.........................................   2,534     2,337     2,011
                                                   ------    ------    ------
Operating costs
  Cost of sales..................................  (1,996)   (1,965)   (1,544)
  Distribution costs.............................    (102)     (128)     (143)
  Research and development.......................     (51)      (49)      (39)
  Administration and other expenses..............    (230)     (202)     (172)
                                                   ------    ------    ------
                                                   (2,379)   (2,344)   (1,898)
Other operating income
  Government grants..............................       1         2         2
  Royalty income.................................       1        --         3
  Other income...................................       4         3         3
                                                   ------    ------    ------
                                                        6         5         8
                                                   ------    ------    ------
Trading profit/(loss)............................     161        (2)      121
                                                   ======    ======    ======
Operating costs include:
  Depreciation...................................      93       113        76
                                                   ------    ------    ------
  Gross profit, as defined by UK Companies Act
   1985..........................................     538       372       467
                                                   ------    ------    ------

6 Note of historical cost profits and losses

   There were no material differences between reported profits and losses on ordinary activities before tax in 1996, 1997 and 1998.

7  Staff costs

                                                    Years ended 31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Staff costs:
  Salaries......................................    181       166       163
  Social security costs.........................     28        24        27
  Pension costs.................................     13        15        15
  Other employment costs........................      3         3         2
                                                    ---       ---       ---
                                                    225       208       207
Less amounts allocated to capital and to
 provisions set up in previous years............     (2)       (3)       --
Severance costs charged in arriving at profit
 before tax.....................................      5        10         8
                                                    ---       ---       ---
Employee costs charged in arriving at profit
 before tax.....................................    228       215       215
                                                    ===       ===       ===

8 Net interest payable

                                                      Years ended 31 December
                                                   -----------------------------
                                                     1996      1997      1998
                                                   --------- --------- ---------
                                                   (Pounds)m (Pounds)m (Pounds)m
Interest payable and similar charges
Interest on loans
  External........................................      3         3         1
  Other ICI businesses............................     73        66        69
                                                      ---       ---       ---
                                                       76        69        70
Interest on short-term borrowings.................      3         2         2
                                                      ---       ---       ---
                                                       79        71        72
Interest receivable and similar income
  External........................................     (1)       (2)       (1)
                                                      ---       ---       ---
                                                       78        69        71
                                                      ===       ===       ===

9 Taxation on profit on ordinary activities

                                                          Years ended 31 December
                   -----------------------------------------------------------------------------------------------------
                                 1996                              1997                              1998
                   --------------------------------- --------------------------------- ---------------------------------
                     Before                            Before                            Before
                   exceptional Exceptional           exceptional Exceptional           exceptional Exceptional
                      items       items      Total      items       items      Total      items       items      Total
                   ----------- ----------- --------- ----------- ----------- --------- ----------- ----------- ---------
                    (Pounds)m   (Pounds)m  (Pounds)m  (Pounds)m   (Pounds)m  (Pounds)m  (Pounds)m   (Pounds)m  (Pounds)m
United Kingdom
 taxation
 Corporation
  tax............      (11)         (3)       (14)        17          --         17        (30)         --        (30)
 Deferred
  taxation.......        4          --          4         --          --         --          2          --          2
                       ---         ---        ---        ---         ---        ---        ---         ---        ---
                        (7)         (3)       (10)        17          --         17        (28)         --        (28)
                       ---         ---        ---        ---         ---        ---        ---         ---        ---
Overseas taxation
 Overseas taxes..       33          --         33         31         (10)        21         24          (4)        20
 Deferred
  taxation.......        6          --          6        (23)         --        (23)        (4)         --         (4)
                       ---         ---        ---        ---         ---        ---        ---         ---        ---
                        39          --         39          8         (10)        (2)        20          (4)        16
                       ---         ---        ---        ---         ---        ---        ---         ---        ---
                        32          (3)        29         25         (10)        15         (8)         (4)       (12)
                       ===         ===        ===        ===         ===        ===        ===         ===        ===

   UK and overseas taxation has been provided on the profit/(loss) earned for the periods covered by the accounts, UK corporation tax has been provided at the rate of 31% (1997 31.5%; 1996 33%).

   Profit (loss) on ordinary activities before taxation is analysed as follows:

                                                         Years ended 31
                                                            December
                                                  -----------------------------
                                                    1996      1997      1998
                                                  --------- --------- ---------
                                                  (Pounds)m (Pounds)m (Pounds)m
United Kingdom..................................       6       (54)      (58)
Overseas........................................      79         7       105
                                                     ---       ---       ---
                                                      85       (47)       47
                                                     ===       ===       ===

   The table below reconciles the tax charge at UK corporation tax rate to the Businesses' tax on profit (loss) on ordinary activities.

                                                         Years ended 31
                                                            December
                                                  -----------------------------
                                                  (Pounds)m (Pounds)m (Pounds)m
Taxation charge at UK corporation tax rate (1996
 33%; 1997 31.5%; 1998 31%).....................      28       (15)       15
  Movement on provisions........................      (1)       --        (1)
  Local taxes...................................       4         4         3
  Capital gains not taxable or rolled-over......      (1)      (10)       --
  Depreciation--tax versus book.................      (3)        6        (3)
  Overseas tax rates............................       3         2         1
  Current year losses not relieved..............      11        19        --
  Prior year losses utilised....................      --        (3)      (13)
  Other.........................................     (12)       12       (14)
                                                     ---       ---       ---
Tax on profit/(loss) on ordinary activities.....      29        15       (12)
                                                     ===       ===       ===

   To the extent that dividends remitted from overseas subsidiaries and associated undertakings are expected to result in additional taxes, appropriate amounts have been provided. No taxes have been provided for unremitted earnings of subsidiaries and associated undertakings when such amounts are considered permanently re-invested.

Deferred taxation

   Deferred taxation accounted for in the Businesses' financial statements and the potential amounts of deferred taxation were:

                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Deferred tax liabilities
  UK fixed assets...........................................     55        55
  Non-UK fixed assets.......................................     90       109
                                                                ---       ---
                                                                145       164
                                                                ---       ---
Deferred tax (assets)
  Employee liabilities......................................     (9)      (11)
  Losses....................................................    (37)      (49)
  Intangibles...............................................    (20)      (15)
  Other.....................................................     (5)       (4)
                                                                ---       ---
                                                                (71)      (79)
                                                                ---       ---
Full deferred tax provision.................................     74        85
Not accounted for at balance sheet date.....................    (33)      (45)
                                                                ---       ---
Deferred tax accounted for at balance sheet date............     41        40
                                                                ===       ===
Analysed as:
  Current...................................................     (2)        9
  Non-current...............................................     43        31
                                                                ---       ---
                                                                 41        40
                                                                ===       ===

   Under UK GAAP, deferred taxes are accounted for to the extent that it is considered probable that a liability or asset will crystalise in the foreseeable future. Under US GAAP, in accordance with SFAS No. 109, deferred taxes are accounted for on all timing differences, including, those arising from US GAAP adjustments, and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realised. The deferred tax adjustments to net income and net equity to conform with US GAAP are disclosed in note 30.

10 Tangible fixed assets

                                             Payments to
                                             account and
                                              assets in
                         Land and  Plant and  course of
                         buildings equipment construction   Total
                         --------- --------- ------------ ---------
                         (Pounds)m (Pounds)m  (Pounds)m   (Pounds)m
Cost
At 1 January 1997.......    191      1,396        188       1,775
Capital expenditure.....     --         --        171         171
Transfer of assets into
 use....................      2         77        (79)
Exchange adjustments....    (20)       (80)       (14)       (114)
Disposals and other
 movements..............     (2)       (28)        (1)        (31)
                            ---      -----       ----       -----
At 31 December 1997.....    171      1,365        265       1,801
Capital expenditure.....     --         --        135         135
Transfer of assets into
 use....................      4        261       (265)
Exchange adjustments....      4         27          2          33
Disposals and other
 movements..............     (1)       (36)        --         (37)
                            ---      -----       ----       -----
At 31 December 1998.....    178      1,617        137       1,932
                            ---      -----       ----       -----

Depreciation
At 1 January 1997.......     59        726                    785
Charge for year.........      7        106                    113
Exchange adjustments....     (5)       (28)                   (33)
Disposals and other
 movements..............     (1)       (21)                   (22)
                            ---      -----                  -----
At 31 December 1997.....     60        783                    843
Charge for year.........      5         71                     76
Exchange adjustments....      2          9                     11
Disposals and other
 movements..............     (1)       (38)                   (39)
                            ---      -----                  -----
At 31 December 1998.....     66        825                    891
                            ===      =====                  =====
Net book value at 31
 December 1997..........    111        582        265         958
                            ===      =====       ====       =====
Net book value at 31
 December 1998..........    112        792        137       1,041
                            ===      =====       ====       =====

   The depreciation charge of (Pounds)113m in 1997, shown above, includes (Pounds)25m charged to exceptional items relating to provisions for impairment.

   Included in land and buildings is (Pounds)22m (1997 (Pounds)22m) in respect of the cost of land which is not subject to depreciation.

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
The net book value of land and buildings comprises:
  Freeholds.................................................     84        86
  Long leases (over 50 years unexpired).....................     27        26
                                                                ---       ---
                                                                111       112
                                                                ===       ===

11 Investments in participating and other interests

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Associated undertakings--non equity accounted shares
Cost
At beginning of year........................................      7         7
Exchange adjustments........................................     --        (1)
                                                                ---       ---
At 31 December..............................................      7         6
                                                                ===       ===

12 Stocks

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Raw materials and consumables...............................     91       106
Stocks in process...........................................      9        11
Finished goods and goods for resale.........................    136       133
                                                                ---       ---
                                                                236       250
                                                                ===       ===

13 Debtors

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Amounts due within one year
Trade debtors--external.....................................    122        97
Trade debtors--other ICI businesses.........................    182       158
Taxation recoverable........................................      6        10
Other prepayments and accrued income........................      6        10
Other debtors--external.....................................     20        19
                                                                ---       ---
                                                                336       294
                                                                ===       ===
Amounts due after one year
Other debtors--external.....................................      4         2
                                                                ---       ---
                                                                340       296
                                                                ===       ===

    Non operating debtors included in the above

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Amounts due within one year
Taxation recoverable........................................      3         3
Other debtors...............................................      2        --
                                                                ---       ---
                                                                  5         3
Amounts due after one year
Taxation recoverable........................................      3         7
                                                                ---       ---
                                                                  8        10
                                                                ===       ===

14 Short-term borrowings

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Bank borrowings--Unsecured..................................     20        12
                                                                ===       ===

15 Other creditors

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Amounts due within one year
Trade creditors--external...................................    158       184
Trade creditors--other ICI businesses.......................     60        26
Corporate taxation..........................................     91        53
Value added and payroll taxes and social security...........     17         8
Accruals....................................................     43        42
Other creditors.............................................     39        32
                                                                ---       ---
                                                                408       345
                                                                ===       ===
Amounts due after one year
Pension liabilities.........................................      2         3
Other creditors.............................................      5         6
                                                                ---       ---
                                                                  7         9
                                                                ===       ===
    Non-operating creditors included in the above

Amounts due within one year
Corporate taxation..........................................     91        53
Other creditors.............................................     --         1
                                                                ---       ---
                                                                 91        54
                                                                ===       ===
Amounts due after one year
Pension liabilities.........................................      2         3
Other creditors.............................................      3        --
                                                                ---       ---
                                                                  5         3
                                                                ===       ===

16 Loans

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Creditors due within one year
Current instalment of loans.................................      9         4
Financing due to ICI........................................     --       866
                                                                ---       ---
                                                                  9       870
                                                                ===       ===
Creditors due after more than one year
Loans.......................................................     10         8
Financing due to ICI........................................    866        --
                                                                ---       ---
                                                                876         8
                                                                ===       ===
                                                                885       878
                                                                ===       ===
Secured loans
US dollars..................................................      4        --
Other currencies............................................      1        --
                                                                ---       ---
Total secured...............................................      5        --
                                                                ===       ===
  Secured by fixed charge...................................      4        --
  Secured by floating charge................................      1        --
                                                                ---       ---
Unsecured loans
US dollars..................................................     --        --
Other foreign currencies....................................     14        12
                                                                ---       ---
                                                                 14        12
Financing due to ICI (see note below).......................    866       866
                                                                ---       ---
Total unsecured.............................................    880       866
                                                                ---       ---
Total loans.................................................    885       878
                                                                ===       ===
Loan maturities
Bank loans
Loans or instalments thereof are repayable:
  From 2 to 5 years from balance sheet date.................      7         5
  From 1 to 2 years.........................................      3         3
                                                                ---       ---
Total due after more than one year..........................     10         8
Total due within one year...................................      9         4
                                                                ---       ---
                                                                 19        12
                                                                ===       ===
Other loans
Loans or instalments thereof are repayable:
  From 1 to 2 years from balance sheet date.................    866        --
                                                                ===       ===
  Within one year...........................................     --       866
                                                                ===       ===

   Financing due to ICI includes the indebtedness assumed by the Businesses on 1 January 1999 as if it had been in place throughout the period.

                                                             At 31 Deccember
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Total loans
Loans or instalments thereof are repayable:
  From 2 to 5 years from balance sheet date.................      7         5
  From 1 to 2 years.........................................    869         3
                                                                ---       ---
Total due after more than one year..........................    876         8
Total due within one year...................................      9       870
                                                                ---       ---
Total loans.................................................    885       878
                                                                ===       ===

17 Provisions for liabilities and charges

                            Deferred  Unfunded  Employee    Other
                            taxation  pensions  benefits  provisions   Total
                            --------- --------- --------- ---------- ---------
                            (Pounds)m (Pounds)m (Pounds)m (Pounds)m  (Pounds)m
At 1 January 1997..........     67        13        17        14        111
Profit and loss account....    (23)       --         1         1        (21)
Net amounts paid or
 becoming current..........     --        (2)       (1)       (8)       (11)
Exchange and other
 movements.................     (3)       --        --         1         (2)
                               ---       ---       ---       ---        ---
At 31 December 1997........     41        11        17         8         77
Profit and loss account....     (2)       (5)        2         3         (2)
Net amounts paid or
 becoming current..........     --        (1)       (1)       (2)        (4)
Exchange and other
 movements.................      1        --        --        --          1
                               ---       ---       ---       ---        ---
At 31 December 1998........     40         5        18         9         72
                               ===       ===       ===       ===        ===

18 Net cash inflow from operating activities

                                                      Years ended 31 December
                                                   -----------------------------
                                                     1996      1997      1998
                                                   --------- --------- ---------
                                                   (Pounds)m (Pounds)m (Pounds)m
Trading profit/(loss).............................    161        (2)      121
Exceptional items within trading profit...........     11        56        10
                                                      ---       ---       ---
Trading profit before exceptional items...........    172        54       131
Depreciation......................................     93        88        76
Stocks decrease/(increase)........................    (18)       56       (11)
Debtors decrease..................................     28         9        52
Creditors increase/(decrease).....................     45       (62)      (36)
Other movements, including exchange...............     (4)       (2)       (1)
                                                      ---       ---       ---
                                                      316       143       211
Outflow relating to exceptional items.............    (24)      (32)      (11)
                                                      ---       ---       ---
                                                      292       111       200
                                                      ===       ===       ===

   Outflow related to exceptional items includes expenditure charged to exceptional provisions relating to business rationalisation, settlement of a dispute with a supplier and for sale or closure of operations, including severance and other employee costs.

19 Returns on investments and servicing of finance

                                                    Years ended 31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Dividends received from associated
 undertakings...................................      1        --        --
Interest received...............................     32         8        10
Interest paid...................................    (45)      (19)      (21)
Dividends paid by subsidiary undertakings to
 minority shareholders..........................     (1)       (1)       (1)
                                                   ----      ----      ----
                                                    (13)      (12)      (12)
                                                   ====      ====      ====

20 Capital expenditure and financial investment

                                                    Years ended 31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Purchase of tangible fixed assets...............   (188)     (173)     (130)
Purchase of fixed asset investments other than
 associated undertakings or joint ventures......     (1)       --        --
Sale of tangible fixed assets...................      2         4        --
                                                   ----      ----      ----
                                                   (187)     (169)     (130)
                                                   ====      ====      ====

21 Disposals

                                                    Years ended 31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Cash inflow from disposal of Polyurethanes
 business in Australia..........................     --        31        --
                                                   ====      ====      ====

   The Polyurethanes business in Australia contributed (Pounds)3m and (Pounds)2m to the trading profit of the Businesses in 1996 and 1997, respectively.

22 Financing

                                                                      Short-term
                          Distributions Financing                     borrowings
                          and transfers  due to                       other than
                            to ICI *       ICI    Sub Total   Loans   overdrafts Sub Total   Total
                          ------------- --------- --------- --------- ---------- --------- ---------
         Notes                             16                  16         24
                            (Pounds)m   (Pounds)m (Pounds)m (Pounds)m (Pounds)m  (Pounds)m (Pounds)m
At 1 January 1997.......     (1,101)       866      (235)      (27)       --        (27)     (262)
Exchange adjustments....         53         --        53        --        --         --        53
Financing
  New finance...........        (69)        --       (69)       --        (7)        (7)      (76)
  Finance repaid........          1         --         1         8                    8         9
                             ------        ---      ----       ---                  ---      ----
Cash flow...............        (68)        --       (68)        8        (7)         1       (67)
Acquisitions and
 disposals..............          3         --         3        --        --         --         3
Other non-cash changes..         63         --        63        --        --         --        63
                             ------        ---      ----       ---       ---        ---      ----
At 31 December 1997.....     (1,050)       866      (184)      (19)       (7)       (26)     (210)
Exchange adjustments....         (7)        --        (7)       --        --         --        (7)
Financing
  New finance...........        (23)        --       (23)       --                   --       (23)
  Finance repaid........         14         --        14         7         6         13        27
                             ------        ---      ----       ---       ---        ---      ----
Cash flow...............         (9)        --        (9)        7         6         13         4
Other non-cash changes..       (116)        --      (116)       --        --         --      (116)
                             ------        ---      ----       ---       ---        ---      ----
At 31 December 1998.....     (1,182)       866      (316)      (12)       (1)       (13)     (329)
                             ======        ===      ====       ===       ===        ===      ====

--------
 * The distributions and transfers to ICI and related interest paid are not indicative of the dividends and interest that the Businesses will pay as an independent managed and financed entity.

   The Businesses have not been charged with any financing costs in respect of amounts included within Net investment during the period covered by the Combined Financial Statements.

23 Analysis of net debt

                                                Financing--debt
                                   -----------------------------------------
                                                        Short-term
                                                        borrowings             Current
                                   Financing            other than              asset
                           Cash    due to ICI   Loans   overdrafts   Total   investments Net debt
                         --------- ---------- --------- ---------- --------- ----------- ---------
                         (Pounds)m (Pounds)m  (Pounds)m (Pounds)m  (Pounds)m  (Pounds)m  (Pounds)m
At 1 January 1997.......     39       (866)      (27)       --       (893)         3       (851)
Exchange adjustments....     (5)        --        --        --         --         (1)        (6)
Cash flow...............      6         --         8        (7)         1         --          7
                            ---       ----       ---       ---       ----        ---       ----
At 31 December 1997.....     40       (866)      (19)       (7)      (892)         2       (850)
Exchange adjustments....      2         --        --        --         --         --          2
Cash flow...............     (2)        --         7         6         13         --         11
                            ---       ----       ---       ---       ----        ---       ----
At 31 December 1998.....     40       (866)      (12)       (1)      (879)         2       (837)
                            ===       ====       ===       ===       ====        ===       ====

24 Cash and short-term borrowings

                                       Short-term borrowings                 Cash (at
                          Cash at  ------------------------------            bank and
                           bank    Overdrafts   Other     Total   Net total overdraft)
                         --------- ---------- --------- --------- --------- ----------
                         (Pounds)m (Pounds)m  (Pounds)m (Pounds)m (Pounds)m (Pounds)m
At 1 January 1997.......     50       (11)        --       (11)       39        39
Exchange adjustments....     (6)        1         --         1        (5)       (5)
Cash flow...............      9        (3)        (7)      (10)       (1)        6
                            ---       ---        ---       ---       ---       ---
At 31 December 1997.....     53       (13)        (7)      (20)       33        40
Exchange adjustments....     --         2         --         2         2         2
Cash flow...............     (2)       --          6         6         4        (2)
                            ---       ---        ---       ---       ---       ---
At 31 December 1998.....     51       (11)        (1)      (12)       39        40
                            ===       ===        ===       ===       ===       ===

25 Leases

                                                    Years ended 31 December
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------- --------- ---------
                                                 (Pounds)m (Pounds)m (Pounds)m
Rentals under operating leases, charged as an
 expense in the profit and loss account
  Hire of plant and machinery...................      7         4         3
  Other.........................................      3         1         1
                                                    ---       ---       ---
                                                     10         5         4
                                                    ===       ===       ===

                               Land and buildings               Other assets
                             Years ended 31 December       Years ended 31 December
                          ----------------------------- -----------------------------
                            1996      1997      1998      1996      1997      1998
                          --------- --------- --------- --------- --------- ---------
                          (Pounds)m (Pounds)m (Pounds)m (Pounds)m (Pounds)m (Pounds)m
Commitments under
 operating leases to pay
 rentals during the year
 following the year of
 these accounts,
 analysed according to
 the period in which
 each lease expires
  Expiring within 1
   year.................       1         1         1        --        --         1
  Expiring in years 2 to
   5....................       1        --        --         2         2         1
  Expiring thereafter...       1         1         1        --        --        --
                             ---       ---       ---       ---       ---       ---
                               3         2         2         2         2         2
                             ===       ===       ===       ===       ===       ===

                                                     Years ended 31 December
                                                  -----------------------------
                                                    1996      1997      1998
                                                  --------- --------- ---------
                                                  (Pounds)m (Pounds)m (Pounds)m
Obligations under operating leases comprise
  Rentals due within 1 year......................      5         4         4
                                                     ---       ---       ---
  Rentals due after more than 1 year
  From 1 to 2 years..............................      4         4         3
  From 2 to 3 years..............................      3         3         3
  From 3 to 4 years..............................      3         2         2
  From 4 to 5 years..............................      2         2         2
  After 5 years from balance sheet date..........     14        11         8
                                                     ---       ---       ---
                                                      26        22        18
                                                     ---       ---       ---
                                                      31        26        22
                                                     ===       ===       ===

26 Pensions and other post retirement benefits

Pensions

   The majority of the Businesses' employees are covered by retirement plans. These plans are generally of the defined benefit type under which benefits are based on employees' years of service and average final remuneration and are funded through separate trustee-administered funds. Formal independent actuarial valuations of ICI's main plans are undertaken regularly, normally at least triennially and adopting the projected unit method.

   The actuarial assumptions used to calculate the projected benefit obligation of ICI's pension plans vary according to the economic conditions of the country in which they are situated. It is usually assumed that, over the long term, the annual rate of return on scheme investments will be higher than the annual rate of increase in pensionable remuneration and in present and future pension in payments.

   The weighted average discount rate used in determining the actuarial present values of the benefit obligations was 7.3% (1997 7.8%). The weighted average expected long-term rate of return on investments was 7.9% (1997 8.0%). The weighted average rate of increase of future earnings was 4.9% (1997 5.0%).

   The actuarial value of the fund assets of these plans at the date of the latest actuarial valuations was sufficient to cover 104% (1997 107%) of the benefits that had accrued to members after allowing for expected future increases in earnings; their market value was (Pounds)462m (1997 (Pounds)427m).

   The total pension cost for the Businesses relating to both ICI's main plans which are deemed to be multiemployer and plans specific to the Businesses for 1998 was (Pounds)15m (1997 (Pounds)15m; 1996 (Pounds)13m). Accrued pension costs amounted to (Pounds)3m (1997 (Pounds)2m) and are included in other creditors (note 15); provisions for the benefit obligation of a small number of unfunded plans amounted to (Pounds)5m (1997 (Pounds)11m) and are included in provisions for liabilities and charges-- unfunded pensions (note 17).

US GAAP Disclosure

   Of the total pension cost, (Pounds)11.5m in 1998 (1997 (Pounds)11.1m; 1996 (Pounds)9.5m) related to employees covered by multiemployer plans. Approximately 60% of the Businesses employees are covered by the multiemployer plans. Of the plans covering the remaining employees, one plan provides pension benefits for the majority of these employees. Certain information of this plan under SFAS No. 87 is as follows:

                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Change in benefit obligation
Benefit obligation at beginning of year.....................    167       181
  Service cost..............................................      4         4
  Interest cost.............................................     15        14
  Actuarial loss............................................      5        23
Benefit payments............................................     (9)      (11)
                                                                ---       ---
Benefit obligation at end of year...........................    182       211
                                                                ===       ===
Change in plan assets
Fair value of plan assets at beginning of year..............    193       234
  Actual return on plan assets..............................     46        (4)
  Employer contributions....................................      4         3
  Benefit payments..........................................     (9)      (11)
                                                                ---       ---
Fair value of plan assets at end of year....................    234       222
                                                                ===       ===
Funded status
Funded status at end of year................................     52        11
  Unrecognized net actuarial gain...........................    (49)       (3)
  Unrecognized net obligation at implementation.............      1        --
                                                                ---       ---
Prepaid benefit costs.......................................      4         8
                                                                ===       ===

                                                     1996      1997      1998
                                                   --------- --------- ---------
                                                   (Pounds)m (Pounds)m (Pounds)m
Components of net periodic benefit cost
  Service cost....................................      4         4         4
  Interest cost...................................     14        15        13
  Expected return on plan assets for period.......    (14)      (17)      (17)
  Recognized net actuarial gain...................     --        --        (1)
                                                      ---       ---       ---
Total net periodic benefit cost (benefit).........      4         2        (1)
                                                      ===       ===       ===

Other Postretirement Benefits

   A 50% owned joint venture of the Businesses, which has been proportionately consolidated in accordance with UK GAAP, provides postretirement health care and life assurance benefits to certain employees.

   The following presents the plan's funded status and amounts recognized in the financial statements at 31 December, 1998, presented in accordance with the disclosure requirements of SFAS 132:

                                                                     1998
                                                                   ---------
                                                                   (Pounds)m
Change in benefit obligation
Benefit obligation at beginning of year...........................     12
  Service cost....................................................      1
  Interest cost...................................................      1
  Actuarial loss (gain)...........................................     (1)
  Benefit payments................................................     (1)
                                                                      ---
Benefit obligation at end of year.................................     12
                                                                      ===
Change in plan assets
Fair value of plan assets at beginning of year....................     --
  Employer contributions..........................................      1
  Benefit payments................................................     (1)
                                                                      ---
Fair value of plan assets at end of year..........................     --
                                                                      ===    ===
Funded status
Funded status at end of year......................................    (12)
  Unrecognized net actuarial gain.................................     (3)
  Unamortized prior year service cost.............................     (1)
                                                                      ---
Accrued benefit costs ............................................    (16)
                                                                      ===
                                                                     1998
                                                                   ---------
                                                                   (Pounds)m
Components of net periodic benefit cost
  Service cost....................................................      1
  Interest cost and amortization of prior service cost............      1
                                                                      ---
Total net periodic benefit cost...................................      2
                                                                      ===

   For measurement purposes, an 8.1% annual rate of increase in the per capita cost of covered benefits (i.e. health care cost trend rate) was assumed for 1998; the rate was assumed to decrease gradually to 5.50% through 2005 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care costs trend by 1 percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1998 by (Pounds)1.2m and the aggregate service and interest cost components of net periodic postretirement benefit cost for the year then ended by (Pounds)0.2m.

   The following table represents the plan's funded status and amounts recognized in the Company's financial statements at 31 December 1997, presented in accordance with the disclosure requirements of SFAS 106;

                                                                        1997
                                                                      ---------
                                                                      (Pounds)m
Accumulated post retirement benefits obligation:
  Retirees...........................................................      4
  Active plan participants...........................................      8
                                                                         ---
                                                                          12
  Plan assets at fair value..........................................     --
                                                                         ---
  Accumulated postretirement benefit obligations in excess of plan
   assets............................................................     12
  Unrecognized transition amounts....................................      1
  Unrecognized net gain..............................................      2
                                                                         ===
  Accumulated postretirement benefit cost............................     15
                                                                         ===

   Net period post retirement benefit cost for 1997 and 1996 includes the following components:

                                                               1996      1997
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
  Service cost..............................................      1         1
  Interest cost.............................................      1         1
  Net amortization and deferral.............................     (1)       (1)
                                                                ---       ---
Net periodic post retirement benefits cost..................      1         1
                                                                ===       ===

   The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.50% at 31 December 1997 and 1996.

27 Related party transactions

  The following information is provided in accordance with FRS No 8--Related Party Transactions, as being material transactions with related parties during 1998.

   Related party:    Imperial Chemical Industries PLC and subsidiary
                     undertakings

   Transactions:     a) Sales of product               (Pounds)124m
                     b) Sales of services                (Pounds)3m
                     c) Purchases of product            (Pounds)13m
                     d) Purchases of services           (Pounds)35m

   Related party:    Phillips-Imperial Petroleum Ltd (PIP), disclosed as a
                     principal associated undertaking of Imperial Chemical
                     Industries PLC.

   Transactions:     a) Sales of refined products to PIP amounted to
                     (Pounds)98m.
                     b) Purchase of refined oil and refining costs from PIP amounted to (Pounds)29m.
                     c) Site services and other charges to PIP amounted to (Pounds)23m.
                     d) Amount owed to the Group related to the above transactions amounted to (Pounds)5m.

   Related party:    ICHEM Insurance Company Limited, a subsidiary undertaking
                     of Imperial Chemical Industries PLC.

   Transactions:     Insurance premium paid by the Businesses (Pounds)11.7m.
                     Insurance claims settled by ICHEM Insurance Company
                     Limited (Pounds)22.4m.

28 Contingent liabilities and commitments

                                                             At 31 December
                                                           -------------------
                                                             1997      1998
                                                           --------- ---------
                                                           (Pounds)m (Pounds)m
Commitments for capital expenditure not provided in these
 accounts
  Contracts placed for future expenditure.................     24       107
  Expenditure authorized but not yet contracted...........      1         1
                                                              ---       ---
                                                               25       108
                                                              ===       ===

   The Businesses are involved in various legal proceedings arising out of the normal course of business. It is not believed that the outcome of these proceedings will have a material effect on the Businesses' financial position.

   The Businesses are also subject to contingencies pursuant to environmental laws and regulations that in the future may require it to take action to correct the effects on the environment of prior disposal or release of chemical substances by the Businesses or other parties. The ultimate requirement for such actions, and their cost is inherently difficult to estimate, however provisions have been established at 31 December 1998 in accordance with the accounting policy in note 2.

   Guarantees and contingencies arising in the ordinary course of business, for which no security has been given, are not expected to result in any material financial loss.

   The Businesses have entered into a number of take-or-pay contracts in respect of purchases of raw materials and services for varying periods up to 2013. The aggregate present value of significant commitments at 31 December 1998 was approximately (Pounds)420m.

29 Subsequent event

   In April 1999 ICI, Huntsman Specialty Chemicals Corporation and Huntsman ICI Holdings LLC (Holdings) entered into a Contribution Agreement under which Holdings acquired the businesses of ICI relating to polyurethane chemicals, titanium dioxide and selected petrochemicals (the "Businesses"). In exchange for transferring the Businesses, ICI will receive a 30% equity interest in Holdings and an aggregate of approximately $2,022 million in cash and approximately $508 million in proceeds from discount notes of Holdings. The transaction is expected to close on 30 June 1999.

30 Differences between UK and US accounting principles

   The Combined Financial Statements are prepared in accordance with United Kingdom Generally Accepted Accounting Principles (UK GAAP). The significant differences between UK GAAP and US Generally Accepted Accounting Principles (US
GAAP) which affect net income and net assets are set out below:

  (a) Accounting for pension costs

    There are four significant differences between UK GAAP and US GAAP in accounting for pension costs:

    (i) SFAS No. 87, "Employers' Accounting for Pensions", requires that pension plan assets are valued by reference to their fair or market related values, whereas UK GAAP permits an alternative measurement of assets, which, in the case of the main UK retirement plans, is on the basis of the discounted present value of expected future income streams from the pension plan assets.

    (ii) SFAS No. 87, requires measurements of plan assets and obligations to be made as at the date of financial statements or a date not more than three months prior to that date. Under UK GAAP, calculations may be based on the results of the latest actuarial valuation.

    (iii) SFAS No. 87, mandates a particular actuarial method--the projected unit credit method--and requires that each significant assumption necessary to determine annual pension cost reflects best estimates solely with regard to that individual assumption. UK GAAP does not mandate a particular method, but requires that the method and assumptions, taken as a whole, should be compatible and lead to the actuary's best estimate of the cost of providing the benefits promised.

    (iv) Under SFAS No. 87, a negative pension cost may arise where a significant unrecognised net asset or gain exists at the time of implementation. This is required to be amortised on a straight-line basis over the average remaining service period of employees. Under UK GAAP, the policy is not to recognise pension credits in its financial statements unless a refund of, or reduction in, contributions is likely.

  (b) Purchase accounting adjustments, including the amortisation and impairment of goodwill and intangibles

    In the Combined Financial Statements, prepared in accordance with UK GAAP, goodwill arising on acquisitions accounted for under the purchase method after 1 January 1998, is capitalised and amortised, as it would be in accordance with US GAAP. Prior to that date such goodwill arising on acquisitions was and remains eliminated against net investment. Values were not placed on intangible assets. Additionally, UK GAAP requires that on subsequent disposal or closure of a previously acquired asset, any goodwill previously taken directly to net investment is then charged in the income statement against the income or loss on disposal or closure. Under US GAAP all goodwill would be capitalised in the combined balance sheet and amortised through the profit and loss account over its estimated life not exceeding 40 years. Also, under US GAAP, it is normal practice to ascribe fair values to identifiable intangibles. For the purpose of the adjustments to US GAAP, included below, identifiable intangible assets are amortised to income over the lower of their estimated lives or 40 years. Provision is made where there is a permanent impairment to the carrying value of capitalised goodwill and intangible assets based on a projection of future undiscounted cash flows.

  (c) Capitalisation of interest

    There is no accounting standard in the UK regarding the capitalisation of interest and the Businesses do not capitalise interest in the Combined Financial Statements. Under US GAAP, SFAS No. 34
    "Capitalization of Interest Cost", requires interest incurred as part of the cost of constructing fixed assets to be capitalised and amortised over the life of the asset.

  (d) Restructuring costs

    US GAAP requires a number of specific criteria to be met before restructuring costs can be recognised as an expense. Among these criteria is the requirement that all the significant actions arising from the restructuring plan and their completion dates must be identified by the balance sheet date. Under UK GAAP, prior to the publication of FRS12, when a decision was taken to restructure, the necessary provisions were made for severance and other costs. Accordingly, timing differences, between UK GAAP and US GAAP, arise on the recognition of such costs.

  (e) Foreign Exchange

    Under UK GAAP, foreign currency differences arising on foreign currency loans are taken to reserves and offset against differences arising on net investments (if they act as a hedge). US GAAP is more restrictive in that currency loans may only hedge net investments in the same currency. If currency loans exceed net investments in any particular currency then the exchange differences arising are included in the income statement.

  (f) Deferred taxation

    Deferred taxation is provided on a full provision basis under US GAAP. Under UK GAAP no provision is made for taxation deferred by reliefs unless there is reasonable evidence that such deferred taxation will be payable in the foreseeable future.

  (g) Newly adopted US accounting standards

    The Businesses adopted SFAS No. 130, "Reporting Comprehensive Income", which requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Required disclosures have been made in the Businesses' financial statements in the statement of total recognized gains and losses and prior years information has been restated. The effect of adopting SFAS No. 130 was not material.

  (h) New US accounting standards not yet effective

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998. This Standard, which is effective for fiscal years beginning after June 15, 2000, requires all derivatives to be recognized in the balance sheet as either assets or liabilities and measured at fair value. To implement the standard, all hedging relationships must be reassessed. The Businesses have not yet evaluated the likely impact on the financial statements.

   The following is a summary of the material adjustments to net income and net equity which would be required if US GAAP had been applied instead of UK GAAP:

                                                    1996      1997      1998
                                                  --------- --------- ---------
                                                  (Pounds)m (Pounds)m (Pounds)m
Net income after exceptional items--UK GAAP......     53       (63)       58
Adjustments to conform with US GAAP
  Pension expense................................     --        (1)       (1)
  Purchase accounting adjustments
    Amortisation of goodwill and intangibles.....     (1)       (1)       (1)
  Capitalisation of interest less amortisation
   and disposals.................................     (1)       (3)       --
  Restructuring costs............................     --        --         5
  Deferred taxation
    Arising on UK GAAP results...................    (10)       16       (12)
    Arising on other US GAAP adjustments.........     --         2        (1)
                                                     ---       ---       ---
  Total US GAAP adjustments......................    (12)       13       (10)
                                                     ---       ---       ---
Net income--US GAAP..............................     41       (50)       48
                                                     ===       ===       ===
Net investment--UK GAAP..........................              184       316
Adjustments to conform with US GAAP
  Purchase accounting adjustments including
   goodwill and intangibles......................               31        30
  Capitalisation of interest less amortisation
   and disposals.................................               71        71
  Restructuring provision........................               --         5
  Pension expense................................              (26)      (27)
  Deferred taxation..............................              (51)      (64)
                                                               ---       ---
  Total US GAAP adjustments......................               25        15
                                                               ---       ---
Net investment--US GAAP..........................              209       331
                                                               ===       ===

  (i) Combined Cash Flow Statements

    The Combined Cash Flow Statements are prepared in accordance with UK FRS No. 1 (Revised 1996)--Cash Flow Statements, the objective of which is similar to that set out in the US Standard SFAS No. 95--Statements of Cash Flows. The two statements differ, however, in their definitions of cash and their presentation of the main constituent items of cash flow.

    The definition of cash in the UK standard is limited to cash plus deposits less overdrafts/borrowings repayable on demand without penalty. In the US, the definition in SFAS No. 95 excludes overdrafts but is widened to include cash equivalents, comprising short-term highly liquid investments that are both readily convertible to known amounts of cash and so near their maturities that they present insignificant risk of changes in value: generally, only investments with original maturities of 3 months or less qualify for inclusion.

    The format of the UK statement employs some 9 headings compared with 3 in SFAS No. 95. The cash flows within the UK headings of "Net cash inflow from operating activities", "Dividends received from associated undertakings", "Returns on investments and servicing of finance" and "Taxation" would all be included within the heading of "Net cash provided by operating activities" under SFAS No. 95. Likewise, the UK headings of "Capital expenditure and financial investment" and "Acquisitions and disposals" correspond with "Cash flows from investing activities" under SFAS No. 95, and "Equity dividends paid", "Management of liquid resources" and "Financing" in the UK, subject to adjustments for cash equivalents, correspond with "Cash flows from financing activities" in SFAS No. 95.

    Restated in accordance with US GAAP the Combined Cash Flow Statements are as follows:

                                                    1996      1997      1998
                                                  --------- --------- ---------
                                                  (Pounds)m (Pounds)m (Pounds)m
     Net cash provided by operating activities..     238        77       132
     Cash flows from investing activities.......    (185)     (138)     (130)
     Cash flows from financing activities.......     (53)       70        (4)
                                                    ----      ----      ----
     Increase (decrease) in cash and cash
      equivalents...............................      --         9        (2)
                                                    ====      ====      ====

31 Summarized financial information

   Summarized financial information prepared in accordance with US GAAP for the 50% or less joint ventures which have been proportionately consolidated in the Combined Financial Statements is as follows:

                                                      Years Ended 31 December
                                                   -----------------------------
                                                     1996      1997      1998
                                                   --------- --------- ---------
                                                   (Pounds)m (Pounds)m (Pounds)m
Profit and Loss Accounts
  Turnover........................................    311       328       324
  Gross Profit....................................      8         7         5
  Net Income......................................     --        --        --

Cash Flow Information
  Cash provided by operating activities...........      7        12        11
  Cash used in investing activities...............    (15)      (14)      (18)
  Cash provided by financing activities...........      4         1        16
  Increase (decrease) in cash and equivalents.....     (4)       (1)        8

                                                               At 31 December
                                                             -------------------
                                                               1997      1998
                                                             --------- ---------
                                                             (Pounds)m (Pounds)m
Balance Sheets
  Current assets............................................     63        75
  Non-current assets........................................    232       230
  Current liabilities.......................................     59        41
  Non-current liabilities...................................     58        51
  Equity....................................................    178       213

32 Principal companies and operations

   a) Principal ICI subsidiary companies included in the Businesses.

% owned      Country              Unit name

100          England              Tioxide Group Ltd
100          England              Tioxide Europe Ltd
100          England              Tioxide Group Service Ltd
100          USA                  Tioxide Americas Inc
100          Canada               Tioxide Canada Inc
100          Italy                Tioxide Europe Srl
100          Spain                Tioxide Europe S.A.
100          France               Tioxide Europe SA
100          Malaysia             Tioxide (Malaysia) SDN BHD
 60          South Africa         Tioxide Southern Africa (Pty) Ltd

   b) Principal associated companies included in the Businesses.

% owned      Country              Unit name

50           USA                  Louisiana Pigment Company, LP

   Louisiana Pigment Company, LP is accounted for as a joint arrangement that is not an entity in these special purpose accounts.

   c) Principal operations included in the Businesses.

% owned      Country              Unit name

100          England              ICI Chemicals & Polymers Ltd--Petrochemicals
100          England              Imperial Chemical Industries PLC--Polyurethanes
100          USA                  ICI Americas Inc--Polyurethanes
100          Netherlands          ICI Holland BV--Polyurethanes

33 Supplemental Condensed Combined Financial Information

   The payment obligations under the Senior Subordinated Notes (see elsewhere in the Offering Circular) are guaranteed by certain of the Businesses which are wholly owned subsidiaries of ICI and will be wholly owned subsidiaries of Holdings following the transaction described in note 29 (the "Guarantors"). The guarantees are full, unconditional and joint and several. The Supplemental Condensed Combined Financial Information sets forth profit and loss account, balance sheet and cash flow information for the Guarantors and for the other individual companies and operations of the Businesses (the "Non-Guarantors"). The information reflects the investments of the Guarantors in certain of the Non-Guarantors using the equity method of accounting. For the purposes of this Supplemental Condensed Combined Financial Information, the indebtedness between ICI and the Businesses of (Pounds)866 million and the interest on such indebtedness and associated tax relief has been reflected within the Non-Guarantors information.

                  HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

Supplemental Combined Profit and Loss Account
For the year ended 31 December 1996

                                                Non-
                                  Guarantors Guarantors Eliminations Combined
                                  ---------- ---------- ------------ ---------
                                  (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m

Turnover.........................     131       2,454       (51)       2,534
Operating costs..................    (130)     (2,289)       51       (2,368)
Other operating income...........      --           6        --            6
                                     ----      ------       ---       ------
Trading profit before operating
 exceptional items...............       1         171        --          172
Operating exceptional items......      --         (11)       --          (11)
                                     ----      ------       ---       ------
Trading profit after operating
 exceptional items...............       1         160        --          161
Income from fixed asset
 investment--dividends...........      --           2        --            2
Share of loss of consolidated
 subsidiaries before interest....     (13)         --        13           --
                                     ----      ------       ---       ------
Profit/(loss) on ordinary
 activities before interest           (12)        162        13          163
Net interest
 receivable/(payable)............      10         (88)       --          (78)
Share of interest payable of
 consolidated subsidiaries.......     (17)         --        17           --
                                     ----      ------       ---       ------
Profit/(loss) on ordinary
 activities before taxation           (19)         74        30           85
Taxation on profit/(loss) on
 ordinary activities.............      (1)        (28)       --          (29)
                                     ----      ------       ---       ------
Profit/(loss) on ordinary
 activities after taxation.......     (20)         46        30           56
Attributable to minorities.......      --          (3)       --           (3)
                                     ----      ------       ---       ------
Net profit/(loss) for the
 financial year..................     (20)         43        30           53
                                     ====      ======       ===       ======

Supplemental Combined Profit and Loss Account
For the year ended 31 December 1997

                                                 Non-
                                   Guarantors Guarantors Eliminations Combined
                                   ---------- ---------- ------------ ---------
                                   (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m

Turnover.........................      131       2,267       (61)       2,337
Operating costs..................     (134)     (2,215)       61       (2,288)
Other operating income...........       --           5        --            5
                                      ----      ------       ---       ------
Trading profit/(loss) before
 operating exceptional items.....       (3)         57        --           54
Operating exceptional items......       --         (56)       --          (56)
                                      ----      ------       ---       ------
Trading profit/(loss) after
 operating exceptional items.....       (3)          1        --           (2)
Income from fixed asset
 investment--dividends...........       --           1        --            1
Exceptional items--profit on sale
 or closure of Operations........                   23        --           23
Share of loss of consolidated
 subsidiaries before Interest....      (50)         --        50           --
                                      ----      ------       ---       ------
Profit/(loss) on ordinary
 activities before Interest......      (53)         25        50           22
Net interest
 receivable/(payable)............       17         (86)       --          (69)
Share of interest payable of
 consolidated Subsidiaries.......      (21)         --        21           --
                                      ----      ------       ---       ------
Loss on ordinary activities
 before taxation.................      (57)        (61)       71          (47)
Taxation on loss on ordinary
 activities......................       (3)        (12)       --          (15)
Share of taxation of consolidated
 subsidiaries....................       16          --       (16)          --
                                      ----      ------       ---       ------
Loss on ordinary activities after
 taxation........................      (44)        (73)       55          (62)
Attributable to minorities.......       --          (1)       --           (1)
                                      ----      ------       ---       ------
Loss for the financial year......      (44)        (74)       55          (63)
                                      ====      ======       ===       ======

Supplemental Combined Profit and Loss Account
For the year ended 31 December 1998

                                                 Non-
                                   Guarantors Guarantors Eliminations Combined
                                   ---------- ---------- ------------ ---------
                                   (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m
Turnover.........................      137       1,925       (51)       2,011
Operating costs..................     (125)     (1,814)       51       (1,888)
Other operating income...........       --           8        --            8
                                      ----      ------       ---       ------
Trading profit before operating
 exceptional Items...............       12         119        --          131
Operating exceptional items......       --         (10)       --          (10)
                                      ----      ------       ---       ------
Trading profit after operating
 exceptional items...............       12         109        --          121
Income from fixed asset
 investment--dividends...........       --           1        --            1
Exceptional items--losses on sale
 or closure of operations........       --          (4)       --           (4)
Share of profit of consolidated
 subsidiaries before interest....       32          --       (32)          --
                                      ----      ------       ---       ------
Profit on ordinary activities
 before interest.................       44         106       (32)         118
Net interest
 receivable/(payable)............       11         (82)       --          (71)
Share of interest payable of
 consolidated subsidiaries.......      (16)         --        16           --
                                      ----      ------       ---       ------
Profit on ordinary activities
 before taxation.................       39          24       (16)          47
Taxation on profit on ordinary
 activities......................       (9)         21        --           12
Share of taxation of consolidated
 subsidiaries....................        7          --        (7)          --
                                      ----      ------       ---       ------
Profit on ordinary activities
 after taxation..................       37          45       (23)          59
Attributable to minorities.......       --          (1)       --           (1)
                                      ----      ------       ---       ------
Net profit for the financial
 year............................       37          44       (23)          58
                                      ====      ======       ===       ======

Supplemental Combined Balance Sheet
As at 31 December 1997

                                                 Non-
                                   Guarantors Guarantors Eliminations Combined
                                   ---------- ---------- ------------ ---------
                                   (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m
Fixed assets
Tangible assets..................      --         958          --         958
Investments--Participating and
 other interests.................     141           7        (141)          7
                                      ---       -----        ----       -----
                                      141         965        (141)        965
Current assets
Stocks...........................      12         224          --         236
Debtors..........................     189         366        (215)        340
Investments and short-term
 deposits--unlisted..............      --           2          --           2
Cash at bank.....................      --          53          --          53
                                      ---       -----        ----       -----
                                      201         645        (215)        631
                                      ---       -----        ----       -----
Total assets.....................     342       1,610        (356)      1,596
                                      ---       -----        ----       -----
Creditors due within one year
Short-term borrowings............      --         (20)         --         (20)
Current instalments of loans.....      --          (9)         --          (9)
Other creditors..................     (51)       (572)        215        (408)
                                      ---       -----        ----       -----
                                      (51)       (601)        215        (437)
                                      ---       -----        ----       -----
Net current assets...............     150          44          --         194
                                      ---       -----        ----       -----
Total assets less current
 liabilities.....................     291       1,009        (141)      1,159
                                      ---       -----        ----       -----
Creditors due after more than one
 year
Loans............................      --         (10)         --         (10)
Financing due to ICI.............      --        (866)         --        (866)
Other creditors..................      --          (7)         --          (7)
                                      ---       -----        ----       -----
                                       --        (883)         --        (883)
Provisions for liabilities and
 charges.........................      --         (77)         --         (77)
Deferred income..................      --         (11)         --         (11)
                                      ---       -----        ----       -----
                                       --        (971)         --        (971)
                                      ---       -----        ----       -----
Net assets.......................     291          38        (141)        188
                                      ===       =====        ====       =====
Net Investment...................     291          34        (141)        184
Minority Interests--equity.......      --           4          --           4
                                      ---       -----        ----       -----
                                      291          38        (141)        188
                                      ===       =====        ====       =====

Supplemental Combined Balance Sheet
As at 31 December 1998

                                                 Non-
                                   Guarantors Guarantors Eliminations Combined
                                   ---------- ---------- ------------ ---------
                                   (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m
Fixed assets
Tangible assets..................      --        1,041         --       1,041
Investments--Participating and
 other interests.................     239            6       (239)          6
                                      ---       ------       ----      ------
                                      239        1,047       (239)      1,047
Current assets
Stocks...........................      13          237         --         250
Debtors..........................     141          328       (173)        296
Investments and short-term
 deposits--unlisted..............      --            2         --           2
Cash at bank.....................      --           51         --          51
                                      ---       ------       ----      ------
                                      154          618       (173)        599
                                      ---       ------       ----      ------
Total assets.....................     393        1,665       (412)      1,646
                                      ---       ------       ----      ------
Creditors due within one year
Short-term borrowings............      --          (12)        --         (12)
Current instalments of loans.....      --           (4)        --          (4)
Financing due to ICI.............      --         (866)        --        (866)
Other creditors..................     (60)        (458)       173        (345)
                                      ---       ------       ----      ------
                                      (60)      (1,340)       173      (1,227)
                                      ---       ------       ----      ------
Net current
 assets/(liabilities)............      94         (722)        --        (628)
                                      ---       ------       ----      ------
Total assets less current
 liabilities.....................     333          325       (239)        419
                                      ---       ------       ----      ------
Creditors due after more than one
 year
Loans............................      --           (8)        --          (8)
Other creditors..................      --           (9)        --          (9)
                                      ---       ------       ----      ------
                                       --          (17)        --         (17)
Provisions for liabilities and
 charges.........................      --          (72)        --         (72)
Deferred income..................      --          (11)        --         (11)
                                      ---       ------       ----      ------
                                       --         (100)        --        (100)
                                      ---       ------       ----      ------
Net assets.......................     333          225       (239)        319
                                      ===       ======       ====      ======
Net investment...................     333          222       (239)        316
Minority interests--equity.......      --            3         --           3
                                      ---       ------       ----      ------
                                      333          225       (239)        319
                                      ===       ======       ====      ======

Supplemental Combined Cash Flow Statements
For the year ended 31 December 1996

                                                 Non-
                                   Guarantors Guarantors Eliminations Combined
                                   ---------- ---------- ------------ ---------
                                   (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m
Net cash inflow from operating
activities.......................        6        286          --         292
Equity income of wholly owned
subsidiaries.....................       45         --         (45)         --
Returns on investments and
servicing of   finance...........       12        (25)         --         (13)
Taxation.........................        8        (49)         --         (41)
                                      ----      -----        ----       -----
                                        71        212         (45)        238
Capital expenditure and financial
investment.......................       --       (187)         --        (187)
Disposals........................      (13)        --          13          --
                                      ----      -----        ----       -----
Cashflow before financing........       58         25         (32)         51
Net movement in financing........      (56)       (33)         32         (57)
                                      ----      -----        ----       -----
Increase/(decrease) in cash......        2         (8)         --          (6)
                                      ====      =====        ====       =====
For the year ended 31 December 1997

                                                 Non-
                                   Guarantors Guarantors Eliminations Combined
                                   ---------- ---------- ------------ ---------
                                   (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m
Net cash inflow from operating
 activities......................       (6)       117          --         111
Equity income of wholly owned
 subsidiaries....................        4         --          (4)         --
Returns on investments and
 servicing of finance............       16        (28)         --         (12)
Taxation.........................       (9)       (13)         --         (22)
                                      ----      -----        ----       -----
                                         5         76          (4)         77
Capital expenditure and financial
 investment......................       --       (169)         --        (169)
Acquisitions/(Disposals).........      (13)        31          13          31
                                      ----      -----        ----       -----
Cashflow before financing........       (8)       (62)          9         (61)
Net movement in financing........        6         70          (9)         67
                                      ----      -----        ----       -----
Increase/(decrease) in cash......       (2)         8          --           6
                                      ====      =====        ====       =====
For the year ended 31 December 1998

                                                 Non-
                                   Guarantors Guarantors Eliminations Combined
                                   ---------- ---------- ------------ ---------
                                   (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m
Net cash inflow from operating
 activities......................        9        191          --         200
Equity income of wholly owned
 subsidiaries....................        1         --          (1)         --
Returns on investments and
 servicing of finance............        9        (21)         --         (12)
Taxation.........................      (10)       (46)         --         (56)
                                      ----      -----        ----       -----
                                         9        124          (1)        132
Capital expenditure and financial
 investment......................       --       (130)         --        (130)
Disposals........................      (70)        --          70          --
                                      ----      -----        ----       -----
Cashflow before financing........      (61)        (6)         69           2
Net movement in financing........       61          4         (69)         (4)
                                      ----      -----        ----       -----
Decrease in cash.................       --         (2)         --          (2)
                                      ====      =====        ====       =====

             UNAUDITED CONDENSED COMBINED PROFIT AND LOSS ACCOUNTS

                                                                              6 months ended
                                                                                  30 June
                                                                            -------------------
                                                                              1998      1999
                                                                            --------- ---------
                                                                                (Unaudited)
                                                                            (Pounds)m (Pounds)m
Turnover...................................................................   1,070     1,045
Operating costs............................................................    (992)     (965)
                                                                              -----     -----
Trading profit.............................................................      78        80
Exceptional items - loss on sale or closure of operations..................      (4)       --
                                                                              -----     -----
Profit on ordinary activities before interest..............................      74        80
Net interest payable.......................................................     (39)      (32)
                                                                              -----     -----
Profit on ordinary activities before taxation..............................      35        48
Taxation on profit on ordinary activities..................................       1       (16)
                                                                              -----     -----
Profit on ordinary activities after taxation...............................      36        32
Attributable to minorities.................................................      --        --
                                                                              -----     -----
Net profit for the financial period........................................      36        32
                                                                              -----     -----

                   UNAUDITED CONDENSED COMBINED STATEMENTS OF
                       TOTAL RECOGNISED GAINS AND LOSSES

                                                             6 months ended
                                                                 30 June
                                                           -------------------
                                                             1998      1999
                                                           --------- ---------
                                                               (Unaudited)
                                                           (Pounds)m (Pounds)m
Net profit for the financial period.......................     36        32
Currency translation differences on foreign currency net
 investments..............................................    (17)       22
                                                              ---       ---
Total recognised gains relating to the period.............     19        54
                                                              ===       ===


             The accompanying notes form an integral part of these
                    condensed combined financial statements.

                  UNAUDITED CONDENSED COMBINED BALANCE SHEETS

                                                             At          At
                                                         31 December   30 June
                                                            1998        1999
                                                         ----------- -----------
                                                                     (Unaudited)
                                                          (Pounds)m   (Pounds)m
Fixed assets
Tangible assets.........................................    1,041       1,066
Investments--Participating and other interests..........        6           6
                                                           ------      ------
                                                            1,047       1,072
                                                           ------      ------
Current assets
Stocks..................................................      250         235
Debtors.................................................      296         369
Investments and short-term deposits--unlisted...........        2           3
Cash at bank............................................       51          32
                                                           ------      ------
                                                              599         639
                                                           ------      ------
Total assets............................................    1,646       1,711
                                                           ------      ------
Creditors due within one year
Short-term borrowings...................................      (12)        (10)
Current instalments of loans............................       (4)         (1)
Financing due to ICI....................................     (866)       (714)
Other creditors.........................................     (345)       (322)
                                                           ------      ------
                                                           (1,227)     (1,047)
                                                           ------      ------
Net current liabilities.................................     (628)       (408)
                                                           ------      ------
Total assets less current liabilities...................      419         664
                                                           ------      ------
Creditors due after more than one year
Loans...................................................       (8)       (152)
Other creditors.........................................       (9)         (8)
                                                           ------      ------
                                                              (17)       (160)
Provisions for liabilities and charges..................      (72)        (73)
Deferred income.........................................      (11)        (10)
                                                           ------      ------
                                                             (100)       (243)
                                                           ------      ------
Net assets..............................................      319         421
                                                           ------      ------
Net investment..........................................      316         418
Minority interest - equity .............................        3           3
                                                           ------      ------
                                                              319         421
                                                           ======      ======

             The accompanying notes form an integral part of these
                    condensed combined financial statements.

               UNAUDITED CONDENSED COMBINED CASH FLOW STATEMENTS

                                                                  6 months
                                                                ended 30 June
                                                             -------------------
                                                               1998      1999
                                                             --------- ---------
                                                                 (Unaudited)
                                                             (Pounds)m (Pounds)m
Net cash inflow/(outflow) from operating activities.........     64        20
Returns on investments and servicing of finance.............     (9)      (41)
Taxation....................................................    (11)       (8)
                                                                ---      ----
                                                                 44       (29)
Capital expenditures and financial investment...............    (50)      (83)
                                                                ---      ----
Cash flow before financing..................................     (6)     (112)
Net movement in financing...................................     --        89
                                                                ---      ----
Decrease in cash............................................     (6)      (23)
                                                                ===      ====




             The accompanying notes form an integral part of these
                    condensed combined financial statements.

   NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1 Basis of Preparation

   These Unaudited Condensed Combined Financial Statements have been prepared applying the basis of preparation and accounting policies disclosed in Notes 1 and 2 to the Combined Financial Statements and should be read in conjunction with those Combined Financial Statements included at pages F-55 to F-94. In the opinion of management of ICI, the Unaudited Condensed Combined Financial Statements includes all adjustments, consisting only of normal recurring adjustments other than those separately disclosed, necessary for a fair statement of the results for the interim periods. Financial information for interim periods is not necessarily indicative of the results for the full year.

2 Segmental Information

                                                              6 months ended
                                                                  30 June
                                                              1998      1999
                                                            --------- ---------
                                                                (Unaudited)
                                                            (Pounds)m (Pounds)m
Turnover by business
Polyurethanes..............................................     409       435
Tioxide....................................................     294       304
Petrochemicals.............................................     389       325
                                                              -----     -----
                                                              1,092     1,064
Inter-business--Petrochemicals sales to Polyurethanes......     (22)      (19)
                                                              -----     -----
                                                              1,070     1,045
                                                              =====     =====
Trading profit/(loss) before exceptional items
Polyurethanes..............................................      40        50
Tioxide....................................................      31        36
Petrochemicals.............................................       7        (6)
                                                              -----     -----
                                                                 78        80
                                                              =====     =====

3 Inventories

                                                        31 December,  30 June,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
                                                         (Pounds)m    (Pounds)m
Raw materials and consumables..........................     106           95
Stocks in process......................................      11           11
Finished goods and goods for resale....................     133          129
                                                            ---          ---
                                                            250          235
                                                            ===          ===

4 Differences between UK and US accounting principles

   These Unaudited Condensed Combined Financial Statements have been prepared in accordance with United Kingdom Generally Accepted Accounting Principles (UK
GAAP) which differs in certain significant respects from US GAAP. A description of the relevant accounting principles which differ materially is given in Note 30 to the Combined Financial Statements.

   The following is a summary of the material adjustments to net income and net assets which would be required if US GAAP had been applied instead of UK GAAP:

                                                              6 months ended
                                                                  30 June
                                                            -------------------
                                                              1998      1999
                                                            --------- ---------
                                                                (Unaudited)
                                                            (Pounds)m (Pounds)m
Net income - UK GAAP.......................................     36        32
Adjustments to conform with US GAAP:
  Pension expense..........................................     --        (3)
  Purchase accounting adjustments:
    Amortisation of goodwill and intangibles...............
  Capitalisation of interest less amortisation and
   disposals...............................................     17         7
  Restructuring costs......................................
  Deferred taxation........................................
    Arising on UK GAAP results.............................     (9)       (3)
    Arising on other US GAAP adjustments...................     (6)       (2)
                                                               ---       ---
  Total US GAAP adjustments................................      2        (1)
                                                               ---       ---
Net income - US GAAP.......................................     38        31
                                                               ===       ===

                                                                    At 30 June
                                                                       1999
                                                                    -----------
                                                                    (Unaudited)
                                                                     (Pounds)m
Net investment - UK GAAP...........................................     418
Adjustments to conform with US GAAP:
  Purchase accounting adjustments including goodwill and
   intangibles.....................................................      30
  Capitalisation of interest less amortisation and disposals.......      78
  Restructuring provisions.........................................       5
  Pension expense..................................................     (30)
  Deferred taxation................................................     (69)
  Total US GAAP adjustments........................................      14
                                                                        ---
Net investment - US GAAP...........................................     432
                                                                        ===

   Combined Cash Flow Statement

     Restated in accordance with US GAAP, the Combined Cash Flow Statement for the six months ended June 30, 1999 is as follows:

                                                                       (Pounds)m
   Net cash provided by operating activities..........................    (29)
   Cash flows from investing activities...............................    (82)
   Cash flows from financing activities...............................     88
                                                                          ---
   Increase (decrease) in cash and cash equivalents...................    (23)
                                                                          ===

                                    PART II

Item 20. Indemnification of Officers and Directors

   Huntsman International LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. Huntsman International LLC's amended and restated limited liability company agreement contains no indemnification provisions.

   Each of Huntsman International Financial LLC, Huntsman Propylene Oxide Holdings LLC, Huntsman EA Holdings LLC, Huntsman Texas Holdings LLC, Eurofuels LLC and Eurostar Industries LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its respective limited liability company agreement.

   Huntsman Financial LLC's limited liability company agreement contains no indemnification provisions. Article 12.2 of the limited liability company agreement of each of Huntsman Propylene Oxide Holdings LLC, Huntsman EA Holdings LLC, Huntsman Texas Holdings LLC, Eurofuels LLC and Eurostar Industries LLC, each of which is filed as an exhibit to this registration statement, authorizes the respective company to indemnify its managers, members, officers, directors, stockholders, employees, representatives and agents, to the extent permitted by law, from and against all losses and claims arising from any suits or proceedings in which these persons may be involved by reason of their management of or relation to the business and affairs of the respective company and to reimburse these persons for expenses incurred in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of such persons to repay such amounts if so required.

   Each of Huntsman Ethyleneamines Ltd., Huntsman Propylene Oxide Ltd. and Hunstman International Fuels, L.P. is empowered by Article 11 of the Texas Revised Limited Partnership Act, subject to the procedures and limitations therein, to indemnify any partner, agent or employee who is or has been a party to or is threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses.

   Article XII of the Articles of Limited Partnership of Hunstman Ethyleneamines Ltd., and Article XII of the First Amended and Restated Articles of Limited Partnership of each of Huntsman Propylene Oxide Ltd. and Hunstman International Fuels, L.P., each of which is filed as an exhibit to this registration statement, indemnifies its general partner and its officers to the extent permitted by law from and against all claims and liabilities in which they became involved be reason of their management of the business or affairs of the respective limited partnership.

   Tioxide Group is an unlimited company having share capital registered in England and Wales. Section 310 of the U.K. Companies Act of 1985 (as amended) nullifies any provision contained in a company's articles of association or in any other contract with the company for exempting any director, officer or auditor of the company, or indemnifying such person against, any liability that would attach to him by rule of law in respect of any negligence, default, breach of duty or breach of trust for which such person may be guilty with respect to such company. However, Section 310 permits a company to purchase or maintain insurance for its directors, officers and auditors against liabilities of this nature and permits a company to indemnify any director, officer or auditor against any liability incurred by such person that results from defending any proceedings (civil or criminal) in which a judgment is given in such person's favor or such person is acquitted or application is made under Section 144(3) or (4) of the Companies Act (acquisition of shares by innocent nominee) or Section 727 of the Companies Act (general power to grant relief in the case of honest and reasonable conduct) where relief is granted to such director, officer or auditor by the court.

   Article 22(a) of the Articles of Association of Tioxide Group indemnifies every director, officer and auditor of Tioxide Group out of the assets of Tioxide Group against all losses and liabilities that such person may sustain in the performance of the duties of his office to the extent permitted by
Section 310 of the Companies Act. Furthermore, Article 22(b) empowers the directors of Tioxide Group to purchase insurance for any director, officer or auditor of Tioxide Group as permitted by the Companies Act.

   Tioxide Americas Inc. is incorporated in the Cayman Islands. Cayman Islands law does not specifically limit the extent to which a company's articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be able to enforce indemnification for his own dishonesty or willful neglect or default.

   Article 123 of the Articles of Association of Tioxide Americas Inc., which is filed as an exhibit to this registration statement, contain provisions providing for the indemnification by Tioxide Americas of an officer, director or trustee of Tioxide Americas for all actions, proceedings, claims, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own respective willful neglect or default.

Item 21. Exhibits and Financial Statement Schedules


  3.1 Certificate of Formation of Huntsman International LLC (incorporated by reference to Exhibit 3.1 of our registration statement on Form S-4 (File
      No. 333-85141))

  3.2 Certificate of Amendment to Certificate of Formation of Huntsman
      International LLC (incorporated by reference to Exhibit 3.9 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-85141))

  3.3 Amended and Restated Limited Liability Company Agreement of Huntsman
      International LLC dated June 30, 1999 (incorporated by reference to
      Exhibit 3.2 of our registration statement on Form S-4 (File No. 333-
      85141))

  3.4 Certificate of Formation of Huntsman Financial LLC (incorporated by reference to Exhibit 3.3 of our registration statement on Form S-4 (File
      No. 333-85141))

  3.5 Certificate of Amendment to Certificate of Formation of Huntsman
      International Financial LLC (incorporated by reference to Exhibit 3.10 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-
      85141))

  3.6 Limited Liability Company Agreement of Huntsman Financial LLC dated June
      18, 1999, as amended by the First Amendment dated June 19, 1999
      (incorporated by reference to Exhibit 3.4 of our registration statement on Form S-4 (File No. 333-85141))

  3.7 Certificate of Formation of Huntsman Propylene Oxide Holdings LLC*

  3.8 Limited Liability Company Agreement of Huntsman Propylene Oxide Holdings
      LLC dated July 12, 2000*

  3.9  Certificate of Formation of Huntsman EA Holdings LLC*

  3.10 Limited Liability Company Agreement of Huntsman EA Holdings LLC dated
       December 22, 2000*

  3.11 Certificate of Formation of Huntsman Texas Holdings LLC*

  3.12 Limited Liability Company Agreement of Huntsman Texas Holdings LLC dated
       July 12, 2000*

  3.13 Certificate of Formation of Eurofuels LLC*

  3.14 Limited Liability Company Agreement of Eurofuels LLC dated July 12,
       2000*

  3.15 Certificate of Formation of Eurostar Industries LLC*

  3.16 Limited Liability Company Agreement of Eurostar Industries LLC dated
       July 12, 2000*

  3.17 Certificate of Limited Partnership of Huntsman Ethyleneamines Ltd.*

  3.18 Articles of Limited Partnership of Huntsman Ethyleneamines Ltd. dated
       January 5, 2001*

  3.19 Certificate of Limited Partnership of Huntsman Propylene Oxide Ltd.*

  3.20 First Amended and Restated Articles of Limited Partnership of Huntsman
       Propylene Oxide Ltd. dated October 1, 2000*

  3.21 Certificate of Limited Partnership of Huntsman International Fuels,
       L.P.*

  3.22 Certificate of First Amendment to Certificate of Limited Partnership of
       Huntsman International Fuels, L.P.*

  3.23 First Amended and Restated Articles of Limited Partnership of Huntsman
       International Fuels, L.P. dated October 1, 2000*

  3.24 Memorandum of Association of Tioxide Group (incorporated by reference to
       Exhibit 3.5 of our registration statement on Form S-4 (File No. 333-
       85141))

  3.25 Articles of Association of Tioxide Group (incorporated by reference to
       Exhibit 3.6 of our registration statement on Form S-4 (File No. 333-
       85141))

  3.26 Memorandum of Association of Tioxide Americas Inc. (incorporated by reference to Exhibit 3.7 of our registration statement on Form S-4 (File
       No. 333-85141))

  3.27 Articles of Association of Tioxide Americas Inc. (incorporated by reference to Exhibit 3.8 of our registration statement on Form S-4 (File
       No. 333-85141))

  4.1 Indenture, dated as of March 13, 2001, among Huntsman International LLC, each of the Guarantors party thereto and The Bank of New York, as Trustee, relating to the 10 1/8% Senior Subordinated Notes due 2009*

  4.2  Form of certificate of 10 1/8% Senior Subordinated Note due 2009
       (included as Exhibit A-4 to Exhibit 4.1)

  4.3 Exchange and Registration Rights Agreement dated March 13, 2001, by and among Huntsman International LLC, the Guarantors party thereto, Deutsche
       Bank AG London, Salomon Brothers International Limited, J.P. Morgan
       Securities Ltd. and ABN AMRO Bank N.V.*

  4.4 Exchange and Registration Rights Agreement dated May 1, 2001, by and among Huntsman International LLC, the Guarantors party thereto and Deutsche Bank AG London*

  4.5  Form of the First Supplemental Indenture among Huntsman International
       LLC, each of the Guarantors party thereto and The Bank of New York, as Trustee, relating to the 10 1/8% Senior Subordinated Notes due 2009*

  5.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the notes to be issued by Huntsman International LLC, and the guarantees to be issued by Huntsman ICI Financial LLC, Huntsman Propylene
      Oxide Holdings LLC, Huntsman EA Holdings LLC, Huntsman Texas Holdings
      LLC, Eurofuels LLC, Eurostar Industries LLC, Huntsman Ethyleneamines
      Ltd., Huntsman Propylene Oxide Ltd. and Huntsman International Fuels,
      L.P. in the exchange offer*

  5.2 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the guarantees to be issued by Tioxide Group in the exchange offer*

  5.3 Opinion and consent of Walkers as to the legality of the guarantees to be issued by Tioxide Americas Inc. in the exchange offer*

  8.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the tax consequences of the notes to be issued by Huntsman International LLC*

 10.1 Contribution Agreement, dated as of April 15, 1999, by and among Imperial
      Chemical Industries PLC, Huntsman Specialty Chemicals Corporation,
      Huntsman International Holdings LLC (f/k/a Huntsman ICI Holdings LLC) and
      Huntsman International LLC (f/k/a Huntsman International LLC (f/k/a
      Huntsman ICI Chemicals LLC)) as amended by the first Amending Agreement, dated June 4, 1999, the second Amending Agreement, dated June 30, 1999, and the third Amending Agreement, dated June 30, 1999 (incorporated by reference to Exhibit 10.1 of our registration statement on Form S-4 (File
      No. 333-85141))

 10.2 Purchase and Sale Agreement (PO/MTBE Business), dated March 21, 1997, among Texaco, Texaco Chemical Inc. and HSCC Chemicals Corporation
      (incorporated by reference to Exhibit 10.2 of our registration statement on Form S-4 (File No. 333-85141))

 10.3 Operating and Maintenance Agreement, dated as of March 21, 1997, by and between Huntsman Specialty Chemicals Corporation and Huntsman
      Petrochemical Corporation (incorporated by reference to Exhibit 10.3 of our registration statement on Form S-4 (File No. 333-85141))

 10.4 Credit Agreement, dated as of June 30, 1999, by and among Huntsman
      International LLC (f/k/a Huntsman International LLC (f/k/a Huntsman ICI
      Chemicals LLC)), Huntsman International Holdings LLC (f/k/a Huntsman ICI
      Holdings LLC), Bankers Trust Company, Goldman Sachs Credit Partners LP,
      The Chase Manhattan Bank, and Warburg Dillon Read and various lending institutions party thereto (incorporated by reference to Exhibit 10.4 of our registration statement on Form S-4 (File No. 333-85141))

 10.5 Asset Sale Agreement, dated June 30, 1999, by and between BP Chemicals
      Limited and Huntsman International LLC (f/k/a Huntsman ICI Chemicals LLC)
      (incorporated by reference to Exhibit 10.5 of our registration statement on Form S-4 (File No. 333-85141))

 10.6 Joint Venture Agreement, dated as of October 18, 1993 between Tioxide
      Americas Inc. and Kronos Louisiana, Inc. (incorporated by reference to
      Exhibit 10.6 of our registration statement on Form S-4 (File No. 333-
      85141))

 10.7 Shareholders Agreement, dated as of January 11, 1982, by and among Imperial Chemical Industries PLC, ICI American Holdings, Inc. and
      Uniroyal, Inc. (incorporated by reference to Exhibit 10.7 of our registration statement on Form S-4 (File No. 333-85141))

 10.8 Operating Agreement, dated December 28, 1981, between Uniroyal, Inc.,
      Rubicon Chemicals, Inc. and Rubicon, Inc. (incorporated by reference to
      Exhibit 10.8 of our registration statement on Form S-4 (File No. 333-
      85141))

 10.9 Liability and Indemnity Agreement, dated December 28, 1981, by and among
      Rubicon Inc., Rubicon Chemicals Inc., Imperial Chemical Industries PLC,
      ICI American Holdings Inc. and Uniroyal Inc. (incorporated by reference to Exhibit 10.9 of our registration statement on Form S-4 (File No. 333-
      85141))

 10.10 Purchase Agreement dated July 9, 2001 between Tioxide Europe Limited and
       Imperial Chemical Industries PLC.***

 10.11 Slag Sales Agreement, dated July 10, 1997, by and between Richards Bay
       Iron and Titanium (Proprietary) Limited and Tioxide S.A. (Pty) Limited
       (incorporated by reference to Exhibit 10.11 of our registration statement on Form S-4 (File No. 333-85141))**

 10.12 Slag Sales Agreement, dated April 19, 2000, by and between Qit-Fer Et
       Titane Inc. and Tioxide Europe Limited (incorporated by reference to
       Exhibit 10.12 of our annual report on Form 10-K filed on March 21, 2001
       (File No. 333-85141))***

 10.13 Supply Agreement, dated April 13, 1999, by and between Shell Trading
       International Limited and ICI Chemicals & Polymers Limited (incorporated by reference to Exhibit 10.13 of our registration statement on Form S-4
       (File No. 333-85141))**

 10.14 Amendment, dated February 7, 2001, to the Supply Agreement, dated April
       13, 1998, by and between Shell Trading International Limited and ICI
       Chemicals & Polymers Limited (incorporated by reference to Exhibit 10.14 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-
       85141))***

 10.15 First Amendment, dated as of December 21, 2000, by and among Huntsman
       International LLC, Huntsman International Holdings LLC, the financial institutions named therein, as Lenders, Bankers Trust Company, as Lead
       Arranger, Administrative Agent for the Lenders and Sole Book Manager,
       Goldman Sachs Credit Parnters L.P., as Syndication Agent and Co-Arranger and The Chase Manhattan Bank and Warburg Dillon Read (a division of UBS
       AG), as Co-Arrangers and as Co-Documentation Agents, to the Credit
       Agreement dated as of June 30, 1999 (incorporated by reference to Exhibit 10.15 of our annual report on Form 10-K filed on March 21, 2001
       (File No. 333-85141))

 10.16 Second Amendment, dated as of March 5, 2001, is entered into by and among Huntsman International LLC, Huntsman International Holdings LLC, the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders hereunder, Bankers Trust Company, as Lead
       Arranger, Administrative Agent for the Lenders and Sole Book Manager,
       Goldman Sachs Credit Partners L.P., as Syndication Agent and Co-Arranger and The Chase Manhattan Bank and UBS Warburg LLC (as successor to
       Warburg Dillon Read), as Co-Arrangers and as Co-Documentation Agents, to the Credit Agreement dated as of June 30, 1999 (incorporated by reference to Exhibit 10.16 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-85141))

 10.17 Contribution Agreement, among Huntsman International LLC, as Contributor and Originator, and Huntsman Receivables Finance LLC, as the Company, dated as of December 20, 2000 (incorporated by reference to Exhibit
       10.17 of our annual report on Form 10-K filed on March 21, 2001 (File
       No. 333-85141))

 10.18 Huntsman Master Trust Pooling Agreement, dated as of December 21, 2000, among Huntsman Receivables Finance LLC, as Company, Huntsman (Europe)
       BVBA, as Master Servicer, and Chase Manhattan Bank (Ireland) Plc, as
       Trustee (incorporated by reference to Exhibit 10.18 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-85141))

 10.19 Huntsman Master Trust, Series 2000-1 Supplement, dated as of December
       21, 2000, to Pooling Agreement dated as of December 21, 2000, among
       Huntsman Receivables Finance LLC, as Company, Huntsman (Europe), BVBA, as Master Servicer, The Chase Manhattan Bank, as Funding Agent, Park
       Avenue Receivables Corp., as Series 2000-1 Initial Purchaser, the several financial institutions party thereto from time to time as Series
       2000-1 APA Banks, and Chase Manhattan Bank (Ireland) Plc, as Trustee

       (incorporated by reference to Exhibit 10.19 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.20 Servicing Agreement, dated as of December 21, 2000, among Huntsman
       Receivables Finance LLC, as the Company, Huntsman (Europe) BVBA, as
       Master Servicer, Tioxide Americas Inc, Huntsman ICI Holland B.V.,
       Tioxide Europe Limited, Huntsman

       International LLC, Huntsman Petrochemicals (UK) Limited, Huntsman
       Propylene Oxide Ltd., Huntsman International Fuels, L.P., as Local
       Servicers, Chase Manhattan Bank (Ireland) Plc, as Trustee,
       Pricewaterhousecoopers, as Liquidation Servicer, and Huntsman
       International LLC, as Servicer Guarantor (incorporated by reference to
       Exhibit 10.20 of our annual report on Form 10-K filed on March 21, 2001
       (File No. 333-85141))

 10.21 U.S. Receivables Purchase Agreement, Huntsman International LLC, as
       Purchaser, and Tioxide Americas Inc., Huntsman Propylene Oxide Ltd. and
       Huntsman International Fuels, L.P., each as a Seller and an Originator
       (incorporated by reference to Exhibit 10.21 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.22 Dutch Receivables Purchase Agreement, dated as of December 21, 2000, between Huntsman International LLC, as Purchaser, Huntsman ICI Holland
       B.V., as Originator, Huntsman ICI (Europe) B.V.B.A., as Master Servicer
       (incorporated by reference to Exhibit 10.22 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.23 U.K. Receivables Purchase Agreement, dated as of December 20, 2000, between Huntsman International LLC, as Purchaser, Tioxide Europe Limited and Huntsman Petrochemicals (UK) Limited, as Originators, and Huntsman
       (Europe) B.V.B.A., as Master Servicer (incorporated by reference to
       Exhibit 10.23 of our annual report on Form 10-K filed on March 21, 2001
       (File No. 333-85141))

 12.1  Statement re: Computation of Ratio of Earnings to Fixed Charges

 21.1  Subsidiaries of Huntsman International LLC*

 23.1  Consent of Deloitte & Touche LLP

 23.2  Consent of KPMG Audit Plc

 23.3  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
       Exhibits 5.1 and 5.2)

 23.4  Consent of Walkers (included in Exhibit 5.3)

 23.5  Consent of Chem Systems*

 23.6  Consent of International Business Management Associates*

 24.1  Powers of Attorney (included as part of signature page)*

 25.1  Form T-1 Statement of Eligibility of The Bank of New York to act as
       Trustee under the Indenture*

 99.1  Form of Consent Letter of Transmittal for the notes

 99.2  Letter to Brokers for the notes

 99.3  Letter to Clients for the notes

--------
  * Previously filed.

 ** Confidential treatment pursuant to Rule 406 of the Securities Act has been previously granted by the SEC.

*** Portions of this document have been omitted and previously filed separately with the SEC pursuant to request for confidential treatment pursuant to Rule 406 of the Securities Act and Rule 24b-2 of the Exchange Act.

Item 22. Undertakings

   The undersigned registrants hereby undertake:

   (1) To file, during any period in which offers to sale are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liabilities under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, Huntsman International LLC has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          HUNTSMAN INTERNATIONAL LLC

                                              /s/ Jon M. Huntsman*

                                          By: _________________________________

                                                  Jon M. Huntsman


                                               Chairman of the Board


                                              of Managers and Manager


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                Name                          Capacities
                ----                          ----------


      /s/ Jon M. Huntsman*           Chairman of the Board of
____________________________________ Managers & Manager
          Jon M. Huntsman


     /s/ Peter R. Huntsman*          President, Chief Executive
____________________________________ Officer and Manager
         Peter R. Huntsman

      /s/ J. Kimo Esplin*            Executive Vice President and
____________________________________ Chief Financial Officer
           J. Kimo Esplin


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

HUNTSMAN INTERNATIONAL FINANCIAL LLC

   Pursuant to the requirements of the Securities Act, Huntsman International Financial LLC has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          HUNTSMAN INTERNATIONAL FINANCIAL LLC

                                               /s/ Jon M. Huntsman*

                                          By: _________________________________

                                                    Jon M. Huntsman


                                                 Chairman of the Board


                                                of Managers and Manager


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                  Signature                             Capacities
                  ---------                             ----------

          /s/ Jon M. Huntsman*                 Chairman of the Board of
 ____________________________________________  Managers & Manager
               Jon M. Huntsman

         /s/ Peter R. Huntsman*                President, Chief Executive
 ____________________________________________  Officer and Manager
              Peter R. Huntsman

           /s/ J. Kimo Esplin*                 Executive Vice President and
 ____________________________________________  Chief Financial Officer
                J. Kimo Esplin


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

EUROFUELS LLC

   Pursuant to the requirements of the Securities Act, Eurofuels LLC has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          EUROFUELS LLC

                                                 /s/ Patrick W. Thomas*
                                          By: _________________________________
                                                     Patrick W. Thomas
                                                    President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                    Name                                Capacities
                    ----                                ----------

          /s/ Patrick W. Thomas*               President & Manager
 ____________________________________________
              Patrick W. Thomas

             /s/ Don H. Olsen                  Vice President
 ____________________________________________
                 Don H. Olsen

             /s/ Sean Douglas                  Vice President
 ____________________________________________
                 Sean Douglas

         /s/ Samuel D. Scruggs*                Vice President and Treasurer
 ____________________________________________
              Samuel D. Scruggs


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

EUROSTAR INDUSTRIES LLC

   Pursuant to the requirements of the Securities Act, Eurostar Industries LLC has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          EUROSTAR INDUSTRIES LLC

                                                 /s/ Peter R. Huntsman*
                                          By: _________________________________
                                                     Peter R. Huntsman
                                                    President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                    Name                                Capacities
                    ----                                ----------

         /s/ Peter R. Huntsman*                President & Manager
 ____________________________________________
              Peter R. Huntsman

           /s/ J. Kimo Esplin*                 Vice President and Manager
 ____________________________________________
                J. Kimo Esplin

            /s/ Sean Douglas*                  Vice President and Treasurer
 ____________________________________________
                 Sean Douglas


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

HUNTSMAN EA HOLDINGS LLC

   Pursuant to the requirements of the Securities Act, Huntsman EA Holdings LLC has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          HUNTSMAN EA HOLDINGS LLC

                                               /s/ Patrick W. Thomas*
                                          By: _________________________________
                                                    Patrick W. Thomas
                                                   President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                    Name                                Capacities
                    ----                                ----------

         /s/ Patrick W. Thomas*                President & Manager
 ____________________________________________
              Patrick W. Thomas

           /s/ Curtis C. Dowd*                 Manager
 ____________________________________________
                Curtis C. Dowd

            /s/ Sean Douglas                   Vice President
 ____________________________________________
                 Sean Douglas

             /s/ Robert Bere                   Vice President
 ____________________________________________
                 Robert Bere

         /s/ Samuel D. Scruggs*                Vice President and Treasurer
 ____________________________________________
              Samuel D. Scruggs


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC

   Pursuant to the requirements of the Securities Act, Huntsman Propylene Oxide Holdings LLC has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.

                                          HUNTSMAN PROPYLENE OXIDE HOLDINGS
                                          LLC

                                               /s/ Patrick W. Thomas*
                                          By: _________________________________
                                                     Patrick W. Thomas
                                                    President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                    Name                                Capacities
                    ----                                ----------

         /s/ Patrick W. Thomas*                President & Manager
 ____________________________________________
              Patrick W. Thomas

          /s/ Richard Lundgren*                Vice President and Manager
 ____________________________________________
               Richard Lundgren

             /s/ Sean Douglas                  Vice President
 ____________________________________________
                 Sean Douglas

         /s/ Samuel D. Scruggs*                Vice President and Treasurer
 ____________________________________________
              Samuel D. Scruggs


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

HUNTSMAN TEXAS HOLDINGS LLC

   Pursuant to the requirements of the Securities Act, Huntsman Texas Holdings LLC has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          HUNTSMAN TEXAS HOLDINGS LLC

                                               /s/ Peter R. Huntsman*
                                          By: _________________________________
                                                    Peter R. Huntsman
                                                   President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:


                    Name                                Capacities
                    ----                                ----------

         /s/ Peter R. Huntsman*                President & Manager
 ____________________________________________
              Peter R. Huntsman

           /s/ J. Kimo Esplin*                 Vice President and Manager
 ____________________________________________
                J. Kimo Esplin

            /s/ Sean Douglas*                  Vice President and Manager
 ____________________________________________
                 Sean Douglas

         /s/ Samuel D. Scruggs*                Vice President and Treasurer
 ____________________________________________
              Samuel D. Scruggs

          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

HUNTSMAN ETHYLENEAMINES LTD.

   Pursuant to the requirements of the Securities Act, Huntsman Ethyleneamines Ltd. has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          HUNTSMAN ETHYLENEAMINES LTD.

                                          By: HUNTSMAN EA HOLDINGS LLC

                                               /s/ Patrick W. Thomas*
                                          By: _________________________________
                                                     Patrick W. Thomas
                                                    President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                    Name                                Capacities
                    ----                                ----------

         /s/ Patrick W. Thomas*                President
 ____________________________________________
              Patrick W. Thomas

              /s/ Sean Douglas                 Vice President
 ____________________________________________
                 Sean Douglas

            /s/ Robert Bere*                   Vice President
 ____________________________________________
                 Robert Bere

         /s/ Samuel D. Scruggs*                Vice President and Treasurer
 ____________________________________________
              Samuel D. Scruggs


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

HUNTSMAN PROPYLENE OXIDE LTD.

   Pursuant to the requirements of the Securities Act, Huntsman Propylene Oxide Ltd. has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          HUNTSMAN PROPYLENE OXIDE LTD.

                                          By: HUNTSMAN PROPYLENE OXIDE
                                             HOLDINGS LLC

                                               /s/ Patrick W. Thomas*
                                          By: _________________________________
                                                    Patrick W. Thomas
                                                   President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:


                Name                          Capacities
                ----                          ----------


     /s/ Patrick W. Thomas*          President
____________________________________
         Patrick W. Thomas


       /s/ Sean Douglas*             Vice President
____________________________________
            Sean Douglas

    /s/ Richard E. Lundgren*         Vice President
____________________________________
        Richard E. Lundgren

     /s/ Samuel D. Scruggs*          Vice President and Treasurer
____________________________________
         Samuel D. Scruggs

          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

HUNTSMAN INTERNATIONAL FUELS, L.P.

   Pursuant to the requirements of the Securities Act, Huntsman International Fuels, L.P. has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.

                                          HUNTSMAN INTERNATIONAL FUELS, L.P.

                                          By: EUROFUELS LLC

                                               /s/ Patrick W. Thomas*
                                          By: _________________________________
                                                    Patrick W. Thomas
                                                   President & Manager

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities on the 27 day of November, 2001:



                Name                          Capacities
                ----                          ----------


     /s/ Patrick W. Thomas*          President
____________________________________
         Patrick W. Thomas


         /s/ Sean Douglas            Vice President
____________________________________
            Sean Douglas

        /s/ Don H. Olsen             Vice President
____________________________________
            Don H. Olsen

     /s/ Samuel D. Scruggs*          Vice President and Treasurer
____________________________________
         Samuel D. Scruggs


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

TIOXIDE GROUP

   Pursuant to the requirements of the Securities Act, Tioxide Group has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          TIOXIDE GROUP

                                             /s/ Peter R. Huntsman*

                                          By: _________________________________

                                                 Peter R. Huntsman

                                                        Director

   Pursuant to the requirements of Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons on the 27 day of November, 2001:



                Name                          Capacities
                ----                          ----------


     /s/ Peter R. Huntsman*          Director
____________________________________
         Peter R. Huntsman


      /s/ J. Kimo Esplin*            Director
____________________________________
           J. Kimo Esplin

     /s/ L. Russell Healey           Director
____________________________________
         L. Russell Healey

       /s/ Kevin J. Ninow            Director
____________________________________
           Kevin J. Ninow

       /s/ Duncan Emerson            Director
____________________________________
           Duncan Emerson

     /s/ Thomas G. Fisher*           Director
____________________________________
          Thomas G. Fisher

     /s/ Michael C. Dixon*           The Controller
____________________________________
          Michael C. Dixon


          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

TIOXIDE AMERICAS INC.

   Pursuant to the requirements of the Securities Act, Tioxide Americas Inc. has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 27 day of November, 2001.


                                          TIOXIDE AMERICAS INC.

                                             /s/ Peter R. Huntsman*

                                          By: _________________________________

                                                 Peter R. Huntsman


                                           Chairman of the Board of Directors


   Pursuant to the requirements of Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons on the 27 day of November, 2001:


                Name                          Capacities
                ----                          ----------


     /s/ Peter R. Huntsman*          Chairman of the Board of
____________________________________ Directors
         Peter R. Huntsman


      /s/ J. Kimo Esplin*            Director
____________________________________
           J. Kimo Esplin

     /s/ L. Russell Healy*           Director, Vice President and
____________________________________ Treasurer
          L. Russell Healy

          /s/ J. Kimo Esplin
*By:  ________________________________
              J. Kimo Esplin
             Attorney-in-Fact

                                 EXHIBIT INDEX


 Number                         Description of Exhibits
 ------                         -----------------------
  3.1   Certificate of Formation of Huntsman International LLC (incorporated by reference to Exhibit 3.1 of our registration statement on Form S-4
        (File No. 333-85141))

  3.2   Certificate of Amendment to Certificate of Formation of Huntsman
        International LLC (incorporated by reference to Exhibit 3.9 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-85141))

  3.3   Amended and Restated Limited Liability Company Agreement of Huntsman
        International LLC dated June 30, 1999 (incorporated by reference to
        Exhibit 3.2 of our registration statement on Form S-4 (File No. 333-
        85141))

  3.4 Certificate of Formation of Huntsman Financial LLC (incorporated by reference to Exhibit 3.3 of our registration statement on Form S-4
        (File No. 333-85141))

  3.5   Certificate of Amendment to Certificate of Formation of Huntsman
        International Financial LLC (incorporated by reference to Exhibit 3.10 of our annual report on Form 10-K filed on March 21, 2001 (File No.
        333-85141))

  3.6   Limited Liability Company Agreement of Huntsman Financial LLC dated
        June 18, 1999, as amended by the First Amendment dated June 19, 1999
        (incorporated by reference to Exhibit 3.4 of our registration statement on Form S-4 (File No. 333-85141))

  3.7   Certificate of Formation of Huntsman Propylene Oxide Holdings LLC*

  3.8   Limited Liability Company Agreement of Huntsman Propylene Oxide
        Holdings LLC dated July 12, 2000*

  3.9   Certificate of Formation of Huntsman EA Holdings LLC*

  3.10  Limited Liability Company Agreement of Huntsman EA Holdings LLC dated
        December 22, 2000*

  3.11  Certificate of Formation of Huntsman Texas Holdings LLC*

  3.12 Limited Liability Company Agreement of Huntsman Texas Holdings LLC dated July 12, 2000*

  3.13  Certificate of Formation of Eurofuels LLC*

  3.14  Limited Liability Company Agreement of Eurofuels LLC dated July 12,
        2000*

  3.15  Certificate of Formation of Eurostar Industries LLC*

  3.16  Limited Liability Company Agreement of Eurostar Industries LLC dated
        July 12, 2000*

  3.17  Certificate of Limited Partnership of Huntsman Ethyleneamines Ltd.*

  3.18  Articles of Limited Partnership of Huntsman Ethyleneamines Ltd. dated
        January 5, 2001*

  3.19  Certificate of Limited Partnership of Huntsman Propylene Oxide Ltd.*

  3.20  First Amended and Restated Articles of Limited Partnership of Huntsman
        Propylene Oxide Ltd. dated October 1, 2000*

  3.21  Certificate of Limited Partnership of Huntsman International Fuels,
        L.P.*

  3.22  Certificate of First Amendment to Certificate of Limited Partnership of
        Huntsman International Fuels, L.P.*

  3.23  First Amended and Restated Articles of Limited Partnership of Huntsman
        International Fuels, L.P. dated October 1, 2000*

  3.24  Memorandum of Association of Tioxide Group (incorporated by reference to Exhibit 3.5 of our registration statement on Form S-4 (File No. 333-
        85141))

  3.25 Articles of Association of Tioxide Group (incorporated by reference to
       Exhibit 3.6 of our registration statement on Form S-4 (File No. 333-
       85141))

  3.26 Memorandum of Association of Tioxide Americas Inc. (incorporated by reference to Exhibit 3.7 of our registration statement on Form S-4 (File
       No. 333-85141))

  3.27 Articles of Association of Tioxide Americas Inc. (incorporated by reference to Exhibit 3.8 of our registration statement on Form S-4 (File
       No. 333-85141))

  4.1 Indenture, dated as of March 13, 2001, among Huntsman International LLC, each of the Guarantors party thereto and The Bank of New York, as Trustee, relating to the 10 1/8% Senior Subordinated Notes due 2009*

  4.2  Form of certificate of 10 1/8% Senior Subordinated Note due 2009
       (included as Exhibit A-4 to Exhibit 4.1)

  4.3 Exchange and Registration Rights Agreement dated March 13, 2001, by and among Huntsman International LLC, the Guarantors party thereto, Deutsche
       Bank AG London, Salomon Brothers International Limited, J.P. Morgan
       Securities Ltd. and ABN AMRO Bank N.V.*

  4.4 Exchange and Registration Rights Agreement dated May 1, 2001, by and among Huntsman International LLC, the Guarantors party thereto and Deutsche Bank AG London*

  4.5  Form of the First Supplemental Indenture among Huntsman International
       LLC, each of the Guarantors party thereto and The Bank of New York, as Trustee, relating to the 10 1/8% Senior Subordinated Notes due 2009*

  5.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the notes to be issued by Huntsman International LLC, and the guarantees to be issued by Huntsman ICI Financial LLC, Huntsman
       Propylene Oxide Holdings LLC, Huntsman EA Holdings LLC, Huntsman Texas
       Holdings LLC, Eurofuels LLC, Eurostar Industries LLC, Huntsman
       Ethyleneamines Ltd., Huntsman Propylene Oxide Ltd. and Huntsman
       International Fuels, L.P. in the exchange offer*

  5.2 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the guarantees to be issued by Tioxide Group in the exchange offer*

  5.3 Opinion and consent of Walkers as to the legality of the guarantees to be issued by Tioxide Americas Inc. in the exchange offer*

  8.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the tax consequences of the notes to be issued by Huntsman International
       LLC*

 10.1 Contribution Agreement, dated as of April 15, 1999, by and among Imperial Chemical Industries PLC, Huntsman Specialty Chemicals
       Corporation, Huntsman International Holdings LLC (f/k/a Huntsman ICI
       Holdings LLC) and Huntsman International LLC (f/k/a Huntsman
       International LLC (f/k/a Huntsman ICI Chemicals LLC)) as amended by the first Amending Agreement, dated June 4, 1999, the second Amending
       Agreement, dated June 30, 1999, and the third Amending Agreement, dated
       June 30, 1999 (incorporated by reference to Exhibit 10.1 of our registration statement on Form S-4 (File No. 333-85141))

 10.2 Purchase and Sale Agreement (PO/MTBE Business), dated March 21, 1997, among Texaco, Texaco Chemical Inc. and HSCC Chemicals Corporation
       (incorporated by reference to Exhibit 10.2 of our registration statement on Form S-4 (File No. 333-85141))

 10.3 Operating and Maintenance Agreement, dated as of March 21, 1997, by and between Huntsman Specialty Chemicals Corporation and Huntsman
       Petrochemical Corporation (incorporated by reference to Exhibit 10.3 of our registration statement on Form S-4 (File No. 333-85141))

 10.4  Credit Agreement, dated as of June 30, 1999, by and among Huntsman
       International LLC (f/k/a Huntsman International LLC (f/k/a Huntsman ICI
       Chemicals LLC)), Huntsman International Holdings LLC (f/k/a Huntsman ICI
       Holdings LLC), Bankers Trust Company, Goldman Sachs Credit Partners LP,
       The Chase Manhattan Bank, and Warburg Dillon Read and various lending institutions party thereto (incorporated by reference to Exhibit 10.4 of our registration statement on Form S-4 (File No. 333-85141))

 10.5  Asset Sale Agreement, dated June 30, 1999, by and between BP Chemicals
       Limited and Huntsman International LLC (f/k/a Huntsman ICI Chemicals
       LLC) (incorporated by reference to Exhibit 10.5 of our registration statement on Form S-4 (File No. 333-85141))

 10.6  Joint Venture Agreement, dated as of October 18, 1993 between Tioxide
       Americas Inc. and Kronos Louisiana, Inc. (incorporated by reference to
       Exhibit 10.6 of our registration statement on Form S-4 (File No. 333-
       85141))

 10.7 Shareholders Agreement, dated as of January 11, 1982, by and among Imperial Chemical Industries PLC, ICI American Holdings, Inc. and
       Uniroyal, Inc. (incorporated by reference to Exhibit 10.7 of our registration statement on Form S-4 (File No. 333-85141))

 10.8  Operating Agreement, dated December 28, 1981, between Uniroyal, Inc.,
       Rubicon Chemicals, Inc. and Rubicon, Inc. (incorporated by reference to
       Exhibit 10.8 of our registration statement on Form S-4 (File No. 333-
       85141))

 10.9  Liability and Indemnity Agreement, dated December 28, 1981, by and among
       Rubicon Inc., Rubicon Chemicals Inc., Imperial Chemical Industries PLC,
       ICI American Holdings Inc. and Uniroyal Inc. (incorporated by reference to Exhibit 10.9 of our registration statement on Form S-4 (File No. 333-
       85141))

 10.10 Purchase Agreement dated July 9, 2001 between Tioxide Europe Limited and
       Imperial Chemical Industries PLC.***

 10.11 Slag Sales Agreement, dated July 10, 1997, by and between Richards Bay
       Iron and Titanium (Proprietary) Limited and Tioxide S.A. (Pty) Limited
       (incorporated by reference to Exhibit 10.11 of our registration statement on Form S-4 (File No. 333-85141))**

 10.12 Slag Sales Agreement, dated April 19, 2000, by and between Qit-Fer Et
       Titane Inc. and Tioxide Europe Limited (incorporated by reference to
       Exhibit 10.12 of our annual report on Form 10-K filed on March 21, 2001
       (File No. 333-85141))***

 10.13 Supply Agreement, dated April 13, 1999, by and between Shell Trading
       International Limited and ICI Chemicals & Polymers Limited (incorporated by reference to Exhibit 10.13 of our registration statement on Form S-4
       (File No. 333-85141))**

 10.14 Amendment, dated February 7, 2001, to the Supply Agreement, dated April
       13, 1998, by and between Shell Trading International Limited and ICI
       Chemicals & Polymers Limited (incorporated by reference to Exhibit 10.14 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-
       85141))***

 10.15 First Amendment, dated as of December 21, 2000, by and among Huntsman
       International LLC, Huntsman International Holdings LLC, the financial institutions named therein, as Lenders, Bankers Trust Company, as Lead
       Arranger, Administrative Agent for the Lenders and Sole Book Manager,
       Goldman Sachs Credit Parnters L.P., as Syndication Agent and Co-Arranger and The Chase Manhattan Bank and Warburg Dillon Read (a division of UBS
       AG), as Co-Arrangers and as Co-Documentation Agents, to the Credit
       Agreement dated as of June 30, 1999 (incorporated by reference to Exhibit 10.15 of our annual report on Form 10-K filed on March 21, 2001
       (File No. 333-85141))

 10.16 Second Amendment, dated as of March 5, 2001, is entered into by and among Huntsman International LLC, Huntsman International Holdings LLC, the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders hereunder, Bankers Trust Company, as Lead
       Arranger, Administrative Agent for the Lenders and Sole Book Manager,
       Goldman Sachs Credit Partners L.P., as Syndication Agent and Co-Arranger and The Chase Manhattan Bank and UBS Warburg LLC (as successor to Warburg Dillon Read), as Co-Arrangers and as Co-
       Documentation Agents, to the Credit Agreement dated as of June 30, 1999
       (incorporated by reference to Exhibit 10.16 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.17 Contribution Agreement, among Huntsman International LLC, as Contributor and Originator, and Huntsman Receivables Finance LLC, as the Company, dated as of December 20, 2000 (incorporated by reference to Exhibit
       10.17 of our annual report on Form 10-K filed on March 21, 2001 (File
       No. 333-85141))

 10.18 Huntsman Master Trust Pooling Agreement, dated as of December 21, 2000, among Huntsman Receivables Finance LLC, as Company, Huntsman (Europe)
       BVBA, as Master Servicer, and Chase Manhattan Bank (Ireland) Plc, as
       Trustee (incorporated by reference to Exhibit 10.18 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-85141))

 10.19 Huntsman Master Trust, Series 2000-1 Supplement, dated as of December
       21, 2000, to Pooling Agreement dated as of December 21, 2000, among
       Huntsman Receivables Finance LLC, as Company, Huntsman (Europe), BVBA, as Master Servicer, The Chase Manhattan Bank, as Funding Agent, Park
       Avenue Receivables Corp., as Series 2000-1 Initial Purchaser, the several financial institutions party thereto from time to time as Series
       2000-1 APA Banks, and Chase Manhattan Bank (Ireland) Plc, as Trustee
       (incorporated by reference to Exhibit 10.19 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.20 Servicing Agreement, dated as of December 21, 2000, among Huntsman
       Receivables Finance LLC, as the Company, Huntsman (Europe) BVBA, as
       Master Servicer, Tioxide Americas Inc, Huntsman ICI Holland B.V.,
       Tioxide Europe Limited, Huntsman International LLC, Huntsman
       Petrochemicals (UK) Limited, Huntsman Propylene Oxide Ltd., Huntsman
       International Fuels, L.P., as Local Servicers, Chase Manhattan Bank
       (Ireland) Plc, as Trustee, Pricewaterhousecoopers, as Liquidation
       Servicer, and Huntsman International LLC, as Servicer Guarantor
       (incorporated by reference to Exhibit 10.20 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.21 U.S. Receivables Purchase Agreement, Huntsman International LLC, as
       Purchaser, and Tioxide Americas Inc., Huntsman Propylene Oxide Ltd. and
       Huntsman International Fuels, L.P., each as a Seller and an Originator
       (incorporated by reference to Exhibit 10.21 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.22 Dutch Receivables Purchase Agreement, dated as of December 21, 2000, between Huntsman International LLC, as Purchaser, Huntsman ICI Holland
       B.V., as Originator, Huntsman ICI (Europe) B.V.B.A., as Master Servicer
       (incorporated by reference to Exhibit 10.22 of our annual report on Form
       10-K filed on March 21, 2001 (File No. 333-85141))

 10.23 U.K. Receivables Purchase Agreement, dated as of December 20, 2000, between Huntsman International LLC, as Purchaser, Tioxide Europe Limited and Huntsman

      Petrohemicals (UK) Limited, as Originators, and Huntsman (Europe)
      B.V.B.A., as Master Servicer (incorporated by reference to Exhibit 10.23 of our annual report on Form 10-K filed on March 21, 2001 (File No. 333-
      85141))

 12.1 Statement re: Computation of Ratio of Earnings to Fixed Charges

 21.1 Subsidiaries of Huntsman International LLC*

 23.1 Consent of Deloitte & Touche LLP

 23.2 Consent of KPMG Audit Plc

 23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits
      5.1 and 5.2)

 23.4 Consent of Walkers (included in Exhibit 5.3)

 23.5 Consent of Chem Systems*

 23.6 Consent of International Business Management Associates*

 24.1 Powers of Attorney (included as part of signature page)*

 25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as
      Trustee under the Indenture*

 99.1 Form of Consent Letter of Transmittal for the notes

 99.2 Letter to Brokers for the notes

 99.3 Letter to Clients for the notes

--------
  * Previously filed.

 ** Confidential treatment pursuant to Rule 406 of the Securities Act has been previously granted by the SEC.

*** Portions of this document have been omitted and previously filed separately with the SEC pursuant to request for confidential treatment pursuant to Rule 406 of the Securities Act and Rule 24b-2 of the Exchange Act.

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   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

                           Huntsman International LLC

                               Exchange Offer for
          (Euro)250,000,000 10 1/8% Senior Subordinated Notes due 2009
                                      and
                              Consent Solicitation

                               ----------------


                               ----------------

                                   PROSPECTUS

                               ----------------




                               ----------------

                             November 27, 2001


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